AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 10, 1998
                                                       REGISTRATION NO. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------
                                    FORM S-4
                                ---------------
                          MIDWAY AIRLINES CORPORATION
             (Exact name of registrant as specified in its charter)

   DELAWARE                                   4512                        36-3915637
(State or other jurisdiction of         (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)          Classification code Number)     Identification Number)


                      300 WEST MORGAN STREET, SUITE 1200
                         DURHAM, NORTH CAROLINA 27701
                                (919) 956-4800

   (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                           JONATHAN S. WALLER, ESQ.
            SENIOR VICE PRESIDENT -- GENERAL COUNSEL AND SECRETARY
                          MIDWAY AIRLINES CORPORATION
                      300 WEST MORGAN STREET, SUITE 1200
                          DURHAM, NORTH CAROLINA 27701
                                 (919) 956-4800
                             (919) 956-8619 (FAX)
           (Name, Address, including Zip Code, and Telephone Number,
                  including Area code, of Agent for Service)

                                WITH A COPY TO:
                            SEAN F. CORRIGAN, ESQ.
                          FULBRIGHT & JAWORSKI L.L.P.
                               666 FIFTH AVENUE
                            NEW YORK, NEW YORK 10103
                                 (212) 318-3000
                             (212) 752-5958 (FAX)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [ ]             ---------------

=====================================================================================================================
                                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF SECURITIES      AMOUNT TO BE   OFFERING PRICE PER   AGGREGATE OFFERING      AMOUNT OF
             TO BE REGISTERED                REGISTERED        CERTIFICATE           PRICE (1)       REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
7.14% 1998-1A Pass Through Certificates ..  $ 58,426,000           100%            $ 58,426,000       $  16,242.43
8.14% 1998-1B Pass Through Certificates ..    25,266,000           100               25,266,000           7,023.95
8.92% 1998-1C Pass Through Certificates ..    20,528,000           100               20,528,000           5,706.79
8.86% 1998-1D Pass Through Certificates ..     5,502,000           100                5,502,000           1,529.56
---------------------------------------------------------------------------------------------------------------------
                                            $109,722,000                           $109,722,000       $  30,502.73
=====================================================================================================================


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 10, 1998



                                   (MIDWAY(R)
                                 AIRLINES logo)



                          1998-1 PASS THROUGH TRUSTS
                   PASS THROUGH CERTIFICATES, SERIES 1998-1

          OFFER TO EXCHANGE PASS THROUGH CERTIFICATES SERIES 1998-1,
   WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
     FOR ANY AND ALL OUTSTANDING PASS THROUGH CERTIFICATES, SERIES 1998-1

       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                       ON      , 1999, UNLESS EXTENDED.


We hereby offer, upon the terms and conditions described in this Prospectus, to exchange all of our outstanding Pass Through Certificates, Series 1998-1 ("OLD CERTIFICATES") for our registered Pass Through Certificates, Series 1998-1 ("NEW CERTIFICATES"). The terms of the New Certificates are identical to the terms of the Old Certificates, except that the New Certificates are registered under the Securities Act of 1933, as amended, and, therefore, are generally freely tradeable. We sometimes refer to the Old Certificates and the New Certificates collectively as the "CERTIFICATES".

Each Certificate represents a fractional undivided interest in one of the four Midway Airlines 1998-1 Pass Through Trusts we formed in August 1998 to acquire equipment notes expected to be issued in connection with the financing of eight new Canadair Regional Jet Series 200-ER aircraft which we expect to lease or acquire. The Old Certificates were issued in four classes in the amounts and bearing interest and having expected final distribution dates as set forth in the table below. New Certificates of the same class will be issued in respect of Old Certificates tendered for exchange.



PASS THROUGH                     PRINCIPAL      INTEREST      FINAL EXPECTED
CERTIFICATES                      AMOUNT          RATE       DISTRIBUTION DATE
---------------------------   --------------   ----------   ------------------
  1998-1A .................    $58,426,000         7.14%    January 2, 2015
  1998-1B .................     25,266,000         8.14     January 2, 2013
  1998-1C .................     20,528,000         8.92     January 2, 2006
  1998-1D .................      5,502,000         8.86     January 2, 2003

TERMS OF THE EXCHANGE OFFER

   o The Exchange Offer expires at 5:00 p.m. New York City time on , 1999, unless extended.

   o All outstanding Old Certificates that are validly tendered and not validly withdrawn will be exchanged for New Certificates.

   o Tenders of Old Certificates may be withdrawn at any time prior to the expiration of the Exchange Offer.

   o The Exchange Offer is not subject to any condition, other than that the Exchange Offer not violate applicable law or any applicable interpretation of the Staff of the Securities and Exchange Commission.

   o The Company and the Trusts will not receive any proceeds from the Exchange Offer.

   o The exchange of Old Certificates for New Certificates will not be a taxable event for U.S. federal income tax purposes.

   o If you fail to tender your Old Certificates, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

   o No public market currently exists for the Certificates. We do not intend to list the New Certificates on any securities exchange and, therefore, no active public market is anticipated.

                                ---------------
           SEE "RISK FACTORS" COMMENCING ON PAGE 14 FOR INFORMATION
        THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.
                                ---------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

                  THE DATE OF THIS PROSPECTUS IS      , 1998

                               TABLE OF CONTENTS



                                                                                       PAGE
                                                                                    ------------
Where You Can Find More Information ..................................................  ii
Note Regarding Forward-Looking Statements ............................................  ii
Summary ..............................................................................   1
Risk Factors .........................................................................  14
The Exchange Offer ...................................................................  23
Certain Federal Income Tax Consequences ..............................................  30
Use of Proceeds ......................................................................  32
Capitalization .......................................................................  32
Selected Financial and Operating Data and Glossary ...................................  33
Management's Discussion and Analysis of Financial Condition and Results of Operations   37
Business .............................................................................  48
Management ...........................................................................  57
Executive Compensation ...............................................................  58
Security Ownership of Certain Beneficial Owners and Management .......................  61
Certain Relationships and Related Transactions .......................................  62
Description of the New Certificates ..................................................  63
Description of the Deposit Agreements ................................................  77
Description of the Escrow Agreements .................................................  79
Description of the Liquidity Facilities ..............................................  80
Description of the Intercreditor Agreement ...........................................  83
Description of the Aircraft and the Appraisals .......................................  86
Description of the Equipment Notes ...................................................  88
ERISA Considerations ................................................................. 104
Plan of Distribution ................................................................. 106
Legal Matters ........................................................................ 107
Experts .............................................................................. 107
Index to Audited Financial Statements ................................................ F-1
Index of Certain Defined Terms .......................................................  Appendix I
Appraisal Reports ....................................................................  Appendix II

                                ---------------

   Brand names and trademarks appearing in this Prospectus are the property of their holders.
                                 ---------------

                      WHERE YOU CAN GET MORE INFORMATION

     We have filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering the New Certificates to be issued in the Exchange Offer. As permitted by the Commission's rules, this Prospectus omits certain information included in the Registration Statement. For further information pertaining to the Certificates, we refer you to the Registration Statement, including its exhibits. Any statement made in this Prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any such contract, agreement or other document as an exhibit to the Registration Statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document. You may read and copy any of the information we file with the Commission at the Commission's public reference rooms at Room 1024, 450 Fifth Street, N.W., Washington, D.C., at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of filed documents can also be obtained by mail from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Filed documents are also available to the public at the Commission's web site at http://www.sec.gov.

     We file annual, quarterly and special reports, proxy statements, and other information with the Commission. In the event that we are no longer required to do so, we have agreed to file with the Commission (unless the Commission will not accept such a filing) and provide to the Trustee and the holders of Certificates annual reports and the information, documents and other reports otherwise required pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").


                   NOTE REGARDING FORWARD-LOOKING STATEMENTS

     THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS (AS SUCH TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) ABOUT OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS THAT ARE BASED ON OUR CURRENT AND FUTURE EXPECTATIONS. YOU CAN FIND MANY OF THESE STATEMENTS BY LOOKING FOR WORDS SUCH AS "ESTIMATE," "PROJECT," "BELIEVE," "ANTICIPATE," "INTEND," "EXPECT" AND SIMILAR EXPRESSIONS. SUCH STATEMENTS REFLECT OUR CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THOSE DISCUSSED UNDER "RISK FACTORS," THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED IN SUCH FORWARD-LOOKING STATEMENTS. YOU ARE CAUTIONED THAT NO FORWARD-LOOKING STATEMENT IS A GUARANTEE OF FUTURE PERFORMANCE AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. WE DO NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS.

                      (This Page Intentionally Left Blank)

                                    SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN THIS PROSPECTUS, BUT DOES NOT CONTAIN ALL MATERIAL FEATURES OF THE EXCHANGE OFFER. IT MAY NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. WE URGE YOU TO CAREFULLY READ AND REVIEW THE ENTIRE PROSPECTUS BEFORE MAKING ANY DECISION TO PARTICIPATE IN THE EXCHANGE OFFER. EXCEPT AS OTHERWISE REQUIRED BY THE CONTEXT, REFERENCES IN THIS PROSPECTUS TO "WE," "US," "MIDWAY" OR THE "COMPANY" MEAN MIDWAY AIRLINES CORPORATION. WE PURCHASED THE MIDWAY NAME FROM MIDWAY AIRLINES, INC., A CARRIER WHICH SOUGHT BANKRUPTCY PROTECTION IN 1991. WE ARE OTHERWISE NOT AFFILIATED OR IN ANY WAY CONNECTED WITH MIDWAY AIRLINES, INC. FOR PURPOSES OF ANY PRO FORMA FINANCIAL INFORMATION PROVIDED HEREIN, IT IS ASSUMED THAT THE EIGHT AIRCRAFT TO BE FINANCED WITH THE PROCEEDS FROM THE SALE OF THE OLD CERTIFICATES WILL BE LEASED AIRCRAFT, OF WHICH FOUR LEASED AIRCRAFT HAVE BEEN FINANCED AS OF THE DATE OF THIS PROSPECTUS. THE TERM "OLD CERTIFICATES" REFERS TO THE MIDWAY AIRLINES PASS THROUGH CERTIFICATES, SERIES 1998-1 THAT WERE ISSUED ON AUGUST 13, 1998. THE TERM "NEW CERTIFICATES" REFERS TO THE MIDWAY AIRLINES PASS THROUGH CERTIFICATES, SERIES 1998-1 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND ARE BEING OFFERED IN EXCHANGE FOR THE OLD CERTIFICATES. THE TERM "CERTIFICATES" REFERS TO THE OLD CERTIFICATES AND NEW CERTIFICATES COLLECTIVELY. CERTAIN CAPITALIZED TERMS USED HEREIN ARE DEFINED ELSEWHERE IN THIS PROSPECTUS ON THE PAGES INDICATED IN THE "INDEX OF CERTAIN DEFINED TERMS" ATTACHED HERETO AS APPENDIX I.


                              THE EXCHANGE OFFER

     On August 13, 1998, Trusts formed by us completed the private offering of $109,722,000 principal amount of Pass Through Certificates, Series 1998-1.

     In connection with the sale of the Old Certificates we entered into a Registration Rights Agreement in which we agreed, among other things, to deliver to you this Prospectus and to complete the Exchange Offer on or prior to March 11, 1999. As a holder of outstanding Old Certificates, you are entitled to exchange in the Exchange Offer your Old Certificates for a new series of Certificates with substantially identical terms which have been registered under the Securities Act. If the Exchange Offer is not completed on or prior to March 11, 1999, the interest rate on the Certificates will be increased by 0.5% per year until the time that the Exchange Offer is consummated. You should read the discussion under the heading "Summary of Terms of the New Certificates" and "Description of New Certificates" for further information regarding the registered Certificates.

     We believe that the New Certificates issued in the Exchange Offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. Following the Exchange Offer, any Old Certificates held by you that are not exchanged in the Exchange Offer will continue to be subject to the existing restrictions on transfer on the Old Certificates and, except in certain circumstances, we will have no further obligation to you to provide for registration under the Securities Act of transfers of outstanding Old Certificates held by you. You should read the discussion under the headings "Summary of the Exchange Offer" and "The Exchange Offer" for further information regarding the Exchange Offer and the resale of Certificates.


                                  THE COMPANY

     We are a jet airline operator serving 17 destinations in 11 states from our hub at Raleigh-Durham International Airport ("RDU"), where we currently carry more passengers and operate more flights than any other airline. We focus on attracting and retaining business travelers by providing frequent non-stop service from RDU to major business destinations, maintaining a high level of service and offering American Airlines, Inc. ("AMERICAN") AAdvantage(R) frequent flyer miles. We currently operate one of the youngest all jet fleets in the United States with ten 98-seat Fokker F-100s, one 148-seat Airbus A320 and nine 50-seat Canadair Regional Jets ("CRJS"). Nine CRJs were delivered to us in the period from December 1997 through November 1998. To further serve our market niche, we have firm orders for 14 additional CRJs to be delivered by March 2000, with options to acquire up to seven additional CRJs over a one year period with delivery dates beginning in the first half of 2000. We intend to remove from service two Fokker F-100s in the first half of 1999 and the Airbus A320 in June 1999. We anticipate that the 14 additional CRJs on firm order will expand our capacity as measured by departing seats by 19%, taking into account the aircraft to be removed from service as described above. We intend to use these new CRJs to serve our existing destinations with greater frequency and to enter new routes, providing our customers with more non-stop jet destinations.

     In March 1995, we moved our base of operations from Chicago to RDU following American's reduction in service in the Raleigh-Durham market. Our success to date at RDU has been driven by rapid market growth, our efficient cost structure and our ability to serve routes with regional jets, among other factors. The Raleigh-Durham area is rapidly expanding, with air travel having grown by an average of 9% per year from 1991 to 1997, compared to 5% for the United States as a whole. The area is home to three major universities, the state capital and Research Triangle Park, a 6,850-acre business center with more than 130 high technology and other research oriented companies. We believe that the area's growing business community offers opportunities for expansion at RDU with regional jets and yet does not generate sufficient passenger volume to attract significant competition from low fare, low cost airlines. RDU offers modern facilities with room for us to grow. We sublease or have options to sublease 18 of the 26 gates at the newer of RDU's two terminals, Terminal C. The remaining eight gates in Terminal C are used by American and Corporate Airlines, our code sharing commuter partner. Substantially all of the gates at RDU's other terminal are currently occupied.

     We maintain a significant relationship with American. Part of this relationship includes contractual arrangements with American that allow us to offer AAdvantage(R) miles to, and accept AAirpass(R) tickets and American first class upgrades from, our passengers. We also contract with American for important services, including yield management, reservation call handling, maintenance, ground handling and fueling. We believe the relationship benefits American as well, by building customer loyalty through the use of AAdvantage(R) miles by our customers, by providing sublease revenues to help offset American's lease payments at RDU and by providing revenue through our use of various American services.

     In February 1997, we completed a recapitalization (the "RECAPITALIZATION"), resulting in a change in ownership and management. Robert
R. Ferguson III, former chief executive officer of Continental Airlines, Inc., was named Chairman of the Board, President and Chief Executive Officer of the Company. The Recapitalization resulted in reductions of approximately $12 million in annual expenses, including (i) a decrease in aircraft rent expense,
(ii) a decrease in facility rentals, (iii) a decrease in the cost of certain services and (iv) a reduction in net interest expense. In addition to the Recapitalization, we had previously discontinued flying certain unprofitable long-haul routes. Since the Recapitalization, we have experienced a significant improvement in operating performance and financial condition. We believe that our improved results are attributable to the benefits realized from the Recapitalization, route restructuring, improved yield management, increased passenger demand and a generally strong economic environment.

     In December 1997, we completed an initial public offering of our common stock at $15.50 per share. Of the 4,830,000 shares of common stock sold, 2,699,320 were sold by us and the remaining 2,130,680 shares were sold by certain of our stockholders. We received approximately $37.7 million from our sale of shares after deducting underwriters' discount and offering expenses.


OPERATING STRATEGY

     The principal elements of our operating strategy are:

   o ATTRACT HIGH-YIELDING LOCAL BUSINESS TRAVELERS. Based on 1997 data, our average scheduled passenger fare revenue for each mile a scheduled revenue passenger is carried (our yield) was higher than the yields of many other jet operators. To attract high-yielding passengers, we have designed our operations to serve the needs of business travelers flying to and from Raleigh-Durham. We have developed strong relationships with major corporations located in the Raleigh-Durham area, and we offer these business travelers frequent non-stop jet service, as well as an attractive, high quality in-flight product and AAdvantage(R) frequent flyer miles. We believe this focus on the needs of business travelers has produced a loyal customer base and a higher percentage of business travelers than other carriers. See "Selected Financial and Operating Data and Glossary -- Glossary."

   o MAINTAIN HIGH QUALITY OPERATIONS. Because our business customers require consistent, dependable performance, we are committed to meeting the highest operational standards. Our completion factor (percent of scheduled flights actually operated) and on-time performance rate (percent of flights arriving within 15 minutes of schedule) were 98.8% and 83.8% for the nine months ended September 30, 1998, respectively, and 99.0% and 83.4% for full year 1997, respectively; we believe that these performance levels were higher than those of the major carriers during the same periods. We achieved these performance measures by operating one of the youngest all jet fleets in the United States, with an average age of 3.1 years as of September 30, 1998, by maintaining a spare aircraft to ensure a high completion factor and through our commitment to high quality maintenance, including the use of vendors such as American, affiliates of Bombardier Inc. and Rolls-Royce plc ("ROLLS-ROYCE") and a subsidiary of Canadian Airlines Corporation.

   o PROVIDE QUALITY CUSTOMER SERVICE. We seek to generate a high degree of loyalty and customer preference by providing high quality in-flight amenities and customer service. We emphasize customer service from reservation to destination and offer tangible amenities such as greater leg room, leather seating (on all aircraft except our single A320), gourmet coffee, quality snacks and a quiet, modern all jet fleet.

   o CONTINUE TO REDUCE OPERATING COSTS. Because of our focus on business travelers and premium service, our small aircraft and our relatively short average stage length, our yield and our cost per available seat mile are higher than industry averages. We are committed to maintaining a competitive cost structure and have identified a number of cost reduction opportunities. In addition to the cost savings resulting from the Recapitalization, we have entered into new maintenance contracts, reduced dependence on third-party vendors for flight reservation call handling, reduced the cost of credit card processing and reduced certain insurance costs. We have also implemented an automated voice-response flight information system. Although the introduction of regional jet aircraft will shorten average stage length, we believe it should result in additional cost benefits, including greater economies of scale and more efficient utilization of facilities and personnel.


GROWTH STRATEGY

     We believe that RDU is relatively under-served with respect to non-stop flights. To address this need and to better serve our core business customers, since December 1997 we placed in service nine recently acquired 50-seat CRJs. We have firm orders for 14 additional CRJs, one of which is scheduled to be delivered in each of December 1998 and January 1999 and the remainder of which are scheduled to be delivered in 1999 and early 2000. We also have options to acquire up to seven additional CRJs over a one-year period with delivery dates beginning in the first half of 2000.

     The principal elements of our growth strategy are:

   o INCREASE FREQUENCIES TO CURRENT MARKETS. Our market share and route profitability are greatest on routes where we offer the same or better frequency and timing of flights compared to our competitors. Our core customers are business travelers who generally pay higher fares and select an airline primarily based on convenience of schedule. Introduction of the new CRJs has enabled us to increase frequency and offer more convenient scheduling to current markets, without necessarily increasing overall capacity in these markets. With the delivery of the ten new CRJs, we have increased frequency to Boston, Ft. Lauderdale, Hartford, Newark, Orlando, Philadelphia and Tampa.

   o INCREASE NUMBER OF MARKETS SERVED. We have identified up to 17 new market opportunities that we believe can support service primarily on an "origination and destination" (I.E., local passenger) basis. We intend to begin service from RDU to several of the most attractive of these markets with the future delivery of the CRJs. In addition, we believe that existing demand on a number of routes currently served with 19-seat turboprop aircraft by our code sharing commuter partner, Corporate Airlines, can support 50-seat CRJ service. We believe that most customers have a strong preference for jet service, and will often pay a premium or choose a connecting flight to avoid flying on turboprop aircraft. We anticipate attracting these customers with the introduction of the CRJs in these markets. Three of the new CRJs have been utilized to initiate service to Columbus, Ohio, Indianapolis, Indiana and Jacksonville, Florida. Available CRJ aircraft time has also been used to initiate supplemental (one round-trip per day) CRJ service to Charleston and Myrtle Beach, South Carolina, both of which are served by Corporate Airlines at other times of the day.

                     SUMMARY OF TERMS OF CERTIFICATES (1)



                                                        CLASS A
                                                      CERTIFICATES
                                                 ---------------------
Aggregate Face Amount                            $58,426,000
Ratings:
 Moody's .......................................        Baa1
 Standard & Poor's .............................         A-
Initial Loan to Aircraft Value
 (cumulative) (2) ..............................       36.7%
Expected Principal Distribution Window
 (in years) ....................................   1.4-16.4
Initial Average Life (in years) ................      11.1
Regular Distribution Dates .....................     January 2
                                                     and July 2
Final Expected Distribution Date ...............  January 2, 2015
Final Legal Distribution Date ..................    July 2, 2016
ss. 1110 Protection (3) ........................        Yes
                                                 3 semiannual
Liquidity Facility Coverage .................... interest payments
Initial Liquidity Facility Amount at July 2,
 1999 (4) ...................................... $6,257,425



                                                        CLASS B               CLASS C              CLASS D
                                                      CERTIFICATES          CERTIFICATES        CERTIFICATES
                                                 --------------------- --------------------- ------------------
Aggregate Face Amount                            $25,266,000           $20,528,000           $5,502,000
Ratings:
 Moody's .......................................        Ba1                   Ba3                   B2
 Standard & Poor's .............................        BBB-                  BB-                   B
Initial Loan to Aircraft Value
 (cumulative) (2) ..............................       52.6%                 65.5%                69.0%
Expected Principal Distribution Window
 (in years) ....................................   1.4-14.4               0.4-7.4              1.4-4.4
Initial Average Life (in years) ................       8.8                   3.4                  3.1
Regular Distribution Dates .....................     January 2             January 2            January 2
                                                     and July 2            and July 2           and July 2
Final Expected Distribution Date ...............  January 2, 2013       January 2, 2006      January 2, 2003
Final Legal Distribution Date ..................    July 2, 2014          July 2, 2007       January 2, 2003
ss. 1110 Protection (3) ........................        Yes                   Yes                  Yes
                                                 3 semiannual          3 semiannual
Liquidity Facility Coverage .................... interest payments     interest payments           None
Initial Liquidity Facility Amount at July 2,
 1999 (4) ...................................... $3,084,979            $2,746,646                   NA

-------
(1) To date, the Trusts have purchased $54,695,000 principal amount of Equipment Notes to finance a portion of the purchase price of the four Aircraft leased to date by Midway. The following summary is based on the actual terms of these outstanding Equipment Notes as well as the expected terms of the Equipment Notes expected to be issued to finance a portion of the purchase price of the remaining four Aircraft which Midway intends to lease.

(2) Determined as of July 2, 1999 assuming that all Aircraft are delivered prior to such date, that the maximum principal amount of Equipment Notes has been issued with respect to all Aircraft and that the expected principal payments with respect to such Equipment Notes have been paid. The Mandatory Economic Terms require that the initial loan to Aircraft value for each Aircraft as of its delivery date be not in excess of 36.7% in the case of the Series A Equipment Notes, 52.6% in the case of the Series B Equipment Notes, 65.5% in the case of the Series C Equipment Notes and 69.0% in the case of the Series D Equipment Notes.

(3) Following delivery of the related Aircraft, the benefits of Section 1110 of the Bankruptcy Code ("SECTION 1110") will be available to the Loan Trustees.

(4) For each Class of Certificates (other than the Class D Certificates), the amount of the Liquidity Facility covers three successive semiannual interest payments or, in the case of the initial period, the 18-month period following the Issuance Date (without regard to any future payments of principal on such Certificates), except that the Liquidity Facilities with respect to each Trust will not cover interest payable by the Depositary on the Deposits relating to such Trust. The scheduled payments of interest on the Equipment Notes held by a Trust and on the Deposits relating to such Trust, taken together, will be sufficient to pay accrued interest on the outstanding Certificates issued by such Trust at the rate per annum applicable thereto. In aggregate for Class A, B and C Certificates, the amount of the Liquidity Facilities at July 2, 1999, the first Regular Distribution Date after the expected Delivery Period Termination Date, assuming that Equipment Notes in the maximum principal amount with respect to all Aircraft are acquired by the Trusts and that no interest or principal due on or prior to July 2, 1999 is paid, will be $12,870,700. See "Description of the Liquidity Facilities."

                              CASH FLOW STRUCTURE

     Set forth below is a diagram illustrating the structure of the Certificates and certain cash flows.

                                                             ----------------------------
                                                             Midway Airlines Corporation
                                                             ----------------------------
                                 Lease Rental Payments Assigned
                                      by Lessors on Leased
                                 Aircraft and Mortgage Payments
                                      on Owned Aircraft
                                      ----------------------------------------------------------------
                                                              Loan Trustees
                                              for Leased Aircraft and Owned Aircraft (1)
Excess Rental Payments                ----------------------------------------------------------------
----------------------                   Series A        Series B      Series C      Series D
Lessors for                              Equipment       Equipment     Equipment      Equipment
Leased Aircraft                           Notes            Notes         Notes          Notes
---------------------                  ----------------------------------------------------------------
                                         Equipment Note
                                         Payments on all Aircraft
                                                                               Advances and
---------------------                                        ------------------ Reimbursements ---------------
Depositary (2)                                                Subordination      (if any)       Liquidity
                                                                 Agent                           Providers (3)
---------------------                                        ------------------                 ---------------


                                          Principal, Premium (if any)
Interest Payments on                       and Interest Distributions
Deposits

---------------------                     -----------------     ----------------     ----------------   --------------
Escrow                                     Pass Through          Pass Through          Pass Through      Pass Through
Agent                                       Trustee for           Trustee for           Trustee for        Trustee for
---------------------                      Class A Trust          Class B Trust          Class C Trust     Class D Trust
                                          ----------------      -----------------    -----------------  ----------------

                                          ----------------      -----------------    -----------------  ----------------
                                           Holders of             Holders of            Holders of       Holders of
                                            Class A                Class B               Class C          Class D
                                           Certificates          Certificates          Certificates     Certificates
                                          ----------------      -----------------    -----------------  ----------------



-------
(1) Each Leased Aircraft will be subject to a separate Lease and a related Indenture; each Owned Aircraft will be subject to a separate Indenture.

(2) Funds held as Deposits relating to each Trust will be withdrawn to purchase Equipment Notes on behalf of such Trust from time to time during the Delivery Period as each Aircraft is delivered to us. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, such funds will be withdrawn by the Escrow Agent and distributed to the holders of the Certificates issued by such Trust, together with accrued and unpaid interest thereon and a Deposit Make-Whole Premium payable by us with respect to the remaining Deposits applicable to such Trust. However, we are not obligated to pay the premium with respect to unused Deposits attributable to the failure of an Aircraft to be delivered prior to the Delivery Period Termination Date due to any reason not caused by our fault or negligence. No interest will accrue with respect to the Deposits after they have been fully withdrawn. See "Description of the Deposit Agreements."

(3) The initial amount of the Liquidity Facilities for each Trust (other than the Class D Trust), taken together, will cover three consecutive semiannual interest payments with respect to the Certificates issued by such Trust, except that the Liquidity Facilities will not cover interest payable by the Depositary on the Deposits relating to such Trust. The scheduled payments of interest on the Equipment Notes and on the Deposits relating to a Trust, taken together, will be sufficient to pay an amount equal to accrued interest on the outstanding Certificates of such Trust at the applicable rate per annum. See "Description of the Liquidity Facilities."

                         SUMMARY OF THE EXCHANGE OFFER

Securities Offered..............   $109,722,000 aggregate principal amount of
                                   Pass Through Trust Certificates, Series
                                   1998-1 which have been registered under the Securities Act (the "NEW CERTIFICATES").

Registration Rights Agreement...   You are entitled to exchange your Old
                                   Certificates for registered New Certificates with substantially identical terms. The
                                   Exchange Offer is intended to satisfy this right. After the Exchange Offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your Old Certificates. Under certain circumstances, certain holders of outstanding
                                   Old Certificates may require us to file a shelf registration statement under the
                                   Securities Act.

The Exchange Offer..............   We are offering to exchange $1,000
                                   principal amount of New Certificates for each $1,000 principal amount of outstanding Old
                                   Certificates which were issued by us in
                                   August 1998 in a private offering. In order to be exchanged, an outstanding certificate must be properly tendered and accepted. All outstanding certificates that are validly tendered and not validly withdrawn will be exchanged.

                                   As of this date, there is $109,722,000
                                   principal amount of Old Certificates
                                   outstanding, of which $58,426,000 are Class
                                   A Certificates, $25,266,000 are Class B
                                   Certificates, $20,528,000 are Class C
                                   Certificates and $5,502,000 are Class D
                                   Certificates. If you elect to participate in the Exchange Offer, you will receive New Certificates of the same class as your Old Certificates. We will issue the New Certificates on or promptly after the expiration of the Exchange Offer.

Resale of the New Certificates...  Based on the interpretations by the Staff of the Commission, as set forth in no-action letters issued to certain third parties unrelated to us, we believe that the New Certificates issued in the Exchange Offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                                    o the New Certificates issued in the
                                      Exchange Offer are being acquired by you in the ordinary course of your business;
                                    o you are not participating, do not intend
                                      to participate and have no arrangement or understanding with any person to participate in the distribution of the New Certificates issued to you in the Exchange Offer; and
                                    o you are not an "affiliate" of our company.


                                   However, the Commission has not considered the Exchange Offer in the context of a no-action letter and we cannot be sure the Staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. If our belief is inaccurate and you transfer any New Certificate issued to you in the Exchange Offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption of your New Certificate from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify you against, such liability.

                                   Each broker-dealer that is issued New
                                   Certificates in the Exchange Offer for its own account in exchange for Old Certificates, which were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Certificates issued in the Exchange Offer. A broker-dealer may use this Prospectus for an offer to resell, resale or other retransfer of the New Certificates, issued to it in the Exchange Offer for a period of 90 days following the Expiration Date.

                                   The Exchange Offer is not being made to, nor will we accept surrenders for exchange from, holders of Old Certificates in any jurisdiction in which this Exchange Offer or the acceptance thereof would not be in compliance with the applicable securities or "blue sky" laws of such jurisdiction.

Expiration Date.................   The Exchange Offer will expire at 5:00
                                   p.m., New York City time, on , 1999, unless extended, in which case the term "Expiration
                                   Date" shall mean the latest date and time to which we extend the Exchange Offer.

Conditions to the
 Exchange Offer..................  The Exchange Offer is subject to certain customary conditions, which may be waived by us. The Exchange Offer is not conditioned upon any minimum principal amount of Old Certificates being tendered.

Procedures for Tendering
 Old Certificates................  If you wish to tender your certificates for exchange pursuant to the Exchange Offer you must transmit to The First National Bank of Maryland, as Exchange Agent, on or before the Expiration Date:

                                   either

                                    o a properly completed and duly executed
                                      Letter of Transmittal, which accompanies this Prospectus, or a facsimile of the Letter of Transmittal, together with your Old Certificates and any other required documentation, to the Exchange Agent at the address set forth in this Prospectus under the heading "The Exchange Offer -- Exchange Agent," and on the front cover of the Letter of Transmittal; or

                                    o a computer generated message transmitted
                                      by means of The Depository Trust Company's
                                      Automated Tender Offer Program system and received by the Exchange Agent and forming a part of a confirmation of book entry transfer in which you acknowledge and agree to be bound by the terms of the Letter of Transmittal.

                                   If either of these procedures cannot be
                                   satisfied on a timely basis, then you should comply with the guaranteed delivery procedures described below.

                                   By executing the Letter of Transmittal, you will make certain representations to us, including that:

                                    o any New Certificates which you receive
                                      will be acquired in the ordinary course of business;
                                    o you have no arrangements or understanding
                                      with any person or entity to participate in the distribution of the New Certificates;
                                    o you are not an affiliate of our company
                                      (or, if you are an affiliate, you will
                                      comply with any applicable registration
                                      and prospectus delivery requirements of
                                      the Securities Act);
                                    o if you are not a broker-dealer, you are
                                      not engaged in, and you do not intend to engage in, a distribution of the New Certificates; and
                                    o if you are a broker-dealer, you will
                                      receive the New Certificates for your own account in exchange for Old Certificates that were acquired as a result of market-making or other trading activities and you acknowledge that you will be required to deliver a prospectus in connection with any resale of the New Certificates.

                                   See "The Exchange Offer -- Purpose and
                                   Effect of the Exchange Offer."

Special Procedures for
 Beneficial Owners...............  If you are a beneficial owner whose Old
                                   Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Old Certificates in the Exchange Offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the Letter of Transmittal and delivering your certificates, either make appropriate arrangements to register ownership of the Old Certificates in your name or obtain a properly completed bond power from the registered holder.

                                   The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

Guaranteed Delivery Procedures...  If you wish to tender your Old Certificates and time will not permit the documents
                                   required by the Letter of Transmittal to reach the Exchange Agent prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your Old Certificates according to the guaranteed delivery procedures described in this Prospectus under the heading "The Exchange Offer -- Guaranteed Delivery Procedures."

Acceptance of Old Certificates and
Delivery of New Certificates...... Subject to certain conditions (as described more fully in "The Exchange Offer --
                                   Conditions"), we will accept for exchange any and all Old Certificates which are validly tendered in the Exchange Offer and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date.

Withdrawal Rights...............   You may withdraw the tender of your Old
                                   Certificates at any time prior to 5:00 p.m., New York City time, on the Expiration Date, subject to compliance with the procedures for withdrawal described in this Prospectus under the heading "The Exchange Offer -- Withdrawal of Tenders."

Certain U.S. Federal Income
 Tax Consequences................  The exchange of Old Certificates for New
                                   Certificates will generally not be a taxable exchange for U.S. federal income tax purposes. We believe you will not recognize any taxable gain or loss or any interest income as a result of such exchange. See "Certain Federal Income Tax Consequences."

Exchange Agent..................   The First National Bank of Maryland, the
                                   Trustee under the Trusts pursuant to which the Old Certificates were issued, is serving as the Exchange Agent. The address, telephone number and facsimile number of the Exchange
                                   Agent are set forth in this Prospectus under the heading "The Exchange Offer -- Exchange
                                   Agent."

Consequences of Failure to Exchange
Old Certificates................   If you do not exchange your Old
                                   Certificates for New Certificates pursuant to the Exchange Offer, you will continue to be subject to the restrictions on transfer provided in the Old Certificates and in the Trusts governing the Old Certificates. In general, the Old Certificates may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the Old Certificates for resale under the Securities Act.

See "The Exchange Offer" for more detailed information concerning the Exchange Offer.

                   SUMMARY OF TERMS OF THE NEW CERTIFICATES

     The Exchange Offer relates to the exchange of up to $109,722,000 aggregate principal amount of New Certificates for up to an equal principal amount of outstanding Old Certificates. The form and terms of the New Certificates are the same as the form and terms of the outstanding Old Certificates, except that the New Certificates will be registered under the Securities Act, and, therefore, the New Certificates will not be subject to certain transfer restrictions, registration rights and certain provisions providing for an increase in the interest rate of the outstanding Old Certificates under certain circumstances relating to the registration of the New Certificates. The New Certificates issued in the Exchange Offer will evidence the same debt as the outstanding certificates and the New Certificates of each class are governed by the same Trust as the Old Certificates of such class.

Trusts..........................   We formed four separate Pass Through Trusts
                                   (the "CLASS A TRUSTS," the "CLASS B TRUSTS," the "CLASS C TRUSTS" and the "CLASS D
                                   TRUSTS," which we collectively refer to as the "TRUSTS") pursuant to separate Pass
                                   Through Trust Agreements entered into between us and The First National Bank of Maryland
                                   (the "TRUSTEE"), as trustee under each Trust.

Certificates Offered............   The Old Certificates are, and the New
                                   Certificates will be, pass through
                                   certificates issued by each Trust,
                                   representing fractional undivided interests in such Trust. The Certificates issued by the Class A Trust, the Class B Trust, the Class C
                                   Trust and the Class D Trust are referred to herein as "CLASS A CERTIFICATES," "CLASS B
                                   CERTIFICATES," "CLASS C CERTIFICATES" and
                                   "CLASS D CERTIFICATES," respectively.

Use of Proceeds.................   We will not receive any proceeds from the
                                   Exchange Offer. The proceeds from the sale of the Old Certificates will be used by the Trustees to purchase Equipment Notes to be used in connection with the financing of a portion of the purchase price of eight new
                                   CRJ aircraft (the "AIRCRAFT"). As of the date of this Prospectus, four of the Aircraft have been delivered to, and leased by us, and the remaining four Aircraft are scheduled to be delivered to us on or before June 30, 1999.
                                   We intend to lease these four Aircraft,
                                   although we may choose to purchase them
                                   instead. Pending utilization of such proceeds to purchase Equipment Notes, the proceeds from the sale of the Old Certificates of each Trust have been deposited with the Depositary on behalf of the Escrow Agent for the benefit of the Certificateholders of such Trust.

Escrow Receipts.................   The holders of the Certificates are
                                   entitled to certain rights with respect to the Deposits. Such rights are evidenced by escrow receipts ("ESCROW RECEIPTS") which are affixed to each Certificate. Any transfer
                                   (including any exchange in the Exchange
                                   Offer) of a Certificate will have the effect of transferring the corresponding rights in the affixed Escrow Receipt.

Trust Property..................   The property of each Trust (the "TRUST
                                   PROPERTY") will include (i) subject to the Intercreditor Agreement, Equipment Notes issued, at our election in connection with the delivery of each Aircraft during the Delivery Period, either (a) on a nonrecourse basis by an Owner Trustee in each separate leveraged lease transaction with respect to each Leased Aircraft to finance a portion of the purchase price of such Leased Aircraft by the Owner Trustee, in which case the applicable Leased Aircraft will be leased to us, or (b) on a recourse basis by us in connection with each separate secured loan transaction with respect to each Owned
                                   Aircraft to finance a portion of the purchase price of such Owned Aircraft purchased by us,
                                   (ii) the rights of such Trust to acquire
                                   Equipment Notes under the Note Purchase
                                   Agreement, (iii) the rights of such Trust under the related Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment
                                   Notes on the delivery of each Aircraft
                                   during the Delivery Period, (iv) the rights of such Trust under the Intercreditor
                                   Agreement (including all monies receivable in respect of such rights), (v) (except for the Class D Trust) all monies receivable under the Liquidity Facilities for such Trust and (vi) funds from time to time deposited with the Trustee in accounts relating to such Trust. Rights with respect to Deposits or under the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust
                                   Property of such Trust. The Equipment Notes with respect to each Leased Aircraft will be issued in four series under an indenture
                                   (each, a "LEASED AIRCRAFT INDENTURE")
                                   between the applicable Owner Trustee and the indenture trustee thereunder (the "LEASED
                                   AIRCRAFT TRUSTEE"). The Equipment Notes with respect to each Owned Aircraft will be issued in four series under an indenture
                                   (the "OWNED AIRCRAFT INDENTURE" and,
                                   together with the other Owned Aircraft
                                   Indentures and the Leased Aircraft
                                   Indentures, the "INDENTURES") between us and the indenture trustee thereunder (the "OWNED
                                   AIRCRAFT TRUSTEE" and, together with the other Owned Aircraft Trustees and the Leased
                                   Aircraft Trustees, the "LOAN TRUSTEES"). The
                                   Class A Trust, the Class B Trust, the Class
                                   C Trust and the Class D Trust each will
                                   acquire, pursuant to a Note Purchase
                                   Agreement (the "NOTE PURCHASE AGREEMENT"), the series of Equipment Notes issued with respect to each of the Aircraft having an interest rate equal to the interest rate applicable to the Certificates issued by such Trust. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the final expected
                                   Regular Distribution Date applicable to the Certificates issued by such Trust.

Ranking.........................   With respect to each Aircraft, if we are
                                   unable at any time to pay (or in the case of Leased Aircraft, to make payments under the related Lease to allow the Owner Trustee to pay) in full amounts due to the related Loan
                                   Trustee, such Loan Trustee may have
                                   insufficient funds to pay in full all
                                   principal and interest then due under the related Equipment Notes. In such event, all amounts due under the Series A Equipment
                                   Notes will be paid before any payments are made on the Series B Equipment Notes, all amounts due under the Series B Equipment
                                   Notes will be paid before any payments are made on the Series C Equipment Notes and all amounts due under the Series C Equipment
                                   Notes will be paid before any payments are made on the Series D Equipment Notes. Under the Intercreditor Agreement, in the event the Subordination Agent has insufficient funds to pay all amounts due to all Certificateholders, amounts due under the
                                   Class A Certificates will be paid before any payments are made on the Class B
                                   Certificates, amounts due under the Class B
                                   Certificates will be paid before any payments are made under the Class C Certificates and amounts due under the Class C Certificates will be paid before any payments are made under the Class D Certificates. As a result, holders of Class A Certificates are more likely to receive payment of all principal and interest then due than are holders of Class B Certificates, holders of Class B
                                   Certificates are more likely to receive
                                   payment of all principal and interest then due than are holders of Class C Certificates, and holders of Class C Certificates are more likely to receive payment of all principal and interest then due than are holders of Class D Certificates.

Certificates; Denominations.....   The New Certificates of each Trust will be
                                   issued in a minimum denomination of $100,000 and in integral multiples of $1,000 in excess thereof. See "Description of the New
                                   Certificates -- General."

Regular Distribution Dates......   January 2 and July 2, commencing January 2,
                                   1999.

Special Distribution Dates......   Any business day on which a Special Payment
                                   is to be distributed.

Record Dates....................   The fifteenth day preceding a Regular
                                   Distribution Date or a Special Distribution
                                   Date.

Distributions...................   All payments of principal, Make-Whole
                                   Premium and interest received by the Trustee on the Equipment Notes held in each Trust will be distributed by the Trustee (in the case of the Equipment Notes) or by the Paying
                                   Agent (in the case of interest on the
                                   Deposits) to the holders of the Certificates
                                   (the "CERTIFICATEHOLDERS") of such Trust on the Regular Distribution Dates referred to above, subject to the provisions of the Intercreditor Agreement. Assuming payments on the Equipment Notes are made when due and the Equipment Notes are not prepaid or redeemed, the Final Expected Distribution Date for each
                                   Class of Certificates will be as set forth on the cover page of this Prospectus. Payments on the Equipment Notes held in each Trust are scheduled to be received in specified amounts by the Trustee of such Trust on January 2 and July 2 of each year, commencing on the first such date to occur after the initial issuance thereof. Payments of principal, Make-Whole
                                   Premium and interest resulting from the
                                   early redemption or purchase (if any) of the Equipment Notes held in any Trust will be distributed on a Special Distribution Date after not less than 20 days' notice from the Trustee to the Certificateholders of such Trust, subject to the provisions of the Intercreditor Agreement.

Rating of the Certificates......   The Certificates and the related Escrow
                                   Receipts are rated by Moody's and Standard &
                                   Poor's, as set forth below. Standard & Poor's has indicated that its rating applies to a unit consisting of Certificates representing the Trust Property and Escrow Receipts initially representing undivided interests in certain rights to $109,722,000 of Deposits.
                                   Amounts deposited under the Escrow Agreements are not our property and are not entitled to the benefits of Section 1110 of the U.S.
                                   Bankruptcy Code. Neither the Certificates nor the Escrow Receipts may be separately assigned or transferred.



                             CERTIFICATES          MOODY'S     STANDARD & POOR'S
                             ------------------   ---------   ------------------
                             Class A ..........      Baa1             A-
                             Class B ..........      Ba1             BBB-
                             Class C ..........      Ba3              BB-
                             Class D ..........       B2               B

                                   A rating is not a recommendation to
                                   purchase, hold or sell Certificates,
                                   inasmuch as such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a Rating Agency if, in the opinion of such Rating Agency, circumstances (including the downgrading of us or the Liquidity Provider) so warrant. See "Risk Factors -- Factors Related to the Certificates and the Exchange Offer -- Ratings of the Certificates."

                     SUMMARY FINANCIAL AND OPERATING DATA

     The following summary financial data are derived from our financial statements. The balance sheet data as of September 30, 1998 and the operating data for the nine months ended September 30, 1997 and 1998 are derived from our unaudited financial statements. The unaudited financial statements for the nine-month periods ended September 30, 1997 and 1998 include all adjustments, including normal recurring adjustments, that, in the opinion of management, are necessary for a fair presentation of the financial position and results of operations of the Company for those periods. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the operating results that may be expected for the entire year ending December 31, 1998. The operating data for the years ended December 31, 1995, 1996 and 1997 have been derived from audited financial statements. The data should be read in conjunction with "Selected Financial and Operating Data and Glossary -- Glossary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto included elsewhere in this Prospectus.


                                                                         YEAR ENDED                     NINE MONTHS ENDED
                                                                        DECEMBER 31,                      SEPTEMBER 30,
                                                          ---------------------------------------- ---------------------------
                                                               1995       1996 (1)        1997        1997 (1)        1998
                                                          ------------- ------------ ------------- ------------- -------------
                                                                    (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Total operating revenues ................................   $ 122,602    $ 180,034    $  186,275    $  138,213    $  155,700
Operating expenses:
 Wages, salaries and related costs ......................      19,874       24,619        25,757        18,597        23,600
 Aircraft fuel ..........................................      16,782       27,300        21,499        16,145        14,745
 Aircraft and engine rentals ............................      30,889       34,113        30,495        22,850        22,088
 Commissions ............................................       9,382       13,728        13,978        10,321        11,368
 Maintenance, materials and repairs .....................      13,551       17,930        15,760        12,401        12,003
 Other rentals and landing fees .........................      11,924       12,711         9,812         7,406         7,200
 Depreciation and amortization ..........................       2,056        1,346         1,999         1,379         4,293
 Other operating expenses ...............................      43,769       54,603        51,108        35,983        40,435
 Restructuring (2) ......................................       6,004           --            --            --            --
 Impairment of long-lived assets (3) ....................          --       16,941            --            --            --
 Recapitalization (4) ...................................          --           --           750         1,225            --
                                                            ---------    ---------    ----------    ----------    ----------
   Total operating expenses .............................     154,231      203,291       171,158       126,307       135,732
                                                            ---------    ---------    ----------    ----------    ----------
Operating income (loss) .................................     (31,629)     (23,257)       15,117        11,906        19,968
Income (loss) before extraordinary gain .................     (32,264)     (24,264)        8,925         6,980        14,872
Extraordinary gain (5) ..................................          --           --        15,969        15,272            --
                                                            ---------    ---------    ----------    ----------    ----------
Net income (loss) .......................................     (32,264)     (24,264)       24,894        22,252        14,872
Preferred dividends .....................................      (1,440)          --            --            --            --
                                                            ---------    ---------    ----------    ----------    ----------
Net income (loss) available for common stockholders .....   $ (33,704)   $ (24,264)   $   24,894    $   22,252    $   14,872
                                                            =========    =========    ==========    ==========    ==========
PER SHARE AMOUNTS (6):
 Basic earnings per share:
   Income before extraordinary gain .....................                             $     1.47    $     1.19    $     1.74
   Extraordinary gain ...................................                                   2.64          2.61            --
                                                                                      ----------    ----------    ----------
   Net income ...........................................                             $     4.11    $     3.80    $     1.74
                                                                                      ==========    ==========    ==========
 Weighted average shares used in computing basic
   earnings per share ...................................                              6,059,051     5,859,375     8,566,408
                                                                                      ==========    ==========    ==========
 Diluted earnings per share:
   Income before extraordinary gain .....................                             $     1.24    $     1.12    $     1.52
   Extraordinary gain ...................................                                   2.22          2.44            --
                                                                                      ----------    ----------    ----------
   Net income ...........................................                             $     3.46    $     3.56    $     1.52
                                                                                      ==========    ==========    ==========
 Weighted average shares used in computing diluted
   earnings per share ...................................                              7,193,794     6,249,858     9,765,177
                                                                                      ==========    ==========    ==========

                            (Footnotes on next page)

                                                YEAR ENDED                    NINE MONTHS ENDED
                                               DECEMBER 31,                     SEPTEMBER 30,
                                  --------------------------------------- -------------------------
                                       1995       1996 (1)       1997       1997 (1)       1998
                                  ------------- ------------ ------------ ------------ ------------
OTHER FINANCIAL DATA:
EBITDA (7) ......................   $ (23,485)    $ (3,525)   $  18,533    $  14,709    $  26,842
EBITDAR (7) .....................       7,404       30,588       49,028       37,559       48,930
Cash flows provided by (used in):
  Operating activities ..........        (805)       5,784        8,765        4,961        5,253
  Investing activities ..........      (6,876)      (2,614)     (25,219)     (21,378)     (14,501)
  Financing activities ..........       3,571        4,836       60,158       21,435      (16,880)


                                                               YEAR ENDED                      NINE MONTHS ENDED
                                                              DECEMBER 31,                       SEPTEMBER 30,
                                                ----------------------------------------- ---------------------------
                                                     1995          1996          1997          1997          1998
                                                ------------- ------------- ------------- ------------- -------------
SELECTED OPERATING STATISTICS (8):
Available seat miles (000s) ...................   1,387,921     1,758,560     1,387,864     1,042,067     1,150,462
Revenue passenger miles (000s) ................     692,681       998,959       875,752       652,955       749,952
Load factor ...................................        49.9%         56.8%         63.1%         62.7%         65.2%
Break-even load factor (9) ....................        60.8%         59.2%         57.5%         56.4%         57.2%
Yield (cents) .................................       17.12         17.37         20.44         20.35         20.19
Cost per available seat mile (cents) (10) .....       10.70         10.66         12.28         11.99         11.92
Aircraft (average during period) ..............       11.0          13.7          13.0          13.0          16.9


                                                                           AS OF SEPTEMBER 30,
                                                                                  1998
                                                                          --------------------
BALANCE SHEET DATA:
Cash, cash equivalents, restricted cash and short-term investments ......       $ 47,401
Working capital .........................................................         19,795
Equipment and property, net .............................................        103,169
Total assets ............................................................        200,705
Long-term debt and capital lease obligations (net of current maturities)          79,766
Stockholders' equity ....................................................         64,842

-------

 (1) Certain September 30, 1997 and December 31, 1996 amounts were reclassified to reflect classifications in the December 31, 1997 audited financial statements and September 30, 1998 unaudited interim financial statements.

 (2) The Company recorded restructuring charges for the year ended December 31, 1995 of $6.0 million related to the return of four A320 aircraft and other related one-time charges. See Note 13 of Notes to Financial Statements for the year ended December 31, 1995.

 (3) The Company recorded an impairment loss of $16.9 million from certain long-lived assets, primarily intangible assets, that were determined by Company management to be impaired in accordance with SFAS 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." See Note 2 of Notes to Financial Statements for the year ended December 31, 1996.

 (4) The Company recorded one-time charges related to the Recapitalization of $0.75 million and $1.2 million for the year ended December 31, 1997 and for the nine months ended September 30, 1997, respectively. See Note 13 of Notes to Financial Statements for the year ended December 31, 1997.

 (5) Extraordinary gain includes one-time gains recognized in connection with the Recapitalization. See Note 13 of Notes to Financial Statements for the year ended December 31, 1997.

 (6) Since the Company was recapitalized in February 1997 and all prior capital stock was canceled at that time, per share amounts prior to 1997 are not meaningful and thus are not presented.

 (7) EBITDA represents income before income taxes, dividends and extraordinary item plus interest expense (net of accreted interest), depreciation, amortization, restructuring expense, impairment of long-lived assets and recapitalization expense. EBITDAR represents income before income taxes, dividends and extraordinary item plus interest expense (net of accreted interest), depreciation, amortization, restructuring expense, impairment of long-lived assets, recapitalization expense and aircraft and engine rentals. EBITDA and EBITDAR are presented because each is a widely accepted financial indicator of a company's ability to incur and service debt. However, EBITDA and EBITDAR should not be considered in isolation, as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

 (8) For definitions of the airline operating terms used in this table, see "Selected Financial and Operating Data and Glossary -- Glossary."

 (9) Break-even load factor as presented in this table differs from the definition in the "Selected Financial and Operating Data and Glossary -- Glossary" by excluding charges for impairment of long-lived assets and nonrecurring items such as recapitalization and restructuring charges. Had restructuring, impairment of long-lived assets and recapitalization expenses been included for the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1997 and 1998, the break-even load factor would have been 63.3%, 64.6%, 57.8%, 57.0% and 57.2%, respectively.

(10) "Cost per available seat mile" as presented in this table differs from the definition in the "Selected Financial and Operating Data and Glossary -- Glossary" by excluding charges for impairment of long-lived assets and nonrecurring items such as recapitalization and restructuring charges. Had restructuring, impairment of long-lived assets and recapitalization expenses been included for the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1997 and 1998, cost per available seat mile would have been 11.16 cents, 11.62 cents, 12.33 cents, 12.11 cents and 11.92 cents, respectively.

                                 RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN EVALUATING US AND OUR BUSINESS BEFORE DECIDING WHETHER TO ACCEPT THE EXCHANGE OFFER. THE RISK FACTORS SET FORTH BELOW (OTHER THAN " -- RISK FACTORS RELATING TO THE CERTIFICATES AND THE EXCHANGE OFFER -- CONSEQUENCES OF THE EXCHANGE OFFER ON NON-TENDERING HOLDERS OF THE OLD CERTIFICATES") ARE GENERALLY APPLICABLE TO THE OLD CERTIFICATES AS WELL AS THE NEW CERTIFICATES. THIS PROSPECTUS CONTAINS, IN ADDITION TO HISTORICAL INFORMATION, FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY. FACTORS THAT COULD CAUSE OR COULD CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED BELOW, AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.



FACTORS RELATED TO THE COMPANY AND THE INDUSTRY

     INDUSTRY CONDITIONS AND COMPETITION

     Our business, as is typical in the airline industry generally, is characterized by low gross profit margins and high fixed costs. The expenses of each flight do not vary significantly with the number of passengers carried and, therefore, a relatively small change in the number of passengers, or in average fare or traffic mix (the ratio of typically high-yielding business passengers to typically low-yielding leisure passengers), could have a disproportionate effect on an airline's operating and financial results. Accordingly, a minor shortfall from expected revenue levels could have a material adverse effect on our results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The airline industry is highly competitive and is particularly susceptible to price discounting because airlines incur only nominal costs to provide service to passengers occupying otherwise unsold seats. We currently compete on some routes with both major and regional carriers and with discount carriers. Such carriers have greater financial resources than we do, and some of our competitors have lower unit costs than we do. In addition, the industry has experienced and continues to experience substantial restructuring as most established carriers have implemented varying strategies in pursuit of profitability, including consolidation to expand operations and increase market strength, establishing lower cost airlines within airlines, such as Shuttle by United, Delta Express and the recently introduced Metrojet by US Airways, Inc., and by entering into alliance arrangements, such as those being proposed between US Airways and American. Because these restructurings have only recently begun to appear in the marketplace or, in some cases, have not yet been implemented, we cannot predict what effect, if any, these activities will have on our business, financial condition and results of operations. However, the proposed US Airways-American alliance could have a material adverse effect on our business, financial condition and results of operations, either by limiting or restricting the extension or expansion of our relationship with American or by extending American's AAdvantage(R) program participation to persons flying US Airways and its affiliates. Furthermore, the introduction of service or discounted fares by a major U.S. airline or one of its low cost affiliates in markets served by us could also have an adverse impact upon our business, financial condition and results of operations. Since late 1997, we have experienced, and we anticipate that we will continue to experience, increased competition in the Raleigh-Durham market. See " -- Agreements with American Airlines."


     SIGNIFICANT DEPENDENCE ON RALEIGH-DURHAM MARKET

     Our growth has focused and will continue to focus on adding flights to and from our Raleigh-Durham base of operations, established in March 1995. Because all of our current flights have Raleigh-Durham as the origin or destination, we remain highly dependent upon the Raleigh-Durham market. Our growth strategy continues to emphasize the Raleigh-Durham hub. A reduction in our share of the Raleigh-Durham market or reduced passenger traffic to or from Raleigh-Durham could have a material adverse effect on our financial condition and results of operations. In addition, our dependence on a single hub and on a route network operating largely on the East Coast makes our business more susceptible to adverse weather conditions along the East Coast than some of our competitors that may be better able to spread weather-related risks over larger route systems. For example, in September 1996, Hurricane Fran severely disrupted air travel in the Raleigh-Durham area for one week and adversely affected our operating results for that month. See "Business." Similarly, in the third quarter of 1998 the effects of hurricanes Bonnie and Georges adversely effected our operating results for the quarter.


     CONCENTRATION OF ROUTES

     We derive a substantial majority of our operating income from a small number of our routes. Any circumstance causing a reduction in demand on such routes or the introduction of increased competitive pressures on such routes could have a material adverse effect on our financial condition and results of operations.

     IMPLEMENTATION OF GROWTH STRATEGY

     Our growth strategy involves increasing the frequency of flights to markets we currently serve and increasing the number of markets served. Opening new markets requires us to commit a substantial amount of resources, both before the new services commence and throughout the early phases of the new operation. There can be no assurance that these efforts will be successful. In addition, in order to effect our growth strategy, we may also need to obtain additional slots at certain destinations. See "Business -- Growth Strategy." There can be no assurance that we will be able to identify and successfully establish new markets, or that we will be able to obtain additional slots on a timely basis or at commercially reasonable prices, if at all. Our failure to implement our growth strategy could have a material adverse effect on our financial condition and results of operations.


     LEVERAGE

     We have a large amount of indebtedness when compared to the equity of our stockholders. At September 30, 1998, our long-term debt and capital lease obligations, including current portion, accounted for 56.7% of our total capitalization. See "Capitalization." As of September 30, 1998, we had minimum operating and capital lease obligations through the year ending September 30, 2014 aggregating approximately $400 million. In addition, we estimate that our aircraft rental expenses will increase by approximately $11 million to $12 million per year as a result of our lease financing of the Aircraft as contemplated by this Prospectus. These costs will be in addition to the approximately $19.7 million in total aircraft ownership and lease expenses incurred by us on an annual basis now (excluding the lease payments on the two F-100 aircraft which we intend to remove from service in the first half of 1999 and the Airbus A320 which we intend to remove from service in June 1999). This increase could materially adversely affect our results of operations. The degree to which we are leveraged, as well as our rent expense, could have significant consequences to you, including the following: (i) our ability to obtain additional financing for working capital and other purposes could be limited; (ii) a substantial portion of our cash flow will be required to service our obligations in respect of the Certificates and rent expense, diverting such cash from our operations; and (iii) we will be more vulnerable to adverse changes in general economic and industry conditions and we may be less able to withstand competitive pressures than our competitors that are less highly leveraged. Our ability to make scheduled principal and interest payments on or to refinance our obligations underlying the Certificates and our other debt obligations will depend upon our future operating performance and cash flow, which are in turn dependent upon prevailing economic conditions and financial, competitive, regulatory, business and other factors, many of which are beyond our control. There can be no assurance that our cash flows will be sufficient for the payment of our debt and lease obligations. If we are unable to meet interest, principal or lease payments, we could be required to seek renegotiation of such payments or obtain additional equity or debt financing. To the extent we finance our activities with additional debt, we may become subject to certain financial and other covenants that may restrict our ability to pursue our growth strategy. There can be no assurance that any such efforts would be successful or timely or that we could obtain any such financing or refinancing on acceptable terms.


     AGREEMENTS WITH AMERICAN AIRLINES

     We offer, through an agreement with American, frequent flyer benefits on all but two of our current routes. In addition, we have the right to offer American frequent flyer benefits on an additional 45 routes that we do not now serve. However, routes that we select as part of our growth strategy may include routes that are not covered by our agreement with American. There can be no assurance that we will be able to offer AAdvantage(R) frequent flyer benefits to our customers after the April 30, 2001 expiration of our current contract with American. Furthermore, American may terminate this agreement under several circumstances, including (i) our commencement of a new frequent flyer program or our participation in another frequent flyer program, (ii) any person or group becoming the owner of 20% or more of our outstanding voting securities or any "Disqualified Investor" becoming the owner of 10% or more of our outstanding voting securities, (iii) our making a significant acquisition or (iv) our entering into any marketing-oriented collaborative agreement with another airline which American reasonably believes would likely materially adversely affect American's interests or objectives under any of its or its affiliates' agreements with us. "Disqualified Investor" is defined as (i) any other airline or airline-related services company, (ii) any person or entity offering a frequent traveler program or (iii) any person or entity that American believes would likely, by virtue of its affiliation with us, materially adversely affect American's interests or objectives under any of its or its affiliates' agreements with us. In addition, American may terminate our sublease of the RDU facility and one other service agreement that we have with American if any person or group acquires 30% or more of our voting securities. Finally, if we pay any dividends or make any other cash or asset distribution to our stockholders without American's consent at any time prior to our payment in full of a certain promissory note to American, then American may terminate the RDU facility sublease, our right to offer AAdvantage(R) frequent flyer benefits, our license of the yield management system and one other service agreement that we have with American. We believe that our participation in the AAdvantage(R) program is a significant factor in our ability to attract and retain passengers, and that the loss of AAdvantage(R) program participation, the extension of the AAdvantage(R) program participation to persons flying US Airways or other airlines or the termination by American of our RDU sublease could have a material adverse effect on our business, financial condition and results of operations. See "Business -- Sales and Marketing -- Pricing and Yield Management," " -- American Relationship" and " -- Facilities."


     DEPENDENCE ON LEASED SLOTS

     We lease 70% of our slots at New York's LaGuardia Airport and 75% of our slots at Washington, D.C.'s National Airport from third party airlines pursuant to leases that are currently scheduled to expire in April 2000 and April 1999, respectively. Although we have leased slots for six-month intervals, consistent with industry practice, at LaGuardia Airport continuously from November 1993 to April 1998, when we entered into a longer term lease, and at National Airport continuously since March 1995, there can be no assurance that we will be able to renew or replace these leases. Our routes between RDU and LaGuardia Airport and National Airport are among our most important, and, as a result, an inability to renew or replace these leases could have a material adverse effect on our financial condition and results of operations. See "Business -- Government Regulation -- Slots."


     HISTORY OF OPERATING LOSSES AND ACCESS TO ADDITIONAL CAPITAL

     We began commercial flight operations in 1993 and incurred substantial losses through September 30, 1996. The June 16, 1996 report of independent public accountants with respect to our financial statements as of and for the year ended December 31, 1995 contained a going concern qualification. See "Report of Independent Public Accountants" and Note 1 to Audited Financial Statements for the Year Ended December 31, 1995. Although our historical results reflect profitability on a quarterly basis for the last eight quarters, there can be no assurance that we will continue to be profitable in the future. We do not currently have lines of credit or any other arrangements to provide liquidity. In the event that current sources are not adequate, we will be required to access external financing. There can be no assurance that such additional financing will be available to us or, if available, that it can be obtained on acceptable terms. In the absence of such financing, we could be forced to dispose of assets under circumstances that might not be favorable to realizing the highest price for such assets.


     GOVERNMENT REGULATION

     We are subject to regulation by the U.S. Department of Transportation (the "DOT"), the Federal Aviation Administration (the "FAA") and certain other governmental agencies. The DOT principally regulates economic issues affecting air service such as air carrier certification and fitness, insurance, consumer protection and competitive practices. The FAA primarily regulates flight operations, in particular matters affecting air safety, such as airworthiness requirements for aircraft and pilot and flight attendant certification. We believe we are in compliance with all requirements necessary to maintain in good standing our operating authority granted by the DOT and our air carrier operating certificate issued by the FAA. Additional laws and regulations have been proposed from time to time that could significantly increase the cost of our airline operations by, for instance, imposing additional requirements or restrictions on operations. There can be no assurance that we will continue to be able to comply with all present and future rules and regulations or that the cost of continued compliance will not have a material adverse effect on our results of operations.

     In September 1997, the Civil Aviation Security Division of the FAA conducted an investigation of our compliance with certain regulations requiring us to verify the accuracy of background information provided by our employees who have access to secure airport areas. The investigation will likely result in the finding of violations of these regulations. While we are unable to determine whether the FAA will pursue an assessment as a result of the findings of this investigation, or what the amount of any such assessment might be, an assessment could have a material adverse effect on our results of operations.

     The FAA also has authority to issue maintenance directives and other mandatory orders relating to, among other things, inspection of aircraft and engines, fire retardant and smoke detection devices, increased security precautions, collision and windshear avoidance systems, noise abatement and the mandatory removal and replacement of aircraft parts that have failed or may fail in the future. Depending upon the scope of the FAA's order, these requirements may cause us to incur substantial, unanticipated expenses.

     We are also subject to numerous other federal and state laws and regulations relating to protection of the environment, radio communications, labor relations, equal employment opportunity and other matters. See "Business -- Government Regulation."

     DEPENDENCE ON LIMITED AIRCRAFT TYPES

     Our existing fleet of 20 aircraft comprises ten Fokker F-100 aircraft, nine CRJs and one Airbus A320. We have firm orders for 14 additional CRJs to be delivered by March 2000 and options to acquire up to seven additional CRJs over a one-year period with delivery dates beginning in the first half of 2000. We intend to remove from service two Fokker F-100s in the first half of 1999 and the Airbus A320 in June 1999. This dependence on two aircraft types for substantially all of our flights could have a material adverse effect on us in the event of a government directive prohibiting or restricting the use of one of these aircraft type or in the case of adverse public perception of one of these aircraft types. See "Business -- Services -- Fleet."


     MAINTENANCE OF DISCONTINUED AIRCRAFT

     Ten of our current 20 aircraft are Fokker F-100s. Fokker Aircraft B.V., a Dutch corporation ("FOKKER"), entered into insolvency proceedings in March 1996 and ceased operations. As a result, the Fokker F-100 is no longer being manufactured. We believe that the cost of maintaining aircraft that are no longer manufactured generally exceeds the cost of those that continue to be produced. Vendors and suppliers of key parts are generally fewer in number and their products more expensive, and engineering is not as readily available. Our inability to obtain parts and servicing on a timely and cost-effective basis could have a material adverse effect on our financial condition and results of operations. See "Business -- Services -- Fleet" and " -- Maintenance and Support."


     LIMITED NUMBER OF AIRCRAFT

     We have a fleet of 20 jet aircraft, 15 of which are leased and five of which, all CRJs, are owned. Each F-100 lessor is an affiliate or subsidiary of Daimler Chrysler A.G. and the lessor of our one Airbus A320 aircraft is Aircraft 373, Inc., a subsidiary of UniCapital Corporation. The limited number of aircraft we operate involves financial risks not present for larger carriers that are able to spread their operating costs over more equipment and routes. In addition, each F-100 lessor has the right to terminate its lease on six months' prior notice, provided that no lease can be terminated if it would result in a fourth termination of any F-100 lease in any 12-month period, including scheduled terminations. Finally, in the event aircraft are removed from service for unscheduled maintenance, repairs or other reasons, any resulting interruption in service could materially and adversely affect our service, reputation and profitability. See "Business -- Services -- Fleet."


     AIRCRAFT FUEL

     Because fuel costs constitute a significant portion of our total expenses (approximately 10.9%, 13.4%, 12.6%, 12.8% and 10.7% for the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1997 and 1998, respectively), significant changes in fuel costs will materially affect our results of operations. We have not entered into long-term fuel purchases to assure the supply of fuel or hedging agreements to assure the price of fuel. Fuel prices continue to be susceptible to political events and other factors that can affect the supply of fuel, and we cannot predict near or long-term fuel prices. In the event of a fuel supply shortage resulting from a disruption of oil imports or otherwise, higher fuel prices or curtailment of scheduled service could result. A one cent increase in the cost per gallon of fuel, based on our fuel consumption levels for the nine months ended September 30, 1998, would have increased operating expenses by approximately $350,000 per year. There can be no assurance that increases in the price of fuel can be offset by higher fares.


     AIRCRAFT PURCHASE OBLIGATION

     Pursuant to a March 1995 purchase agreement, we are obligated to purchase four Airbus A320 aircraft with deliveries in 2005 and 2006. We also have an agreement to acquire one spare engine for these A320 aircraft. See "Business -- Services -- Fleet." Our current strategy does not anticipate the use of this type of aircraft. Accordingly, we must either restructure or sell our rights under this purchase agreement or accept delivery of the four A320 aircraft. There can be no assurance that we will be able to restructure or sell our rights under this purchase agreement. If we are required to take delivery of these aircraft or if we incur significant financial expense in lieu of taking delivery, our financial position and results of operations could be materially adversely affected.


     DEPENDENCE ON KEY PERSONNEL

     Our management and operations are dependent upon the efforts of our Chairman of the Board, President and Chief Executive Officer, Robert R. Ferguson III, and a small number of management and operating personnel. We do not maintain key-man life insurance on any executive officer. The loss of the services of key members of management could have an adverse impact on our business. See "Management."

     SEASONALITY AND CYCLICALITY

     Our financial results are sensitive to seasonal variations in traffic. The highest levels of traffic and revenue are generally realized in the second quarter and the lowest levels of traffic and revenue are generally realized in the third quarter. Given our high fixed costs, such seasonality affects our profitability from quarter to quarter.

     The following table sets forth certain unaudited quarterly financial data for each of the past eleven quarters ended September 30, 1998. Operating results for any quarter are not necessarily indicative of results for any future period.



                                                 1996(1)                                       1997(1)
                            ------------------------------------------------- -----------------------------------------
                              MARCH 31      JUNE 30      SEPT. 30    DEC. 31   MARCH 31   JUNE 30   SEPT. 30   DEC. 31
(DOLLARS IN THOUSANDS)      ------------ ------------- ------------ --------- ---------- --------- ---------- ---------
Operating revenues ........    $49,441      $ 45,933      $39,899    $44,761   $47,853    $47,238   $43,122    $48,062
Operating income
 (loss) (2) ...............   ($ 6,876)     $  1,865     ($ 2,853)   $ 1,548   $ 3,880    $ 6,443   $ 2,807    $ 2,737
Income (loss) before
 extraordinary gain .......   ($ 7,226)    ($ 15,608)    ($ 2,492)   $ 1,062   $ 1,342    $ 3,916   $ 1,722    $ 1,945
Net income (loss) .........   ($ 7,226)    ($ 15,608)    ($ 2,492)   $ 1,062   $16,614    $ 3,916   $ 1,722    $ 2,641



                                         1998
                            ------------------------------
                             MARCH 31   JUNE 30   SEPT. 30
(DOLLARS IN THOUSANDS)      ---------- --------- ---------
Operating revenues ........  $50,521    $55,708   $49,471
Operating income
 (loss) (2) ...............  $ 6,566    $ 9,440   $ 3,962
Income (loss) before
 extraordinary gain .......  $ 3,855    $ 5,298   $ 5,719
Net income (loss) .........  $ 3,855    $ 5,298   $ 5,719

-------
(1) Certain 1996 and 1997 amounts were reclassified to reflect classifications in the December 31, 1997 audited financial statements and the September 30, 1998 unaudited interim financial statements.

(2) Excludes impairment of long-lived assets and recapitalization expenses. Had impairment of long-lived assets and recapitalization expenses been included, operating income (loss) for each of the three-month periods ended June 30, 1996, March 31, 1997 and December 31, 1997 would have been ($15,076), $2,655 and $3,212, respectively.


     In addition, the airline industry is highly sensitive to general economic conditions. Because a substantial portion of airline travel (both business and leisure) is discretionary, the industry tends to experience adverse financial results during general economic downturns. Any general reduction in airline passenger traffic may materially and adversely affect our results of operations, particularly since current industry traffic patterns are based in part on substantial stimulation of discretionary air travel.


     LABOR RELATIONS

     Our pilots and fleet service (ramp) employees are represented by labor unions. The pilots' representative, Air Line Pilots Association ("ALPA"), was elected in December 1997, and the ramp employees' representative, International Association of Machinists & Aerospace Workers, AFL-CIO, was elected in June 1998. Prior to those times, none of our employees were represented by a union. Although we believe mutually acceptable agreements can be reached with the unions representing such employees, we only recently began negotiations and, therefore, the ultimate outcome of such negotiations is unknown at this time. In a February 1998 representation election the Association of Flight Attendants, AFL-CIO ("AFA") failed to obtain the votes necessary to represent our flight attendants. AFA filed a motion with the National Mediation Board ("NMB") alleging we interfered with the election. In November 1998, the NMB authorized a new election; the ballots have been sent out and will be counted on December 18, 1998. Union representation of any of our employees could result in employee compensation and working condition demands that may increase our operating expenses. See "Business -- Employees."


     CONTROL BY EXISTING STOCKHOLDERS

     James H. Goodnight, Ph.D., and John P. Sall currently own approximately 31.9% and 15.5%, respectively, of our outstanding shares of Common Stock, without giving effect to the shares that may be issued upon the exercise of outstanding warrants and stock options. Although we are not aware of any arrangement or understanding, contractual or otherwise, that obligates Dr. Goodnight and Mr. Sall to act in concert with respect to the Company, such level of stock ownership by Dr. Goodnight and Mr. Sall may allow them to elect all of their designees to the Board of Directors and to control the outcome of virtually all matters submitted for a vote of our stockholders. The combined equity interests of Dr. Goodnight and Mr. Sall in Midway may have the effect of making certain transactions more difficult or of delaying, deferring or preventing a change in control of the Company.


FACTORS RELATED TO THE CERTIFICATES AND THE EXCHANGE OFFER

     APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

     The appraised value of each Aircraft is based upon the lesser of the average and median value of such Aircraft as appraised by the Appraisers (the "APPRAISALS"). The Appraisals are based on various assumptions and methodologies, which vary among the Appraisers. The assumptions and methodologies used in preparing each of the Appraisals are discussed in the summaries of the Appraisers' reports with respect to the Appraisals included in Appendix II hereto. Other appraisals that are prepared based on different assumptions or methodologies may result in valuations that are significantly different from those contained in the Appraisals. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value thereof. Appraisals are estimates of values as of future delivery dates. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions at the time, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or together and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates. See "Description of the Aircraft and the Appraisals."

     The Equipment Notes issued with respect to any Aircraft are not cross-collateralized with respect to any other Aircraft. Therefore, upon an Indenture Default, even if the Aircraft as a group could be sold for more than the total amounts payable in respect of all of the outstanding Equipment Notes, if one Aircraft were sold for less than the total amount payable in respect of the related Equipment Notes there would not be sufficient proceeds to pay all Classes of Certificates in full.


     MAINTENANCE

     We are responsible for the maintenance, service, repair and overhaul of the Aircraft, but only to the extent described in the Leases or an Owned Aircraft Indenture. Our failure (or the failure of any Sublessee or Permitted Lessee) to adequately maintain, service, repair or overhaul an Aircraft may adversely affect the value of such Aircraft and thus, upon a liquidation of the Aircraft, may affect the proceeds available to repay the holders of the Equipment Notes and, therefore, the Certificateholders. Under the Leases or any Owned Aircraft Indenture, the applicable maintenance standards will vary depending upon the jurisdiction in which an Aircraft is registered and whether an Aircraft is leased or subleased. Notwithstanding compliance by us (or any Sublessee or Permitted Lessee) with our obligations under the Leases or an Owned Aircraft Indenture to adequately maintain, service, repair or overhaul the Aircraft, the value of the Aircraft may deteriorate. Such a deterioration in the value of the Aircraft would not, in and of itself, constitute a breach by us of our obligations under the Leases or an Owned Aircraft Indenture. See "Description of the Equipment Notes -- The Leases and Certain Provisions of the Owned Aircraft Indentures."


     INSURANCE

     We are responsible for the maintenance of public liability, property damage and all-risk aircraft hull insurance on the Aircraft to the extent described in the Leases. Our failure to adequately insure the Aircraft, or the retention of self-insurance amounts (E.G., uninsured deductibles), will affect the proceeds which could be obtained upon an Event of Loss and, thus, may affect the proceeds available to repay the holders of the Equipment Notes and, therefore, the Certificateholders.

     With respect to required insurance, we may, in the case of public liability, property damage and all-risk hull insurance, maintain insurance having deductibles subject to certain maximum amounts. See "Description of the Equipment Notes -- The Leases and Certain Provisions of the Owned Aircraft Indentures -- Insurance."


     REPOSSESSION

     The Leases and the Owner Aircraft Indentures do not contain any general geographic restriction on our (or any Sublessee's or Permitted Lessee's) ability to operate the Aircraft. Although we have no current intention to do so, we are permitted, upon compliance with the applicable Lease or an Owned Aircraft Indenture, as the case may be, to register an Aircraft in foreign jurisdictions and to sublease an Aircraft. While the Loan Trustees' rights and remedies in the event of a default under the applicable Leases or an Owned Aircraft Indenture include the right to repossess an Aircraft, it may be difficult, expensive and time-consuming to obtain possession of an Aircraft, particularly when an Aircraft located outside the United States has been registered in a foreign jurisdiction or is subleased to a foreign operator. Any such exercise of the right to repossess the Aircraft may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and to political risk. When a defaulting Sublessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event, such as protective administration, additional limitations may apply.

     Furthermore, certain jurisdictions may accord higher priority to certain other liens or third-party rights over the Aircraft. These factors could limit the benefits of the security interest in an Aircraft.

     As permitted under the Leases, at any time an Airframe subject to a Lease might not be equipped with Engines subject to the same Lease and Engines subject to a Lease might not be on an Airframe subject to that Lease. As a result, notwithstanding our agreement in the Leases to transfer title to the Lessor of engines not owned by the applicable Owner Trustee that are attached to repossessed Aircraft, at the time of obtaining repossession it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and the Engines subject to the same Lease.


     PRIORITY OF DISTRIBUTIONS; SUBORDINATION

     Certain provisions of the Intercreditor Agreement, which provide for the subordination of the Class B Certificates to the Class A Certificates, the subordination of the Class C Certificates to the Class B Certificates and the subordination of the Class D Certificates to the Class C Certificates, may result in the holders of the subordinated classes of Certificates receiving less than the full amount due to them after the occurrence of a payment default under any Equipment Note or a Triggering Event, even if all of the Equipment Notes are eventually paid in full.

     Pursuant to the Intercreditor Agreement to which the Trusts, the Subordination Agent and the Liquidity Provider are parties, on each Distribution Date, so long as no Triggering Event has occurred, all payments received by the Subordination Agent will be distributed in the following order:
(1) payment of the Liquidity Expenses and Liquidity Obligations to the Liquidity Provider and, if applicable, to replenish Cash Collateral Accounts;
(2) payment of Expected Distributions to the holders of Class A Certificates;
(3) payment of Expected Distributions to the holders of Class B Certificates;
(4) payment of Expected Distributions to the holders of Class C Certificates;
(5) payment of Expected Distributions to the holders of Class D Certificates; and (6) payment of certain fees and expenses of the Subordination Agent and the Trustees.

     However, upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed under the Intercreditor Agreement in the following order: (1) to reimburse the Subordination Agent, each Trustee, the Liquidity Provider and any Certificateholder, as the case may be, for the payment of Administration Expenses; (2) to the Liquidity Provider in payment of Liquidity Expenses, Liquidity Obligations and, so long as no Performing Note Deficiency exists, to replenish Cash Collateral Accounts; (3) to reimburse the Subordination Agent, each Trustee and each Certificateholder, as the case may be, for the payment of Certain Taxes and Fees; (4) to pay Adjusted Expected Distributions to the holders of Class A Certificates; (5) to pay Adjusted Expected Distributions to the holders of Class B Certificates; (6) to pay Adjusted Expected Distributions to the holders of Class C Certificates; (7) to pay Adjusted Expected Distributions to the holders of Class D Certificates; (8) the balance shall be held in the Collection Account until the next Distribution Date; and (9) if all Classes of Certificates have been paid in full, the balance, if any, shall be distributed to the Certificateholders of the related Trust.

     Accordingly, the priority of distributions after a Triggering Event will have the effect in certain circumstances of distributing payments received in respect of one or more junior series of Equipment Notes to more senior Classes of Certificates. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates because the Certificates would have a greater proportion of high interest rate junior classes. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due them after a Triggering Event even if all the Equipment Notes are eventually paid in full.


     CONTROL OVER COLLATERAL; SALE OF COLLATERAL

     Pursuant to the Intercreditor Agreement, the Trustees and the Liquidity Provider have agreed that, with respect to any Indenture at any given time, the Loan Trustee will be directed (a) in taking, or refraining from taking, any action thereunder by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (a) in accordance with the directions of the Trustees representing holders of Certificates representing an undivided interest in such principal amount of Equipment Notes) as long as no Indenture Default has occurred and is continuing thereunder and (b) subject to certain conditions, in exercising remedies thereunder (including accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes) insofar as an Indenture Default has occurred and is continuing by the Controlling Party. See "Description of the New Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustee. Notwithstanding the foregoing, the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations payable to it under the Liquidity Facilities has the right to elect to become the Controlling Party with respect to any such Indenture at any time from and including the date which is 18 months after the earlier of (i) the acceleration of the Equipment Notes under such Indenture and (ii) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension

Drawing) and remains unreimbursed and (iii) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has become an Applied Drawing or Applied Non-Extension Drawing, as the case may be, if, in any such case, at the time of such election all Liquidity Obligations have not been paid in full. For purposes of giving effect to the foregoing, the Trustees (other than the Controlling Party) shall irrevocably agree (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to agree by virtue of their purchase of Certificates) to exercise their voting rights as directed by the Controlling Party.

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the last sentence of this paragraph, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If the Controlling Party sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any Owner Trustee, any Owner Participant or any Trustee. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) our bankruptcy or insolvency, without the consent of each Trustee, (a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold if the net proceeds from such sale would be less than the Minimum Sale Price for such Leased Aircraft or such Equipment Notes, and (b) with respect to any Leased Aircraft, the amount and payment dates of rentals payable by us under the Lease for such Leased Aircraft may not be adjusted if, as a result of such adjustment the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by us under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes outstanding under such Indenture as the discount rate.

     The Equipment Notes will not be cross-collateralized (except in certain cases, if any, where the related Owner Participant and we agree to cross-collateralization) and, consequently, proceeds from the sale of an Aircraft in excess of the amounts due on Equipment Notes related to such Aircraft will not be available to cover losses, if any, on any other Equipment Notes.


     RATINGS OF THE CERTIFICATES

     It was a condition to the issuance of the Certificates that the Class A Certificates be rated "Baa1" by Moody's Investors Service, Inc. ("MOODY'S") and "A-" by Standard & Poor's Ratings Group ("STANDARD & POOR'S" and together with Moody's, the "RATING AGENCIES"), the Class B Certificates be rated "Ba1" by Moody's and "BBB-" by Standard & Poor's, the Class C Certificates be rated "Ba3" by Moody's and "BB-" by Standard & Poor's, and the Class D Certificates be rated "B2" by Moody's and "B" by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not address market price or suitability for a particular investor. We cannot assure you that a rating will remain unchanged for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future (including the downgrading of Midway, the Depositary or the Liquidity Provider) so warrant. The rating of the Certificates is based primarily on the default risk of the Equipment Notes and the Depositary, the availability of the Liquidity Facilities for the holders of the Class A, Class B and Class C Certificates, the collateral value provided by the Aircraft and the subordination in right of payment under the Intercreditor Agreement of the Class B Certificates to the Class A Certificates, of the Class C Certificates to the Class B Certificates and of the Class D Certificates to the Class C Certificates. The foregoing ratings address the likelihood of timely payment of interest (at the nondefault rate) when due on the Certificates and the ultimate payment of principal of the Certificates by the Final Legal Distribution Date. Such ratings do not address the possibility of a PTC Event of Default or an Indenture Default or other circumstances (such as an Event of Loss) which could result in the payment of the outstanding principal amount of the Certificates prior to the Final Expected Distribution Date. Standard & Poor's has indicated that its rating applies to a unit consisting of Certificates representing the Trust Property and Escrow Receipts initially representing undivided interests in certain rights to $109,722,000 of Deposits. Amounts deposited under the Escrow Agreements, which currently total $55,027,000, are not our property and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the Certificates nor the Escrow Receipts may be separately assigned or transferred.

     The reduction, suspension or withdrawal of the ratings of the Certificates will not, in and of itself, constitute an Event of Default.


     OWNER PARTICIPANT; REVISIONS TO AGREEMENTS

     We have obtained the commitments of two separate companies to act as the Owner Participant with respect to leveraged leases for the four remaining Aircraft to be delivered, although there can be no assurance that these companies will actually close the contemplated transactions. Such Owner Participants may request revisions to the forms of the Participation Agreement, the Lease and the Leased Aircraft Indenture that are contemplated by the Note Purchase Agreement, so that the terms of such agreements applicable to any particular Leased Aircraft may differ from the description of such agreements contained in this Prospectus. However, under the Note Purchase Agreement, the terms of such agreements are required to (i) contain the Mandatory Document Terms and (ii) not vary the Mandatory Economic Terms. In addition, we are obligated (i) to certify to the Trustee that any such modifications do not materially and adversely affect the Certificateholders and (ii) to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. See "Description of the New Certificates -- Obligation to Purchase Equipment Notes."


     UNUSED DEPOSITS

     The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of delivery, as set forth in the Note Purchase Agreement. See "Description of the New Certificates -- Obligation to Purchase Equipment Notes." Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to Bombardier's right to postpone deliveries under its agreement with us. Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued. If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date, they will be withdrawn by the Escrow Agent for such Trust and distributed, with accrued and unpaid interest thereon, to the Certificateholders of such Trust, together with a Deposit Make-Whole Premium; PROVIDED THAT, if any Aircraft is not delivered by the manufacturer prior to the Delivery Period Termination Date due to any reason not occasioned by our fault or negligence, no Deposit Make-Whole Premium will be paid with respect to the unused Deposits to be distributed as a result of such failure to deliver. Since the maximum principal amount of Equipment Notes may not be issued with respect to an Aircraft and, in any such case, the Series C and Series D Equipment Notes are more likely not to be issued in the maximum principal amount as compared to the other Equipment Notes, it is more likely that a distribution of unused Deposits will be made with respect to the Class C and Class D Certificates as compared to the other Certificates. See "Description of the Deposit Agreements -- Unused Deposits."


     ABSENCE OF A PUBLIC MARKET FOR THE CERTIFICATES

     The Old Certificates were issued to, and we believe are currently owned by, a relatively small number of beneficial owners. The Old Certificates have not been registered under the Securities Act or under any applicable state securities laws and will continue to be subject to restrictions on transferability to the extent that they are not exchanged for the New Certificates. Although the New Certificates will generally be permitted to be resold or otherwise transferred by the holders (who are not our affiliates) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. We have been advised by Morgan Stanley Dean Witter and Credit Suisse First Boston that they presently intend to make a market in the New Certificates, as permitted by applicable laws and regulations. However, they are not obligated to do so and any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. We have not applied, nor do we intend to apply, for listing of the New Certificates on any securities exchange or for quotation of the New Certificates on the National Association of Securities Dealers Automated Quotations System or otherwise. Accordingly, no assurance can be given that an active public or other market will develop for the New Certificates or the Old Certificates or as to the liquidity of or the trading market for the New Certificates or the Old Certificates. If an active public market does not develop, the market price and liquidity of the New Certificates may be adversely affected.

     If a public trading market develops for the New Certificates, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, our results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including our financial condition, the New Certificates may trade at a discount.

     Notwithstanding the registration of the New Certificates in the Exchange Offer, holders who are our "affiliates" (as defined under Rule 405 under the Securities Act) may publicly offer for sale or resell the New Certificates only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives New Certificates for its own account in exchange for Old Certificates, where such Old Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. See "Plan of Distribution."


     CONSEQUENCES OF THE EXCHANGE OFFER ON NON-TENDERING HOLDERS OF THE OLD CERTIFICATES

     We intend for the Exchange Offer to satisfy our registration obligations under the Registration Rights Agreement. If the Exchange Offer is consummated, we do not intend to file further registration statements for the sale or other disposition of Old Certificates. Consequently, following completion of the Exchange Offer, holders of Old Certificates seeking liquidity in their investment would have to rely on an exemption to the registration requirements under applicable securities laws, including the Securities Act, with respect to any sale or other disposition of the Old Certificates. To the extent that Old Certificates are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Certificates could be adversely affected. See "The Exchange Offer."


                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     In connection with the issuance of the Old Certificates pursuant to a Purchase Agreement dated as of August 6, 1998, between the Company and Morgan Stanley Dean Witter and Credit Suisse First Boston (the "INITIAL PURCHASERS"), the Initial Purchasers and their respective assignees became entitled to the benefits of the Registration Rights Agreement.

     Under the Registration Rights Agreement, the Company is obligated to use its best efforts to (i) file the Registration Statement of which this Prospectus is a part for a registered exchange offer with respect to an issue of new certificates identical in all material respects to the Old Certificates by December 11, 1998, (ii) cause the Registration Statement to become effective under the Securities Act by February 9, 1999, (iii) cause the Registration Statement to remain effective until the closing of the Exchange Offer, (iv) upon the effectiveness of the Registration Statement, offer to the holders of the Old Certificates the opportunity to exchange their Old Certificates for a like principal amount of New Certificates, which would be issued without a restrictive legend and may be reoffered and resold by the holder without restrictions or limitations under the Securities Act (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), subject, in the case of certain broker-dealers, to any requirement that they comply with the prospectus delivery requirements referred to below and (v) consummate the Exchange Offer by March 11, 1999. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made to satisfy the contractual obligations of the Company under the Registration Rights Agreement. Unless the context requires otherwise, the term "HOLDER" with respect to the Exchange Offer means any person in whose name the Old Certificates are registered or any other person who has obtained a properly completed bond power from the registered holder or any person whose Old Certificates are held of record by The Depository Trust Company who desires to deliver such Old Certificates by book-entry transfer at The Depository Trust Company.

     The Company has not requested, and does not intend to request, an interpretation by the Staff of the Commission with respect to whether the New Certificates issued pursuant to the Exchange Offer in exchange for the Old Certificates may be offered for sale, resold or otherwise transferred by any Holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Based on an interpretation by the Staff of the Commission set forth in no-action letters issued to third parties, including EXXON CAPITAL HOLDINGS CORPORATION (available April 13, 1989) and MORGAN STANLEY & CO. INCORPORATED (available June 5, 1991), the Company believes that New Certificates issued pursuant to the Exchange Offer in exchange for Old Certificates may be offered for resale, resold and otherwise transferred by any Holder of such New Certificates (other than any such Holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and except in the case of broker-dealers, as set forth below) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Certificates are acquired in the ordinary course of such Holder's business and such Holder has no arrangement or understanding with any person to participate in the distribution of such New Certificates. Since the Commission has not considered the Exchange Offer in the context of a no-action letter, there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer. If the Company's belief is inaccurate and a Holder transfers New Certificates without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, a Holder may incur liability under the Securities Act. The Company will not assume, or indemnify any Holder against, such liability. Any Holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Certificates could not rely on such interpretation by the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Certificates for its own account in exchange for Old Certificates, where such Old Certificates were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. See "Plan of Distribution."

     By tendering in the Exchange Offer, each Holder of Old Certificates, other than a broker-dealer, will make certain representations, including representations that (i) the New Certificates acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Certificates, whether or not such person is such Holder,
(ii) neither the Holder of Old Certificates nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Certificates, (iii) if the Holder is not a broker-dealer, or is a broker-dealer but will not receive New Certificates for its own account in exchange for Old Certificates, neither the Holder nor any such other person is engaged in or intends to participate in the distribution of such New Certificates and (iv) neither the Holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act. If the tendering Holder is a broker-dealer that will receive New Certificates for its own account in exchange for Old Certificates that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. In addition, the Holder must acknowledge that if it participates in the Exchange Offer for the purpose of distributing the New Certificates (a) it must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Certificates and cannot rely on the no-action letters referenced above and (b) failure to comply with such requirements in such instance could result in such Holder incurring liability under the Securities Act for which such Holder is not indemnified by the Company. Further, by tendering in the Exchange Offer, each Holder that may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company will represent to the Company that such Holder understands and acknowledges that the New Certificates may not be offered for resale, resold or otherwise transferred by that Holder without registration under the Securities Act or an exemption therefrom.

     Following the consummation of the Exchange Offer, Holders of the Old Certificates who did not tender their Old Certificates will not have any further registration rights under the Registration Rights Agreement and will not have any right to increased interest as a result of a failure to register such Old Certificates, and such Old Certificates will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Certificates could be adversely affected. See "Risk Factors -- Factors Related to the Certificates and the Exchange Offer -- Consequences of the Exchange Offer on Non-Tendering Holders of the Old Certificates."


TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Certificates of the same class in exchange for each $1,000 principal amount of outstanding Old Certificates accepted in the Exchange Offer. Holders may tender some or all of their Old Certificates pursuant to the Exchange Offer. However, Old Certificates may be tendered only in integral multiples of $1,000.

     The form and terms of the New Certificates are the same as the form and terms of the Old Certificates except that (i) the New Certificates bear a different CUSIP number from the Old Certificates, (ii) the New Certificates have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof and (iii) the holders of the New Certificates will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Certificates in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate upon consummation of the Exchange Offer. The New Certificates will evidence the same debt as the Old Certificates and will be entitled to the benefits of the applicable Trust.

     As of the date of this Prospectus, $109,722,000 aggregate principal amount of the Old Certificates was outstanding. Solely for reasons for administration (and for no other purpose), the Company has fixed the close of business on
December   , 1998, as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a registered holder of the Old Certificates may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Old Certificates entitled to participate in the Exchange Offer.

     The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Certificates being tendered. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Company. See " -- Conditions."

     The Company shall be deemed to have accepted validly tendered Old Certificates when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the New Certificates and delivering the New Certificates to the Holders. If any tendered Old Certificates are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Old Certificates will be returned, without expense, to the tendering Holder thereof as soon as practicable after the Expiration Date. See " -- Acceptance of Old Certificates for Exchange; Delivery of New Certificates."

     Holders who tender Old Certificates in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Certificates pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See " -- Fees and Expenses."


EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
     , 1999, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by March 11, 1999, the interest rate borne by the Equipment Notes and passed through to the Certificateholders is subject to increase until the Exchange Offer is consummated.

     To extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered Holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Certificates, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under " -- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice thereof to the registered Holders. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the amendment and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer to the extent required by law.

     Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.


INTEREST ON THE NEW CERTIFICATES

     The New Certificates will bear interest at the applicable per annum rate for such Trust set forth on the cover page of this Prospectus from their date of issuance. Holders of Old Certificates that are accepted for exchange will receive, in cash, accrued interest thereon from January 2, 1999, the date of the last payment of interest on the Old Certificates, to, but not including, the date of issuance of the New Certificates. Such interest will be paid with the first interest payment on the New Certificates on July 2, 1999. Accordingly, holders of Old Certificates that are accepted for exchange will not receive interest that is accrued but unpaid on such Old Certificates at the time of tender. Interest on the Old Certificates accepted for exchange will cease to accrue upon issuance of the New Certificates.

     Interest on the New Certificates will be payable semi-annually on each January 2 and July 2, commencing July 2, 1999.


PROCEDURES FOR TENDERING OLD CERTIFICATES

     To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Certificates and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Old Certificates, Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under " -- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old Certificates may be made by book-entry transfer through The Depository Trust Company's Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

     By executing the Letter of Transmittal, each Holder will make to the Company the representations set forth above in the fourth paragraph under the heading "Purpose and Effect of the Exchange Offer".

     The tender by a Holder and the acceptance thereof by the Company will constitute agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF THE OLD CERTIFICATES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY (AS DEFINED BELOW) AND ANY ACCEPTANCE OF AN AGENT'S MESSAGE TRANSMITTED THROUGH ATOP, IS AT THE ELECTION AND RISK OF EACH HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE.

     NO LETTER OF TRANSMITTAL OR OLD CERTIFICATES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Only a Holder of Old Certificates may tender such Old Certificates in the Exchange Offer. Any beneficial owner whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner" included with the Letter of Transmittal. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Certificates tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "ELIGIBLE INSTITUTION").

     If the Letter of Transmittal is signed by a person other than the registered Holder of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by a properly completed bond power, signed by such registered Holder as such registered Holder's name appears on such Old Certificates with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Certificates at the book-entry transfer facility, The Depository Trust Company (the "BOOK-ENTRY TRANSFER FACILITY"), for the purpose of facilitating the Exchange Offer, and, subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Old Certificates by causing such Book-Entry Transfer Facility to transfer such Old Certificates into the Exchange Agent's account with respect to the Old Certificates in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Certificates may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee or an Agent's Message in connection with a book-entry transfer and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     The term "AGENT'S MESSAGE" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of the confirmation of a book-entry transfer, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participants in the Book-Entry Transfer Facility described in such Agent's Message, stating the aggregate principal amount of Old Certificates which have been tendered by such participants pursuant to the Exchange Offer and that such participants have received this Prospectus and the Letter of Transmittal and agree to be bound by the terms of this Prospectus and the Letter of Transmittal and the Company may enforce such agreement against such participants.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Certificates and withdrawal of tendered Old Certificates will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Certificates not property tendered or any Old Certificates the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Certificates. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion, subject to the provisions of the Pass Through Trust Agreements, to (i) purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under " -- Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (ii) to the extent permitted by applicable law, purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.


GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Certificates and (i) whose Old Certificates are not immediately available, (ii) who cannot deliver their Old Certificates, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer prior to the Expiration Date, may effect a tender if:

     (a) the tender is made through an Eligible Institution;

   (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the certificate number(s) of such Old Certificates and the principal amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof), together with the certificate(s) representing the Old Certificates (or a confirmation of book-entry transfer of such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

   (c) such properly completed and executed Letter of Transmittal (or a facsimile thereof), as well as the certificate(s) representing all tendered Old Certificates in proper form for transfer (or a confirmation of book-entry transfer of such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Certificates according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Withdrawal of tendered Old Certificates will be deemed a rejection of the Exchange Offer.

     To withdraw a tender of Old Certificates in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Certificates to be withdrawn (the "DEPOSITOR"),
(ii) identify the Old Certificates to be withdrawn (including the certificate number(s) and principal amount of such Old Certificates, or, in the case of Old Certificates transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Certificates were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Old Certificates into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Certificates are to be registered, if different from that of the Depositor. A PURPORTED NOTICE OF WITHDRAWAL WHICH LACKS ANY OF THE REQUIRED INFORMATION WILL NOT BE AN EFFECTIVE WITHDRAWAL OF A TENDER PREVIOUSLY MADE. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Certificates will be issued with respect thereto unless the Old Certificates so withdrawn are validly retendered. Any Old Certificates which have been tendered but which are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Certificates may be retendered by following one of the procedures described above under " -- Procedures for Tendering Old Certificates" at any time prior to the Expiration Date.


CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or to exchange New Certificates for, any Old Certificates, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Certificates, if:

   (a) any law, statute, rule, regulation or interpretation by the Staff of the Commission is proposed, adopted or enacted which, in the judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

   (b) there shall occur a change in the current interpretation by the Staff of the Commission which permits the New Certificates issued pursuant to the Exchange Offer in exchange for Old Certificates to be offered for resale, resold and otherwise transferred by Holders thereof (other than broker-dealers and any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Certificates are acquired in the ordinary course of such Holders' business and such Holders have no arrangement or understanding with any person to participate in the distribution of such New Certificates; or

   (c) any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Certificates and return all tendered Old Certificates to the tendering Holders,
(ii) extend the Exchange Offer and retain all Old Certificates tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Certificates (see " -- Withdrawal of Tenders") or
(iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Certificates which have not been withdrawn. If any waiver by the Company constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders, and, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, the Company will extend the Exchange Offer to the extent required by law.

     The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, in its sole discretion, although the Company has no current intention of doing so. Any determination made by the Company concerning an event, development or circumstance described or referred to above will be final and binding on all parties.


ACCEPTANCE OF OLD CERTIFICATES FOR EXCHANGE; DELIVERY OF NEW CERTIFICATES

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted, promptly after the Expiration Date, and the New Certificates will be issued promptly after acceptance of the Old Certificates. See " -- Conditions." For purposes of the Exchange Offer, Old Certificates shall be deemed to have been accepted for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Certificates or a timely confirmation of book-entry transfer of such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Certificates are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or nonexchanged Old Certificates will be returned without expense to the tendering Holder thereof (or, in the case of Old Certificates tendered by book-entry transfer procedures described above, such nonexchanged Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.


EXCHANGE AGENT

     The First National Bank of Maryland, the Trustee under the Trusts, has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:


     BY REGISTERED, CERTIFIED OR OVERNIGHT MAIL OR BY HAND:   BY FACSIMILE:
       The First National Bank of Maryland                      (410) 244-4236
       25 South Charles Street                                  Confirm: (800) 624-4116
       Mail Code 101-591                                        Attention: Robert D. Brown
       Baltimore, MD 21201
       Attention: Robert D. Brown
       Corporate Trust Administration

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee, filing fees, legal and accounting fees and printing and distribution expenses.

     The Company will pay all transfer taxes, if any, applicable to the exchange of the Old Certificates pursuant to the Exchange Offer. If, however, certificates representing the New Certificates or the Old Certificates for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Certificates tendered, or if tendered Old Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Old Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     As a result of the making of this Exchange Offer, the Company will have fulfilled one of its obligations under the Registration Rights Agreement and Holders of Old Certificates who do not tender their Old Certificates will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any Holder of Old Certificates that does not exchange that Holder's Old Certificates for New Certificates will continue to hold the untendered Old Certificates and will be entitled to all the rights and limitations applicable thereto under the applicable Trust, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

     The Old Certificates that are not exchanged for New Certificates pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Certificates may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the Old Certificates are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, (iv) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder, (v) to an institutional accredited investor that, prior to such transfer, furnishes to The First National Bank of Maryland, as Trustee, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Old Certificates evidenced thereby (the form of which letter can be obtained from such Trustee) or (vi) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

     Accordingly, if any Old Certificates are tendered and accepted in the Exchange Offer, the trading market for the untendered Old Certificates could be adversely affected. See "Risk Factors -- Factors Related to the Certificates and the Exchange Offer -- Consequences of the Exchange Offer on Non-Tendering Holders of the Old Certificates."


TERMINATION OF CERTAIN RIGHTS

     Holders of the Certificates will not be entitled to certain rights under the Registration Rights Agreement following the consummation of the Exchange Offer. The rights that will terminate are the right (i) to have the Company file with the Commission and use its best efforts to have declared effective a shelf registration statement to cover resales of the Old Certificates by the Holders thereof and (ii) to receive additional interest if the registration statement of which this Prospectus is a part or the shelf registration statement are not filed with, or declared effective by, the Commission within certain specified time periods or the Exchange Offer is not consummated within a specified time period.


OTHER

     Participation in the Exchange Offer is voluntary and Holders should carefully consider whether to accept. Holders of the Old Certificates are urged to consult their financial and tax advisors in making their own decision on what action to take.

     No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) Holders of Old Certificates in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, at its discretion, take such action as it may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to Holders of Old Certificates in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Holders. Certain Holders of the Old Certificates (including insurance companies, tax exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing authority other than the United States. EACH HOLDER OF AN OLD CERTIFICATE SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING SUCH HOLDER'S OLD CERTIFICATES FOR NEW CERTIFICATES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

     The issuance of the New Certificates to Holders of the Old Certificates pursuant to the terms set forth in this Prospectus should not constitute a recognition event for Federal income tax purposes. Consequently, no gain or loss should be recognized by Holders of the Old Certificates upon receipt of the New Certificates. For purposes of determining gain or loss upon the subsequent sale or exchange of the New Certificates, a Holder's basis in the New Certificates should be the same as such Holder's basis in the Old Certificates exchanged therefor. Holders should be considered to have held the New Certificates from the time of their original acquisition of the Old Certificates.

                                USE OF PROCEEDS

     This Exchange Offer is intended to satisfy certain of the Company's obligations under the Purchase Agreement and the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the New Certificates offered hereby. In consideration of issuing the New Certificates contemplated in this Prospectus, the Company will receive the Old Certificates in like principal amount, the form and terms of which are the same as the form and terms of the New Certificates (which replace the Old Certificates), except as otherwise described herein. The Old Certificates surrendered in exchange for the New Certificates will be retired and canceled and cannot be reissued.

     The $109,722,000 of proceeds from the sale of the Old Certificates were deposited with the Depositary on behalf of the applicable Escrow Agent for the benefit of the Certificateholders of such Trust. At November 30, 1998, $54,695,000 of the proceeds had been used by the Trusts to purchase Equipment Notes issued by Owner Trustees to finance a portion of the purchase price of four Aircraft leased to Midway. It is expected that the remaining $55,027,000 of proceeds will be used to purchase Equipment Notes during the Delivery Period issued, at Midway's election, either (i) by each Owner Trustee to finance a portion of the purchase price of the Leased Aircraft or (ii) by Midway to finance a portion of the purchase price of the Owned Aircraft.


                                CAPITALIZATION

     The following table sets forth the capitalization of the Company at September 30, 1998. It is anticipated that the lease of the eight Aircraft being financed with the proceeds from the sale of the Old Certificates will be treated for accounting purposes as operating leases and, accordingly, will not affect the capitalization of the Company. However, should the Company purchase, rather than lease, one or more of the Aircraft, the Company's long-term debt and capital lease obligations will increase by an amount equal to the amount borrowed, less any current portion thereof. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources." This table should be read in conjunction with the Financial Statements of the Company, the notes thereto and the other financial data included elsewhere in this Prospectus.



                                                                                          SEPTEMBER 30, 1998
                                                                                         -------------------
                                                                                                ACTUAL
                                                                                         -------------------
                                                                                            (IN THOUSANDS)
    Current portion of long-term debt and capital lease obligations ....................       $  5,283
    Long-term debt and capital lease obligations, less current portion .................         79,766
    Stockholders' equity:
     Preferred Stock, par value $.01 per share; 12,000,000 shares authorized ...........             --
     Common Stock, par value $.01 per share, 25,000,000 shares authorized; 8,597,395
       shares issued and outstanding at September 30, 1998 .............................             86
     Additional paid-in capital ........................................................         45,520
     Retained earnings ($49.8 million of accumulated deficit eliminated in the
       quasi-reorganization on June 30, 1997) ..........................................         19,236
                                                                                               --------
       Total stockholders' equity ......................................................         64,842
                                                                                               --------
        Total capitalization ...........................................................       $149,891
                                                                                               ========

              SELECTED FINANCIAL AND OPERATING DATA AND GLOSSARY

SELECTED FINANCIAL AND OPERATING DATA

     The following selected financial data are derived from the financial statements of the Company. The balance sheet data as of September 30, 1998 and the operating data for the nine months ended September 30, 1997 and 1998 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, including normal recurring adjustments, that, in the opinion of management, are necessary for a fair presentation of the financial position and results of operations of the Company for the periods presented. Operating results for the nine months ended September 30, 1998 are not necessarily indicative of the operating results that may be expected for the entire year ending December 31, 1998. The operating data for the years ended December 31, 1995, 1996 and 1997 have been derived from audited financial statements. The data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto included elsewhere in this Prospectus.



                                                                             YEAR ENDED                   NINE MONTHS ENDED
                                                                            DECEMBER 31,                    SEPTEMBER 30,
                                                               --------------------------------------- -----------------------
                                                                    1995        1996(1)        1997      1997(1)       1998
                                                               ------------- ------------- ----------- ----------- -----------
                                                                       (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Operating revenues:
 Passenger ...................................................   $ 118,568     $ 173,541    $179,000    $132,900    $151,429
 Other .......................................................       4,034         6,493       7,275       5,313       4,271
                                                                 ---------     ---------    --------    --------    --------
   Total operating revenues ..................................     122,602       180,034     186,275     138,213     155,700
Operating expenses:
 Wages, salaries and related costs ...........................      19,874        24,619      25,757      18,597      23,600
 Aircraft fuel ...............................................      16,782        27,300      21,499      16,145      14,745
 Aircraft and engine rentals .................................      30,889        34,113      30,495      22,850      22,088
 Commissions .................................................       9,382        13,728      13,978      10,321      11,368
 Maintenance, materials and repairs ..........................      13,551        17,930      15,760      12,401      12,003
 Other rentals and landing fees ..............................      11,924        12,711       9,812       7,406       7,200
 Depreciation and amortization ...............................       2,056         1,346       1,999       1,379       4,293
 Other operating expenses ....................................      43,769        54,603      51,108      35,983      40,435
 Restructuring (2) ...........................................       6,004            --          --          --          --
 Impairment of long-lived assets (3) .........................          --        16,941          --          --          --
 Recapitalization (4) ........................................          --            --         750       1,225          --
                                                                 ---------     ---------    --------    --------    --------
   Total operating expenses ..................................     154,231       203,291     171,158     126,307     135,732
                                                                 ---------     ---------    --------    --------    --------
Operating income (loss) ......................................     (31,629)      (23,257)     15,117      11,906      19,968
Interest income (expense) -- net .............................        (413)       (1,841)        114          89      (1,378)
Other income (expense) .......................................        (222)          834          --          --          --
                                                                 ---------     ---------    --------    --------    --------
Total other income (expense) .................................        (635)       (1,007)        114          89      (1,378)
                                                                 ---------     ---------    --------    --------    --------
Income (loss) before income taxes and extraordinary gain .....     (32,264)      (24,264)     15,231      11,995      18,590
Income tax expense ...........................................          --            --       6,306       5,015       3,718
                                                                 ---------     ---------    --------    --------    --------
Income (loss) before extraordinary gain ......................     (32,264)      (24,264)      8,925       6,980      14,872
Extraordinary gain (5) .......................................          --            --      15,969      15,272          --
                                                                 ---------     ---------    --------    --------    --------
Net income (loss) ............................................     (32,264)      (24,264)     24,894      22,252      14,872
Preferred dividends ..........................................      (1,440)           --          --          --          --
                                                                 ---------     ---------    --------    --------    --------
Net income (loss) available for common stockholders ..........   $ (33,704)    $ (24,264)   $ 24,894    $ 22,252    $ 14,872
                                                                 =========     =========    ========    ========    ========

                                                                  YEAR ENDED                     NINE MONTHS ENDED
                                                                 DECEMBER 31,                      SEPTEMBER 30,
                                                   ---------------------------------------- ---------------------------
                                                        1995         1996          1997        1997(1)         1998
                                                   ------------- ------------ ------------- ------------- -------------
                                                             (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
PER SHARE AMOUNTS (6):
 Basic earnings per share:
   Income before extraordinary gain ..............                             $     1.47    $     1.19    $     1.74
   Extraordinary gain ............................                                   2.64          2.61            --
                                                                               ----------    ----------    ----------
   Net income ....................................                             $     4.11    $     3.80    $     1.74
                                                                               ==========    ==========    ==========
 Weighted average shares used in computing basic
   earnings per share ............................                              6,059,051     5,859,375     8,566,408
                                                                               ==========    ==========    ==========
 Diluted earnings per share:
   Income before extraordinary gain ..............                             $     1.24    $     1.12    $     1.52
   Extraordinary gain ............................                                   2.22          2.44            --
                                                                               ----------    ----------    ----------
   Net income ....................................                             $     3.46    $     3.56    $     1.52
                                                                               ==========    ==========    ==========
 Weighted average shares used in computing diluted
   earnings per share ............................                              7,193,794     6,249,858     9,765,177
                                                                               ==========    ==========    ==========
OTHER FINANCIAL DATA:
EBITDA (7) .......................................   $ (23,485)    $ (3,525)   $   18,533    $   14,709    $   26,842
EBITDAR (7) ......................................       7,404       30,588        49,028        37,559        48,930
Cash flows provided by (used in):
 Operating activities ............................        (805)       5,784         8,765         4,961         5,253
 Investing activities ............................      (6,876)      (2,614)      (25,219)      (21,378)      (14,501)
 Financing activities ............................       3,571        4,836        60,158        21,435       (16,880)


                                                               YEAR ENDED                      NINE MONTHS ENDED
                                                              DECEMBER 31,                       SEPTEMBER 30,
                                                ----------------------------------------- ---------------------------
                                                     1995          1996          1997          1997          1998
                                                ------------- ------------- ------------- ------------- -------------
SELECTED OPERATING STATISTICS (8):
Available seat miles (000s) ...................   1,387,921     1,758,560     1,387,864     1,042,067     1,150,462
Revenue passenger miles (000s) ................     692,681       998,959       875,752       652,955       749,952
Load factor ...................................        49.9%         56.8%         63.1%         62.7%         65.2%
Break-even load factor (9) ....................        60.8%         59.2%         57.5%         56.4%         57.2%
Yield (cents) .................................       17.12         17.37         20.44         20.35         20.19
Cost per available seat mile (cents) (10) .....       10.70         10.66         12.28         11.99         11.92
Aircraft (average during period) ..............        11.0          13.7          13.0          13.0          16.9


                                                                                  AS OF DECEMBER 31,           AS OF SEPTEMBER 30,
                                                                         ------------------------------------ --------------------
                                                                             1995         1996        1997            1998
                                                                         ------------ ------------ ---------- --------------------
BALANCE SHEET DATA:
Cash, cash equivalents, restricted cash and short-term investments .....  $    2,799   $   12,805   $ 58,071        $ 47,401
Working capital ........................................................     (39,790)     (40,871)    22,153          19,795
Equipment and property, net ............................................       9,258        6,669     46,574         103,169
Total assets ...........................................................      58,312       40,686    142,112         200,705
Long-term debt and capital lease obligations (net of current
 maturities) ...........................................................       7,307       11,704     39,187          79,766
Stockholders' equity (deficit) (11) ....................................     (17,058)     (39,242)    49,813          64,842

-------
(1) Certain December 31, 1996 and September 30, 1997 amounts were reclassified to reflect classifications in the December 31, 1997 audited financial statements and September 30, 1998 unaudited interim financial statements.

(2) The Company recorded restructuring charges for the year ended December 31, 1995 of $6.0 million related to the return of four A320 aircraft and other related one-time charges. See Note 13 of Notes to Financial Statements for the year ended December 31, 1995.

(3) The Company recorded an impairment loss of $16.9 million from certain long-lived assets, primarily intangible assets, that were determined by Company management to be impaired in accordance with SFAS 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." See Note 2 of Notes to Financial Statements for the year ended December 31, 1996.

(4) The Company recorded one-time charges related to the Recapitalization of $0.75 million and $1.2 million for the year ended December 31, 1997 and the nine months ended September 30, 1997, respectively. See Note 13 of Notes to Financial Statements for the year ended December 31, 1997.

(5) Extraordinary gain includes one-time gains recognized in connection with the Recapitalization. See Note 13 of Notes to Financial Statements for the year ended December 31, 1997.

(6) Since the Company was recapitalized in February 1997 and all prior capital stock was canceled at that time, per share amounts prior to 1997 are not meaningful and thus are not presented.

(7) EBITDA represents income before income taxes, dividends and extraordinary item plus interest expense (net of accreted interest), depreciation, amortization, restructuring expense, impairment of long-lived assets and recapitalization expense. EBITDAR represents income before income taxes, dividends and extraordinary item plus interest expense (net of accreted interest), depreciation, amortization, restructuring expense, impairment of long-lived assets, recapitalization expense and aircraft and engine rentals. EBITDA and EBITDAR are presented because each is a widely accepted financial indicator of a company's ability to incur and service debt. However, EBITDA and EBITDAR should not be considered in isolation, as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(8) For definitions of the airline operating terms used in this table, see "Selected Financial and Operating Data and Glossary -- Glossary."

(9) Break-even load factor as presented in this table differs from the definition in the "Selected Financial and Operating Data and Glossary -- Glossary" by excluding charges for impairment of long-lived assets and nonrecurring items such as recapitalization and restructuring charges. Had restructuring, impairment of long-lived assets and recapitalization expenses been included for the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1997 and 1998, the break-even load factor would have been 63.3%, 64.6%, 57.8%, 57.0% and 57.2%, respectively.

(10) "Cost per available seat mile" as presented in this table differs from the definition in the "Selected Financial and Operating Data and Glossary -- Glossary" by excluding charges for impairment of long-lived assets and nonrecurring items such as recapitalization and restructuring charges. Had restructuring, impairment of long-lived assets and recapitalization expenses been included for the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1997 and 1998, cost per available seat mile would have been 11.16 cents, 11.62 cents, 12.33 cents,
     12.11 cents and 11.92 cents, respectively.

(11) As a result of the Recapitalization, the Company approved a corporate readjustment of the Company's accounts in the form of a quasi-reorganization which was effected on June 30, 1997. As a result, $49.8 million of accumulated deficit was eliminated. See Note 1 of Notes to Financial Statements for the year ended December 31, 1997.

GLOSSARY

     Certain of the terms included in this section and elsewhere in this Prospectus have the meanings indicated below:


Aircraft (average during period) ........... The average number of aircraft owned or leased during the period.
Aircraft utilization ....................... The average number of block hours operated in scheduled service per day per aircraft for the total fleet of aircraft.
Available seat miles (ASMs) ................ The number of seats available for scheduled passengers multiplied by the number of miles those seats were flown.
Average fare ............................... The average fare paid by a revenue passenger.
Average seats per departure ................ The average number of available seats per departing aircraft.
Average stage length ....................... The average number of miles flown per flight.
Block hour ................................. The total time an aircraft is in motion from brake release at the origination to brake application at the destination.
Break-even load factor ..................... The load factor at which scheduled passenger revenues would have been equal to operating plus non-operating expenses/(income) (holding yield constant).
Cost per available seat mile (CASM) ........ Operating expenses plus non-operating expenses/(income) divided by ASMs.
Departure .................................. A scheduled aircraft flight.
Fuel price per gallon ...................... The average price per gallon of jet fuel for the fleet (including fueling charges).
Load factor ................................ RPMs divided by ASMs.
Onboard passengers ......................... The number of revenue passengers carried.
Revenue passenger miles (RPMs) ............. The number of miles flown by revenue passengers.
Revenue per available seat mile (RASM) ..... Total operating revenues divided by ASMs.
Yield ...................................... The average scheduled passenger fare revenue for each mile a scheduled revenue passenger is carried.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S FINANCIAL STATEMENTS, THE NOTES THERETO AND THE OTHER FINANCIAL DATA INCLUDED ELSEWHERE IN THIS PROSPECTUS.


OVERVIEW

     The Company began commercial operations in November 1993, operating from its base at Chicago's Midway Airport. Operations there were unprofitable, and following American's announcement of its intention to reduce service from its hub at RDU, Midway relocated its entire operations from Midway Airport to RDU in March 1995. Midway entered into agreements with American to sublease certain of American's gates and to participate in the AAdvantage(R) program. At the time of the move, management committed to expanding Midway's fleet through the addition of five Airbus A320s and four Fokker F-100s, to a total of five A320s and 12 F-100s. A combination of factors, including inadequate capital resources, the increased fleet capacity, the lack of marketing presence and unusually bad weather, resulted in significant losses during 1995 and 1996. Following unsuccessful efforts to renegotiate lease terms, one of the Company's lessors required the return of four A320s during the first four months of 1996. This reduced the Company's fleet to a level of 12 F-100s and one A320, which level was maintained until late 1997 when the first two CRJs were received. Initial operations with the CRJs began in January 1998. The third CRJ was delivered and began revenue service in March 1998. The fourth CRJ was delivered in March 1998 and put into service in April 1998. The fifth CRJ was delivered and placed into service in June 1998. Two additional CRJs were delivered and placed in service in September 1998, and one additional CRJ was delivered and placed in service in each of October and November 1998. Fourteen additional CRJs for which the Company exercised options are to be delivered by March 2000. In the fourth quarter of 1998, the Company also removed from service two F-100s, and intends to remove from service two additional F-100s in the first half of 1999 and the A320 in June 1999.

     In February 1997, the Company completed the Recapitalization, resulting in a change in ownership and management. The Recapitalization resulted in reductions of approximately $12 million in annual expenses, including a decrease in aircraft rental expense, a decrease in facility rentals, a decrease in the cost of certain services and a reduction in net interest expense. In addition to the Recapitalization, but at approximately the same time, the Company discontinued certain unprofitable flight operations. Since the Recapitalization, the Company has experienced a significant improvement in operating performance and financial condition. The Company believes that its improved results are attributable to the benefits realized from the Recapitalization, route restructuring, improved yield management, increased passenger demand and a generally strong economic environment.

     The Company's business plan is designed to result in premium yields by providing local business travelers with frequent flight schedules, superior operational performance and high quality customer service. The Company's growth strategy involves increasing the frequency of flights to markets the Company currently serves and increasing the number of markets served. To implement its strategy, the Company agreed to acquire up to thirty new CRJs, with deliveries that began in December 1997. The Company believes its efforts to identify favorable markets and provide premium non-stop service will enable it to generate a high degree of loyalty among its passengers and to attract a larger percentage of business travelers on its flights than other carriers. Midway generally offers the same range of fares that its competitors offer, with exceptions in particular markets where Midway discounts certain categories of fares more than its competition to stimulate the market or charges a premium where passengers are willing to pay slightly higher fares because of the convenience of the Company's non-stop jet flights and its superior service. The vast majority of the Company's revenues are a function of the average fare paid by the Company's passengers and the number of such passengers.

     Because of its premium service, focus on business travelers, small aircraft and shorter average stage lengths, the Company's yields and cost per available seat mile are higher than the industry average. The Company recognizes the importance of a competitive cost structure and expects to lower unit costs through growth and the restructuring of various functions. In addition to the cost savings resulting from the Recapitalization, the Company has recently entered into new maintenance contracts, reduced dependence on third-party vendors for flight reservation call handling, reduced credit card processing fees and reduced certain insurance costs. The Company has also implemented an automated voice-response flight information system.

     Based on the current interest rate environment, the Company estimates that its aircraft rental expenses will increase by approximately $11 million to $12 million per year as a result of the financing of the eight CRJs with the proceeds from the sale of the Old Certificates. See "Risk Factors -- Factors Related to the Company and the Industry -- Leverage." Although the introduction of regional jet aircraft will shorten average stage length, the Company believes it should result in additional cost benefits, including greater economies of scale and more efficient utilization of facilities and personnel.


SELECTED OPERATING DATA

                                                                                                       FOR THE NINE MONTHS
                                                           FOR THE YEAR ENDED DECEMBER 31,             ENDED SEPTEMBER 30,
                                                     -------------------------------------------- -----------------------------
                                                          1995         1996 (1)         1997          1997(1)         1998
                                                     -------------- -------------- -------------- -------------- --------------
  Available seat miles (000s) ......................    1,387,921      1,758,560      1,387,864      1,042,067      1,150,462
  Revenue passenger miles (000s) ...................      692,681        998,959        875,752        652,955        749,952
  Load factor ......................................         49.9%          56.8%          63.1%          62.7%          65.2%
  Break-even load factor (2) .......................         60.8%          59.2%          57.5%          56.4%          57.2%
  Departures .......................................       24,403         29,192         26,898         19,930         25,888
  Block Hours ......................................       38,933         48,682         42,867         32,088         40,469
  Total revenue per available seat mile (cents).....         8.83          10.24          13.42          13.26          13.53
  Yield (cents) ....................................        17.12          17.37          20.44          20.35          20.19
  Average fare .....................................  $        89    $        99    $       108    $       109    $       103
  Cost per available seat mile (cents) (2) .........        10.70          10.66          12.28          11.99          11.92
  Onboard passengers ...............................    1,338,438      1,742,957      1,660,140      1,223,838      1,473,240
  Average seats per departure ......................          108            104            101            101             90
  Average stage length (miles) .....................          532            571            524            531            479
  Aircraft (average during period) .................        11.0           13.7           13.0           13.0           16.9
  Aircraft utilization (hours per day) .............         9.9            9.8            9.0            9.0            8.8
  Fuel price per gallon (cents) (3) ................        69.0           80.6           73.4           73.2           58.1

-------
(1) Certain December 31, 1996 and September 30, 1997 amounts were reclassified to reflect classifications in the December 31, 1997 audited financial statements and September 30, 1998 unaudited interim financial statements.

(2) Excludes restructuring, impairment of long-lived assets and recapitalization expenses.

(3) Fuel price per gallon has been restated to reflect the Company's revised calculations.


NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1997

     CAPACITY. In the nine months ended September 30, 1998, the Company produced 1,150 million ASMs, an increase of 108 million or 10.4% over the nine months ended September 30, 1997. The increase in ASM production is attributable to 29.9% more departures (to 25,888), offset by a 9.8% shorter average stage length (to 479 miles) and 10.9% fewer seats per departure (to 90 seats). These changes resulted from the addition over the nine months ended September 30, 1998 of seven 50 seat CRJs, which added frequency to shorter routes and began flying new shorter haul routes, as well as the Company's cancellation of service on certain longer haul routes.

     OPERATING REVENUES. The Company's operating revenues increased 12.7% to $155.7 million for the nine months ended September 30, 1998 from $138.2 million for the nine months ended September 30, 1997. The increase is attributable to a 14.9% increase in revenue passenger miles to 750 million and a 0.8% decrease in passenger yield (revenue per RPM) to 20.19 cents. Total revenue per ASM increased 2.0% to 13.53 cents per ASM due to the 0.8% decrease in yield combined with a 2.5 percentage point increase in load factor to 65.2%. Cargo revenue increased 6.6% to $1.6 million for the nine months ended September 30, 1998 from $1.5 million for the nine months ended September 30, 1997. The increase is due to increased mail and other cargo carried in the nine months ended September 30, 1998. Other revenue decreased 29.9% to $2.7 million for the nine months ended September 30, 1998 from $3.8 million for the nine months ended September 30, 1997, due primarily to the revenue sharing agreement with our commuter affiliate.

     OPERATING EXPENSES. The Company's operating expenses increased 7.5% to $135.7 million for the nine months ended September 30, 1998 from $126.3 million for the nine months ended September 30, 1997. Total expenses increased primarily due to the increases in number of employees, wages, commissions, and depreciation expenses partially offset by reduction in fuel prices, and the absence in the first nine months of 1998 of the special recapitalization charge which was reflected in the first nine months of 1997. Total operating expense per ASM decreased 2.6% to 11.80 cents from 12.12 cents. Excluding the one-time charges for the Recapitalization in 1997, operating expense per ASM decreased 1.7% to 11.80 cents from 12.00 cents. This decrease is attributable to the reduction in fuel prices and the spreading of the Company's fixed costs over the larger ASM base discussed above in "Capacity", offset by increases in wages and salaries and related costs, including profit sharing, and depreciation expenses.

                                                                 NINE MONTHS ENDED              NINE MONTHS ENDED
                                                               SEPTEMBER 30, 1997 (1)          SEPTEMBER 30, 1998
                                                           ------------------------------ -----------------------------
                                                              PERCENT OF       COST PER      PERCENT OF      COST PER
                                                            TOTAL EXPENSES   ASM (CENTS)   TOTAL EXPENSES   ASM (CENTS)
                                                           ---------------- ------------- ---------------- ------------
Wages, salaries and related costs ........................       14.7%            1.79           17.2%          2.05
Aircraft fuel ............................................       12.8             1.55           10.7           1.28
Aircraft and engine rentals ..............................       18.1             2.19           16.1           1.92
Commissions ..............................................        8.2             0.99            8.3           0.99
Maintenance, materials and repairs .......................        9.8             1.19            8.8           1.04
Other rentals and landing fees ...........................        5.9             0.71            5.3           0.63
Depreciation and amortization ............................        1.1             0.13            3.1           0.37
Other operating expenses .................................       28.5             3.45           29.5           3.52
                                                                ------           -----          -----          -----
Sub-total operating expenses before recapitalization .....       99.1%           12.00           99.0%         11.80
Recapitalization charge ..................................        1.0             0.12            0.0            --
                                                                ------           -----          -----          -----
Total operating expenses .................................      100.1%           12.12           99.0%         11.80
Other (income) expense ...................................       -0.1%          (0.01)            1.0%          0.12
                                                                ------          ------          -----          -----
Total expenses ...........................................      100. 0%          12.11          100.0%         11.92
                                                                ======          ======          =====          =====

-------
(1) Certain September 30, 1997 amounts were reclassified to reflect classifications in the December 31, 1997 audited financial statements and September 30, 1998 unaudited interim financial statements.

     Wages, salaries and related costs increased $5.0 million or 26.9% to $23.6 million for the nine months ended September 30, 1998 from $18.6 million for the nine months ended September 30, 1997. The increase is attributable to 106 additional full time equivalent employees on average for the nine months ended September 30, 1998 from the nine months ended September 30, 1997 due to increased staffing associated with the addition of the CRJs both in flight crews and at the RDU hub, increased staffing in reservations due to the cancellation in May 1997 of a third party service contract and the work being brought in-house, and the Company's Profit Sharing Plan ($1.8 million in the first nine months of 1998) implemented in 1998. Wages, salaries and related cost per ASM increased 0.26 cents or 14.5% to 2.05 cents from 1.79 cents. The increase in unit costs is attributable to the items noted above as well as the changes noted in "Capacity".

     Aircraft fuel expense decreased 8.7% to $14.8 million for the nine months ended September 30, 1998 from $16.1 million for the nine months ended September 30, 1997. The decrease was due to a 20.6% decrease in the average fuel price per gallon to 58.1 cents from 73.2 cents, and the flying of the lower fuel burn CRJ aircraft, partially offset by the 26.1% increase in block hours. Aircraft fuel expense per ASM decreased 17.4% to 1.28 cents from 1.55 cents.

     Aircraft and engine rental expense decreased 3.3% to $22.1 million for the nine months ended September 30, 1998 from $22.9 million for the nine months ended September 30, 1997. The decrease in expense is attributable to the 1ower lease rates for the F-100s after the Recapitalization in February 1997 partially offset by the rental of spare engines in 1998 while awaiting delivery of the two spare engines being purchased by the Company. Aircraft and engine rentals expense per ASM decreased 12.3% to 1.92 cents from 2.19 cents. The decrease in cost per ASM resulted from a combination of the 10.4% increase in ASMs discussed above in "Capacity" and no rental expense from the five owned CRJs, supplemented by the overall decrease in lease rates for the Fokker aircraft.

     Commission expense increased 10.1% to $11.4 million for the nine months ended September 30, 1998 from $10.3 million for the nine months ended September 30, 1997. This was due to the 13.9% increase in passenger revenues partially offset by a decrease of travel agency revenues as a percent of passenger revenue to 66.5% from 69.9% and a decrease in the commission rate. Commissions expense per ASM remained stable at 0.99 cents.

     Maintenance, materials and repairs expense decreased 3.2% to $12.0 million for the nine months ended September 30, 1998 from $12.4 million for the nine months ended September 30, 1997. The expense decrease is largely attributable to the new maintenance contracts on most of the Company's Fokker aircraft and the addition of the new CRJ aircraft, offset somewhat by increases driven by the growth in block hours. Maintenance, materials and repairs expense per ASM decreased 12.6% to 1.04 cents from 1.19 cents due to the changes noted above.

     Other rentals and landing fees expense decreased 2.8% to $7.2 million for the nine months ended September 30, 1998 from $7.4 million for the nine months ended September 30, 1997. Other rentals and landing fees expense per ASM decreased

11.3% to 0.63 cents from 0.71 cents, due to decreased facility rent at the Orlando hangar beginning in the second quarter, lower landing fees for the relatively lighter CRJ aircraft and lower landing fees at RDU, and partially offset by increased departures.

     Depreciation and amortization expense increased 211.3% to $4.3 million for the nine months ended September 30, 1998 from $1.4 million for the nine months ended September 30, 1997. Depreciation and amortization expense per ASM increased 184.6% to 0.37 cents from 0.13 cents in the nine months ended September 30, 1997. The increase is attributable to the purchase of the five CRJs and approximately $10.9 million in other fixed assets (mostly spare parts) since July 1, 1997.

     Other operating expense increased 12.4% to $40.4 million for the nine months ended September 30, 1998 from $36.0 million for the nine months ended September 30, 1997. Other operating expenses consist primarily of reservations, ground handling, advertising, general and administrative expense and insurance. The expense increase is attributable to the 29.9% increase in departures and 20.4% increase in passengers, partially offset by savings in insurance, and marketing expenses. Other operating expense per ASM increased 2.0% to 3.52 cents from 3.45 cents in 1997.

     Net interest income (expense) increased $1.5 million for the nine months ended September 30, 1998 due to the debt service for the CRJ and Fokker spare engine loans. Net interest expense per ASM for the nine months ended September 30, 1998 was 0.12 cents compared to net interest income per ASM of 0.01 cents in the comparable prior period.

     A change in estimate regarding the realization of deferred tax assets was made during the quarter ending September 30, 1998. The deferred tax asset valuation allowance has been reduced to reflect the benefit realized from the utilization of net operating loss carry forwards. The benefit recognized during the nine month period is $3.7 million, reducing the Company's effective tax rate to 20%.


YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     CAPACITY. In 1997, the company produced 1.388 billion ASMs, a reduction of 371 million or 21.1% from 1996. The reduction in ASM production was attributable to 7.9% fewer departures (to 26,898), an 8.2% shorter average stage length (to 524 miles) and 2.9% fewer seats per departure (to 101 seats). These changes resulted from the Company's cancellation of service on certain longer haul routes and the decision to return four (relatively larger) Airbus A320 aircraft to their lessors, which were made to better position the Company by concentrating on profitable operations and operations deemed to have a higher future return. This change in capacity resulted in higher costs per ASM for the majority of the Company's operating costs, as more particularly described below.

     OPERATING REVENUES. The Company's operating revenues increased 3.5% to $186.3 million for the year ended December 31, 1997 from $180.0 million for the year ended December 31, 1996. The increase is attributable to a 9.1% increase in average fare paid to $108 from $99 offset by a 4.8% decline in the number of passengers boarded to 1.66 million from 1.74 million. Revenue per ASM increased 31.1% to 13.4 cents per ASM due to a 17.2% increase in yield (revenue per RPM) to 20.4 cents combined with a 6.3 percentage point increase in load factor to 63.1%.

     OPERATING EXPENSES. The Company's operating expenses decreased 15.8% to $171.2 million for the year ended December 31, 1997 from $203.3 million for the year ended December 31, 1996. Total expenses declined primarily due to the reduction in the scope of the Company's operations and the benefits realized through the Recapitalization, partially offset by increases in wage expense. Total operating expense per ASM increased 6.7% to 12.34 cents from 11.56 cents. Excluding the one-time charge for the Recapitalization in 1997 and charges for recognition of the impairment of long-lived assets in 1996 in accordance with SFAS No. 121, operating expense per ASM increased 15.9% to 12.29 cents from
10.6 cents. This increase is attributable to the spreading of the Company's fixed costs over the smaller, less cost-efficient ASM base discussed above in "Capacity", as well as the cost impact of the 31.1% increase in unit revenues. The increase in revenue per ASM drives related increases in passenger and revenue-related costs, the impact of which was to raise operating expense per ASM by approximately 0.5 cents.

                                                                                         YEAR ENDED DECEMBER 31,
                                                                               --------------------------------------------
                                                                                    1996  (1)                1997
                                                                               -------------------- -----------------------
                                                                                 PERCENT               PERCENT
                                                                                   OF        COST        OF         COST
                                                                                  TOTAL    PER ASM      TOTAL      PER ASM
                                                                                EXPENSES   (CENTS)    EXPENSES     (CENTS)
                                                                               ---------- --------- ------------ ----------
Wages, salaries and related costs ............................................     12.0%      1.40       15.1%        1.86
Aircraft fuel ................................................................     13.4%      1.55       12.6%        1.55
Aircraft and engine rentals ..................................................     16.7%      1.94       17.8%        2.20
Commissions ..................................................................      6.7%      0.78        8.2%        1.01
Maintenance, materials and repairs ...........................................      8.8%      1.02        9.2%        1.14
Other rentals and landing fees ...............................................      6.2%      0.72        5.7%        0.71
Depreciation and amortization ................................................      0.7%      0.08        1.2%        0.14
Other operating expenses .....................................................     26.7%      3.11       29.9%        3.68
                                                                                  -----      -----      -----        -----
Sub-total operating expenses before recapitalization charges and impairment of
 long-lived assets ...........................................................     91.2%     10.60       99.7%       12.29
                                                                                  -----      -----      -----        -----
Impairment of long-lived assets ..............................................      8.3%      0.96         --          --
Recapitalization charges .....................................................       --        --         0.4%        0.05
                                                                                  -----      -----      -----        -----
Total operating expenses .....................................................     99.5%     11.56      100.1%       12.34
                                                                                  -----      -----      -----        -----
Other (income) expense .......................................................      0.5%      0.06       (0.1)%     (0.01)
                                                                                  -----      -----      -----       ------
Total expenses ...............................................................    100.0%     11.62      100.0%       12.33
                                                                                  =====      =====      =====       ======

-------
(1) Certain December 31, 1996 amounts were reclassified to reflect classifications in the December 31, 1997 audited financial statements.

     Wages, salaries and related costs increased $1.2 million or 4.6% to $25.8 million for the year ended December 31, 1997 from $24.6 million for the year ended December 31, 1996. The increase is attributable to increased staffing associated with the addition of new aircraft at year end, annual increases for all personnel and general hiring to fill specific needs within the Company throughout 1997. Included in the 1997 amounts are discretionary bonuses amounting to $1.2 million or an average of 5.4% of each employee's annual compensation. Wages, salaries and related cost per ASM increased 0.46 cents or 32.8% to 1.86 cents. The increase in unit costs is attributable to the items noted above as well as the changes noted in "Capacity."

     Aircraft fuel expense decreased 21.2% to $21.5 million for the year ended December 31, 1997 from $27.3 million for the year ended December 31, 1996. The decrease was due to an 8.9% decrease in the average fuel price per gallon to
73.4 cents from 80.6 cents and the 11.9% reduction in block hours. Aircraft fuel expense per ASM remained stable at 1.55 cents because the fuel price reduction was offset by the fewer number of relatively more fuel efficient A320s in the fleet along with shorter stage lengths which increases fuel consumption on a unit cost basis.

     Aircraft and engine rental expense decreased 10.6% to $30.5 million for the year ended December 31, 1997 from $34.1 million for the year ended December 31, 1996. The decrease in expense is attributable to the 5.1% decrease in the average number of aircraft to 13.0 from 13.7 and the lower lease rates for the F-100s after the Recapitalization in February 1997. Aircraft and engine rentals expense per ASM increased 13.4% to 2.20 cents from 1.94 cents. The increase in cost per ASM resulted from the 21.1% decrease in ASMs discussed above in "Capacity," partially offset by the overall decrease in lease rates.

     Commission expense increased 1.8% to $14.0 million for the year ended December 31, 1997 from $13.7 million for the year ended December 31, 1996. This was due to the 3.5% increase in operating revenues offset by a decrease of travel agency revenues as a percent of passenger revenue to 69.2% from 71.4%. Commissions expense per ASM increased 29.5% to 1.01 cents from 0.78 cents, primarily driven by the 31.1% increase in revenue per available seat mile to
13.4 cents from 10.2 cents.

     Maintenance, materials and repairs expense decreased 12.1% to $15.8 million for the year ended December 31, 1997 from $17.9 million in the year ended December 31, 1996. The expense decrease is largely attributable to the 11.9% reduction in block hours of aircraft operations. Maintenance, materials and repairs expense per ASM increased 11.8% to 1.14 cents from 1.02 cents due to the return of the four relatively more maintenance efficient A320s to their lessors in 1996.

     Depreciation and amortization expense increased 48.5% to $2.0 million for the year ended December 31, 1997 from $1.3 million for the year ended December 31, 1996. Depreciation and amortization expense per ASM increased 75% to 0.14 cents from 0.08 cents in the year ended December 31, 1996. During 1997, the Company increased its investment in fixed assets by $41.8 million, including the two CRJs delivered in December (which had a minimal impact on depreciation expense for the year) and the acquisition of an inventory of F-100 parts.

     Other operating expense decreased 9.5% to $60.9 million for the year ended December 31, 1997 from $67.3 million for the year ended December 31, 1996. Other operating expenses consist primarily of landing fees and facility rentals, reservations, ground handling, advertising, general and administrative expense and insurance. The decrease in expense is attributable to the 7.9% decrease in departures and 4.8% decrease in passengers, as well as expenses related to unusually bad weather in the winter of 1996 and Hurricane Fran in September 1996. Other operating expense per ASM increased 14.6% to 4.39 cents from 3.83 cents. The increase in cost per ASM is the result of the items noted above and the decrease in ASMs discussed in "Capacity" above.

     In the last quarter of 1997, the Company fully reserved a receivable of $1.6 million due from a business partner. The Company made certain other adjustments in the last quarter of 1997 related to physical inventory adjustments, changes in estimates related to the special recapitalization charges and the extraordinary gain. The net increase (decrease) of the adjustments is as follows:



                                               INCOME BEFORE
                                            EXTRAORDINARY GAIN   NET INCOME
                                           -------------------- -----------
                                                (DOLLARS IN THOUSANDS)
Physical inventory adjustments ...........       $    706         $  424
Accounts receivable reserve ..............         (1,551)          (931)
Special recapitalization charges .........            475            285
Extraordinary gain .......................             --            676
                                                 --------         ------
Total ....................................       $   (370)        $  454
                                                 ========         ======

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

     CAPACITY. In 1996, the Company produced 1.759 billion ASMs, an increase of 371 million or 26.7% from 1995. The increased ASM production was attributable to 19.6% more departures (to 29,192), a 7.3% longer average stage length (to 571 miles) offset by 3.7% fewer seats per departure (to 104 seats). These changes resulted from a 24.5% increase in average aircraft in service, the introduction of service on certain longer haul routes and the decision to return four (relatively larger) Airbus A320 aircraft to their lessors in early 1996.

     OPERATING REVENUES. The Company's operating revenues increased 46.8% to $180.0 million for the year ended December 31, 1996 from $122.6 million for the year ended December 31, 1995. The increase is attributable to a 30.2% increase in passengers to 1.743 million from 1.338 million and an 11.2% increase in average fare paid to $99 from $89. Revenue per ASM increased 15.9% to 10.2 cents per ASM due to a 1.8% increase in yield (revenue per RPM) to 17.4 cents combined with a 6.9 percentage point increase in load factor to 56.8%.

     OPERATING EXPENSES. The Company's operating expenses increased 31.8% to $203.3 million for the year ended December 31, 1996 from $154.2 million for the year ended December 31, 1995. Total expenses increased primarily due to the increase in the scope of the Company's operations combined with the costs related to higher passenger traffic and revenues. Total operating expense per ASM increased 3.6% to 11.6 cents from 11.1 cents. Excluding the charges for the recognition of the impairment of long-lived assets in 1996 in accordance with SFAS No. 121 and the 1995 restructuring charges, operating expense per ASM decreased .9% to 10.6 cents from 10.7 cents. This decrease is attributable to the spreading of the company's fixed costs over the larger ASM base discussed above in "Capacity", offset by the cost impact of the 15.9% increase in unit revenues. The increase in revenue per ASM drives related increases in passenger and revenue-related costs, the impact of which was to raise operating expense per ASM by approximately 0.3 cents.

                                                                                YEAR ENDED DECEMBER 31,
                                                                        ----------------------------------------
                                                                                1995              1996 (1)
                                                                        -------------------- -------------------
                                                                          PERCENT              PERCENT
                                                                            OF        COST       OF       COST
                                                                           TOTAL    PER ASM     TOTAL    PER ASM
                                                                         EXPENSES   (CENTS)   EXPENSES   (CENTS)
                                                                        ---------- --------- ---------- --------
Wages, salaries and related costs .....................................     12.9%      1.40      12.0%     1.40
Aircraft fuel .........................................................     10.9%      1.20      13.4%     1.55
Aircraft and engine rentals ...........................................     20.0%      2.20      16.7%     1.94
Commissions ...........................................................      6.1%      0.70       6.7%     0.78
Maintenance, materials and repairs ....................................      8.8%      1.00       8.8%     1.02
Other rentals and landing fees ........................................      7.7%      0.90       6.2%     0.72
Depreciation and amortization .........................................      1.3%      0.20       0.7%     0.08
Other operating expenses ..............................................     28.4%      3.10      26.7%     3.11
                                                                           -----      -----     -----     -----
Sub-total operating expenses before impairment of long-lived assets and
 restructuring charges ................................................     96.1%     10.70      91.2%    10.60
                                                                           -----      -----     -----     -----
Impairment of long-lived assets .......................................       --        --        8.3%     0.96
Restructuring .........................................................      3.9%      0.40        --       --
                                                                           -----      -----     -----     -----
Total operating expenses ..............................................    100.0%     11.10      99.5%    11.56
                                                                           -----      -----     -----     -----
Other (income) expense ................................................       --        --        0.5%     0.06
                                                                           -----      -----     -----     -----
Total expenses ........................................................    100.0%     11.10     100.0%    11.62
                                                                           =====      =====     =====     =====

-------
(1) Certain December 31, 1996 amounts were reclassified to reflect classifications in the December 31, 1997 audited financial statements.

     Wages, salaries and related costs increased 23.9% to $24.6 million for the year ended December 31, 1996 from $19.9 million for the year ended December 31, 1995. The expense increase is attributable to increased staffing associated with the addition of new routes, annual increases for line personnel and general hiring to fill specific needs within the Company throughout 1996. Wages, salaries and related costs expense per ASM remained unchanged at 1.4 cents.

     Aircraft fuel expense increased 62.7% to $27.3 million for the year ended December 31, 1996 from $16.8 million for the year ended December 31, 1995. The increase was due to a 16.8% increase in the average fuel price per gallon to
80.6 cents from 69.0 cents and the 25.0% increase in block hours. Aircraft fuel expense per ASM increased 28.1% to 1.6 cents from 1.2 cents because of a the increase in the average fuel price per gallon and the smaller number of relatively more fuel efficient A320s in the fleet during the year ended December 31, 1995.

     Aircraft and engine rentals expense increased 10.4% to $34.1 million for the year ended December 31, 1996 from $30.9 million for the year ended December 31, 1995. The increase in expense is attributable to the increase of average number of aircraft for the year ended December 31, 1996 to 13.7 from 11.0. Aircraft and engine rentals expense per ASM decreased 13.0% to 1.9 cents from
2.2 cents due largely to the increase in ASMs discussed above in "Capacity."

     Commissions expense increased 46.3% to $13.7 million for the year ended December 31, 1996 from $9.4 million for the year ended December 31, 1995. This was due to the 46.8% increase in operating revenues. Commissions expense per ASM increased 14.7% to 0.8 cents from 0.7 cents, primarily driven by the 15.9% increase in revenue per available seat mile to 10.2 cents from 8.8 cents.

     Maintenance, materials and repairs expense increased 32.3% to $17.9 million for the year ended December 31, 1996 from $13.6 million in the year ended December 31, 1995. The expense increase is largely attributable to the 25.0% increase in block hours of aircraft operations plus certain maintenance contract rate increases. Maintenance, materials and repairs expense per ASM remained unchanged at 1.0 cents.

     Depreciation and amortization expense decreased 34.5% to $1.3 million for the year ended December 31, 1996 from $2.1 million for the year ended December 31, 1995. Depreciation and amortization expense per ASM decreased 46.7% to 0.1 cents from 0.2 cents in the year ended December 31, 1995. The Company was amortizing goodwill, slot costs and deferred debt costs in 1995 at a rate of $0.7 million per year, all of which were written off during 1996 as impaired assets under SFAS 121. Without the SFAS 121 adjustment, depreciation and amortization expense in 1996 would have remained substantially unchanged at $2.0 million, including $0.7 million of such amortization charges.

     Other operating expense increased 20.9% to $67.3 million for the year ended December 31, 1996 from $55.7 million for the year ended December 31, 1995. Other operating expenses consist primarily of landing fees and rentals, reservations, ground handling, advertising, general and administrative expenses and insurance. The increase in expense is attributable to the increase in departures and passengers, as well as expenses related to unusually bad weather in the winter of 1996 and Hurricane Fran in September 1996. Other operating expense per ASM decreased 4.5% to 3.8 cents from 4.0 cents. The decrease in cost per ASM is the result of the increase in ASMs discussed in "Capacity" offset somewhat by the items noted above.

     In accordance with SFAS No. 121, the Company recorded an impairment loss of $16.9 million, which increased cost per ASM by 1.0 cents during 1996.

     For the year ended December 31, 1995, the Company incurred a restructuring expense of $6.0 million related to the return of the four A320 aircraft and other one-time costs that increased cost per ASM by 0.4 cents for the year ended December 31, 1995.


SEASONALITY AND QUARTERLY RESULTS OF OPERATIONS

     As is common in its industry, the Company experiences seasonal factors during certain periods of the year that have combined in the past to reduce the Company's traffic, profitability and cash generation as compared to the remainder of the year. The highest levels of traffic and revenue are generally realized in the second quarter and the lowest levels of traffic and revenue are generally realized in the third quarter. Given the Company's high proportion of fixed costs, such seasonality affects the Company's profitability from quarter to quarter. Specifically, the Company experiences the lowest demand for its services in September. In addition, many of the Company's areas of operations experience adverse weather during the winter, causing a greater percentage of the Company's flights to be canceled and/or delayed than in other quarters. See "Risk Factors -- Factors Related to the Company and the Industry -- Seasonality and Cyclicality."



                                                             1996 (1)
                                       ----------------------------------------------------
(DOLLARS IN THOUSANDS)                   MARCH 31      JUNE 30      SEPT. 30      DEC. 31
-------------------------------------- ------------ ------------- ------------ ------------
Operating revenues ...................    $49,441      $ 45,933      $39,899    $  44,761
Operating income (loss) (2) ..........   ($ 6,876)     $  1,865     ($ 2,853)   $   1,548
Income (loss) before
 extraordinary gain ..................   ($ 7,226)    ($ 15,608)    ($ 2,492)   $   1,062
Net income (loss) ....................   ($ 7,226)    ($ 15,608)    ($ 2,492)   $   1,062
ASMs (000s) ..........................    566,384       405,335      392,951      393,890
RPMs (000s) ..........................    316,841       230,950      213,445      237,723
Load factor ..........................       55.9%         57.0%        54.3%        60.4%
Break-even load factor (2) ...........       64.4%         55.3%        57.8%        58.9%
Yield (cents) ........................       15.0          19.3         18.0         18.1
RASM (cents) .........................        8.7          11.3         10.2         11.4
CASM (cents) (2) .....................       10.0          11.0         10.8         11.1
Aircraft (average during period) .....       16.0          13.3         13.0         13.0



                                                            1997 (1)                                        1998
                                       --------------------------------------------------- --------------------------------------
(DOLLARS IN THOUSANDS)                   MARCH 31      JUNE 30     SEPT. 30      DEC. 31     MARCH 31      JUNE 30     SEPT. 30
-------------------------------------- ------------ ------------ ------------ ------------ ------------ ------------ ------------
Operating revenues ...................  $  47,853    $  47,238    $  43,122    $  48,062    $  50,521    $  55,708    $  49,471
Operating income (loss) (2) ..........  $   3,880    $   6,443    $   2,807    $   2,737    $   6,566    $   9,440    $   3,962
Income (loss) before
 extraordinary gain ..................  $   1,342    $   3,916    $   1,722    $   1,945    $   3,855    $   5,298        5,719
Net income (loss) ....................  $  16,614    $   3,916    $   1,722    $   2,641    $   3,855    $   5,298        5,719
ASMs (000s) ..........................    366,944      343,933      331,190      345,797      373,166      387,752      389,544
RPMs (000s) ..........................    221,157      219,355      212,443      222,797      232,067      261,474      256,411
Load factor ..........................       60.3%        63.8%        64.1%        64.4%        62.2%        67.4%        65.8%
Break-even load factor (2) ...........       55.2%        54.8%        59.7%        60.6%        54.0%        56.4%        61.3%
Yield (cents) ........................      20.81        20.81        19.40        20.69        21.15        20.73        18.78
RASM (cents) .........................      13.04        13.73        13.02        13.90        13.54        14.37        12.70
CASM (cents) (2) .....................      11.98        11.86        12.15        13.11        11.82        12.09        11.84
Aircraft (average during period) .....       13.0         13.0         13.0         13.0         16.1         17.2         18.5

-------
(1) Certain 1996 and 1997 amounts were reclassified to reflect classifications in the December 31, 1997 audited interim financial statements and the September 30, 1998 unaudited interim financial statements.

(2) Excludes impairment of long-lived assets and recapitalization expenses. Had impairment of long-lived assets and recapitalization expenses been included, operating income (loss) for each of the three month periods ended June 30, 1996, March 31, 1997 and December 31, 1997 would have been ($15,076), $2,655 and $3,212, respectively.


LIQUIDITY AND CAPITAL RESOURCES


LIQUIDITY

     The Company's working capital improved during the first nine months of 1998 compared to the first nine months of 1997. As of September 30, 1998, the Company had cash, restricted cash, and short-term investments of $47.4 million and working capital of $19.8 million compared to $31.8 million and $5.4 million respectively as of September 30, 1997. During the nine months ended September 30, 1998, cash, restricted cash and short-term investments decreased $10.7 million from December 31, 1997, reflecting net cash provided by operating activities of $13.2 million (excluding changes in restricted cash), net cash used in investing activities of $7.0 million (excluding purchases and sales of short-term investments), and net cash used in financing activities of $16.9 million. During the nine months ended September 30, 1998, net cash used in operating activities was primarily due to increases in operating assets, net cash used in investing activities was due to purchases of equipment and property and equipment purchase deposits, and net cash used in financing activities reflects repayment of long-term debt. During the nine months ended September 30, 1997, cash, restricted cash and short-term investments increased $19.0 million, reflecting net cash provided by operating activities of $6.0 million (net of changes in restricted cash), net cash used in investing activities of $8.4 million (excluding purchases and sales of short-term investments), and net cash provided by financing activities of $21.4 million. During the nine months ended September 30, 1997, net cash provided by operating activities was primarily due to increases in operating liabilities, net cash used in investing activities was due to purchases of equipment and aircraft purchase deposits, and net cash provided by financing activities was due to the proceeds of the Recapitalization.


CAPITAL RESOURCES

     Since the February 1997 Recapitalization, the Company has been able to generate sufficient funds from operations to meet its working capital requirements and does not currently have any lines of credit. The Company believes that the working capital available from ongoing operations, combined with financing for the purchase of the spare engines for the CRJ fleet and the standby financing for the last seven CRJ aircraft to be delivered in 1999, will be sufficient to meet its anticipated requirements for capital expenditures and other cash requirements for the foreseeable future.

     In August 1998, the Company completed an offering of $109,722,000 of the Old Certificates. The Certificates are not direct obligations of, or guaranteed by, the Company and therefore are not included in the Company's financial statements. The cash proceeds from the sale of the Old Certificates, which were deposited with the Escrow Agent, enable the Company to finance (through either leveraged leases or secured debt financings) the debt portion of eight CRJ aircraft, the last of which is scheduled to be delivered in June 1999. The Company has arranged for equity participation for the first four CRJ aircraft, two of which were delivered in September 1998 and one in each of October 1998 and November 1998. The Company has obtained commitments for equity participation for the remaining four CRJs to be financed in part with the proceeds of the sale of the Old Certificates, although there can be no assurance that such commitments will close. As of the date of this Prospectus, approximately $55.0 million of proceeds remain on deposit. If any funds remain as deposits at September 30, 1999 (or earlier under certain circumstances), such funds will be distributed back to the Certificateholders.


CAPITAL EXPENDITURES

     The Company's cash outflows for capital expenditures in the nine months ended September 30, 1998 and 1997 were $6.0 million and $7.1 million, respectively, excluding financed purchases. Debt financed purchases in the nine months ended September 30, 1998 and 1997 were $51.4 million and $0.3 million, respectively.

     In September 1997 the Company agreed to acquire 10 Canadair CRJ aircraft between December 1997 and December 1998, and took options on 20 more aircraft which would be delivered 10 each in 1999 and 2000. Of the 20 options, the first three were exercised in April 1998, seven were exercised in September 1998 and three more were exercised in December 1998; nine of these CRJs have been delivered and placed in service and the tenth will be delivered and placed in service in December 1998. Several financing alternatives have been arranged for the firm orders, including standby or long-term lease financing, and short-term bridge financing. The Company expects to arrange a combination of third party debt and leveraged lease financing for the remaining CRJs, but will use the standby lease financing in the event that it cannot arrange more attractive financing from third party sources. For each aircraft that is purchased (as opposed to leased), the Company anticipates an initial cash outlay of approximately $4 million. Leveraged leases were finalized in September for the sixth and seventh CRJ aircraft which were delivered in September, and in November 1998 for the eighth and ninth CRJ aircraft which were received in October 1998 and November 1998, respectively.

     The Company expects to arrange financing for two spare CRJ engines the Company has agreed to acquire. To support its operation of F-100 aircraft, in August 1998, the Company purchased a refurbished Rolls Royce Tay 650-15 Engine which was funded from working capital plus certain bank debt and a new spare Rolls Royce Tay 650-15 engine which was financed through a lease purchase obligation over seven years with a nominal payment purchase option at the end of the term.

     The Company's fixed costs will increase significantly with the introduction of the CRJs. Based on the current interest rate environment, the Company estimates that its fixed charges will increase by approximately $19.5 to $21 million per year as a result of its debt-financed purchase or leveraged lease financing of the fourteen remaining CRJs on firm order. However, depending upon the financing method ultimately chosen, the Company's balance sheet liabilities may or may not increase.

OTHER FINANCING

     The Company has significant lease obligations for aircraft that are classified as operating leases and therefore not reflected as liabilities on the Company's balance sheet. The remaining terms of such leases range from less than one month to approximately seventeen years. The Company's total rent expense for the nine months ended September 30, 1998 and 1997 under all non-cancelable aircraft operating leases was approximately $21.4 million and $21.8 million, respectively.

     In November 1998 the Company returned an F-100 aircraft to its lessor and the Company believes such aircraft met or exceeded the various conditions specified in the applicable aircraft lease. The lessor accepted such aircraft without material exceptions. However, the Company and the lessor disagree as to the amount of certain life cycle costs to maintain the aircraft and as to the level of the Company's responsibility to pay for such costs. The Company believes that it has met and exceeded its level of responsibility, and is owed a refund of approximately $300,000 in this regard. The lessor believes that the Company has not met its level of responsibility in this regard and that the Company owes the lessor approximately $1.3 million. The Company expects to negotiate with the lessor concerning this dispute and further believes that, if necessary, it has meritorious legal defenses to the lessor's claim. At this time it is not possible to predict the outcome of this dispute. The Company will be returning three other F-100 aircraft to the same lessor over the next six months and believes similar claims (not necessarily in the amount of $1.3 million) may be asserted by the lessor with respect to each of those aircraft.

     The Company is party to an agreement with Rolls Royce Aero Engine Services ("RRAES") whereby RRAES performed and remains obligated to perform engine maintenance tasks on the engines installed on certain F-100 aircraft. The Company pays RRAES a per flight hour amount to perform such maintenance tasks. The agreement allows RRAES to reasonably revise the hourly rates under the agreement in accordance with its customary standards when an event has occurred which is reasonably likely to materially change the overall operation of the engines such that the basis upon which the charges were calculated no longer remains the same. RRAES attempted to bill the Company approximately $1.9 million claiming that the Company will not utilize these eight engines for the total number of hours anticipated by RRAES. This attempted notice of billing was deficient under the agreement. RRAES subsequently asserted (in December 1998) that with respect to the Company's prospective use of these engines, the Company should pay about $1,015 per hour of operation, per engine. The Company does not believe such charge is representative of RRAES' reasonable and customary standards. The Company has rejected RRAES' proposed rate adjustment from about $53.00 per hour to about $1,015 per hour of engine use. The outcome of this dispute is not ascertainable at this time and the Company believes it has meritorious legal defenses to RRAES' claims.


YEAR 2000

     State of Readiness:

     The Company's Year 2000 Project is designed to ensure that the Company's computer systems and embedded operating systems will function properly beyond 1999. The Project which the Company has developed involves five phases:
Inventory, Assessment, Remediation, Contingency Planning and Testing. The Inventory phase is largely completed and the Assessment phase has begun. The Company intends to complete the Assessment phase in a manner which will allow it to timely modify or replace non-compliant systems. To date, the Company has identified four critical systems that will require modification or replacement and a review of those systems and available remediation alternatives has commenced. One system was replaced in July 1998, one will be remedied by the end of 1998, one will be replaced by the end of the second quarter of 1999, and the other will be replaced as a part of the Company's planned relocation to a new headquarters facility by the end of the first quarter of 1999. These replacements have not been accelerated due to Year 2000 non-compliance.

     Because the Company utilizes a number of critical computer systems operated and maintained by American Airlines, Inc. and its affiliates (including The SABRE Group), the Company has been closely monitoring the progress of Year 2000 projects implemented by these companies. Statements and disclosures made by these key vendors estimate the substantial completion of their Year 2000 projects in the first quarter of 1999. In the case of The SABRE Group, it has stated that substantially all of its core systems are either completed or in the final testing phases of its Year 2000 Project. Importantly, the SABRE Group has stated that its computer reservations system, which the Company uses, is now Year 2000 compliant, with only testing of minor sub-systems remaining to be completed.

     The Company also has begun evaluating non-information technology systems that include embedded technology such as aircraft parts, airport equipment and facility infrastructures. In that regard, as part of the relocation of the Company's headquarters now scheduled for first quarter 1999, the Company is taking steps to ensure that all new technology installed in that facility is Year 2000 compliant. The Company has also received assurances from both operating manufacturers of aircraft in its fleet, as well as from nearly all suppliers and manufacturers of aircraft parts installed in its aircraft, that the embedded technology in the subject aircraft and parts is Year 2000 compliant. The Company continues to receive updates and clarifications on these statements from the suppliers and manufacturers on a regular basis, as their Year 2000 projects mature. The Company has no material facilities at any location other than RDU and believes that the airport facilities in the cities it serves will be or are already part of the Year 2000 program of the contract vendors providing services to the Company in those cities or of the airport authorities in those cities. The Company's business is also dependent upon certain governmental organizations or entities such as the FAA that provide essential aviation industry infrastructure and the computer systems operated by those entities. The Company is reviewing and will continue to review the Year 2000 information and readiness reports issued by these entities.

     Costs of Compliance:

     The total costs of the Company's Year 2000 Project are expected to be immaterial and will be funded through cash from operations. To date, the Company has incurred less than $100,000 in connection with the Project all of which has been expensed as incurred. The cost of the Company's Year 2000 Project is limited by the substantial outsourcing of its systems and the relative youth of the Company and its operating systems. The costs of the Company's Year 2000 Project and the date on which the Company believes it will be completed are based on management's best estimates and include assumptions regarding third-party modification plans. Accordingly, there can be no assurance that these estimates will be achieved and actual results could differ materially from those anticipated.

     Risks of Non-Compliance:

     The Company believes that its Year 2000 Project will be completed prior to there being any material impact on the operations of the Company, and that, with modifications to its existing software and systems and/or conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. However, there can be no assurance that the systems of third parties on which the Company's business relies (including those of its customers, its suppliers or the FAA) will be modified on a timely basis. The Company's business, financial condition or results of operations could be materially adversely affected by the failure of its systems or those operated by other parties to operate properly beyond 1999. To the extent possible, the Company will be developing and executing contingency plans designed to allow continued operation in the event of failure of the Company's or third parties' systems. These contingency plans have not yet been established and the Company has not yet determined the reasonably estimated worst case scenario. The Company intends to analyze these issues as part of its ongoing Year 2000 Project.

                                   BUSINESS

     Midway was incorporated under the laws of the State of Delaware in 1983 as Jet Express Inc. and renamed Midway Airlines Corporation in November 1993 in connection with its commencement of jet operations. The Company is an all jet aircraft operator serving 17 destinations in 11 states from its hub at RDU in North Carolina, where it currently carries more passengers and operates more flights than any other airline. The Company focuses its operations to attract and retain business travelers by providing frequent non-stop service from RDU to major business destinations, maintaining a high level of service and offering American's AAdvantage(R) frequent flyer miles. The Company currently operates one of the youngest all jet fleets in the United States with ten 98-seat Fokker F-100s, one 148-seat Airbus A320, and nine Canadair Regional Jets ("CRJS"). Nine CRJs were delivered to the Company in the period from December 1997 through November 1998. To further serve its market niche, the Company has firm orders for 14 additional CRJs to be delivered by March 2000, with options to acquire up to seven additional CRJs over a one-year period with delivery dates beginning in the first half of 2000. The Company has removed from service two F-100s. The Company intends to remove from service two additional F-100s in the first half of 1999 and the A320 in June 1999. The Company anticipates that the 14 additional CRJs will expand the Company's capacity as measured by departing seats by 19%, taking into account the aircraft to be removed from service as described above, and will be utilized to serve existing Midway destinations with greater frequency and to enter new routes, providing Midway's customers more non-stop jet destinations.

     In March 1995, the Company moved its base of operations from Chicago to RDU following American's reduction in service in the Raleigh-Durham market. RDU offers modern facilities with room for the Company to grow. The Company subleases or has options to sublease 18 of the 26 gates at the newer of RDU's two terminals, Terminal C. The remaining eight gates in Terminal C are used by American and Corporate Airlines, Midway's code sharing commuter partner. Substantially all of the gates at RDU's other terminal are occupied.

     The Company maintains a significant relationship with American. Part of this relationship includes contractual arrangements with American that allow Midway to offer AAdvantage(R) miles to, and accept AAirpass(R) tickets and American first class upgrades from, its passengers. Midway also contracts with American for important services, including yield management, reservation call handling, maintenance, ground handling and fueling. Midway believes the relationship benefits American as well, by building customer loyalty through the use of AAdvantage(R) miles by Midway customers, by providing sublease revenues to help offset American's lease payments at RDU and by providing revenue through Midway's use of various American services.

     In February 1997, the Company completed the Recapitalization, resulting in a change in ownership and management. The Recapitalization resulted in reductions of approximately $12 million in annual expenses, including a decrease in aircraft rent expense, a decrease in facility rentals, a decrease in the cost of certain services and a reduction in net interest expense. In addition to the Recapitalization, the Company discontinued flying certain unprofitable long-haul routes. Since the Recapitalization, the Company has experienced a significant improvement in operating performance and financial condition. The Company believes that its improved results are attributable to the benefits realized from the Recapitalization, route restructuring, improved yield management, increased capacity and passenger demand and a generally strong economic environment.

     In December 1997, the Company completed an initial public offering of its common stock at $15.50 per share. Of the 4,830,000 shares of common stock sold, 2,699,320 shares were sold by the Company and the remaining 2,130,680 shares were sold by selling stockholders. Proceeds to the Company, net of underwriters' discount and offering expenses, were approximately $37.7 million.



OPERATING STRATEGY

     The principal elements of the Company's operating strategy are:

   o ATTRACT HIGH-YIELDING LOCAL BUSINESS TRAVELERS. Based on 1997 data, the Company's yields were higher than the yields of many other jet operators. To attract high-yielding passengers, the Company has designed its operations to serve the needs of business travelers flying to and from Raleigh-Durham. The Company has developed strong relationships with major corporations located in the Raleigh-Durham area, and offers these business travelers frequent non-stop jet service, as well as an attractive, high quality in-flight product and AAdvantage(R) frequent flyer miles. The Company believes this focus on the needs of business travelers has produced a loyal customer base and a higher percentage of business travelers than other carriers. See "Selected Financial and Operating Data and Glossary -- Glossary" for the definition of "yield."

   o MAINTAIN HIGH QUALITY OPERATIONS. Because the Company's business customers require consistent, dependable performance, Midway is committed to meeting the highest operational standards. The Company's completion factor (percent of scheduled flights actually operated) and on-time performance rate (percent of flights arriving within 15 minutes of schedule) were 98.8% and 83.8% for the nine months ended September 30, 1998, respectively, and 99.0% and 83.4% for full year 1997, respectively; the Company believes these performance levels were higher than those of the major carriers during the same periods. The Company achieved these performance measures by (i) operating one of the youngest all jet fleets in the United States, with an average age of 3.1 years as of September 30, 1998, (ii) maintaining a spare aircraft to ensure a high completion factor and (iii) using high quality maintenance providers such as American, affiliates of Bombardier Inc. and Rolls-Royce and a subsidiary of Canadian Airlines Corporation.

   o PROVIDE QUALITY CUSTOMER SERVICE. The Company seeks to generate a high degree of loyalty and customer preference by providing high quality in-flight amenities and customer service. The Company emphasizes customer service from reservation to destination and offers tangible amenities such as greater leg room, leather seating (on all aircraft except the Company's single A320), gourmet coffee, quality snacks and a quiet, modern all-jet fleet.

   o CONTINUE TO REDUCE OPERATING COSTS. Because of its focus on business travelers and premium service, its small aircraft and its relatively short average stage length, the Company operates with yields and a cost per available seat mile that are higher than industry averages. The Company is committed to maintaining a competitive cost structure and has identified a number of cost reduction opportunities. In addition to the cost savings resulting from the Recapitalization, the Company has entered into new maintenance contracts, reduced dependence on third-party vendors for flight reservation call handling, reduced the cost of credit card processing and reduced certain insurance costs. The Company has also implemented an automated voice-response flight information system. Although the introduction of regional jet aircraft will shorten average stage length, the Company believes it should result in additional cost benefits, including greater economies of scale and more efficient utilization of facilities and personnel.


GROWTH STRATEGY

     The Company believes that RDU is relatively under-served with respect to non-stop flights. To address this need and to better serve its core business customers since December 1997, the Company has placed in service nine recently acquired 50-seat CRJs. The Company has firm orders for 14 additional CRJs, one of which is scheduled to be delivered in each of December 1998 and January 1999 and the remainder of which are scheduled to be delivered in 1999 and early 2000. The Company has options to acquire up to seven additional CRJs over a one-year period with delivery dates beginning in the first half of 2000.

     The principal elements of the Company's growth strategy are:

   o INCREASE FREQUENCIES TO CURRENT MARKETS. The Company's market share and route profitability are greatest on routes where it offers the same or better frequency and timing of flights compared to its competitors. The Company's core customers are business travelers who generally pay higher fares and select an airline primarily based on convenience of schedule. Introduction of the new CRJs has enabled the Company to increase frequency and offer more convenient scheduling to current markets, without necessarily increasing overall capacity in these markets. With the delivery of the new CRJs, the Company has increased frequency to Boston, Ft. Lauderdale, Hartford, Newark, Orlando, Philadelphia and Tampa.

   o INCREASE NUMBER OF MARKETS SERVED. The Company has identified at least 17 new market opportunities that it believes can support service primarily on an "origination and destination" (I.E., local passenger) basis. The Company intends to begin service from RDU to several of the most attractive of these markets with the future delivery of the CRJs. In addition, the Company believes that existing demand on a number of routes currently served with 19-seat turboprop aircraft by Midway's code sharing commuter partner, Corporate Airlines, can support 50-seat CRJ service. The Company believes that most customers have a strong preference for jet service, and will often pay a premium or choose a connecting flight to avoid flying on turboprop aircraft. The Company anticipates attracting these customers with the introduction of the CRJs in these markets. Three of the new CRJs were utilized to initiate service to Columbus, Ohio, Indianapolis, Indiana and Jacksonville, Florida. Available CRJ aircraft time has also been used to initiate supplemental (one round-trip per day) CRJ service to Charleston and Myrtle Beach, South Carolina, both of which are served by Corporate Airlines at other times of the day.

RALEIGH-DURHAM MARKET

     The Company believes that it is well positioned to benefit from the rapidly expanding Raleigh-Durham area. Raleigh-Durham's metropolitan population is approximately 1.1 million, and is home to three major universities, the state capital and Research Triangle Park, a 6,850-acre business center with more than 130 high technology and other research-oriented companies, employing over 37,000 people. In 1996, the median household effective buying income in the Raleigh-Durham metropolitan area was 8.9% higher than the national average. In December 1997, the unemployment rate was 1.7%, compared with 4.4% nationwide, among the lowest in standard metropolitan statistical areas in the nation.

     The Company currently carries more passengers and operates more flights at RDU than any other airline. Air travel at RDU has grown by an average of 9% per year from 1991 to 1997, compared to 5% for the United States as a whole. In fact, the RDU market is 32% larger than when American had its hub at RDU. The Company believes that the area's growing business community offers opportunities for expansion at RDU with regional jets. RDU offers modern facilities with room for the Company to grow. The Company subleases or has options to sublease 18 of the 26 gates at the newer of RDU's two terminals, Terminal C. Substantially all of the gates at RDU's other terminal are currently occupied.


SERVICES

ROUTES AND SCHEDULE

     The Company currently provides non-stop service from RDU to the following 17 cities: Atlanta, Georgia; Boston, Massachusetts; Charleston, South Carolina; Columbus, Ohio; Ft. Lauderdale, Florida; Hartford, Connecticut; Indianapolis, Indiana; Jacksonville, Florida; Myrtle Beach, South Carolina; Newark, New Jersey; New York, New York; Orlando, Florida; Philadelphia, Pennsylvania; Stewart/Newburgh, New York; Tampa, Florida; Washington, D.C.; and West Palm Beach, Florida. The Company believes that business travelers select an airline primarily based on convenience of schedule, with a strong preference for frequent, non-stop service. Midway believes that three flights per day is the minimum service pattern necessary to successfully serve its core business customers, and therefore currently offers between three and six flights per day in all but one of its all jet markets. The introduction of the CRJs has allowed the Company to increase frequency in several markets without necessarily increasing overall capacity in these markets.


HIGH QUALITY CUSTOMER SERVICE

     The Company has consistently promoted, and been recognized by its customers for, quality customer service that distinguishes Midway from other airlines. Midway believes it has attained its superior level of customer service through the efforts of its professional and personable employees and the provision of amenities such as greater leg room, leather seating (on all aircraft except the Company's single A320), gourmet coffee, quality snacks and a quiet, modern all jet fleet. Although the Company is not required to report on-time statistics and baggage delivery performance, it consistently ranks high relative to the nation's ten largest airlines that do report these statistics to the DOT. For example, Midway believes that, for the 12 months ended September 30, 1998, using DOT statistics and statistics compiled from its own reports, Midway's on-time performance and baggage delivery performance exceeded that of all major carriers.


MAINTENANCE AND SUPPORT

     The Company is dedicated to providing the highest level of maintenance quality and reliability. The Company's emphasis on high quality maintenance is evidenced by its experienced maintenance management, extensive and recurrent mechanic training and selection of high quality maintenance providers. The Company performs all low level checks (below "C" Check) and non-routine maintenance at RDU or at a maintenance facility in Orlando, Florida. Major inspections and overhauls of the airframes and engines are conducted by contract vendors whose work and procedures are closely monitored by Midway maintenance management personnel. The contract vendors currently engaged by the Company to perform major inspections of the airframe and to perform engine overhauls include American, affiliates of Bombardier Inc. and Rolls-Royce and a subsidiary of Canadian Airlines Corporation.


SALES AND MARKETING

PRICING AND YIELD MANAGEMENT

     The Company's strategy is designed to result in premium yields. The Company believes its efforts to identify favorable markets and provide premium non-stop service enables it to generate a high degree of loyalty among its passengers and to attract a large percentage of business travelers on its flights. Pursuant to an agreement with American, the Company began implementing a version of American's yield management system in 1996, and it became fully operational in February 1997. The system is one of the most advanced yield management systems worldwide, and has enabled Midway to significantly enhance its ability to maximize revenues. Midway's license to use the system and to obtain system related services from American personnel currently extends through August 2001, and may be extended thereafter at market terms or may be perpetually licensed by Midway for a fixed price.


DISTRIBUTION

     Midway sells approximately 67% of its tickets through travel agents, a level that the Company believes is comparable to the percentage of travel agency sales made by many other airlines. Travel agents receive commissions from airlines based on the price of the tickets they sell. In 1995, many airlines began limiting or capping the amount of commissions they would pay to agents for certain higher priced tickets and in September 1997, several major carriers lowered their base commission rate from 10% to 8%. At the time Midway elected not to lower its base commission rate to 8%, but to further study its base commission rate and its impact on sales growth. In March 1998, following analysis, the Company elected to lower its base commission rate to 8% with no cap.

     Midway also pays additional commissions, referred to as "overrides", to selected travel agencies in connection with special revenue programs. The Company believes these override programs result in incremental revenue to the Company. Midway also offers certain travel agencies the opportunity to participate in the development of specific corporate strategies and procedures, through their attendance at quarterly forums with the Company's senior executives. Special services developed through these and other programs include Midway's full-time staffing of the "Carolina Desk" within its sales department to answer questions or otherwise attend to the needs of these important customers. The Company believes that the combination of higher available commissions, the development of relationships between these travel agents and senior management and the devotion of resources to meet the needs of these agencies has resulted in strong support of Midway by travel agencies.


CORPORATE RELATIONSHIPS

     The Company believes that it receives a substantial share of travel from the local Raleigh-Durham business community on the routes that it serves. The Company believes that this success is in part a result of its significant efforts to meet the demands of its core business customers, its established relationships with many local, national and international corporations in the Raleigh-Durham area and the support it receives as the "hometown" airline. Discounts are offered to a limited number of corporations in exchange for a premium share of their travel. Employees of some of these corporations may also be offered discounts for leisure weekend travel on flights that would otherwise operate with empty seats. This program, called "Midway Weekend Madness", has helped build loyalty in the Raleigh-Durham market and is an important incentive for corporations to do more business with Midway. Midway sales agents visit customers on a regular basis to solicit their input and to answer questions. Each sales manager is supported by a help desk staffed full time by employees trained to meet these customers' needs.


AMERICAN RELATIONSHIP

     The Company maintains a significant relationship with American. Part of this relationship includes contractual arrangements with American that allow Midway to offer AAdvantage(R) miles to, and accept AAirpass(R) tickets and American first class upgrades from, its passengers. Midway also contracts with American for important services, including yield management, reservation call handling, maintenance, ground handling and fueling. Midway believes the relationship benefits American as well, by building customer loyalty through the use of AAdvantage(R) miles by Midway customers, by providing sublease revenues to help offset American's lease payments at RDU and by providing revenue through Midway's use of various American services.


FREQUENT FLYER PROGRAM

     Midway has been a partner in American's AAdvantage(R) frequent flyer program since March 1995. Upon its arrival at RDU, Midway's participation in this program quickly facilitated its access to a large and loyal group of AAdvantage(R) members in the Raleigh-Durham area and along the East Coast. For payment of a per-mile fee, the Company is able to offer its passengers the ability to obtain award mileage on every current flight (other than those to and from Columbus, Ohio and Indianapolis, Indiana) and AAdvantage(R) award certificates can be redeemed for travel on Midway, American or other AAdvantage(R) partners. Midway's contract with American, which extends through April 30, 2001, gives the Company the ability to offer AAdvantage(R) miles on several additional routes, though the Company may add new routes in the near future without having the ability to offer AAdvantage(R) miles. The ability to offer AAdvantage(R) miles on additional routes and the extension of the term of the agreement are the subject of ongoing discussions between the Company and American. The

Company believes its participation in the AAdvantage(R) program gives it access to a flexible and extremely powerful marketing tool. However, due to the potential limitations of the agreement (including the number of additional markets and the term of the agreement), the Company may in the future choose to develop its own frequent flyer program.

     American may terminate this agreement under several circumstances, including (i) commencement by the Company of a new frequent flyer program or its participation in another frequent flyer program, (ii) any person or group becoming the owner of 20% or more of the outstanding voting securities of the Company or any "Disqualified Investor" becoming the owner of 10% or more of the outstanding voting securities of the Company, (iii) the Company making a significant acquisition or (iv) the Company entering into any marketing-oriented collaborative agreement with another airline which American reasonably believes would likely materially adversely affect American's interests or objectives under any of its or its affiliates' agreements with the Company. "Disqualified Investor" is defined as (i) any other airline or airline-related services company, (ii) any person or entity offering a frequent traveler program or (iii) any person or entity that American believes would likely, by virtue of its affiliation with the Company, materially adversely affect American's interests or objectives under any of its or its affiliates' agreements with the Company. In addition, American may terminate its sublease to the Company of the RDU facility, Midway's license of the yield management system and one other service agreement that Midway has with American if any person or group acquires 30% or more of the voting securities of Midway. Finally, if the Company pays any dividends or makes any other cash or asset distribution to its stockholders without American's consent at any time prior to the Company's payment in full of a certain promissory note to American, then American may terminate the RDU facility sublease, the AAdvantage(R) Participating Carrier Agreement, Midway's license of the yield management system and one other service agreement that Midway has with American. See "Risk Factors -- Factors Related to the Company and the Industry -- Agreements with American Airlines."


MARKETING

     The Company markets its services through listings in computer reservations systems and the Official Airline Guide; through advertising and promotions in newspapers, magazines, billboards, radio and television; and through direct contact with travel agencies, corporate travel departments, wholesalers and consolidators. The Company maintains a nationwide toll-free telephone number for use by passengers to make reservations and purchase tickets and has sales representatives assigned to all regions where Midway operates. The service mark "Feel Like Flying Again" was adopted in 1995 when the Company began RDU operations to communicate a level of service that is reminiscent of flying when airlines generally provided higher quality service than is perceived today.


EMPLOYEES AND LABOR RELATIONS

     As of September 30, 1998, the Company had the number of full time equivalent employees in the categories listed below:


  Flight Operations ................  207
  Inflight .........................  148
  Passenger Services ...............  256
  Maintenance ......................   65
  Reservations & Marketing .........  117
  Accounting & Finance .............   24
  Administrative ...................   52
                                      ---
  Total ............................  869
                                      ===

     The Railway Labor Act ("RLA") governs the labor relations of employers and employees engaged in the airline industry. Comprehensive provisions are set forth in the RLA establishing the right of airline employees to organize and bargain collectively along craft or class lines and imposing a duty upon air carriers and their employees to exert every reasonable effort to make and maintain collective bargaining agreements. The RLA contains detailed procedures which must be exhausted before a lawful work stoppage can occur.

     The Company's pilots and fleet service (ramp) employees are represented by labor unions. The pilots' representative, Air Line Pilots Association, was elected in December 1997, and the ramp employees' representative, International Association of Machinists & Aerospace Workers, AFL-CIO, was elected in June 1998. Prior to those times, none of the Company's employees were represented by a union. Although the Company believes mutually acceptable agreements can be reached with the unions representing such employees, it has only recently begun negotiations and, therefore, the ultimate outcome of such negotiations is unknown at this time. In a February 1998 representation election the Association of Flight Attendants, AFL-CIO ("AFA") failed to obtain the votes necessary to represent Midway's flight attendants. AFA filed a motion with the National Mediation Board (the "NMB") alleging carrier interference with the election. In November 1998, the NMB authorized a rerun election; the ballots were sent out on November 9, 1998 and will be counted on December 18, 1998. See "Risk Factors -- Factors Related to the Company and the Industry -- Labor Relations."

     The Company believes its management and employees have a good relationship. Management, including the Company's President and Chief Executive Officer, meet with pilots, flight attendants, customer service agents and other employees on a routine basis to discuss Company objectives as well as more specific labor related issues such as scheduling, compensation and work rules. Management believes it has addressed pilot and other employee concerns in a timely and responsive manner.


GOVERNMENT REGULATION

GENERAL

     The Company is subject to the jurisdiction of and regulation by the DOT, the FAA and certain other governmental agencies. The DOT principally regulates economic issues affecting air service such as air carrier certification and fitness, insurance, authorization of proposed scheduled and charter operations, consumer protection and competitive practices. In 1993, the Company was granted a Certificate of Public Convenience and Necessity pursuant to Section 401 of the Federal Aviation Act authorizing it to engage in air transportation. The DOT has authority to investigate and institute proceedings to enforce its economic regulations and may in certain circumstances assess civil penalties, revoke operating authority and seek criminal sanctions.

     The FAA primarily regulates flight operations, in particular matters affecting air safety, such as airworthiness requirements for aircraft, and pilot and flight attendant certification. The FAA requires each carrier to obtain an operating certificate and operations specifications authorizing the carrier to operate to specific airports using specified equipment. All of the Company's aircraft must have and maintain certificates of airworthiness issued by the FAA. The Company holds an FAA air carrier operating certificate under
Part 121 of the Federal Aviation Regulations. The FAA has the authority to modify, suspend temporarily or revoke permanently the authority of the Company or its licensed personnel, after notice and a hearing, for failure to comply with regulations promulgated by the FAA and to assess civil penalties for such failures. In September 1997, the Civil Aviation Security Division of the FAA conducted an investigation of the Company's compliance with certain regulations requiring the Company to verify the accuracy of background information provided by its employees who have access to secure airport areas. This investigation will likely result in the finding of violations of these regulations. The Company revised its background check procedures during the course of the FAA's investigation and then obtained and verified the necessary background information of those employees who had been identified by the FAA as having insufficient background check documentation. While the Company is unable to determine whether the FAA will pursue an assessment as a result of the findings of this investigation, the Company believes that such an assessment would not have a material effect on the Company.

     The FAA also has authority to issue maintenance directives and other mandatory orders relating to, among other things, inspection of aircraft and engines, fire retardant and smoke detection devices, increased security precautions, collision and windshear avoidance systems, noise abatement and the mandatory removal and replacement of aircraft parts that have failed or may fail in the future.

     The Company is regulated by the Environmental Protection Agency and state and local agencies with respect to the protection of the environment and to the discharge of materials into the environment. At its aircraft line maintenance facilities, the Company uses materials that are regulated as hazardous under federal and state law. The Company maintains programs to protect the safety of its employees who use these materials and to manage and dispose of any waste generated by the use of these materials, and believes that it is in substantial compliance with all applicable laws and regulations.

     In addition, the Immigration and Naturalization Service, the U.S. Customs Service, and the Animal and Plant Health Inspection Service of the Department of Agriculture have jurisdiction over inspection of the Company's aircraft, passengers and cargo to ensure the Company's compliance with U.S. immigration, customs and import laws.

     The Company is also subject to other federal and state laws and regulations relating to protection of the environment, radio communications, labor relations, equal employment opportunity and other matters.

SAFETY

     The Company has never had an accident, and is dedicated to ensuring its customers' safety. The FAA monitors the Company's compliance with maintenance, flight operations and safety regulations, maintains representatives on-site and performs frequent spot inspections, and the Company believes it has a strong and open relationship with its regional FAA office. The Company believes it is in compliance with all requirements necessary to maintain in good standing its operating authority granted by the DOT and its air carrier operating certificate issued by the FAA. A modification, suspension or revocation of any of the Company's DOT or FAA authorizations or certificates could have a material adverse effect upon the Company.


SLOTS

     The FAA's regulations currently limit the availability of, and permit the buying, selling, trading and leasing of, certain airline slots, including those at Chicago's O'Hare, New York's LaGuardia and Kennedy International and Washington, D.C.'s National airports. A slot is an authorization to take off or land at the designated airport within a specified time window. Midway uses ten slots at New York's LaGuardia Airport, three of which are owned and seven of which are leased from a third party airline. Midway uses eight slots at Washington, D.C.'s National Airport, two of which are owned and six of which are leased from a different third party airline. Although the Company's slot lease at National Airport in Washington D.C. is currently scheduled to expire in April 1999 and its slot lease at LaGuardia Airport in New York is currently scheduled to expire in April 2000, the Company believes it will be able to renew these leases on terms that will be acceptable to the Company. See "Risk Factors -- Factors Related to the Company and the Industry -- Dependence on Leased Slots."

     The FAA's slot regulations require the use of each slot at least 80% of the time, measured on a bimonthly basis. Failure to meet this utilization threshold without a waiver from the FAA, which is granted only under exceptional circumstances, subjects the slot to recall by the FAA. In addition, the slot regulations provide that slots may be withdrawn by the FAA at any time without compensation to the carrier holding or operating the slot to meet the DOT's operational needs, such as providing slots for international carriers or essential air transportation.


FOREIGN OWNERSHIP

     Pursuant to law and the regulations of the DOT, the Company must be effectively controlled by United States citizens. In this regard, the Company's President and at least two-thirds of the Company's Board of Directors must be United States citizens and not more than 25% of the Company's voting stock may be owned by foreign nationals (although subject to DOT approval the percent of foreign economic ownership may be as high as 49%).


FUEL

     The cost of fuel is a significant operating expense, constituting approximately 10.9%, 13.4%, 12.6%, 12.8% and 10.7% of total expenses for the years ended December 31, 1995, 1996 and 1997 and for the nine months ended September 30, 1997 and 1998, respectively. Jet fuel costs have been subject to wide fluctuations as a result of sudden disruptions in supply. Because of the effect of such events on price and availability of oil, the cost and future availability of jet fuel cannot be predicted with any degree of certainty. See "Risk Factors -- Factors Related to the Company and the Industry -- Fuel."

     The Company's fuel requirements are met by approximately 11 different suppliers. The Company contracts with these suppliers as fuel is needed, and the terms vary as to price and quantity. The Company has not entered into any agreement that fixes the price of fuel over any period of time.


COMPETITION

     The airline industry is highly competitive and the Company competes with other air carriers on many of its routes. Many of these carriers have greater financial resources than the Company, and some of them have lower unit costs than the Company. Since late 1997, we have experienced, and we anticipate that we will continue to experience, increased competition in the Raleigh-Durham market. See "Risk Factors -- Factors Related to the Company and the Industry -- Industry Conditions and Competition."


INSURANCE

     In the opinion of management, the Company maintains insurance policies of types customary in the industry and in amounts management believes are adequate to meet DOT requirements and to protect the Company and its property against material loss. The policies principally provide coverage for public liability, passenger liability, baggage and cargo liability, property damage, including coverage for loss or damage to its flight equipment, and worker's compensation insurance. There can be no assurance, however, that the amount of insurance carried by the Company will be sufficient to protect it from material loss.


FLIGHT EQUIPMENT

     Midway operates a fleet of ten Fokker F-100s, one Airbus A320, and nine Canadair CRJs, with an average age of 3.1 years. The F-100s are configured with eight first class seats and 90 coach seats, the A320 is configured with ten first class seats and 138 coach seats, and the CRJs are configured with 50 single class seats. All of the aircraft meet Stage 3 noise requirements imposed by federal law. The Company believes that its young all-jet fleet gives it a significant advantage in attracting and retaining business travelers and improves its reliability statistics. The Company's fleet at December 4, 1998 was as follows:



                     OWNED   LEASED   TOTAL
                    ------- -------- ------
  A320s ...........    --       1       1
  CRJs ............     5       4       9
  F-100s ..........    --      10      10

The Company has firm orders for 14 additional newly manufactured CRJ-200ER Canadair Regional Jet aircraft, all of which are scheduled to be delivered by March 2000. The Company intends to lease four of these Aircraft using the remaining proceeds from the sale of the Old Certificates. The purchase agreement also provides Midway with options to acquire up to seven additional CRJ-200ER aircraft over a one-year period with delivery dates beginning in the first half of 2000. Pursuant to an agreement with GE Aircraft Engines, a division of General Electric International, Inc., the Company has agreed to purchase two CF34-3B1 spare engines to support the operation of the ten CRJ-200ER aircraft. This agreement also provides for the purchase of an additional spare engine for each five additional CRJ-200ER aircraft that Midway acquires.

     Following the delivery of the CRJs, the mix of Midway's fleet between 98-seat F-100s and 50-seat CRJs should allow the Company to meet expected passenger volumes while maintaining a competitive cost structure, and should enhance the Company's ability to more efficiently match its aircraft to its route network requirements. The relative uniformity of the fleet should also minimize training and maintenance costs. The terms of the Company's F-100 leases also provide the Company with significant fleet flexibility.

     The Company's ten F-100 leases expire in one group of two and two groups of four during the following date ranges: March 1999-May 1999, October 2003-January 2004, and January 2013, respectively. Each F-100 lessor has the right to terminate its lease on six months' prior notice, provided that no lease can be terminated if it would result in a fourth termination of any F-100 lease in any 12-month period, including scheduled terminations. This staggered schedule of lease expirations combined with the Company's options to acquire up to seven additional CRJs will give the Company the ability to continually evaluate and change the size and composition of its fleet over time as necessary to take advantage of changing market conditions. To support its operation of F-100 aircraft the Company purchased a refurbished Rolls Royce Tay 650-15 Engine in August 1998 and took delivery of a new lease financed, spare Rolls Royce Tay 650-15 Engine in early April 1998.

     The Company's lease of its one Airbus A320 is scheduled to terminate in June 1999. The Company does not plan to renew the lease.

     Pursuant to a March 1995 purchase agreement, Midway is obligated to purchase four Airbus A320 aircraft with deliveries in 2005 and 2006. The Airbus purchase agreement also gives Midway an option to purchase up to four additional Airbus A320 or A319 aircraft with delivery dates in 2007. To support the operation of the four A320 aircraft, the Company also agreed to purchase one IAE V2527-A5 spare engine scheduled for delivery in November 2005 from International Aero Engines AG ("IAE"). The IAE engine purchase agreement gives Midway an option to purchase one additional spare engine for delivery in November 2006. The purchase of the A320s and the associated spare engine may not fit with the Company's current strategy. The Company is considering several alternatives with respect to the A320s, including restructuring its agreement with Airbus or selling its positions.


FACILITIES

     Of the 26 gates at the newer of RDU's two terminals, Terminal C, the Company currently subleases 14 gates through February 2013 and has options expiring in August 1999 to sublease through February 2013 four additional gates. The Company's corporate headquarters and reservations facility are located in Durham, where it subleases approximately 30,000 square feet of space. The Durham facility sublease expires on July 31, 1999. The Company has entered into a lease for headquarters and reservations space in Morrisville, North Carolina, approximately one mile from RDU. The Company expects to occupy this space by April 1, 1999. The Company also occupies space in Orlando, Florida, where light maintenance and aircraft cleaning are performed. The Company is occupying this space on a temporary basis until renovations to certain adjacent space, previously subleased by the Company, are completed by the lessor and a new lease for such adjacent space is negotiated successfully.

     At most airports other than RDU, Midway obtains the use of gates as part of third party ground handling contracts.


LITIGATION

     The Company is a party to routine litigation incidental to its business. Management believes that none of this litigation is likely to have a material adverse effect on the Company's consolidated financial position or results of operations.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table contains the name, age and position with the Company of each executive officer and director as of November 30, 1998.



NAME                              AGE                             POSITION
-------------------------------- ----- -------------------------------------------------------------
Robert R. Ferguson III .........  49   Chairman of the Board, President and Chief Executive Officer
Mark Coleman ...................  51   Senior Vice President -- Sales and Marketing
Jonathan S. Waller .............  38   Senior Vice President, General Counsel and Secretary
Steven Westberg ................  43   Senior Vice President and Chief Financial Officer
J. Carl Ziegler ................  38   Chief Information Officer
Dan Ryan .......................  37   Vice President -- Customer Service
Thomas Duffy, Jr. ..............  42   Vice President -- Maintenance
Gary Marsh .....................  57   Vice President -- Operations
Gregory Harding-Brown ..........  43   Director
W. Greyson Quarles .............  57   Director
Gregory J. Robitaille ..........  35   Director
Howard Wolf ....................  63   Director

INDIVIDUAL BACKGROUND INFORMATION

     ROBERT R. FERGUSON III has served as Chairman of the Board, President and Chief Executive Officer of the Company since February 1997. From October 1994 to February 1997, Mr. Ferguson served as President of Belmont Aviation, L.L.C., an aviation consulting firm. Prior to that, he held various executive positions at Continental Airlines, Inc., last serving as Chief Executive Officer, President and Director from August 1991 to October 1994. Mr. Ferguson also serves on the Board of Directors of Capital Cargo International Airlines, Inc., an air freight corporation ("CAPITAL CARGO").

     MARK COLEMAN has served as Senior Vice President of Sales and Marketing of the Company since April 1998. Mr. Coleman has 30 years airline experience with Western Pacific Airlines, Trans World Airlines and America West Airlines.

     JONATHAN S. WALLER has served as Senior Vice President, General Counsel and Secretary of the Company since July 1995. From April 1989 to July 1995, Mr. Waller was an attorney in private practice with the Chicago, Illinois law firm of Rosenberg & Liebentritt, becoming a partner of the firm in January 1994.

     STEVEN WESTBERG has served as Senior Vice President and Chief Financial Officer of the Company since December 1995. Mr. Westberg held various positions at Continental Airlines, Inc. from 1991 to February 1995, last serving as Vice President of Corporate Planning. From February 1995 to December 1995, Mr. Westberg served as Vice President of Belmont Aviation, L.L.C., an aviation consulting firm. Mr. Westberg also serves on the Board of Directors of Capital Cargo.

     J. CARL ZIEGLER has served as Chief Information Officer of the Company since November 1997. Mr. Ziegler worked for SAS Institute Inc., UNIXware Technology Group, Inc., and DBStar Inc. for 13 years.

     DAN RYAN has 10 years of experience with American and Wings West Airlines and has served as Vice President of Customer Service of the Company since April 1998 and in other positions with the Company since August 1996.

     THOMAS DUFFY, JR. has served as Vice President -- Maintenance of the Company since August 1995. Prior to that time, Mr. Duffy was Director of Maintenance from August 1993. From May 1992 until August 1993, Mr. Duffy served as Manager of Maintenance Sales with Triad International Maintenance Co.

     GARY MARSH has served as Vice President -- Operations of the Company since July 1998. Prior to that time, Mr. Marsh served as Vice President of Operations for USAirways Express/Allegheny Airlines from December 1993 to July 1998. From November 1978 to December 1993, Mr. Marsh started as a line pilot and ultimately served as Vice President -- Operations for Air Wisconsin.

     GREGORY HARDING-BROWN is the retired co-founder of Pegasus Aviation Group, a commercial jet aircraft lessor with other operations in the areas of aircraft maintenance, engine leasing and aircraft parts sales, where he worked from December 1990 to November 1997. Mr. Harding-Brown has been a director of the Company since August 1998.

     W. GREYSON QUARLES has served as Chief Financial Officer of SAS Institute, Inc., a computer software corporation, since 1982 and has been a director of the Company since February 1997.

     GREGORY J. ROBITAILLE has been employed by Equity Group Investments, Inc., which is an affiliate of Zell/Chilmark Fund L.P. since October 1995. From September 1991 to September 1995, he served as a Vice President of the Corporate Finance Department of Rauscher Pierce Refsnes, Inc., an investment banking firm. Mr. Robitaille has served as a Director of the Company since February 1997.

     HOWARD WOLF has been a Senior Partner of the law firm of Fulbright & Jaworski L.L.P. for more than the last five years and has served as a director of the Company since February 1997. Mr. Wolf also serves on the Board of Directors for Offshore Logistics, Inc., a company that operates helicopters world-wide; Tuskar Resources plc, an oil and gas company; and International Tool & Supply plc, an oil and gas service and supply company. Mr. Wolf serves as an Advisory Director of Frost National Bank and as Chairman of the Board of Trustees of The Institute for Rehabilitation and Research, a not-for-profit hospital.


BOARD OF DIRECTORS

     The Company's Board of Directors consists of three classes of directors. Class I Directors will serve until the 2001 Annual Meeting of Shareholders or until their successors shall be duly elected and qualified. Messrs. Ferguson and Quarles are Class I Directors. Class II Directors will serve until the 1999 Annual Meeting of Shareholders or until their successors shall be duly elected and qualified. Messrs. Robitaille and Wolf are Class II Directors. Class III Directors will serve until the 2000 Annual Meeting of Shareholders or until their successors shall be duly elected and qualified. Mr. Harding-Brown is a Class III Director.


                            EXECUTIVE COMPENSATION

     The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the Company's chief executive officer and to each other executive officer of the Company whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1997 (the "NAMED EXECUTIVE OFFICERS").


SUMMARY COMPENSATION TABLE



                                                                                     LONG-TERM
                                                                                   COMPENSATION
                                                                                  --------------
                                                      ANNUAL COMPENSATION
                                                -------------------------------       COMMON
                                                                                       STOCK
                                                                                    UNDERLYING         ALL OTHER
                                                     SALARY            BONUS          OPTIONS        COMPENSATION
NAME AND PRINCIPAL POSITION             YEAR           ($)              ($)        (# OF SHARES)          ($)
------------------------------------   ------   ----------------   ------------   --------------   ----------------
 Robert R. Ferguson III (1)            1997          177,036(1)         300(7)        781,250                --
  Chairman of the Board, President     1996               --             --                --                --
  and Chief Executive Officer
 John N. Selvaggio (2)                 1997           28,192             --                --           762,923(3)
  President and Chief Executive        1996          246,642             --                --                --
  Officer
 Steven Westberg                       1997          170,385            300(7)        111,997           247,500(4)
  Senior Vice President and Chief      1996          170,103             --                --                --
  Financial Officer
 Jonathan S. Waller                    1997          164,303            300(7)         27,999           247,500(4)
  Senior Vice President, General       1996          165,384             --                --                --
  Counsel and Secretary
 Joanne Smith (5)                      1997          168,502            300(7)         27,999           247,500(4)
  Senior Vice President, Sales and     1996          154,834             --                --                --
  Marketing
 Martin Brueckner (6)                  1997          122,092            300(7)          7,500                --
  Vice President, Customer Service     1996           44,541             --                --                --

-------
(1) Mr. Ferguson became an executive officer of the Company in February 1997 and is paid a base annual salary of $200,000.

(2) Mr. Selvaggio's employment with the Company ended in February 1997.

(3) Amount reflects (i) bonus of $480,000 paid by Zell/Chilmark Fund, L.P. on behalf of the Company as a result of negotiations in connection with the Recapitalization and change in control of the Company in February 1997, and (ii) $282,923 severance payment.

(4) Amount reflects bonus paid by Zell/Chilmark Fund, L.P. on behalf of the Company as a result of negotiations in connection with the Recapitalization and change in control of the Company in February 1997.

(5) Ms. Smith resigned as Senior Vice President of the Company in April 1998.

(6) Mr. Brueckner's employment with the Company began in August 1996 and ended in March 1998.

(7) Amount paid to all eligible full-time employees.


OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to grants of options to the Named Executive Officers who were granted options during fiscal 1997 and the potential realizable value of such options as of December 31, 1997.



                                                           INDIVIDUAL GRANTS
                                 ---------------------------------------------------------------------
                                   NUMBER OF    PERCENTAGE OF
                                   SECURITIES   TOTAL OPTIONS
                                   UNDERLYING    GRANTED TO     EXERCISE     OPTION       GRANT DATE
                                    OPTIONS     EMPLOYEES IN   PRICE PER   EXPIRATION   FAIR VALUE (1)
                                    GRANTED      FISCAL 1997     SHARE        DATE           ($)
                                 ------------- -------------- ----------- ------------ ---------------
Robert R. Ferguson III ......... 781,250 (a)         58.3%     $   4.02     2/11/04       1,082,465
Steven Westberg ................ 111,997 (b)          8.4%         4.02     2/11/07         217,001
Jonathan S. Waller .............  27,999 (b)          2.1%         4.02     2/11/07          54,250
Joanne Smith ...................  27,999 (b)          2.1%         4.02     2/11/07          54,250
Martin Brueckner ...............  7,500 (c)           0.6%        15.50     12/4/07           1,195

-------
(1) Estimated fair value calculated using the Black-Scholes formula with the following assumptions:



                             EXPECTED
                      -----------------------
                                                          RISK-FREE
        NUMBER          TIME TO                DIVIDEND    RATE OF   VESTING
          OF           EXERCISE                  YIELD     RETURN    PERIOD
        SHARES          (YEARS)   VOLATILITY      (%)        (%)     (YEARS)
--------------------- ---------- ------------ ---------- ---------- --------
(a) 390,625 .........     2           0.551      0%          6%        0
    195,313 .........     4           0.551      0%          6%        1
    195,312 .........     6           0.551      0%          6%        2
(b) 167,995 .........     5           0.551      0%          6%        5
(c) 7,500 ...........     6           0.551      0%          6%        5

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     The following table sets forth certain information with respect to options exercised by the Named Executive Officers during fiscal 1997 and the number and value of options held as of December 31, 1997.



                                                               NUMBER OF               VALUE OF UNEXERCISED
                                  SHARES                 SECURITIES UNDERLYING             IN-THE-MONEY
                                 ACQUIRED                 UNEXERCISED OPTIONS             OPTIONS AS OF
                                    ON       VALUE      AS OF DECEMBER 31, 1997     DECEMBER 31, 1997 ($) (1)
                                 EXERCISE   REALIZED ----------------------------- ----------------------------
                                    (#)       ($)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                ---------- --------- ------------- --------------- ------------- --------------
Robert R. Ferguson III ........       --         --     390,625        390,625       4,337,891     4,337,891
Steven Westberg ...............       --         --          --        111,997              --     1,243,727
Jonathan S. Waller ............       --         --          --         27,999              --       310,929
Joanne Smith (2) ..............       --         --          --         27,999              --       310,929
Martin Brueckner (3) ..........       --         --          --          7,500              --            --

-------
(1) The closing price for the Common Stock as reported on December 31, 1997 was $15.125. The value of unexercised in-the-money options is the difference between the per share option exercise price and $15.125, multiplied by the number of shares of Common Stock underlying in-the-money options.

(2) 5,600 shares of Common Stock underlying the options granted to Ms. Smith became exercisable in February 1998. The unexercisable shares underlying the options granted to Ms. Smith expired upon her resignation of employment in April 1998.

(3) All of the shares of Common Stock underlying the options granted to Mr. Brueckner expired upon the end of his employment in March 1998.


COMPENSATION OF DIRECTORS

     The Company pays each non-employee member of the Board of Directors a $2,500 quarterly retainer and a $2,000 fee for each meeting of the Board of Directors attended in person by that member. The Company also pays each non-employee member of a committee of the Board of Directors a $500 fee for each committee meeting attended in person by that committee member.


AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

     The Company has agreements with three of the Named Executive Officers (Messrs. Ferguson, Waller and Westberg) that provide that each such officer is entitled to benefits if such officer's employment is ended by the Company other than for reason of death or disability or for cause (as defined in the agreements). In general, the benefits provided are: (a) a cash termination payment equal to one year's annual compensation at the rate then in effect or continuing salary payments of up to one year following the date of termination;
(b) payments allowing for the officer to obtain medical benefits comparable to those received by the officer in the preceding fiscal year for up to one year following termination; (c) outplacement services; (d) airline travel privileges on Midway for the executive and his/her spouse for their lifetime and their dependent children; and (e) household relocation assistance. Messrs. Ferguson, Waller and Westberg's agreements have no certain termination date. Mr. Ferguson's agreement does not provide him with the benefits described in clauses (b), (c), (d) and (e) above.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In August 1998, the Company's Board of Directors established a Compensation Committee, which currently consists of Messrs. Wolf and Harding-Brown. Prior to that date, all matters concerning executive officer compensation were addressed by the entire Board of Directors because the Company did not have a compensation committee. Mr. Ferguson was a director and executive officer of the Company at such time and, as a director, participated in deliberations regarding executive officer compensation.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of November 30, 1998, with respect to (i) persons known to the Company to be beneficial holders of five percent or more of the outstanding shares of Common Stock, (ii) the Named Executive Officers and directors of the Company and (iii) all executive officers and directors of the Company as a group.



                                                                              AMOUNT AND NATURE OF
                                                                            BENEFICIAL OWNERSHIP (1)
                                                                           ---------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                         COMMON STOCK        %
-------------------------------------------------------------------------- ---------------- ----------
        James H. Goodnight, Ph.D.
        SAS Campus Drive
        Cary, North Carolina 27513 .......................................    2,745,274         31.9%
        John P. Sall
        SAS Campus Drive
        Cary, North Carolina 27513 .......................................    1,333,418         15.5%
        Robert R. Ferguson III
        300 West Morgan Street, #1200
        Durham, North Carolina 27701 .....................................      552,275(2)       6.4%
        Steven Westberg ..................................................       17,959(3)         *
        Jonathan S. Waller ...............................................        5,800(4)         *
        W. Greyson Quarles ...............................................        1,550            *
        Howard Wolf ......................................................        2,500            *
        Gregory J. Robitaille ............................................          500            *
        Gregory Harding-Brown ............................................        2,000            *
        John N. Selvaggio (5)(6) .........................................            0           --
        Joanne Smith (6)(7) ..............................................        5,600            *
        Martin Brueckner (6)(8) ..........................................            0           --
        All Directors and Executive Officers as a Group (11 persons) .....      582,584          6.8%

-------
 *  Less than 1% of issued and outstanding shares of Common Stock.

(1) Each beneficial owner's ownership of Common Stock includes all options, warrants and other convertible securities that are held by such beneficial owner that are exercisable or convertible within 60 days, and such beneficial owner's percentage ownership is determined by assuming that all such options, warrants and other convertible securities have been exercised or converted.

(2) Includes 552,275 shares of Common Stock issuable to Mr. Ferguson upon exercise of certain options.

(3) Includes 17,959 shares of Common Stock issuable to Mr. Westberg upon exercise of certain options.

(4) Includes 5,600 shares of Common Stock issuable to Mr. Waller upon exercise of an option and 200 shares of Common Stock owned by Mr. Waller's wife and mother-in-law.

(5) Mr. Selvaggio's employment with the Company ended in February 1997.

(6) Ownership information as of date of termination of employment.

(7) Ms. Smith resigned as Senior Vice President of the Company in April 1998.

(8) Mr. Brueckner's employment with the Company ended in March 1998.


CHANGE IN CONTROL

     On February 11, 1997, a change in control of the Company occurred when GoodAero, Inc. was merged into the Company. At the time of this merger, GoodAero, Inc. had $15,000,000 in cash, net of all liabilities and obligations. James H. Goodnight, Ph.D. and John P. Sall were the sole shareholders of GoodAero, Inc. at the time of the merger. As a result of the merger, Dr. Goodnight became the beneficial owner of 2,509,697 shares of Common Stock of the Company (after giving effect to the November 1997 subdivision of shares and the conversion of Dr. Goodnight's preferred stock) and Mr. Sall became the beneficial owner of 1,218,995 shares of Common Stock of the Company (after giving effect to the November 1997 subdivision of shares and the conversion of Mr. Sall's preferred stock). At the time of the merger, Dr. Goodnight's and Mr. Sall's combined percentage of equity in the Company was approximately 63%, and they had the combined power to vote 70% of all votes on all matters submitted for a vote of stockholders. Prior to the merger, the Zell/Chilmark Fund, L.P.

possessed approximately 95% of the equity in the Company. Following purchases of Common Stock made by Dr. Goodnight and Mr. Sall in December 1997, they now own 2,745,274 and 1,333,418 shares of Common Stock of the Company, respectively.

     On December 4, 1997, a change in control of the Company occurred when the Company completed its initial public offering of Common Stock.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In March 1995, the Company entered into a services agreement with Teletech Teleservices, Inc., a Colorado corporation ("Teletech"), for the performance of reservation call handling services by Teletech on behalf of the Company. At that time, Teletech was an affiliate of Zell/Chilmark Fund, L.P., the Company's then majority shareholder. The Company terminated this agreement, effective May 15, 1997. The termination of the agreement led to a dispute between the Company and Teletech which was settled in December, 1997. The Company also sublicensed a reservation software program from Teletech. The software sublicense terminated in August 1998. The Company believes the terms of this software sublicense were no less favorable to it than could have been obtained from an unaffiliated party.

     In January 1997, the Company entered into an Agreement and Plan of Merger with GoodAero, Inc., James H. Goodnight, Ph.D., John P. Sall and Zell/Chilmark Fund, L.P. The Agreement and Plan of Merger set forth the terms and conditions under which GoodAero, Inc. would be merged into the Company, which occurred on February 11, 1997.

     Simultaneously with the closing of the Recapitalization of the Company and pursuant to the Agreement and Plan of Merger, GoodAero, Inc. caused Wachovia Bank of North Carolina to issue a $7,000,000 letter of credit for the benefit of the Company's credit card processing vendor as security for the Company's performance of its obligations under its credit card processing agreement. Due to other arrangements made by the Company, this letter of credit was cancelled in February 1998.

     In 1997 and 1998, the Company engaged the law firm of Fulbright & Jaworski L.L.P. to act as its counsel in connection with its purchase and financing of certain aircraft and in connection with its filings and registrations with the United States Securities and Exchange Commission. Howard Wolf, a senior partner of Fulbright & Jaworski L.L.P., is a member of the Company's Board of Directors.

     The Company offers discount corporate airfare programs to SAS Institute, Inc. and its affiliates. SAS Institute, Inc. is owned and controlled by James
H. Goodnight, Ph.D. and John P. Sall. The discount corporate airfare programs which the Company offers to SAS Institute, Inc. and its affiliates are similar to the discount corporate airfare programs which the Company offers to other corporations which contract with the Company for a premium share of their travel, as does SAS Institute, Inc.

                      DESCRIPTION OF THE NEW CERTIFICATES

     The Old Certificates were issued, and the New Certificates will be issued, pursuant to four separate Pass Through Trust Agreements, each dated as of August 13, 1998, between Midway and the Trustee. The terms of the New Certificates and the Old Certificates will be substantially identical to each other, except for transferability. Under the terms of the Pass Through Trust Agreements, the covenants and events of default will apply equally to the New Certificates and the Old Certificates and the New Certificates and the Old Certificates will be treated as one class for all actions to be taken by the holders thereof and for determining their respective rights under the Pass Through Trust Agreements. The terms of the New Certificates include those set forth in the Pass Through Trust Agreements and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended and as in effect on the date of the Indenture (the "TRUST INDENTURE ACT"). The following summary describes certain terms of the Certificates and the Pass Through Trust Agreements. The statements under this caption are a summary and do not purport to be complete, make use of terms as defined in the Pass Through Trust Agreements and are qualified in their entirety by reference to all of the provisions of the Certificates, the Pass Through Trust Agreements, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement and the Note Purchase Agreement. Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts are substantially the same, except as described under "Subordination" below and except that the principal amount, the interest rate, scheduled repayments of principal and maturity date applicable to the Equipment Notes held by each Trust and the Final Expected Distribution Date applicable to each Trust differ. Citations to the relevant sections of the Pass Through Trust Agreements appear below in parentheses unless otherwise indicated. A copy of each Pass Through Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Old Certificates and the New Certificates are referred to herein collectively as the "Certificates".


GENERAL

     The New Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "Book-Entry; Delivery and Form." Each Certificate represents a fractional undivided interest in the Trust created by the Pass Through Trust Agreement pursuant to which such Certificate is issued. The Trust Property of each Trust will consist of (i) subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement and issued, at Midway's election in connection with the financing of each Aircraft during the Delivery Period, either (a) on a nonrecourse basis by the trustees of separate owner Trusts (each, an "OWNER TRUSTEE") in connection with separate leveraged lease transactions with respect to each Aircraft to finance a portion of the purchase price of such Aircraft by the Owner Trustee, in which case the applicable Aircraft will be leased to Midway (collectively, the "LEASED AIRCRAFT"), or (b) on a recourse basis by Midway in connection with separate secured loan transactions with respect to each Aircraft to finance a portion of the purchase price of such Aircraft by Midway (collectively, the "OWNED AIRCRAFT"), (ii) the rights of such Trust to acquire Equipment Notes under the Note Purchase Agreement, (iii) the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment Notes on the delivery of each Aircraft during the Delivery Period,
(iv) the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights), (v) all monies receivable under the Liquidity Facility for such Trust and (vi) funds from time to time deposited with the Trustee in accounts relating to such Trust. Certificates will represent pro rata shares of the Equipment Notes and other property held in the related Trust and will be issued only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. (Section 3.01)

     On the Transfer Date, each of the Trusts established on August 13, 1998 (the "ORIGINAL TRUSTS") will transfer and assign all of its assets and rights to a substantially identical newly created successor trust with substantially identical terms (each, a "SUCCESSOR TRUST"). The institution acting as Trustee of each of the Original Trusts (each, an "ORIGINAL TRUSTEE") will also act as Trustee of the corresponding Successor Trust (each, a "NEW TRUSTEE"), and the New Trustee will assume the obligations of the related Original Trustee under each transaction document to which such Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the Certificates will represent the same percentage interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. The "TRANSFER DATE" means the earlier of (i) the first business day after September 30, 1999 or, if later, the fifth business day after the Delivery Period Termination Date and (ii) the fifth business day after the occurrence of a Triggering Event. Unless the context otherwise requires, all references in this Prospectus to the Trusts, the Trustees, the Pass Through Trust Agreements and similar terms shall be applicable to the Original Trusts until the effectiveness of such transfer, assignment and assumption and thereafter shall be applicable to the Successor Trusts. See " -- Liquidation of Original Trusts."

     Pursuant to the Escrow Agreement applicable to each Trust, the Certificateholders of such Trust as holders of the Escrow Receipts affixed to each Certificate are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by Certificateholders. Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

     The Certificates represent interests in the respective Trusts and all payments and distributions thereon will be made only from the Trust Property. (Section 3.10) The Certificates do not represent an interest in or obligation of Midway, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any thereof. The existence of each Trust will not limit the liability that Certificateholders of such Trust would otherwise incur if such holders owned directly the corresponding Equipment Notes or incurred directly the obligations of such Trust.


SUBORDINATION

     Pursuant to the Intercreditor Agreement to which the Trusts, the Subordination Agent and the Liquidity Provider are parties, on each Regular Distribution Date or Special Distribution Date (each, a "DISTRIBUTION DATE"), so long as no Triggering Event shall have occurred, all payments received by the Subordination Agent will be distributed in the following order:

      (1) payment of certain Liquidity Obligations to the Liquidity Provider and, if applicable, to replenish Cash Collateral Accounts;

      (2) payment of Expected Distributions to the holders of Class A Certificates;

      (3) payment of Expected Distributions to the holders of Class B Certificates;

      (4) payment of Expected Distributions to the holders of Class C Certificates;

      (5) payment of Expected Distributions to the holders of Class D Certificates; and

      (6) payment of certain fees and expenses of the Subordination Agent and the Trustee.

     Upon the occurrence of a Triggering Event and at all times thereafter, all payments received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be distributed in the following order:

      (1) to reimburse the Subordination Agent, each Trustee and each Certificateholder, as the case may be, for the payment of Administration Expenses;

      (2) to the Liquidity Provider in payment of Liquidity Obligations and, so long as no Performing Note Deficiency exists, to replenish Cash Collateral Accounts;

      (3) to reimburse the Subordination Agent, each Trustee and each Certificateholder, as the case may be, for the payment of Certain Taxes and Fees;

      (4) to pay Adjusted Expected Distributions to the holders of Class A Certificates;

      (5) to pay Adjusted Expected Distributions to the holders of Class B Certificates;

      (6) to pay Adjusted Expected Distributions to the holders of Class C Certificates;

      (7) to pay Adjusted Expected Distributions to the holders of Class D Certificates;

      (8) the balance shall be held in the Collection Account until the next Distribution Date; and

      (9) if all Classes of Certificates have been paid in full, the balance, if any, shall be distributed to the Certificateholders of the related Trust.

     For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of Expected Distributions or Adjusted Expected Distributions.

     The priority of distributions after a Triggering Event will have the effect in certain circumstances of distributing payments received in respect of one or more junior series of Equipment Notes to more senior Classes of Certificates. If this should occur, the interest accruing on the remaining Equipment Notes would be less than the interest accruing on the remaining Certificates because the Certificates would have a greater proportion of high interest rate junior classes. As a result of this possible interest shortfall, the holders of one or more junior Classes of Certificates may not receive the full amount due them after a Triggering Event even if all the Equipment Notes are eventually paid in full.

     Payments in respect of the Deposits relating to a Trust will not be subject to the subordination provisions of the Intercreditor Agreement.

     For purposes hereof:

     "ADJUSTED EXPECTED DISTRIBUTIONS" means with respect to the Certificates of any Class on any Current Distribution Date the sum of (x) the amount of accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to Deposits relating to such Trust) plus (y) the greater of:

      (A) the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date, calculated on the basis that (1) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (2) the principal of the Performing Equipment Notes has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and has been distributed to the holders of such Certificates and (3) the principal of any Equipment Note formerly held in such Trust that has been sold pursuant to the Intercreditor Agreement has been paid in full and such payment has been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust); or

      (B) the amount of the excess, if any, of (i) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement, over (ii) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals, clause (B) above shall not be applicable.

     "AGGREGATE LTV COLLATERAL AMOUNT" means for any Class of Certificates for any Distribution Date the sum of the applicable LTV Collateral Amounts for each Aircraft minus the Pool Balance for each Class of Certificates, if any, senior to such Class after giving effect to any distribution of principal on such Distribution Date on such senior Class or Classes.

     "APPRAISED CURRENT MARKET VALUE" of any Aircraft means the lower of the average or the median of the most recent three LTV Appraisals (as defined herein) of such Aircraft. After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will be required to obtain LTV Appraisals to determine the Appraised Current Market Value and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that, if the Controlling Party (as defined herein) reasonably objects to any LTV Appraisals, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Aircraft).

     "EXPECTED DISTRIBUTIONS" means, with respect to the Certificates of any Trust on any Distribution Date (the "CURRENT DISTRIBUTION DATE"), the sum of
(x) accrued, due and unpaid interest on such Certificates (excluding interest, if any, payable with respect to Deposits relating to such Trust) and (y) the difference between (A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (B) the Pool Balance of such Certificates as of the Current Distribution Date, calculated on the basis that (1) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates and (2) the principal of any Equipment Note formerly held in such Trust that has been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution

Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust). In certain circumstances, the Make-Whole Premium will be included as part of Expected Distributions.

     "LIQUIDITY OBLIGATIONS" means the obligation to reimburse the Liquidity Provider for each Interest Drawing under any Liquidity Facility and any other amounts owing to the Liquidity Provider under each Liquidity Facility and certain other agreements.

     "LTV APPRAISAL" means a current fair market value appraisal (which may be a "desktop" appraisal) performed by an Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell, both parties having knowledge of all relevant facts.

     "LTV COLLATERAL AMOUNT" of any Aircraft, for any Class of Certificates for any Distribution Date, means the lesser of (i) the LTV Ratio (as defined herein) for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, in the case of a Leased Aircraft, or relevant Indenture, in the case of an Owned Aircraft, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Notes secured by such Aircraft, after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

     "LTV RATIO" means for the Class A Certificates 36.7%, for the Class B Certificates 52.6%, for the Class C Certificates 65.5% and for the Class D Certificates 69.0%.

     "PERFORMING EQUIPMENT NOTES" are Equipment Notes with respect to which there is no payment default (without giving effect to any acceleration thereof); provided that in the event of a bankruptcy proceeding involving Midway under Title 11 of the United States Code (the "BANKRUPTCY CODE"), (i) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) (the "SECTION 1110 PERIOD") shall not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or Midway refuses to assume or agree to perform its obligations under the Lease related to such Equipment Notes (in the case of a Leased Aircraft) or under the Owned Aircraft Indenture (in the case of the Owned Aircraft) and (ii) any payment default occurring after the date of the order of relief in such proceeding shall not be taken into consideration if such payment default is cured under Section 1110(a)(1)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period.

     "PERFORMING NOTE DEFICIENCY" exists at any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

     "TRIGGERING EVENT" means (x) the incurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the most senior Class of Certificates then outstanding, (y) the acceleration of, or a failure to pay at final maturity, all of the oustanding Equipment Notes or (z) certain bankruptcy or insolvency events involving Midway.


PAYMENTS AND DISTRIBUTIONS

     Payments of principal, Make-Whole Premium (if any) and interest with respect to the Equipment Notes or other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on each Regular Distribution Date or as soon thereafter as receipt of such payments is confirmed, except in the case of certain types of Special Payments.

     The Deposits held with respect to each Trust and Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates issued by such Trust set forth on the cover page of this Prospectus, payable on January 2 and July 2 of each year commencing January 2, 1999 (or, in the case of Equipment Notes issued after such date, commencing the first such date to occur after the initial issuance thereof), and such interest payments will be passed through to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, in each case, subject, in the case of payments on the Equipment Notes, to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments of interest on the Certificates issued by each Trust (other than the Class D Trust) are supported by a separate Liquidity Provider for the benefit of the holders of such Certificates in an amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on three successive Regular Distribution Dates except that the Liquidity Facilities with respect to such Trust will not cover interest payable by the Depositary on the Deposits relating to such Trust. Notwithstanding the subordination provisions of the Intercreditor Agreement, the Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay principal of or interest or Make-Whole

Premium on the Certificates of any other Class. Therefore, only the holders of the Certificates to be issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities."

     Payments of principal on the Equipment Notes held in each Trust are scheduled to be received by the Trustee on January 2 and July 2 in certain years depending upon the terms of the Equipment Notes held in such Trust, subject to the Intercreditor Agreement. Scheduled payments of interest and principal on the Equipment Notes are herein referred to as "SCHEDULED PAYMENTS," and January 2 and July 2 of each year are herein referred to as "REGULAR DISTRIBUTION DATES." See "Description of the Equipment Notes -- Principal and Interest Payments." The "FINAL EXPECTED DISTRIBUTION DATE" for each Class of Certificates is set forth on the cover page of this Prospectus. The "FINAL LEGAL DISTRIBUTION DATE" for each of the Class A, B, C and D Certificates is July 2, 2016, July 2, 2014, July 2, 2007 and January 2, 2003, respectively.

     The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal and interest made on the Equipment Notes held in such Trust. Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee of each Trust to the Certificateholders of record of such Trust on the Record Date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreement, Section 2.03). If a Scheduled Payment is not received by the Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed to such holders of record on the date received. If it is received after such five-day period, it will be treated as a Special Payment (as defined below) and distributed as described below.

     Any payment in respect of, or any proceeds of, any Equipment Note or the Trust Indenture Estate under (and as defined in) each Indenture other than a Scheduled Payment (each, a "SPECIAL PAYMENT") will be distributed on, in the case of an early redemption or a purchase of the Equipment Notes relating to any Aircraft, the date of such early redemption or purchase (which shall be a business day), and otherwise on the business day specified for distribution of such Special Payment pursuant to a notice delivered by the Trustee as soon as practicable after the Trustee has received funds for such Special Payment, in each case subject to the Intercreditor Agreement. Any unused Deposits to be distributed after the Delivery Period Termination Date or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon and any premium payable by Midway (each, also a "SPECIAL PAYMENT"), will be distributed on a date 35 days after the Paying Agent has received notice of the event requiring such distribution (also a "SPECIAL DISTRIBUTION DATE") unless such date is within 10 days before or after a Regular Distribution Date, in which case such Special Payment shall be made on such Regular Distribution Date. Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property or any premium payable by Midway in connection with certain distributions of unused Deposits, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related Record Date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Escrow Agreement, Sections 1.03 and 2.06) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Trustee to the Certificateholders of record of such Trust on the Record Date applicable to such Special Payment. See " -- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption."

     Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "CERTIFICATE ACCOUNT") for the deposit of payments representing Scheduled Payments on the Equipment Notes held in such Trust. Each Pass Through Trust Agreement also requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "SPECIAL PAYMENTS ACCOUNT") for the deposit of payments representing Special Payments, which account shall be non-interest-bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. (Sections 4.01 and 4.04) Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02)

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "PAYING AGENT ACCOUNT"), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to such Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

     Distributions by the Trustee from the Certificate Account or the Special Payments Account of each Trust on a Regular Distribution Date or a Special Distribution Date in respect of Certificates issued by such Trust in definitive form will be made to each Certificateholder of record of such Certificates on the applicable Record Date. (Section 4.02) The final distribution for each Trust, however, will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee for such Trust specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "Termination of the Trusts." Distributions in respect of Certificates issued in global form will be made as described in " -- Book-Entry; Delivery and Form" below.

     If any Regular Distribution Date or Special Distribution Date is not a business day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding business day without additional interest.


POOL FACTORS

     The "POOL BALANCE" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or Make-Whole Premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

     The "POOL FACTOR" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. The Pool Factor for each Trust was 1.0000000 on August 13, 1998, the date of issuance of the Certificates (the "ISSUANCE DATE"); thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust. The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor of such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.

     The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes held in each Trust (the "ASSUMED AMORTIZATION SCHEDULE") and resulting Pool Factors with respect to such Trust, based on the actual amortization schedule of the $54,695,000 of Equipment Notes issued with respect to the four Aircraft currently leased by Midway and the expected amortization schedule of the $55,027,000 of Equipment Notes expected to be issued to finance the additional four Aircraft to be financed with the proceeds from the sale of the Old Certificates. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below, since the amortization schedule for the Equipment Notes issued with respect to the four Aircraft not yet acquired by Midway may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. In addition, the table set forth below assumes that each Aircraft is delivered in the month scheduled for its delivery (see "Description of the Aircraft and the Appraisals -- The Appraisals" for the delivery schedule), that Equipment Notes in the maximum principal amount in respect of all of the Aircraft are purchased by the Trusts and that no early redemption or purchase, or default in the payment of principal, in respect of any Equipment Notes occurs. Actual circumstances may vary from these assumptions, which would result in differences in the aggregate principal amortization schedule applicable to a Trust and in the resulting Pool Factors.



                       CLASS A                        CLASS B
                        TRUST                          TRUST
                      EQUIPMENT                      EQUIPMENT
                        NOTES         CLASS A          NOTES         CLASS B
                      SCHEDULED        TRUST         SCHEDULED        TRUST
                     PAYMENTS OF      EXPECTED      PAYMENTS OF      EXPECTED
       DATE           PRINCIPAL     POOL FACTOR      PRINCIPAL     POOL FACTOR
----------------- ---------------- ------------- ---------------- -------------
January 2, 1999    $         0.00     1.0000000   $         0.00     1.0000000
July 2, 1999                 0.00     1.0000000             0.00     1.0000000
January 2, 2000      1,726,268.19     0.9704538       728,014.99     0.9711860
January 2, 2001      1,753,600.20     0.9404397       758,907.01     0.9411493
January 2, 2002      1,753,600.20     0.9104257       758,906.99     0.9111126
January 2, 2003      1,753,600.20     0.8804117       758,907.00     0.8810759
January 2, 2004      1,753,600.20     0.8503976       758,907.00     0.8510392
January 2, 2005      1,753,600.18     0.8203836     2,383,269.61     0.7567121
January 2, 2006      1,753,600.20     0.7903695     4,557,965.09     0.5763129
January 2, 2007      1,753,600.20     0.7603555     3,705,593.74     0.4296497
January 2, 2008      1,795,880.17     0.7296178     3,826,564.41     0.2781985
January 2, 2009      4,729,665.82     0.6486664     1,801,304.24     0.2069049
January 2, 2010      7,254,808.54     0.5244955             0.00     0.2069049
January 2, 2011      7,791,868.38     0.3911325             0.00     0.2069049
January 2, 2012      8,125,645.74     0.2520566       244,299.41     0.1972358
January 2, 2013      4,033,159.93     0.1830264     4,983,360.51     0.0000000
January 2, 2014      8,229,449.85     0.0421739             0.00     0.0000000
January 2, 2015      2,464,052.00     0.0000000             0.00     0.0000000



                        CLASS C                         CLASS D
                         TRUST                           TRUST
                       EQUIPMENT                       EQUIPMENT
                         NOTES          CLASS C          NOTES          CLASS D
                       SCHEDULED         TRUST         SCHEDULED         TRUST
                      PAYMENTS OF       EXPECTED      PAYMENTS OF      EXPECTED
       DATE            PRINCIPAL      POOL FACTOR      PRINCIPAL      POOL FACTOR
----------------- ------------------ ------------- ---------------- --------------
January 2, 1999    $  5,470,708.32      0.7335002   $         0.00      1.0000000
July 2, 1999          1,493,704.23      0.6607359             0.00      1.0000000
January 2, 2000       2,031,762.89      0.5617607       145,035.70      0.9736395
January 2, 2001         527,976.85      0.5360409     1,981,335.97      0.6135275
January 2, 2002          19,227.85      0.5351042     2,918,427.32      0.0830972
January 2, 2003       2,949,250.46      0.3914346       457,201.01      0.0000000
January 2, 2004       3,919,924.78      0.2004796             0.00      0.0000000
January 2, 2005       2,850,515.18      0.0616197             0.00      0.0000000
January 2, 2006       1,264,929.44      0.0000000             0.00      0.0000000
January 2, 2007               0.00      0.0000000             0.00      0.0000000
January 2, 2008               0.00      0.0000000             0.00      0.0000000
January 2, 2009               0.00      0.0000000             0.00      0.0000000
January 2, 2010               0.00      0.0000000             0.00      0.0000000
January 2, 2011               0.00      0.0000000             0.00      0.0000000
January 2, 2012               0.00      0.0000000             0.00      0.0000000
January 2, 2013               0.00      0.0000000             0.00      0.0000000
January 2, 2014               0.00      0.0000000             0.00      0.0000000
January 2, 2015               0.00      0.0000000             0.00      0.0000000

     The actual schedule of principal payments and the resulting schedule of Pool Balances and Pool Factors may change from that set forth above. In addition, the Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase, or a default in the payment of principal or interest in respect of one or more issues of the Equipment Notes held in a Trust, as described in " -- Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes -- Redemption", or a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in "Description of the Deposit Agreements." In the event of (i) any such change in the repayment schedule with respect to any Aircraft or (ii) any such redemption, purchase or default, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after the Delivery Period Termination Date in the case of clause
(i) and promptly after the occurrence of any event described in clause (ii).


OBLIGATION TO PURCHASE EQUIPMENT NOTES

     The Trustees are obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of the Note Purchase Agreement. Under the Note Purchase Agreement, Midway agreed to finance each Aircraft in the manner provided therein and in connection therewith will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into (i) with respect to each Leased Aircraft, a Participation Agreement, a Lease and a Leased Aircraft Indenture relating to the financing of such Leased Aircraft and
(ii) with respect to each Owned Aircraft, a Participation Agreement and an Owned Aircraft Indenture relating to the financing of such Owned Aircraft. The financing of an Aircraft may not take place on the date such Aircraft is actually delivered from the manufacturer, provided that such financing will occur prior to the Delivery Period Termination Date. The description of such agreements in this Prospectus is based on the forms of such agreements to be utilized pursuant to the Note Purchase Agreement. In the case of a Leased Aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this Prospectus. See "Risk Factors -- Risk Factors Relating to the Certificates and the Exchange Offer -- Owner Participant; Revisions to Agreements." However, under the Note Purchase Agreement, the terms of such agreements are required to (i) contain the Mandatory Document Terms and
(ii) not vary the Mandatory Economic Terms. In addition, Midway is obligated
(i) to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders (provided that the Note Purchase Agreement provides that, among other terms, the shortening of certain grace periods for Events of Loss and Events of Default is not materially adverse to the Certificateholders) and (ii) to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates. Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. The Trustees have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

     The "MANDATORY ECONOMIC TERMS," defined in the Note Purchase Agreement, require, among other things, that:

      (i) the maximum principal amount of all the Equipment Notes issued with respect to an Aircraft not exceed the maximum principal amount of Equipment Notes indicated for each such Aircraft as set forth in "Description of the Equipment Notes -- General" under the column "Maximum Principal Amount of Equipment Notes";

      (ii) the initial loan to aircraft value with respect to an Aircraft (with the value of any Aircraft for these purposes to equal the value for such Aircraft set forth in "Description of the Equipment Notes -- General" under the column "APPRAISED VALUE"), not exceed 36.7% in the case of Series A Equipment Notes, 52.6% in the case of Series B Equipment Notes, 65.5% in the case of Series C Equipment Notes, and 69.0% in the case of the Series D Equipment Notes;

      (iii) the initial average life of the Series A Equipment Notes not extend beyond 11.8 years, of the Series B Equipment Notes not extend beyond 10.8 years, of the Series C Equipment Notes not extend beyond 5.5 years and of the Series D Equipment Notes not extend beyond 3.6 years, in each case from the Issuance Date;

      (iv) as of the first Regular Distribution Date immediately following the Delivery Period Termination Date (or if earlier, the date of the occurrence of a Triggering Event), and after giving effect to any Regular Distributions required to be made on such date, the average life of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates shall not extend beyond, respectively, 11.3 years, 10.3 years, 5.0 years and 3.1 years from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits);

      (v) the final maturity date of (a) the Series A Equipment Notes not be in excess of 16.4 years after the Issuance Date, (b) the Series B Equipment Notes not be in excess of 14.4 years after the Issuance Date, (c) the Series C Equipment Notes not be in excess of 9.4 years after the Issuance Date and (d) the Series D Equipment Notes not be in excess of 4.4 years after the Issuance Date;

      (vi) the original aggregate principal amount of all of the Equipment Notes of each Series shall not exceed the original aggregate face amount of the Certificates issued by the corresponding Trust;

      (vii) the interest rate and the January 2 and July 2 payment dates with respect to the Equipment Notes may not be changed;

      (viii) basic rent and termination values under the related Lease must be sufficient to pay amounts due with respect to the related Equipment Notes;

      (ix) the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable termination value, subject to certain rights of self-insurance; and

      (x) (a)  the past due rate in the related Indenture and the related
   Lease;

        (b) the Make-Whole Premium payable under the related Indenture;

        (c) the provisions relating to the prepayment and purchase of Equipment Notes in the related Indentures;

        (d) the minimum liability insurance amount on such Leased Aircraft in the related Lease; and

        (e) the indemnification of the Loan Trustee, Subordination Agent, Liquidity Providers, Trustees, Escrow Agents and registered holders of the Equipment Notes with respect to certain taxes and expenses, in each case, must be provided as set forth in the form of Participation Agreement, Lease and Indenture, as the case may be (or in the case of clause (d), may be in a greater amount, or in the case of clause (e), may provide for modifications to such indemnification provisions so long as such modifications are not materially adverse to the Loan Trustee, Subordination Agent, Liquidity Providers or the Trustees).

     The "MANDATORY DOCUMENT TERMS" prohibit modifications in any material adverse respect to certain specified provisions of the Indentures, the Leases and the Participation Agreements. In the case of the Indentures, such provisions include:

      (i) the Granting Clause of the Indentures so as to deprive the holders of a first priority security interest in the Aircraft, the Lease and certain of Midway's rights under its purchase agreement with the Aircraft manufacturer;

      (ii) certain provisions relating to the issuance, prepayment, purchase, payments and ranking of the Equipment Notes (including the obligations to pay the Make-Whole Premium in certain circumstances);

      (iii) certain provisions regarding Indenture Events of Default, remedies relating thereto and rights of the related Owner Trustee and related Owner Participant in such circumstances;

      (iv) certain provisions relating to any replaced airframe or engines with respect to an Aircraft; and

      (v) the provision that New York law will govern the Indentures.

     In the case of the Lease, such provisions include the obligations of Midway to:

      (i) pay basic rent and termination value to the Loan Trustee;

      (ii) furnish certain opinions with respect to a replacement airframe; and


      (iii) consent to the assignment of the related Lease by the Owner Trustee as collateral under the Indenture, as well as modifications which will either alter the provision that New York law will govern the Lease or will deprive the Loan Trustee of rights expressly granted to it under the Leases.

     In the case of the Participation Agreement, such provisions include:

      (i) certain conditions to the obligations of the Loan Trustee to participate in the purchase price of these Aircraft by releasing the debt portion thereof from the Deposit Account, involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 of the Bankruptcy Code with respect to such Aircraft and filings of certain documents with the Federal Aviation Administration;

      (ii) certain provisions regarding the obligation of Midway to record the Indenture with the Federal Aviation Administration and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft;

      (iii) certain provisions requiring the delivery of legal opinions; and

      (iv) the provision that New York law will govern the Participation Agreement.

     Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, unless such action will materially adversely affect the interests of the Subordination Agent, the Liquidity Providers, the Loan Trustee or the Certificateholders.


REPORTS TO CERTIFICATEHOLDERS
     On each Regular Distribution Date and Special Distribution Date, the applicable Paying Agent and Trustee will include with each distribution of a Scheduled Payment or Special Payment, respectively, to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to (i), (ii), (iii), (iv) and (v) below):

      (i) the aggregate amount of such funds distributed on such Distribution Date under the Pass Through Trust Agreement and the Escrow Agreement, indicating the amount allocable to each source;

      (ii) the amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Premium (including any premium paid by Midway with respect to unused Deposits) (if any);

      (iii) the amount of such distribution under the Pass Through Trust Agreement allocable to interest; and

      (iv) the amount of such distribution under the Escrow Agreement allocable to interest;

      (v) the amount of such distribution under the Escrow Agreement allocable to unused Deposits (if any); and

      (vi) the Pool Balance and the Pool Factor for such Trust. (Section 4.03)

     With respect to the Certificates registered in the name of Cede, as nominee for The Depository Trust Company ("DTC"), on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a Securities Position Listing setting forth the names of all participants in DTC who are credited with ownership of such Certificates ("DTC PARTICIPANTS") reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of Certificates.

     In addition, after the end of each calendar year, the applicable Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses (i), (ii), (iii), (iv), (v) and (vi) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Section 4.03) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. See " -- Book-Entry; Delivery and Form."

     With respect to the Certificates issued in definitive form, the applicable Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name of such Certificateholder appears on the records of the registrar of the Certificates.


INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

     Since the Equipment Notes issued under each Indenture will be held in more than one Trust, a continuing event of default (an "INDENTURE DEFAULT") under any such Indenture would affect the Equipment Notes held by each Trust. There are no cross-default provisions in the Indentures or Leases in effect at any time when the related Equipment Notes are outstanding (except if agreed to with the Owner Participant). Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture. If an Indenture Default occurs under less than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to the remaining Indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement -- Priority of Distributions."

     With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

     In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. The First National Bank of Maryland is the initial Trustee under each Trust.

     Upon the occurrence and continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds received by the applicable Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02) The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If such Trustee sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Midway, any Owner Trustee, any Owner Participant, any Trustee or any Liquidity Provider.

     Any amount, other than Scheduled Payments received on a Regular Distribution Date, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Default under any Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02) In addition, if, following an Indenture Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Trustee for the Equipment Notes issued under such Leased Aircraft Indenture and distributed to such Trust by the Subordination Agent shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02)

     Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes, held by such Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by such Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) "PERMITTED INVESTMENTS" are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date or any mutual fund the portfolio of which is limited to such obligations. (Section 1.01)

     Each Pass Through Trust Agreement provides that the Trustee of the related Trust shall, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, PROVIDED that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes or other Trust Property held in such Trust, the applicable Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02)

     Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e))

     In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past default under the related Pass Through Trust Agreement or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default with respect to such Trust and thereby annul any direction given by all such holders to such Loan Trustee with respect thereto, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, Make-Whole Premium, if any, or interest with respect to any of the Equipment Notes held in such Trust and (iii) a default in respect of any covenant or provision of the related Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement, only the Controlling Party will be entitled to waive any such past default or Indenture Default.


PURCHASE RIGHTS OF CERTIFICATEHOLDERS

     Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each other Certificateholder of the same Class, (i) the Class B Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, (ii) the Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class A and the Class B Certificates and (iii) the Class D Certificateholders all have the right to purchase all, but not less than all, of the Class A, Class B and Class C Certificates, in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without Make-Whole Premium but including any other amounts due to the Certificateholders of such Class or Classes. In each case, if, prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Section 6.01(b))


PTC EVENT OF DEFAULT

     A "PTC EVENT OF DEFAULT" is defined under each Pass Through Trust Agreement as the failure to pay: (i) the outstanding Pool Balance of the applicable Class of Certificates within 10 business days after the Final Legal Distribution Date for such Class or (ii) interest due on such Certificates within 10 business days after any Distribution Date (unless, except in the case of the Class D Certificates, the Subordination Agent shall have made an Interest Drawing with respect thereto in an amount sufficient to pay such interest and shall have distributed such amount to the Certificateholders entitled thereto).

(Section 1.01) Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior outstanding Class of Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event. See "Description of the Intercreditor Agreement -- Priority of Distributions" for a discussion of the consequences of the occurrence of a Triggering Event.


MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

     Midway is prohibited from consolidating with or merging with or into any other corporation or transferring or leasing all or substantially all of its assets as an entirety to any other corporation unless, among other things, (i) the surviving successor or transferee corporation shall (a) be a "CITIZEN OF THE UNITED STATES" as defined in Section 40102(a)(15) of Title 49 of the United States Code, as amended, relating to aviation (the "TRANSPORTATION CODE"), (b) be a United States certificated air carrier so long as such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code and (c) expressly assume all of the obligations of Midway contained in the Pass Through Trust Agreements, the Indentures, the Participation Agreements and the Leases, and any other operative documents; and (ii) Midway shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction complies with such conditions. (Section 5.02)

     The Pass Through Trust Agreements do not, and the Indentures will not, contain any covenants or provisions which assure the applicable Trustee or Certificateholders of protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of Midway.


MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS


     Each Pass Through Trust Agreement contains provisions permitting the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Note Purchase Agreement or any Liquidity Facility, without the consent of the holders of any of the Certificates of such Trust, (i) to evidence the succession of another corporation to Midway and the assumption by such corporation of Midway's obligations under such Pass Through Trust Agreement or the Note Purchase Agreement, (ii) to add to the covenants of Midway for the benefit of holders of such Certificates or to surrender any right or power in such Pass Through Trust Agreement conferred upon Midway, (iii) to correct or supplement any provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Note Purchase Agreement, the Intercreditor Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Note Purchase Agreement, the Intercreditor Agreement or any Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provisions with respect to matters or questions arising thereunder, PROVIDED such action shall not materially adversely affect the interests of the holders of such Certificates, or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility, (iv) to comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body, (v) to modify, eliminate or add to the provisions of such Pass Through Trust Agreements, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to such extent as shall be necessary to qualify or continue the qualification of such Pass Through Trust Agreement under the Trust Indenture Act, or any similar successor federal statute, and to add to such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility such provisions as may be expressly permitted by the Trust Indenture Act, and (vi) to evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility of a successor Trustee and to add or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility as shall be necessary to provide for or facilitate the administration of the Trusts under the Pass Through Trust Agreements by more than one Trustee, provided that in each case, such modification or supplement does not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.01)

     Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, except that no such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby, (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Deposits, the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due, (b) permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes, (c) alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders, (d) reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement, (e) modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of Events of Default or receipt of payment or (f) adversely affect the status of any Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02)

     In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice. The Trustee shall request from the Certificateholders a direction as to (a) whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to take, (b) whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party and (c) how to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto. Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing), (i) other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding certificates of the relevant Trust and (ii) as the Controlling Party, the Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust. For purposes of the immediately preceding sentence, a Certificate shall have been "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or Lease, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)


LIQUIDATION OF ORIGINAL TRUSTS

     At the Transfer Date, each of the Original Trusts will transfer and assign all of its assets and rights to a Successor Trust with substantially identical terms, except that (i) the Successor Trusts will not have the right to purchase new Equipment Notes and (ii) Maryland law governs the Original Trusts and New York law will govern the Successor Trusts. The Trustee of each of the Original Trusts will also act as Trustee of the corresponding Successor Trust, and each New Trustee will assume the obligations of the Original Trustee under each transaction document to which such Original Trustee was a party. Upon the effectiveness of such transfer, assignment and assumption, each of the Original Trusts will be liquidated and each of the Certificates will represent the same percentage interest in the Successor Trust as it represented in the Original Trust immediately prior to such transfer, assignment and assumption. Unless the context otherwise requires, all references in this

Prospectus to the Trusts, the Trustees, the Pass Through Trust Agreements and similar terms shall be applicable with respect to the Original Trusts until the effectiveness of such transfer, assignment and assumption and thereafter shall be applicable with respect to the Successor Trusts. If for any reason such transfer, assignment and assumption cannot be effected to any Successor Trust, the related Original Trust will continue in existence until it is effected. The Original Trusts may be treated as partnerships for U.S. federal income tax purposes. The Company believes the Successor Trusts will be treated as grantor trusts.


TERMINATION OF THE TRUSTS

     The obligations of Midway, if any, and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01)


THE TRUSTEE

     The Trustee for each Trust is The First National Bank of Maryland. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Pass Through Trust Agreements, the Certificates, the Equipment Notes, the Indentures, the Leases or other related documents. (Sections 7.04 and 7.15) The Trustee of any Trust shall not be liable, with respect to the Certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such Trust. Subject to certain provisions, the Trustee shall be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there shall have been offered to the Trustee reasonable indemnity. (Section 7.03(e)) Each Pass Through Trust Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Midway and any Owner Trustee with the same rights it would have if it were not the Trustee. (Section 7.05)

     In addition to acting as Trustee, paying agent and registrar for the certificates of each Trust, The First National Bank of Maryland is acting as
(i) Subordination Agent under the Intercreditor Agreement (in such capacity, the "SUBORDINATION AGENT"), (ii) as paying agent on behalf of the Escrow Agent in respect of each Trust (the "PAYING AGENT") and (iii) Loan Trustee, Paying Agent and registrar for each series of Equipment Notes.


BOOK-ENTRY; DELIVERY AND FORM

     GENERAL

     The New Certificates of each Trust will be represented by a single, permanent global Certificate, in definitive, fully registered form without interest coupons (the "GLOBAL CERTIFICATE") and will be deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

     Upon the issuance of the Global Certificate, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in the Global Certificates will be limited to persons who have accounts with DTC ("PARTICIPANTS") or persons who hold interests through participants. Ownership of beneficial interests in the Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificate.

     So long as DTC or its nominee is the registered owner or holder of the Global Certificate, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificate for all purposes under the related Pass Through Trust Agreements. No beneficial owners of an interest in the Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Pass Through Trust Agreements and, if applicable, the Euroclear System or Cedel Bank, societe anonyme.

     Payments of the principal of, premium, if any, and interest on the Global Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Midway, the Trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Midway expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Certificate will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global Certificate, as shown on the records of DTC or its nominee. Midway also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Neither Midway nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     The information contained herein concerning DTC and DTC's book-entry system has been obtained from sources that Midway believes to be reliable, but Midway takes no responsibility for the accuracy thereof.


     DEFINITIVE CERTIFICATES

     New Certificates will be issued in definitive, fully registered form without interest coupons ("DEFINITIVE CERTIFICATES") to the Certificateholders or their nominees, rather than to DTC or its nominee, only if (i) Midway advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and Midway is unable to locate a qualified successor within 90 days of receipt of such notice or, (ii) after the occurrence of certain events of default or other events specified in the Pass Through Trust Agreements, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, Midway and DTC through DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificateholders' best interests.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificateholders through DTC participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificateholders.

     Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Pass Through Trust Agreements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.


                     DESCRIPTION OF THE DEPOSIT AGREEMENTS

     The following summary describes all material terms of the Deposit Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Deposit Agreements. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated. A copy of each Deposit Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL

     Under the Escrow Agreements, the Escrow Agent with respect to each Trust entered into a separate Deposit Agreement (each, a "DEPOSIT AGREEMENT") with First Union National Bank (the "DEPOSITARY") pursuant to which the Depositary established separate accounts into which the proceeds of the offering attributable to the Old Certificates of such Trust were deposited (each, a "DEPOSIT") on behalf of such Escrow Agent, from which the Escrow Agent, upon request from the Trustee of such Trust, will make withdrawals and into which such Trustee will make re-deposits during the Delivery Period. Pursuant to the Deposit Agreement with respect to each Trust, on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the Certificateholders of such Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust. Upon each delivery of an Aircraft during the Delivery Period, the Trustee for each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust. The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.


UNUSED DEPOSITS

     The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of delivery, as set forth in the Note Purchase Agreement. See "Description of the New Certificates -- Obligation to Purchase Equipment Notes." Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the Aircraft manufacturer's right to postpone deliveries under its agreement with Midway. See "Description of the Aircraft and Appraisals -- Deliveries of Aircraft." Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued. If any funds remain as Deposits with respect to any Trust at the end of the Delivery Period or, if earlier, upon the acquisition by such Trust of the Equipment Notes with respect to all of the Aircraft (the "DELIVERY PERIOD TERMINATION DATE"), they will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon to the Certificateholders of such Trust after at least 15 days' prior written notice, together with a Deposit Make-Whole Premium; PROVIDED THAT, if any Aircraft is not delivered by the manufacturer prior to the Delivery Period Termination Date due to any reason not occasioned by Midway's fault or negligence, no Deposit Make-Whole Premium will be paid with respect to the unused Deposits to be distributed as a result of such failure to deliver. Since the maximum principal amount of Equipment Notes may not be issued with respect to an Aircraft and, in any such case, the Series C and Series D Equipment Notes are more likely not to be issued in the maximum principal amount as compared to the other Equipment Notes, it is more likely that a distribution of unused Deposits will be made with respect to the Class C and Class D Certificates as compared to the other Certificates.

     "DEPOSIT MAKE-WHOLE PREMIUM" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates, as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the Equipment Notes, assuming the maximum principal amount thereof (the "MAXIMUM AMOUNT") on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 170 basis points in the case of the Class A Certificates, 270 basis points in the case of the Class B Certificates and 350 basis points in the case of each of the Class C Certificates and the Class D Certificates, over (b) the amount of such unused Deposits to be distributed to the holders of such Certificates, plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or, if such date of determination precedes the first Regular Distribution Date, the date of issuance of the Certificates).

DISTRIBUTION UPON OCCURRENCE OF TRIGGERING EVENT

     If a Triggering Event shall occur prior to the Delivery Period Termination Date, the Escrow Agent for each Trust will withdraw any funds then held as Deposits with respect to such Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Certificateholders of such Trust by the Paying Agent on behalf of the Escrow Agent, after at least 15 days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.


DEPOSITARY

     First Union National Bank ("FUNB") is acting as the Depositary. FUNB is a wholly owned subsidiary of First Union Corporation and is a leading provider of financial services to more than sixteen million retail and corporate clients throughout the east coast and the nation. FUNB operates full service banking offices in Connecticut, Delaware, Florida, Georgia, Maryland, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Virginia and Washington, D.C. FUNB's corporate headquarters are located in Charlotte, North Carolina.

     First Union Corporation, the parent company, is a publicly held corporation organized in the United States, and its securities are listed on the New York Stock Exchange.

     FUNB has long-term unsecured debt ratings of Aa3 from Moody's and A+ from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A-1 from Standard's & Poor's.

     FUNB has executive offices at One First Union Center, Charlotte, North Carolina 28288, (704) 374-2957. A copy of the Annual Report of First Union Corporation for the year ended December 31, 1997 may be obtained from FUNB by delivery of a written request to its Charlotte office, Attention: Investor Relations.


                     DESCRIPTION OF THE ESCROW AGREEMENTS

     The following summary describes all material terms of the Escrow Agreements. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Escrow Agreements. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated. A copy of each Escrow Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     First Union Trust Company, as escrow agent for each Trust (each the "ESCROW AGENT"), each Paying Agent, each Trustee and the Initial Purchasers entered into a separate Escrow and Paying Agent Agreement (each, an "ESCROW AGREEMENT") for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a "RECEIPTHOLDER"). The cash proceeds of the offering of the Old Certificates of each Trust were deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such Trust. The Escrow Agent of each Trust was given irrevocable instructions (i) to permit the Trustee of such Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date for the purpose of enabling such Trustee to purchase Equipment Notes on and subject to the terms and conditions of the Note Purchase Agreement and (ii) to direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

     Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to each Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

     Upon receipt by the Depositary on behalf of the Escrow Agent of the cash proceeds from the offering of the Old Certificates as described above, the Escrow Agent will issue one or more Escrow Receipts which will be affixed by the relevant Trustee to each Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such Account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

     The following summary describes certain terms of the Liquidity Facilities and certain provisions of the Intercreditor Agreement relating to the Liquidity Facilities. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Liquidity Facilities and such provisions of the Intercreditor Agreement. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated. A copy of each Liquidity Facility and the Intercreditor Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.


GENERAL

     With respect to the Certificates of each Trust (other than the Class D Trust), the Subordination Agent entered into a revolving credit facility (each, a "LIQUIDITY FACILITY") with the Liquidity Provider pursuant to which the Liquidity Provider will make one or more advances ("INTEREST DRAWINGS") to the Subordination Agent to pay interest on such Certificates subject to certain limitations. The Liquidity Facility for any such Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of such Trust of the interest payable on the Certificates of such Trust at the interest rate (without any penalty or default margin) applicable to such Certificates (the "STATED INTEREST RATES") therefor on three consecutive Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for any such Trust, the Certificateholders of such Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although ABN AMRO Bank N.V., acting through its Chicago branch (the "LIQUIDITY PROVIDER"), is the Liquidity Provider for each such Trust, it may be replaced by another entity with respect to one or more such Trusts under certain circumstances. Therefore, the liquidity provider for any such Trust may be different from the liquidity provider for any other Trust.


DRAWINGS

     The initial stated amount available under the Liquidity Facilities for the Class A Trust, the Class B Trust and the Class C Trust at July 2, 1999, the first Regular Distribution Date after the expected Delivery Period Termination Date, assuming that Equipment Notes in the maximum principal amount with respect to all Aircraft are acquired by the Trusts and that no interest or principal due on or prior to July 2, 1999 has been paid, will be $6,257,425, $3,084,979 and $2,746,646, respectively. Except as otherwise provided below, the Liquidity Facility for each Trust will enable the Subordination Agent to make Interest Drawings thereunder promptly after any Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Distribution Date is not sufficient to pay such interest; provided, however, that the maximum amount available to be drawn under such Liquidity Facility on any Distribution Date to fund any shortfall of interest on such Certificates will not exceed the Required Amount for such Certificates. The Liquidity Facility for any Trust does not provide for drawings thereunder to pay for principal of or Make-Whole Premium on the Certificates of such Trust or any interest on the Certificates of such Trust in excess of the Stated Interest Rate or principal of or interest or Make-Whole Premium on the Certificates of any other Trust. (Liquidity Facilities, Section 2.2; Intercreditor Agreement, Section 3.6) In addition, the Liquidity Facilities with respect to each Trust do not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

     Each payment by the Liquidity Provider under each Liquidity Facility reduces PRO TANTO the amount available to be drawn under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under the Liquidity Facility for any Trust, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the amount available to be drawn under such Liquidity Facility in respect of interest on the Certificates of such Trust shall be reinstated to the Required Amount of such Liquidity Facility, provided, however, that such Liquidity Facility shall not be so reinstated at any time after (i) the acceleration of all of the outstanding Equipment Notes or (ii) both (A) a Triggering Event shall have occurred and (B) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes (Liquidity Facilities, Section 2.2 (a)). The stated amount of the Liquidity Facility for any Trust will be automatically reduced from time to time to an amount equal to the next three successive interest payments due on the Certificates of such Trust (without regard to expected future payment of principal of such Certificates) at the Stated Interest Rate for such Trust. (Liquidity Facilities, Section 2.4(a); Intercreditor Agreement,
Section 3.6(j)) The Liquidity Provider will be paid a fee on the average amount available to be drawn under the initial Liquidity Facility.

     If at any time the short-term unsecured debt rating of the Liquidity Provider issued by any of the Rating Agencies is lower than the Threshold Rating or, in the event the Liquidity Provider's short-term unsecured debt is not rated by Moody's or Standard & Poor's, the long-term unsecured debt rating of any Liquidity Provider issued by either Moody's or Standard

& Poor's is lower than the Threshold Rating, then the Liquidity Provider for such Trust or Midway may arrange for a Replacement Facility (as defined below). In the event that such Liquidity Facility is not replaced with a Replacement Facility within the period specified in the Intercreditor Agreement after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent shall request a drawing (the "DOWNGRADE DRAWING") in an amount equal to all available and undrawn amounts thereunder and shall hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest Drawings under such Liquidity Facility would be used. Such a Liquidity Provider may also arrange for a Replacement Facility at any time after a Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to such Liquidity Provider. (Liquidity Facilities, Section 2.6(c); Intercreditor Agreement, Section 3.6(c))


     A "REPLACEMENT FACILITY" for any Trust means an irrevocable liquidity facility in substantially the form of the initial Liquidity Facility for such Trust, including reinstatement provisions, or, subject to certain conditions, in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider), in a face amount equal to the Required Amount for such Trust and issued by a person having short-term unsecured debt ratings issued by the applicable Rating Agencies or, in the event the selected person's short-term unsecured debt is not rated by Moody's or Standard & Poor's, long-term unsecured debt ratings issued by the applicable Rating Agencies which are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.1)

     "THRESHOLD RATING" means the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's or, in the event a person's short-term unsecured debt is not rated by either Moody's or Standard & Poor's, the long-term unsecured debt rating by Moody's and Standard & Poor's at least equal to the initial rating by each of Moody's and Standard & Poor's on the Class A Certificates. (Intercreditor Agreement, Section 1.1)

     The Liquidity Facility for each Trust provides that the Liquidity Provider's obligations thereunder will expire on the earliest of (i) August 12, 1999; (ii) the date on which the Subordination Agent delivers a certificate certifying that all of the Certificates of such Trust have been paid in full;
(iii) the date on which the Subordination Agent delivers a certificate certifying that a Replacement Facility has been substituted for such Liquidity Facility; (iv) the date on which the Liquidity Provider makes the Final Drawing; and (v) the date on which no amount is, or may (by reason of reinstatement) become, available for drawing under such Liquidity Facility. (Liquidity Facilities, Sections 1.1(a) and 2.4(b))

     The Intercreditor Agreement provides for the replacement of any Liquidity Facility for any Trust (other than a Liquidity Facility which expires no earlier than 15 days later than the related Final Legal Distribution Date) in the event that such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date for a period of at least 364 days after its then scheduled expiration date. In the event such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent shall, prior to the scheduled expiration date of such Liquidity Facility, request a drawing (the "NON-EXTENSION DRAWING") in an amount equal to all available and undrawn amounts thereunder and hold the proceeds thereof in the Cash Collateral Account for such Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Intercreditor Agreement, Section 3.6(d))

     Midway may, under certain circumstances, arrange for a Replacement Facility to replace the Liquidity Facility for any Trust. Under certain circumstances, the Liquidity Provider may arrange for a replacement Liquidity Facility in the event of any non-extension of the Liquidity Facility or a downgrading of the Liquidity Provider. If such replacement facility is provided at any time after the Downgrade Drawing or Non-Extension Drawing under such Liquidity Facility, all funds on deposit in the relevant Cash Collateral Account will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(e))

     The Intercreditor Agreement provides that the Subordination Agent shall hold the proceeds of a Final Drawing made in accordance with the provisions set forth under " -- Liquidity Events of Default" below in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. The Intercreditor Agreement further provides that the Subordination Agent shall not fail to take any action which may be required to be taken by the Subordination Agent in order to make a Final Drawing under a Liquidity Facility. (Intercreditor Agreement, Section 3.6(i))

     Drawings (other than a Final Drawing) under any Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by such Liquidity Facility. Upon receipt of such a certificate, the Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the

Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, the Liquidity Provider will be fully discharged from its obligations under such Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under such Liquidity Facility in respect of such drawing to the Subordination Agent or any other person or entity who makes a demand for payment in respect of interest (to which such drawing relates) on the related Certificates.


REIMBURSEMENT OF DRAWINGS

     Amounts drawn under any Liquidity Facility by reason of any Interest Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of such drawing, with respect to the period from the date of its borrowing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Interest Drawing, at the Base Rate plus 3.00% per annum, and thereafter at LIBOR for the applicable interest period plus 3.00% per annum; provided, that the Subordination Agent will be obligated to reimburse such amounts only to the extent that the Subordination Agent has funds available therefor.

     "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighed average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any date that is a business day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent ( 1/4 of 1%).

     "LIBOR" means, with respect to any interest period, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rates per annum at which deposits in dollars are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the advance to which such interest period is to apply and for a period of time comparable to such interest period.

     The amount drawn under the Liquidity Facility for any Trust by reason of the Downgrade Drawing or Non-Extension Drawing and deposited in the Cash Collateral Account will be treated as follows: (i) such amount will be released on any Regular Distribution Date to the Liquidity Provider to the extent that such amount exceeds the Required Amount for such Trust; (ii) any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings; and (iii) the balance of such amount will be invested in certain eligible investments. A Downgrade Drawing under any of the Liquidity Facilities (other than any portion thereof applied to the payment of interest on the Certificates (any such applied amount being an "APPLIED DOWNGRADE DRAWING")) will bear interest (x) at a rate equal to LIBOR for the applicable Interest Period plus .60% per annum on the outstanding amount from time to time of such Downgrade Drawing, and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under " -- Liquidity Events of Default," at a rate equal to LIBOR for the applicable interest period (or, as described in the third preceding paragraph, the Base Rate) plus 3.00% per annum; PROVIDED that the Subordination Agent will be obligated to pay such amount only to the extent that the Subordination Agent has funds available therefor. A Non-Extension Drawing under any of the Liquidity Facilities (other than any portion thereof applied to the payment of interest on the Certificates (any such applied amount being an "APPLIED NON-EXTENSION DRAWING")) will bear interest (1) during the period from the date of its borrowing to (but excluding) the date, if any, on which it is converted into a Final Drawing as described below under " -- Liquidity Events of Default", at a rate equal to LIBOR for the applicable interest period plus .60% per annum on the outstanding amount from time to time of such Non-Extension Drawing, and (2) thereafter, at a rate equal to LIBOR for the applicable interest period (or, as described in the third preceding paragraph, the Base Rate), plus 3.00% per annum; PROVIDED that the Subordination Agent will be obligated to pay such amount only to the extent that the Subordination Agent has funds available therefor. (Liquidity Facilities, Section 2.6)


LIQUIDITY EVENTS OF DEFAULT

     Events of Default under each Liquidity Facility (each, a "LIQUIDITY EVENT OF DEFAULT") consist of: (i) the acceleration of all the Equipment Notes, (ii) the failure to pay all of the Equipment Notes at maturity or (iii) certain bankruptcy or similar events involving Midway. (Liquidity Facilities, Section 1.1)

     If (i) a Liquidity Event of Default shall have occurred and be continuing or (ii) both (A) a Triggering Event shall have occurred and (B) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the Liquidity Provider may, in its discretion, make a final advance ("FINAL DRAWING") of all available and undrawn amounts under the related Liquidity Facility whereupon (i) the Liquidity Provider shall have no further obligation to make advances under the Liquidity Facility, (ii) any drawing remaining unreimbursed shall be automatically converted into a Final Drawing under such Liquidity Facility and
(iii) all amounts owing to the Liquidity Provider shall automatically become accelerated. Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement -- Priority of Distributions." (Liquidity Facilities, Sections 2.9 and 6.1)

     Upon the circumstances described below under "Description of the Intercreditor Agreement -- Intercreditor Rights," the Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))


LIQUIDITY PROVIDER

     The initial Liquidity Provider is ABN AMRO Bank N.V., a bank organized under the laws of the Netherlands, acting through its Chicago branch. ABN AMRO Bank N.V. has short-term debt ratings of P-1 from Moody's and A-1+ from Standard & Poor's.


                  DESCRIPTION OF THE INTERCREDITOR AGREEMENT

     The following summary describes certain provisions of the Intercreditor Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the Intercreditor Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.


INTERCREDITOR RIGHTS

     CONTROLLING PARTY

     Pursuant to the Intercreditor Agreement, each Trustee and the Liquidity Provider have agreed that, with respect to any Indenture at any given time, the Loan Trustee will be directed (a) in taking, or refraining from taking, any action thereunder by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued thereunder (provided that, for so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent shall act with respect to this clause (a) in accordance with the directions of the Trustees representing holders of Certificates representing an undivided interest in such principal amount of Equipment Notes), so long as no Indenture Default shall have occurred and be continuing thereunder and (b) after the occurrence and during the continuance of an Indenture Default thereunder, in taking, or refraining from taking, any action thereunder, including exercising remedies thereunder (including acceleration of such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes), by the Controlling Party. See "Description of the New Certificates -- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustee.

     The Person who shall be the "CONTROLLING PARTY" with respect to any Indenture shall be: (a) the Trustee for the Class A Trust; (b) upon payment of Final Distributions to the holders of Class A Certificates, the Trustee for the Class B Trust; (c) upon payment of Final Distributions to the holders of Class B Certificates, the Trustee for the Class C Trust; and (d) upon payment of Final Distributions to the holders of Class C Certificates, the Trustee for the Class D Trust. Notwithstanding the foregoing, the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations payable to it under the Liquidity Facilities shall have the right to elect to become the Controlling Party with respect to any such Indenture at any time from and including the date which is 18 months after the earliest of (i) the acceleration of the Equipment Notes under such Indenture, (ii) the date on which the entire available amount under any Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remains unreimbursed and (iii) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing shall have become an Applied Downgrade Drawing or Applied Non-Extension Drawing, as the case may be, if, in any such case, at the time of such election all Liquidity Obligations have not been paid in full. For purposes of giving effect to the foregoing, the Trustee (other than the Controlling Party) has irrevocably agreed (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) shall be deemed to have agreed by virtue of their purchase of Certificates) to exercise their voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6)

     "FINAL DISTRIBUTIONS" means, with respect to the Certiticates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued, due and unpaid interest on such Certificates (excluding interest payable on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement).


     SALE OF EQUIPMENT NOTES OR AIRCRAFT

     Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of
(x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of Midway, without the consent of each Trustee, (a) no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes, and (b) with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Midway under the Lease for such Leased Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Midway under such Lease before giving effect to such adjustment, in each case, using the weighted average interest rate of the Equipment Notes outstanding under such Indenture as the discount rate. (Intercreditor Agreement, Section 4.1)

     After a Triggering Event occurs and any Equipment Note ceases to be a Performing Equipment Note, the Subordination Agent will be required to obtain the LTV Appraisals for the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that, if the Controlling Party reasonably objects to the appraised value of any Aircraft shown in any LTV Appraisal, the Controlling Party shall have the right to obtain or cause to be obtained substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Aircraft).

     "MINIMUM SALE PRICE" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (x) 75% of the Appraised Current Market Value of such Aircraft and (y) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.


PRIORITY OF DISTRIBUTIONS

     So long as no Triggering Event shall have occurred, the payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority.

      (i) to pay the Liquidity Obligations (other than any interest accrued thereon or the principal amount of any Drawing) (the "LIQUIDITY EXPENSES") to the Liquidity Provider;

      (ii) to pay interest accrued on the Liquidity Obligations to the Liquidity Provider;

      (iii) to pay or reimburse the Liquidity Provider for the Liquidity Obligations and, if applicable, to replenish each Cash Collateral Account up to the amount of interest payable on the related Class of Certificates at the Stated Interest Rate therefor on the next three consecutive Regular Distribution Dates (the "REQUIRED AMOUNT");

      (iv) to pay Expected Distributions to the holders of Class A
Certificates;

      (v) to pay Expected Distributions to the holders of Class B Certificates;


      (vi) to pay Expected Distributions to the holders of Class C
Certificates;

      (vii) to pay Expected Distributions to the holders of Class D Certificates; and

      (viii) to pay certain fees and expenses of the Subordination Agent and the Trustees.

     Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

      (1) to reimburse (i) the Subordination Agent for any out-of-pocket costs and expenses actually incurred by it in the protection of, or the realization of value of, the Equipment Notes or any Trust Indenture Estate,
   (ii) each Trustee for any amounts of the nature described in clause (i) above, and (iii) the Liquidity Provider or any Certificateholder for payments, if any, made by it to the Subordination Agent or any Trustee in respect of clause (i) above (collectively, the "ADMINISTRATION EXPENSES");

      (2) to the Liquidity Provider to pay all accrued and unpaid Liquidity Expenses (including fees payable in respect of any Downgrade Drawing);

      (3) to the Liquidity Provider to pay all accrued and unpaid interest on the Liquidity Obligations (other than interest in respect of any Downgrade Drawing) as provided in the Liquidity Facilities;

      (4) to the Liquidity Provider (i) to pay in full all Liquidity Obligations, whether or not then due (other than amounts payable pursuant to clauses (2) and (3) above) and (ii) if applicable, so long as not less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, to replenish the Cash Collateral Accounts up to the Required Amount for the related Class of Certificates (with any excess over such Required Amount being distributed to the Liquidity Providers to satisfy obligations in respect of unreimbursed advances);

      (5) to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable (collectively, "CERTAIN TAXES AND FEES");

      (6) to pay Adjusted Expected Distributions to the holders of Class A Certificates;

      (7) to pay Adjusted Expected Distributions to the holders of Class B Certificates;

      (8) to pay Adjusted Expected Distributions to the holders of Class C Certificates;

      (9) to pay Adjusted Expected Distributions to the holders of Class D Certificates;

      (10) the balance shall be held in the Collection Account until the next Distribution Date; and

      (11) if all Classes of Certificates have been paid in full, the balance, if any, shall be distributed to the Certificateholders of the related Trust.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust (other than the Class D Trust), will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust which are in excess of the Required Amount for such Trust will be paid to the Liquidity Provider.


VOTING OF EQUIPMENT NOTES

     In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification or waiver under such Equipment Note, the related Indenture, Lease, Participation Agreement or other related document, if no Indenture Default with respect thereto shall have occurred and be continuing, the Subordination Agent shall request instructions for each Series of Equipment Notes from the Trustee of the Trust which holds such Series of Equipment Notes. Each Trustee in turn will request directions from Certificateholders of such Trust provided that the Trustee is not required to request directions if such consent will not adversely affect the Certificateholders or an Event of Default shall have occurred and be continuing under the Pass Through Trust Agreement of such Trust. If any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party. No amendment, modification, consent or waiver shall, without the consent of each Liquidity Provider, reduce the amount of rent, supplemental rent or termination values payable by Midway under any Lease or reduce the amount of principal or interest payable by Midway under any Equipment Note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 9.1)


THE SUBORDINATION AGENT

     The First National Bank of Maryland is the Subordination Agent under the Intercreditor Agreement. Midway and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is 25 South Charles Street, Baltimore, Maryland 21201, Attention: Corporate Trust Department.

     The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Either the Controlling Party or the Liquidity Provider may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent.

                DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

     The Aircraft comprise eight CRJs. The Aircraft are designed to be in compliance with Stage III noise level standards, which constitute the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement. The table below sets forth certain additional information for the Aircraft.



                                                                                 APPRAISED VALUE
                                                                 ------------------------------------------------
                                AIRCRAFT         AIRCRAFT                           (DOLLARS)
  AIRCRAFT        ENGINE          TAIL           DELIVERY        ------------------------------------------------
    TYPE           TYPE          NUMBER            DATE               AISI              MBA             SH&E
-----------   -------------   -----------   ------------------   --------------   --------------   --------------
CRJ-200ER      GE CF34-3B1       N575ML      September 1998       $21,100,000      $19,600,000      $19,700,000
CRJ-200ER      GE CF34-3B1       N576ML      September 1998        21,100,000       19,600,000       19,700,000
CRJ-200ER      GE CF34-3B1       N577ML       October 1998         21,200,000       19,680,000       19,800,000
CRJ-200ER      GE CF34-3B1       N578ML       November 1998        21,200,000       19,680,000       19,800,000
CRJ-200ER      GE CF34-3B1     N579ML(1)    December 1998(2)       21,250,000       19,720,000       19,900,000
CRJ-200ER      GE CF34-3B1     N580ML(1)     January 1999(2)       21,300,000       19,760,000       19,900,000
CRJ-200ER      GE CF34-3B1     N581ML(1)      April 1999(2)        21,450,000       19,860,000       20,100,000
CRJ-200ER      GE CF34-3B1     N582ML(1)      June 1999(2)         21,600,000       20,010,000       20,200,000

-------
(1) The tail number identified with respect to each Aircraft is a projection only, based on the current manufacturing schedule of the manufacturer. A different aircraft may actually be delivered to the Company by the manufacturer on any delivery date and in such case such substituted aircraft shall be an "Aircraft" for purposes of this Prospectus. In addition, the financing of an Aircraft may not take place on the date such Aircraft is actually delivered from the manufacturer, provided that such financing will occur prior to the Delivery Period Termination Date.

(2) The dates for Aircraft reflect the scheduled delivery months under Midway's purchase agreement. The actual delivery date for any such Aircraft may be subject to delay by the manufacturer.


DELIVERIES OF AIRCRAFT

     The Note Purchase Agreement provides that the final delivery of the Aircraft for purposes of purchase of Equipment Notes by the Trust must occur by September 30, 1999 (the "DELIVERY PERIOD"); provided, however, that if a labor strike occurs at Bombardier prior to the scheduled expiration of the Delivery Period, the expiration date of the Delivery Period will be extended by the number of days that such strike continued in effect.


APPRAISED VALUE

     The appraised values set forth in the foregoing chart were determined by Aircraft Information Systems, Inc. ("AISI") as of June 26, 1998; Morten Beyer and Agnew, Inc. ("MBA") as of June 26, 1998; and Simat, Helliesen & Eichner, Inc. ("SH&E", and together with AISI and MBA, the "APPRAISERS") as of June 29, 1998. Each Appraiser was asked to provide its opinion as to the fair market value of each Aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus as Appendix II.

     An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. In addition, the proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or together and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates. See "Risk Factors -- Factors Relating to the Certificates and the Exchange Offer -- Appraisals and Realizable Value of Aircraft."


LOAN TO AIRCRAFT VALUE RATIOS

     The following table sets forth loan to Aircraft value ratios ("LTVS") for each Class of Certificates as of July 2, 1999, the first Regular Distribution Date that occurs after the expected Delivery Period Termination Date, and each July 2 thereafter, based on the $54,695,000 of Equipment Notes issued in respect of the four Aircraft delivered to date and assuming that Equipment Notes of each series in the maximum principal amount for the remaining four Aircraft are acquired by the

Trusts prior to the Delivery Period Termination Date. The LTVs for any Class of Certificates as of dates prior to the Delivery Period Termination Date are not meaningful, since the Trust Property will not include during such period all of the Equipment Notes expected to be acquired by the Trusts. See "Description of the New Certificates -- General." The LTVs for each Class of Certificates were obtained for each such Regular Distribution Date by dividing (i) the expected Pool Balance of such Class of Certificates together in each case with the expected Pool Balance of all other Classes of Certificates senior in right of payment to such Class of Certificates under the Intercreditor Agreement determined immediately after giving effect to the distributions expected to be made on such Regular Distribution Date, by (ii) the assumed value of all the Aircraft (the "ASSUMED AGGREGATE AIRCRAFT VALUE") on such Regular Distribution Date based on the assumption set forth below. The Pool Balances and resulting LTVs are subject to change if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trusts is less than the maximum permitted by the Mandatory Economic Terms, Equipment Notes with respect to any Aircraft are purchased by the Trusts in other than the month currently scheduled for delivery of such Aircraft or the amortization of the Equipment Notes differs from the Assumed Amortization Schedule. See "Description of the New Certificates -- Pool Factors."

     The table contains forward-looking information that is based on the assumption that the value of each Aircraft included in the Assumed Aggregate Aircraft Value opposite the initial Regular Distribution Date depreciates by 3% per year until the tenth year after the year of delivery of such Aircraft, by 4% per year thereafter until the fifteenth year after the year of such delivery and by 5% per year thereafter. Other rates or methods of depreciation would result in materially different LTVs and no assurance can be given (i) that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Many of the factors affecting the value of the Aircraft are discussed herein under "Risk Factors -- Factors Relating to the Certificates and the Exchange Offer -- Appraisals and Realizable Value of Aircraft."

     The Equipment Notes issued with respect to any Aircraft are not cross-collateralized with respect to any other Aircraft. Therefore, upon an Indenture Default, even if the Aircraft as a group could be sold for more than the total amounts payable in respect of all of the outstanding Equipment Notes, if one Aircraft were sold for less than the total amount payable in respect of the related Equipment Notes, there would not be sufficient proceeds to pay all Classes of Certificates in full. See "Description of the Equipment Notes -- Loan to Value Ratios of Equipment Notes" for additional information regarding LTVs for the Equipment Notes issued in respect of each Aircraft, which may be more relevant in a default situation than the aggregate values shown in the following table. Thus, the following table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions.



                   ASSUMED           CLASS A                            CLASS B
                  AGGREGATE        CERTIFICATES        CLASS A        CERTIFICATES
                  EQUIPMENT            POOL         CERTIFICATES          POOL
DATE               VALUE(1)          BALANCE             LTV            BALANCE
-------------- --------------- ------------------- -------------- -------------------
July 2, 1999   $159,100,000     $  58,426,000.00         36.7%     $  25,266,000.00
July 2, 2000    154,327,000        56,699,731.81         36.7         24,537,985.01
July 2, 2001    149,554,000        54,946,131.61         36.7         23,779,078.00
July 2, 2002    144,781,000        53,192,531.41         36.7         23,020,171.01
July 2, 2003    140,008,000        51,438,931.21         36.7         22,261,264.01
July 2, 2004    135,235,000        49,685,331.01         36.7         21,502,357.01
July 2, 2005    130,462,000        47,931,730.83         36.7         19,119,087.40
July 2, 2006    125,689,000        46,178,130.63         36.7         14,561,122.31
July 2, 2007    120,916,000        44,424,530.43         36.7         10,855,528.57
July 2, 2008    116,143,000        42,628,650.26         36.7          7,028,964.16
July 2, 2009    111,370,000        37,898,984.44         34.0          5,227,659.92
July 2, 2010    105,006,000        30,644,175.90         29.2          5,227,659.92
July 2, 2011     98,642,000        22,852,307.52         23.2          5,227,659.92
July 2, 2012     92,278,000        14,726,661.78         16.0          4,983,360.51
July 2, 2013     85,914,000        10,693,501.85         12.4                     0
July 2, 2014     30,100,000         2,464,052.00          8.2                     0
July 2, 2015              0                    0           NA                     0



                                    CLASS C                            CLASS D
                   CLASS B        CERTIFICATES        CLASS C       CERTIFICATES       CLASS D
                CERTIFICATES          POOL         CERTIFICATES         POOL         CERTIFICATES
DATE                 LTV            BALANCE             LTV            BALANCE          LTV(2)
-------------- -------------- ------------------- -------------- ------------------ -------------
July 2, 1999   52.6%           $  13,563,587.45   61.1%           $  5,502,000.00   64.6%
July 2, 2000   52.6               11,531,824.56   60.1               5,356,964.30   63.6
July 2, 2001   52.6               11,003,847.71   60.0               3,375,628.33   62.3
July 2, 2002   52.6               10,984,619.86   60.2                 457,201.01   61.0
July 2, 2003   52.6                8,035,369.40   58.4                          0     NA
July 2, 2004   52.6                4,115,444.62   55.7                          0     NA
July 2, 2005   51.4                1,264,929.44   55.2                          0     NA
July 2, 2006   48.3                        0.00     NA                          0     NA
July 2, 2007   45.7                        0.00     NA                          0     NA
July 2, 2008   42.8                           0     NA                          0     NA
July 2, 2009   38.7                           0     NA                          0     NA
July 2, 2010   34.2                           0     NA                          0     NA
July 2, 2011   28.5                           0     NA                          0     NA
July 2, 2012   21.4                           0     NA                          0     NA
July 2, 2013     NA                           0     NA                          0     NA
July 2, 2014     NA                           0     NA                          0     NA
July 2, 2015     NA                           0     NA                          0     NA

-------
(1) No assurance can be given that such value represents the realizable value of any Aircraft. See "Risk Factors -- Risk Factors Relating to the Certificates and the Exchange Offer -- Appraisals and Realizable Value of any Aircraft" and "Description of the Aircraft and the Appraisals."

                      DESCRIPTION OF THE EQUIPMENT NOTES

     The statements under this caption are summaries and do not purport to be complete. The summaries make use of terms defined in and are qualified in their entirety by reference to all of the provisions of the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the Trust Agreements and the Note Purchase Agreement. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement, as the case may be, relating to each Aircraft. The provisions of such documents relating to any Leased Aircraft may be modified, subject to the Mandatory Document Terms and the Mandatory Economic Terms.

     Under the Note Purchase Agreement, Midway has the option of entering into a leveraged lease financing or a debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into either (i) with respect to each Leased Aircraft, a Participation Agreement, a Lease and an Indenture (among other documents) relating to the financing of such Aircraft and (ii) with respect to each Owned Aircraft, a Participation Agreement and an Owned Aircraft Indenture relating to the financing of such Owned Aircraft. The description of such agreements in the Prospectus is based on the forms of such agreements annexed to the Note Purchase Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Company has entered into leveraged leases for the four Aircraft delivered as of the date of this Prospectus and has obtained commitments from prospective Owner Participants with respect to leveraged leases for the remaining four Aircraft to be financed with the proceeds from the sale of the Old Certificates, although there can be no assurance such commitments will close. Such Owner Participants may request revisions to the forms of the Participation Agreement, the Lease and the Leased Aircraft Indenture that are contemplated by the Note Purchase Agreement, so that the terms of such agreements applicable to any particular Leased Aircraft may differ from the description of such agreements contained in the Prospectus. However, under the Note Purchase Agreement, the terms of such agreements are required to (i) contain the Mandatory Document Terms and (ii) not vary the Mandatory Economic Terms. In addition, Midway will be obligated (i) to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders (provided that the Note Purchase Agreement provides that, among other terms, the shortening of certain grace periods for Events of Loss and Events of Default is not materially adverse to the Certificateholders) and
(ii) to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates. See "Description of the Certificates -- Obligation to Purchase Equipment Notes." Each Owner Participant will be required to satisfy certain requirements, including having a minimum combined capital and surplus or net worth.


GENERAL

     The Equipment Notes will be issued in four series (the "SERIES A EQUIPMENT NOTES," the "SERIES B EQUIPMENT NOTES," the "SERIES C EQUIPMENT NOTES" and the "SERIES D EQUIPMENT NOTES" and collectively the "EQUIPMENT NOTES") in respect of each of the Aircraft. Each Trust will purchase one series of Equipment Notes such that all of the Equipment Notes held in each Trust will have an interest rate equal to the interest rate applicable to the Certificates issued by such Trust. All of the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for such Trust, payable on January 2 and July 2 of each year, commencing on the first such date to occur after the initial issuance thereof. The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the Final Expected Distribution Date (as specified on the cover hereof) applicable to the Certificates issued by such Trust. The Equipment Notes issued with respect to each Leased Aircraft will be secured by a security interest in such Leased Aircraft and an assignment of certain rights under the lease relating thereto (each, a "LEASE"), including the right to receive rentals payable with respect to such Leased Aircraft by Midway. The Equipment Notes issued with respect to each Owned Aircraft will be secured by a security interest in such Owned Aircraft. Although neither the Certificates nor the Equipment Notes issued with respect to the Leased Aircraft are obligations of, or guaranteed by, Midway, the amounts unconditionally payable by Midway for lease of the Leased Aircraft will be sufficient to pay in full when due all amounts required to be paid on the Equipment Notes issued with respect to the Leased Aircraft. The Equipment Notes issued with respect to the Owned Aircraft will be direct obligations of Midway.

     The Equipment Notes with respect to each Leased Aircraft will be issued under a separate Leased Aircraft Indenture between First Union Trust Company, National Association, as Owner Trustee of a trust for the benefit of the Owner Participant who will be the beneficial owner of such Aircraft, and The First National Bank of Maryland, as Leased Aircraft Trustee. The Equipment Notes with respect to each Owned Aircraft will be issued under a separate Owned Aircraft Indenture between Midway and The First National Bank of Maryland, as Owned Aircraft Trustee.

     The related Owner Trustee will lease each Leased Aircraft to Midway pursuant to a separate Lease between such Owner Trustee and Midway with respect to such Leased Aircraft. Under each Lease, Midway will be obligated to make or cause to be made rental and other payments to the related Leased Aircraft Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Leased Aircraft (other than upon an acceleration of the Equipment Notes when no Lease Event of Default has occurred). The Equipment Notes issued with respect to the Leased Aircraft are not, however, direct obligations of, or guaranteed by, Midway. Midway's rental obligations under each Lease and Midway's obligations under the Equipment Notes issued with respect to each Owned Aircraft will be general obligations of Midway.

     Each beneficial owner of an Aircraft (the "OWNER PARTICIPANT") has the right to sell, assign or otherwise transfer its interests as Owner Participant in any of such leveraged leases, subject to the terms and conditions of the relevant Participation Agreement and related documents.

     Set forth below is certain information about the Equipment Notes expected to be held in the Trusts and the Aircraft expected to secure such Equipment Notes (assuming the delivery of the Aircraft and that all Class C Equipment Notes and Class D Equipment Notes are issued to the applicable Trust):


                                                                           MAXIMUM PRINCIPAL
   AIRCRAFT      AIRCRAFT TAIL         AIRCRAFT           APPRAISED            AMOUNT OF
     TYPE            NUMBER          DELIVERY DATE         VALUE(1)         EQUIPMENT NOTES
-------------   ---------------   ------------------   ---------------   ---------------------
   CRJ-200ER    N575ML             September 1998       $ 19,700,000        $   13,720,000(4)
   CRJ-200ER    N576ML             September 1998         19,700,000            13,720,000(4)
   CRJ-200ER    N577ML              October 1998          19,800,000            13,627,500(4)
   CRJ-200ER    N578ML              November 1998         19,800,000            13,627,500(4)
   CRJ-200ER    N579ML(2)         December 1998(3)        19,900,000            13,627,000(5)
   CRJ-200ER    N580ML(2)          January 1999(3)        19,900,000            13,800,000(5)
   CRJ-200ER    N581ML(2)           April 1999(3)         20,100,000            13,800,000(5)
   CRJ-200ER    N582ML(2)           June 1999(3)          20,200,000            13,800,000(5)

-------
(1) The total of the appraised values of all the Aircraft reflects the sum of the initial appraised value of each Aircraft as of its scheduled delivery month. However, since the Aircraft will be delivered at different times and may depreciate in value after initial delivery, such total does not reflect the aggregate appraised value of the Aircraft subject to the security interest of the Equipment Notes at any time. See " -- Loan to Value Ratios of Equipment Notes."

(2) The tail number identified with respect to each Aircraft is a projection only, based on the current manufacturing schedule of the manufacturer. A different aircraft may actually be delivered to the Company by the manufacturer on any delivery date and in such case such substituted aircraft shall be an "Aircraft" for purposes of this Prospectus. In addition, the financing of an Aircraft may not take place on the date such Aircraft is actually delivered from the manufacturer, provided that such financing will occur prior to the Delivery Period Termination Date.

(3) The dates for Aircraft delivery reflect the scheduled delivery months under Midway's purchase agreement with the manufacturer. The actual delivery date of any such Aircraft may be subject to delay by the manufacturer.

(4) Represents the principal amount of Equipment Notes issued with respect to the delivered Aircraft.

(5) Reflects the initial maximum principal amount as of the date of original issuance of the Equipment Notes, which principal amount may be less with respect to an Aircraft depending on the circumstances of the financing of such Aircraft. The aggregate principal amount of all of the Equipment Notes will not exceed the aggregate face amount of the Certificates.


     The appraised value of each Aircraft set forth above is based upon the lesser of the average or median value of such Aircraft as appraised by the following three independent appraisal and consulting firms as of the dates indicated and projected as of the scheduled delivery month of each Aircraft:
AISI as of June 26, 1998; MBA as of June 26, 1998; and SH&E as of June 29,
1998.

     An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than the appraised value thereof. In addition, the value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft, whether the Aircraft are sold separately or together and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would be as appraised or sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates.

     For a discussion of the assumptions and methodologies used in preparing the appraisals, see "Risk Factors -- Factors Relating to the Certificates and the Exchange Offer -- Appraisals and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals."

SUBORDINATION

     Series B Equipment Notes issued under any Indenture will be subordinated in right of payment to Series A Equipment Notes issued under such Indenture; any Series C Equipment Notes issued under such Indenture will be subordinated in right of payment to such Series A Equipment Notes and such Series B Equipment Notes; and any Series D Equipment Notes issued under such Indenture will be subordinated in right of payment to such Series A Equipment Notes, such Series B Equipment Notes and such Series C Equipment Notes. On each Equipment Note payment date, (i) payments of interest and principal due on Series A Equipment Notes issued under such Indenture will be made prior to payments of interest and principal due on Series B Equipment Notes issued under such Indenture, (ii) payments of interest and principal due on such Series B Equipment Notes will be made prior to payments of interest and principal due on any Series C Equipment Notes issued under such Indenture and (iii) payments of interest and principal due on such Series C Equipment Notes will be made prior to payments of interest and principal due on any Series D Equipment Notes issued under such Indenture.


PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this Prospectus until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

     Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on January 2 and July 2 in each year, commencing on the first such date to occur after issuance thereof. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

     Scheduled principal payments on the Equipment Notes will be made on January 2 and July 2 in certain years, subject to certain adjustments, in accordance with the principal repayment schedule set forth herein under "Description of the Certificates -- Pool Factors."

     If any date scheduled for any payment of principal, Make-Whole Premium (if any) or interest with respect to the Equipment Notes is not a business day, such payment will be made on the next succeeding business day without any additional interest.

     All payments of principal amount, interest, Make-Whole Premium, if any, and other amounts to be made by the Owner Trustee with respect to Equipment Notes issued in respect of a Leased Aircraft will be payable only from the income and proceeds from the collateral pledged pursuant to the related Indenture (the "TRUST INDENTURE ESTATE"). All payments of principal amount, interest, Make-Whole Premium, if any, and other amounts to be made by Midway with respect to Equipment Notes issued in respect of the Owned Aircraft will be the direct obligation of Midway. In the case of each Equipment Note, each payment of principal amount, Make-Whole Premium, if any, and interest or other amounts due thereon will be applied in the following order: (i) to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue principal amount, Make-Whole Premium, if any, and to the extent permitted by law any interest) to the date of such payment; (ii) to the payment of any other amount (other than the principal amount) due under the Indenture or such Equipment Note; and (iii) to the payment of the principal amount of such Equipment Note then due. (Indentures, Section 5.07)


REDEMPTION

     The Equipment Notes issued under any Indenture will be redeemed as provided below, at a price equal to the aggregate unpaid principal amount together with accrued interest to, but not including, the date of redemption, but without Make-Whole Premium, upon the occurrence of an Event of Loss to the Aircraft subject to such Indenture, if such Aircraft is not replaced. If the Aircraft subject to an Event of Loss is not replaced, all of the Equipment Notes issued with respect to such Aircraft will be redeemed. (Indentures, Section 6.02(a)(i) and (b))

     The Equipment Notes relating to a Leased Aircraft may be redeemed, in whole, on a Special Distribution Date, in connection with Midway's exercise of its right to terminate the related Lease for obsolescence or surplus or to purchase the Aircraft subject to such Lease. In connection with any such termination or purchase, the amount to be paid by Midway under such Lease will be at least equal to the aggregate unpaid principal amount of the related Equipment Notes, together with accrued interest thereon to, but not including, the date of redemption, plus the Make-Whole Premium thereon; PROVIDED that in lieu of redeeming the Equipment Notes in connection with any such purchase of an Aircraft, Midway may elect to assume all of the obligations of the relevant Owner Trustee under the related Indenture pursuant to Section 2.11 of the Indenture and Section 7.11 of the relevant Participation Agreement. In connection with any such assumption of the Owner Trustee's obligations in respect of the Equipment Notes, Midway shall enter into a supplemental indenture satisfactory to the relevant Loan Trustee which contains amendments to the related Indenture, in form and substance reasonably satisfactory to the Loan Trustee, that incorporate therein such provisions from the related Lease and Indenture as may be appropriate, including, without limitation, events of default substantially identical in scope and effect to those set forth in such Lease and covenants substantially identical to the covenants of Midway under the related Indenture and under the related Lease. In addition, in connection with any such assumption, Midway shall deliver an opinion of counsel to the effect that, among other things, such assumption has been duly and validly effected. Upon the effectiveness of such assumption, the Owner Trustee and the Owner Participant will be released from further obligations under the related Indenture and the related Participation Agreement. (Indentures, Sections 6.02(a)(ii) and 2.11; Participation Agreements, Section 7.11; Leases, Section 13(b)) See "The Leases -- Lease Termination" and "The Leases -- Renewal and Purchase Options."

     All of the Equipment Notes issued with respect to a Leased Aircraft may be redeemed prior to maturity as part of a refinancing plan upon written notice to the Loan Trustee and the holders of the Equipment Notes, at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest to, but not including, the date of redemption, plus a Make-Whole Premium. (Indentures, Section 6.02)

     If notice of such redemption is given in connection with a termination of the Lease, such notice is revocable and is deemed revoked in the event that the Lease does not in fact terminate on the specified termination date. If notice of such redemption is given in connection with a refinancing, it is revocable on or prior to the proposed redemption date and shall be deemed revoked in the event such refinancing does not occur. (Indentures, Sections 6.02(c) and 6.03)

     Either the Owner Trustee or the Owner Participant may purchase or cause the prepayment of all of the outstanding Equipment Notes issued under the related Indentures applicable to a Leased Aircraft for the aggregate unpaid principal amount, plus accrued and unpaid interest to the date of purchase or prepayment, as the case may be. This option may be exercised upon (i) the declaration by the applicable Loan Trustee that the Equipment Notes issued under the Indenture applicable to such Leased Aircraft have become due and payable following an Indenture Event of Default or the Loan Trustee's taking action or notification by the Loan Trustee to the Owner Trustee that it intends to take action to foreclose the lien or otherwise commence the exercise of any significant remedy under the Indenture or Lease, or (ii) a continuing Lease Event of Default. If the option is exercised in connection with a Lease Event of Default continuing for less than 180 days, then the Make-Whole Premium will be added to the purchase price or the prepayment amount, as the case may be. (Indentures, Section 8.02)

     The Equipment Notes issued with respect to an Owned Aircraft may be redeemed, in whole but not in part, prior to maturity at the option of Midway and the Equipment Notes issued with respect to any Leased Aircraft may be redeemed, in whole but not in part, prior to maturity at the option of the Owner Trustee (acting at the direction of Midway), in each case, upon not less than 25 days' prior written notice and at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest to, but not including, the date of redemption, plus a Make-Whole Premium. (Indentures, Section 6.02)

     "MAKE-WHOLE PREMIUM" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Midway) by which
(a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield (in the case of each of the Series A Equipment Notes and the Series B Equipment Notes) and the Treasury Yield plus 50 basis points (in the case of each of the Series C Equipment Notes and the Series D Equipment Notes) EXCEEDS (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of redemption (other than any overdue portion thereof).

     For purposes of determining the Make-Whole Premium, "TREASURY YIELD" means, at the time of determination with respect to any Equipment Note, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date (as defined below) of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15 (519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the

Average Life Date of such Equipment Note is reported on the most recent H.15
(519), such weekly average yield to maturity as published in such H.15 (519). "H.15 (519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third business day prior to the applicable redemption date and the "MOST RECENT
H.15 (519)" means the H.15 (519) published prior to the close of business on the third business day prior to the applicable redemption date.

     "AVERAGE LIFE DATE" for any Equipment Note is the date which follows the redemption date by a period equal to the Remaining Weighted Average Life of such Equipment Note. "REMAINING WEIGHTED AVERAGE LIFE" on a given date with respect to any Equipment Note is the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such prepayment date to but excluding the dates on which payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.


SECURITY

     The Equipment Notes issued with respect to each Leased Aircraft will be secured by (i) an assignment by the related Owner Trustee to the related Leased Aircraft Trustee of such Owner Trustee's rights, except for certain limited rights, under the Lease with respect to the related Aircraft, including the right to receive payments of rent thereunder, (ii) a mortgage to such Leased Aircraft Trustee of such Aircraft, subject to the rights of Midway under such Lease, and (iii) an assignment to such Leased Aircraft Trustee of certain of such Owner Trustee's rights under the purchase agreement between Midway and the Aircraft manufacturer. Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the Leased Aircraft Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the Owner Trustee's right to receive payments of rent due thereunder. The assignment by the Owner Trustee to the Leased Aircraft Trustee of its rights under the related Lease will exclude certain rights of such Owner Trustee and the related Owner Participant, including the rights of the Owner Trustee and the Owner Participant with respect to indemnification by Midway for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under public liability insurance maintained by Midway under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease, certain reimbursement payments made by Midway to such Owner Trustee and rights of the Owner Trustee and the Owner Participant in respect of certain residual and deficiency support agreements provided by the manufacturer and certain governmental authorities. (Leased Aircraft Indenture, Granting Clause) The Equipment Notes will not be cross-collateralized, and, consequently, the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft or replacement aircraft therefor (as described in " -- Certain Provisions of the Leases and the Owned Aircraft Indentures -- Events of Loss") or the Leases related thereto.

     The Equipment Notes issued with respect to each Owned Aircraft will be secured by (i) a mortgage to the Owned Aircraft Trustee of such Aircraft and
(ii) an assignment to the Owned Aircraft Trustee of certain of Midway's rights under its purchase agreement with the Aircraft manufacturer.

     Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or, with respect to a Leased Aircraft, termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of Midway (unless an Event of Default shall have occurred and be continuing) in investments described in the related Lease or, in the case of the Owned Aircraft, the related Indenture.


LOAN TO VALUE RATIOS OF EQUIPMENT NOTES

     The following table sets forth loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of the Regular Distribution Dates that occur after the scheduled date of original issuance of such Equipment Notes, based on the $54,695,000 of Equipment Notes issued in respect of the four Aircraft delivered to date and assuming that the Equipment Notes in the maximum principal amount of $55,027,000 are issued in respect of the remaining four Aircraft. These examples were utilized by Midway in preparing the Assumed Amortization Schedule, although the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. Accordingly, the schedules set forth below may not be applicable in the case of any particular Aircraft. See "Description of the Certificates -- Pool Factors." The LTV was obtained by dividing (i) the outstanding principal balance as of each such Regular Distribution Date (after giving effect to the payments due on such date) by (ii) the assumed value (the "ASSUMED AIRCRAFT VALUE") of the Aircraft securing such Equipment Notes.

     The table contains forward-looking information that is based on the assumption that the value of each Aircraft set forth opposite the Initial Regular Distribution Date depreciates by 3% per year until the tenth year after the year of delivery of such Aircraft, by 4% per year thereafter until the fifteenth year after the year of such delivery and by 5% per year thereafter. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the table are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus the table should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios but simply a mathematical calculation based on one set of assumptions.



                                    AIRCRAFT                                    AIRCRAFT
                                   N575ML(1)                                    N576ML(1)
                   ------------------------------------------   -----------------------------------------
                     EQUIPMENT                                    EQUIPMENT
                        NOTE          ASSUMED                        NOTE          ASSUMED
                    OUTSTANDING      AIRCRAFT       LOAN TO      OUTSTANDING      AIRCRAFT       LOAN TO
                      BALANCE          VALUE         VALUE         BALANCE          VALUE         VALUE
      DATE           (MILLIONS)     (MILLIONS)       RATIO        (MILLIONS)     (MILLIONS)       RATIO
----------------   -------------   ------------   -----------   -------------   ------------   ----------
  July 2, 1999       $  12.55        $  19.70         63.7%       $  12.55        $  19.70         63.7%
  July 2, 2000          11.97           19.11         62.6           11.97           19.11         62.6
  July 2, 2001          11.33           18.52         61.2           11.33           18.52         61.2
  July 2, 2002          10.63           17.93         59.3           10.63           17.93         59.3
  July 2, 2003           9.88           17.34         57.0            9.88           17.34         57.0
  July 2, 2004           9.06           16.75         54.1            9.06           16.75         54.1
  July 2, 2005           8.17           16.15         50.6            8.17           16.15         50.6
  July 2, 2006           7.20           15.56         46.3            7.20           15.56         46.3
  July 2, 2007           6.72           14.97         44.9            6.72           14.97         44.9
  July 2, 2008           5.96           14.38         41.4            5.96           14.38         41.4
  July 2, 2009           5.11           13.79         37.0            5.11           13.79         37.0
  July 2, 2010           4.19           13.00         32.2            4.19           13.00         32.2
  July 2, 2011           3.21           12.21         26.3            3.21           12.21         26.3
  July 2, 2012           2.15           11.43         18.8            2.15           11.43         18.8
  July 2, 2013           1.02           10.64          9.6            1.02           10.64          9.6
  July 2, 2014           0.00            0.00         NA              0.00            0.00         NA
  July 2, 2015           0.00            0.00         NA              0.00            0.00         NA


                                    AIRCRAFT                                    AIRCRAFT
                                   N577ML(1)                                    N578ML(1)
                   ------------------------------------------   -----------------------------------------
                     EQUIPMENT                                    EQUIPMENT
                        NOTE          ASSUMED                        NOTE          ASSUMED
                    OUTSTANDING      AIRCRAFT       LOAN TO      OUTSTANDING      AIRCRAFT       LOAN TO
                      BALANCE          VALUE         VALUE         BALANCE          VALUE         VALUE
      DATE           (MILLIONS)     (MILLIONS)       RATIO        (MILLIONS)     (MILLIONS)       RATIO
----------------   -------------   ------------   -----------   -------------   ------------   ----------
  July 2, 1999       $  12.55        $  19.80         63.4%       $  12.59        $  19.80         63.6%
  July 2, 2000          11.97           19.21         62.3           12.01           19.21         62.5
  July 2, 2001          11.33           18.61         60.9           11.37           18.61         61.1
  July 2, 2002          10.65           18.02         59.1           10.69           18.02         59.3
  July 2, 2003           9.90           17.42         56.8            9.94           17.42         57.0
  July 2, 2004           9.09           16.83         54.0            9.13           16.83         54.2
  July 2, 2005           8.21           16.24         50.6            8.24           16.24         50.8
  July 2, 2006           7.26           15.64         46.4            7.29           15.64         46.6
  July 2, 2007           6.60           15.05         43.9            6.65           15.05         44.2
  July 2, 2008           5.80           14.45         40.2            5.86           14.45         40.5
  July 2, 2009           4.94           13.86         35.7            4.99           13.86         36.0
  July 2, 2010           4.02           13.07         30.7            4.07           13.07         31.1
  July 2, 2011           3.02           12.28         24.6            3.07           12.28         25.0
  July 2, 2012           1.95           11.48         17.0            2.00           11.48         17.4
  July 2, 2013           0.80           10.69          7.5            0.85           10.69          8.0
  July 2, 2014           0.00            0.00           NA            0.00            0.00           NA
  July 2, 2015           0.00            0.00           NA            0.00            0.00           NA

-------
(1) This Aircraft has been delivered and the related Equipment Notes have been issued.

                                    AIRCRAFT                                    AIRCRAFT
                                     N579ML                                      N580ML
                   ------------------------------------------   -----------------------------------------
                     EQUIPMENT                                    EQUIPMENT
                        NOTE          ASSUMED                        NOTE          ASSUMED
                    OUTSTANDING      AIRCRAFT       LOAN TO      OUTSTANDING      AIRCRAFT       LOAN TO
                      BALANCE          VALUE         VALUE         BALANCE          VALUE         VALUE
      DATE           (MILLIONS)     (MILLIONS)       RATIO        (MILLIONS)     (MILLIONS)       RATIO
----------------   -------------   ------------   -----------   -------------   ------------   ----------
  July 2, 1999       $  12.60        $  19.90         63.3%       $  13.30        $  19.90         66.8%
  July 2, 2000          12.02           19.30         62.3           12.72           19.30         65.9
  July 2, 2001          11.39           18.71         60.9           12.09           18.71         64.6
  July 2, 2002          10.70           18.11         59.1           11.41           18.11         63.0
  July 2, 2003           9.96           17.51         56.9           10.67           17.51         60.9
  July 2, 2004           9.15           16.92         54.1            9.87           16.92         58.4
  July 2, 2005           8.28           16.32         50.7            9.00           16.32         55.1
  July 2, 2006           7.33           15.72         46.6            8.05           15.72         51.2
  July 2, 2007           6.71           15.12         44.4            7.20           15.12         47.6
  July 2, 2008           5.92           14.53         40.8            6.66           14.53         45.8
  July 2, 2009           5.07           13.93         36.4            5.90           13.93         42.3
  July 2, 2010           4.15           13.13         31.6            5.00           13.13         38.1
  July 2, 2011           3.17           12.34         25.7            4.04           12.34         32.7
  July 2, 2012           2.11           11.54         18.3            3.00           11.54         26.0
  July 2, 2013           0.97           10.75          9.1            1.88           10.75         17.5
  July 2, 2014           0.00            0.00           NA            0.68            9.95          6.8
  July 2, 2015           0.00            0.00           NA            0.00            0.00           NA


                                    AIRCRAFT                                    AIRCRAFT
                                     N581ML                                      N582ML
                   ------------------------------------------   -----------------------------------------
                     EQUIPMENT                                    EQUIPMENT
                        NOTE          ASSUMED                        NOTE          ASSUMED
                    OUTSTANDING      AIRCRAFT       LOAN TO      OUTSTANDING      AIRCRAFT       LOAN TO
                      BALANCE          VALUE         VALUE         BALANCE          VALUE         VALUE
      DATE           (MILLIONS)     (MILLIONS)       RATIO        (MILLIONS)     (MILLIONS)       RATIO
----------------   -------------   ------------   -----------   -------------   ------------   ----------
  July 2, 1999       $  13.39        $  20.10         66.6%       $  13.22        $  20.20     65.4%
  July 2, 2000          12.82           19.50         65.8           12.66           19.59     64.6
  July 2, 2001          12.20           18.89         64.6           12.07           18.99     63.5
  July 2, 2002          11.53           18.29         63.0           11.42           18.38     62.1
  July 2, 2003          10.80           17.69         61.0           10.71           17.78     60.2
  July 2, 2004          10.00           17.09         58.6            9.94           17.17     57.9
  July 2, 2005           9.14           16.48         55.5            9.11           16.56     55.0
  July 2, 2006           8.20           15.88         51.7            8.20           15.96     51.4
  July 2, 2007           7.33           15.28         48.0            7.33           15.35     47.8
  July 2, 2008           6.71           14.67         45.7            6.80           14.75     46.1
  July 2, 2009           5.87           14.07         41.7            6.14           14.14     43.4
  July 2, 2010           4.96           13.27         37.4            5.29           13.33     39.7
  July 2, 2011           3.99           12.46         32.0            4.37           12.52     34.9
  July 2, 2012           2.95           11.66         25.3            3.39           11.72     28.9
  July 2, 2013           1.82           10.85         16.8            2.32           10.91     21.3
  July 2, 2014           0.61           10.05          6.1            1.17           10.10     11.6
  July 2, 2015           0.00            0.00           NA            0.00            0.00       NA

LIMITATION OF LIABILITY

     The Equipment Notes issued with respect to the Leased Aircraft are not direct obligations of, or guaranteed by, Midway, any Owner Participant or the Leased Aircraft Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Leased Aircraft Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Leased Aircraft Trustees for any amounts payable under the Equipment Notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture. All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Leased Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes issued with respect to a Leased Aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Leased Aircraft or the income and proceeds received by the related Leased Aircraft Trustee therefrom (including rent payable by Midway under the Lease with respect to such Leased Aircraft).

     The Equipment Notes issued with respect to the Owned Aircraft will be direct obligations of Midway.

     Except as otherwise provided in the Indentures, each Owner Trustee and each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Equipment Notes or the Leased Aircraft Trustees or to any holder of any Equipment Note.


INDENTURE DEFAULTS, NOTICE AND WAIVER

     Indenture Defaults under each Indenture include: (a) in the case of an Indenture related to a Leased Aircraft, the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee that such failure will constitute an Indenture Default), (b) the failure by the Owner Trustee in the case of a Leased Aircraft Indenture (other than as a result of a Lease Default or Lease Event of Default) or Midway, in the case of an Owned Aircraft Indenture, to pay (A) any interest or principal or Make-Whole Premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder continued for more than ten business days or (B) any other amounts for more than thirty days, (c) in the case of a Leased Aircraft Indenture, any representation or warranty made by the related Owner Trustee or Owner Participant in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee pursuant thereto being false or incorrect in any material respect when made and continuing to be material and adverse to the interests of the holder of any Equipment Note and remaining unremedied after notice and specified cure periods, (d) failure by the related Owner Trustee or Owner Participant in the case of a Leased Aircraft Indenture or Midway in the case of an Owned Aircraft Indenture to perform or observe certain material covenants or obligations for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents, continued after notice and specified cure periods, or (e) the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant or Midway, as the case may be. There are no cross-default provisions in the Indentures or the Leases in effect at any time when the relevant Equipment Notes are outstanding. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture. (Indentures, Section 7.01)

     The Loan Trustee will give the holders of the Equipment Notes and, if applicable, the Owner Trustee and the Owner Participant prompt written notice of any Indenture Default of which the Loan Trustee has actual knowledge and, in the case of an Indenture related to a Leased Aircraft, if the Indenture Default results from a Lease Event of Default, it will give the holders of the Equipment Notes, the Owner Trustee and the Owner Participant not less than ten business days' prior written notice of the date on or after which the Loan Trustee may commence the exercise of any remedy described in " -- Remedies" below.

     If Midway fails to make any semiannual basic rental payment due under any Lease with respect to a Leased Aircraft, within a specified period after notice from the Loan Trustee of such failure the applicable Owner Trustee or Owner Participant may furnish to the Loan Trustee the amount due on the Equipment Notes issued with respect to such Leased Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Loan Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless the relevant Owner Trustee or Owner Participant has previously cured the preceding three consecutive payment defaults or six total payment defaults with respect to Basic Rent. (Indentures, Section 8.03)

     The Owner Trustee and/or the Owner Participant also have certain rights, but not obligations, to cure Indenture Defaults not resulting from the nonpayment of Basic Rent.

     In the case of a Leased Aircraft Indenture, if an Owner Trustee or Owner Participant pays the amount due on the Equipment Notes to the Loan Trustee or cures the Indenture Default, the Owner Trustee or Owner Participant will be subrogated to the rights of the Loan Trustee and the holders of the Equipment Notes in respect of the Rent which was overdue at the time of such payment, as well as interest payable by Midway on account of its being overdue, and thereafter the Owner Trustee or the Owner Participant, as the case may be, will be entitled to receive such overdue Rent and interest thereon upon receipt by the Loan Trustee; PROVIDED, HOWEVER, that (i) if the principal amount and interest on the Equipment Notes is due and payable following an Indenture Default, such subrogation will, until the principal amount of, interest on, Make-Whole Premium, if any, and all other amounts due with respect to all Equipment Notes has been paid in full, be subordinate to the rights of the Loan Trustee and the holders of the Equipment Notes in respect of such payment of overdue Rent and interest and (ii) the Owner Trustee will not be entitled to recover any such payments except pursuant to the foregoing right of subrogation, by demand or suit for damages.

     The holders of a majority in principal amount of the outstanding Equipment Notes issued under any Indenture, by notice to the Loan Trustee, may on behalf of all the holders and the Liquidity Providers waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, interest on, or Make-Whole Premium, if any, on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes affected thereby. (Indentures, Section 7.11)


REMEDIES

     Each Indenture provides that if an Indenture Default occurs and is continuing, the related Loan Trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture shall, subject, in the case of a Leased Aircraft Indenture, to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (without the Make-Whole Premium). The holders of a majority in principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the sale or disposition of the Trust Indenture Estate if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal and interest on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults under such Indenture (other than the nonpayment of principal that has become due solely because of such acceleration) have been cured or waived. (Indentures, Section 7.02(c))

     Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including, with respect to an Owned Aircraft Indenture, one or more remedies under such Indenture with respect to the related Aircraft or, with respect to a Leased Aircraft Indenture, one or more of the remedies under such Indenture or (if the corresponding Lease has been declared in default) under the related Lease. If an Indenture Default arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default, the related Leased Aircraft Trustee's right to exercise remedies under a Leased Aircraft Indenture is subject, with certain exceptions, to its having proceeded to declare the Lease in default and commence the exercise one or more of the dispossessory remedies under the Lease with respect to such Leased Aircraft; PROVIDED that the requirement to exercise one or more of such remedies under such Lease shall not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days or such period as may be specified in
Section 1110(a)(1)(A) of the U.S. Bankruptcy Code, plus an additional period, if any, resulting from (i) the trustee or debtor-in-possession in such proceeding agreeing to perform its obligations under such Lease with the approval of the applicable court and its continuous performance of such Lease under Section 1110(a)(1)(A-B) of the U.S. Bankruptcy Code or such Leased Aircraft Trustee's consent to an extension of such period, (ii) such Leased Aircraft Trustee's failure to give any requisite notice, or (iii) Midway's assumption of such Lease with the approval of the relevant court and its continuous performance of the Lease as so assumed. See " -- Certain Provisions of the Leases and the Owned Aircraft Indentures -- Lease Events of Default." Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and Midway, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of Midway under any Lease with respect to such Aircraft; PROVIDED that no exercise of any remedies by the related Leased Aircraft Trustee may affect the rights of Midway under any Lease unless a Lease Event of Default has occurred and is continuing. (Leased Aircraft Indentures, Sections 7.02 and 7.03; Leases, Section 17) The Owned Aircraft Indentures will not contain such limitations on the Owned Aircraft Trustee's ability to exercise remedies upon an Indenture Default under an Owned Aircraft Indenture.

     If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

     Section 1110 of the Bankruptcy Code provides in relevant part that, except as described in the following sentence, the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by (a) the automatic stay provision of the Bankruptcy Code, which provision enjoins repossessions by creditors for the duration of the reorganization period, (b) the provision of the Bankruptcy Code allowing the debtor-in-possession to use property of the debtor during the reorganization period, (c) Section 1129 of the Bankruptcy Code (which governs the confirmation of plans of reorganization in Chapter 11 cases) and (d) any power of the bankruptcy court to enjoin a repossession.
Section 1110 of the Bankruptcy Code provides in relevant part, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all if, within such 60 day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest), the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor). "Equipment" is defined in Section 1110, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of Title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that is a citizen of the United States (as defined in section 40102 of Title 49 of the United States Code) holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

     It is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to Midway, which is expected to be Fulbright & Jaworski L.L.P., provide its opinion to the Trustees that, if Midway were to become a debtor under Chapter 11 of the Bankruptcy Code, the Owner Trustee, as lessor under each of the Leases, and the Loan Trustee of the Leased Aircraft Indentures, as assignee of such Owner Trustee's rights under each of the Leases pursuant to each of the related Indentures, and the Loan Trustee under each Owned Aircraft Indenture, as holder of a security interest in the related Owned Aircraft, would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the airframe and engines comprising the related Aircraft, but such opinion may provide that such Owner Trustee or any such Loan Trustee may not be entitled to such benefits with respect to any replacement of an Aircraft after an Event of Loss in the future (the consummation of which replacement is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee's entitlement to Section 1110 benefits should not be diminished as a result of such replacement) or with respect to the replacement of an engine in accordance with the terms of the Lease (but Section 1110 would be available as to the original airframe and engine(s) and might or might not be independently available as to the replaced engine(s)). This opinion will be subject to certain qualifications and assumptions including the assumptions that Midway is and will continue to be a citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. See " -- Certain Provisions of the Leases and the Owned Aircraft Indentures -- Events of Loss." The opinion will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Owned Aircraft which may be leased by Midway, or of any sublessee of a Leased Aircraft which may be subleased by Midway. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see " -- Indenture Defaults, Notice and Waiver."

     If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 5.03)

     In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Aircraft is owned by the related Owner Trustee in trust, such Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes may be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Indenture might be restricted, though such Loan Trustee would retain its status as a secured creditor in respect of the related Lease and the related Aircraft.

MODIFICATION OF INDENTURES AND LEASES

     Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and any related Lease, Participation Agreement or Trust Agreement may not be amended or modified, except to the extent indicated below.

     Certain provisions of any Leased Aircraft Indenture, and of the Lease, Participation Agreement and Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of the relevant Loan Trustee or any holders of the Equipment Notes outstanding under such Indenture, subject to certain conditions. In the case of each Lease, such provisions include, among others, provisions relating to (i) the return to the related Owner Trustee of the related Aircraft at the end of the term of such Lease,
(ii) the renewal of such Lease and the option of Midway at the end of the term of such Lease to purchase the related Aircraft, (iii) maintenance, operation and use of the Aircraft and (iv) the list of countries in which a permitted sublessee may be headquartered or in which an Aircraft may, in some circumstances, be re-registered. (Indentures, Section 8.01)

     Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby and the Liquidity Provider, no amendment of or supplement to such Indenture may, among other things, (a) reduce the principal amount of, or Make-Whole Premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which or the priority with respect to which any principal, Make-Whole Premium, if any, or interest is due and payable, (b) create any security interest with respect to the property prior to or PARI PASSU with the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indentures, Section 13.02)


INDEMNIFICATION

     Midway is required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. Midway will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Leased Aircraft.

     The Loan Trustee is not under any obligation to take any action, risk liability or expend its own funds under the Indenture if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.


CERTAIN PROVISIONS OF THE LEASES AND THE OWNED AIRCRAFT INDENTURES

     Each Leased Aircraft will be leased to Midway by the relevant Owner Trustee under the relevant Lease. Each Owned Aircraft will be owned by Midway.


     LEASE TERM RENTALS AND PAYMENTS

     Each Leased Aircraft will be leased separately for a term commencing on the date of the delivery of such Aircraft to the relevant Owner Trustee and expiring not earlier than the latest maturity date of the Equipment Notes issued pursuant to the related Indenture. Basic Rent payments for each Aircraft are payable semiannually on each Lease Payment Date. Such payments, together with certain other payments that Midway is obligated to make or cause to be made under the related Lease, have been assigned by the Owner Trustee under the related Indenture to provide the funds necessary to make payments of principal and interest due or expected to be due from the Owner Trustee on the Equipment Notes issued under such Indenture and Liquidity Obligations under the related Liquidity Facility. In certain cases, the Basic Rent payments under the Leases may be adjusted, but each Lease provides that under no circumstances will rent payments by Midway be less than the scheduled payments on the related Equipment Notes. (Leases, Section 3(f)) The balance of any such Basic Rent payment and such other payments, after payment of amounts due or expected to be due on the related Equipment Notes and certain other amounts, will be paid over to the related Owner Trustee. (Indentures, Section 5.01) Midway's obligations to pay rent and to make, or cause to be made, other payments under each Lease are general unsecured obligations of Midway and will rank PARI PASSU in right of payment with all other general unsecured indebtedness of Midway, and would be senior in right of payment to any subordinated indebtedness of Midway if any such subordinated indebtedness should exist. The rental obligations will also be effectively subordinated to any secured indebtedness of Midway to the extent of the value of the assets securing such indebtedness.

     Semiannual payments of interest on the Equipment Notes issued by Midway under an Owned Aircraft Indenture are payable on January 2 and July 2 of each year, commencing on the first such date after issuance thereof. Semiannual payments of principal under the Equipment Notes issued by Midway under an Owned Aircraft Indenture are payable on January 2 and July 2 in certain years.


     MAINTENANCE AND OPERATION

     Each Owned Aircraft will be owned by Midway. Midway's obligations in respect of each of the Leased Aircraft will be those of a lessee under a "net lease." Accordingly, Midway is obligated to cause (x) each Leased Aircraft to be duly registered in the name of the Owner Trustee (except to the extent the relevant Owner Trustee or Owner Participant fails to meet applicable citizenship requirements) and (y) each Owned Aircraft to be duly registered in the name of Midway, and in each such case, to pay all costs of operating the Aircraft and, at the expense of Midway, and to the extent set forth in such Lease or Owned Aircraft Indenture, as the case may be, to maintain, service, repair and overhaul the Aircraft (or cause the Aircraft to be maintained, serviced, repaired and overhauled) so as to keep the Aircraft in such operating condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the country of registry of the Aircraft, except during temporary periods of grounding or during storage or the conduct of maintenance procedures, in each case subject to certain limitations. Notwithstanding anything to the contrary set forth above, Midway is also required to cause the Aircraft to be maintained in accordance with maintenance standards at least comparable to those required by the FAA or the central civil aviation authority of the United Kingdom, France, Germany, Japan, the Netherlands or Canada. (Leases, Section 5(d); Owned Aircraft Indentures, Section 4.01(d); Participation Agreements, Section 6.03(b))

     Midway will not (and will not permit any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee, in the case of an Owned Aircraft to) use or operate any Aircraft in violation of any applicable law or in violation of any airworthiness certificate, license of registration relating to the Aircraft issued by any competent government authority unless (i) the validity thereof is being contested in good faith and by appropriate proceedings which do not involve a material danger of the sale, forfeiture or loss of the Airframe or any Engine or (ii) it is not possible for Midway to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which the Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which the Aircraft is then registered). (Leases, Section 5(c); Owned Aircraft Indentures,
Section 4.01(e))

     Midway must make (or cause to be made) all alterations, modifications and additions to each Airframe and Engine necessary to meet the applicable standards of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may be registered, provided that Midway may, in good faith, contest the validity or application of any such standard in any reasonable manner which does not materially adversely affect the Lessor (in the case of a Leased Aircraft) or the lien of the Indenture. Midway (or any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee, in the case of an Owned Aircraft) may add further parts and make other alterations, modifications and additions to any Airframe or any Engine as Midway (or any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee, in the case of an Owned Aircraft) may deem desirable in the proper conduct of its business, including removal of parts, so long as such alterations, modifications or additions do not (x) in Midway's reasonable judgment, diminish the value, utility, condition or airworthiness of such Airframe or Engine below the value, utility, condition or airworthiness thereof immediately prior to such alteration, modification, addition or removal (assuming such Airframe or Engine was maintained in accordance with the Lease or Owned Aircraft Indenture, as the case may be), except that the value (but not the utility, condition or airworthiness) of any Airframe or Engine may be reduced from time to time by the value of the obsolete parts which are removed so long as the aggregate value of such obsolete parts removed and not replaced shall not exceed $300,000 per Aircraft. In the case of a Leased Aircraft, title to parts incorporated or installed in or added to such Airframe or Engine as a result of such alterations, modifications or additions vest in the Owner Trustee subject to certain exceptions. In certain circumstances, Midway (or any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee, in the case of an Owned Aircraft) is permitted to remove parts which were added by Midway (or any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee in the case of an Owned Aircraft) (without replacement) from an Airframe or Engine so long as certain conditions are met and any such removal does not, among other things specified in each Lease, materially diminish or impair the value, utility, condition or airworthiness which such Airframe or Engine would have had at such time had such addition, alteration or modification not occurred. (Leases, Sections 7(a), 7(b), 7(c) and 7(d); Owned Aircraft Indentures, Sections 4.03(a), 4.03(b), 4.03(c) and 4.03(d))

     Except as set forth above, Midway is obligated to replace or cause to be replaced all parts (other than severable parts added at the option of Midway or unsuitable parts that Midway is permitted to remove to the extent described above) that are incorporated or installed in or attached to any Airframe or any Engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts become subject to the related Lease (in the case of a Leased Aircraft) and the lien of the related Indenture in lieu of the part replaced. (Leases, Sections 7(a) and 7(b); Owned Aircraft Indentures, Sections 4.03(a) and 4.03(b))


     REGISTRATION, SUBLEASING AND POSSESSION

     Midway may, under certain circumstances, re-register an Aircraft in certain jurisdictions outside the United States, subject to, among other conditions and limitations specified in each Lease (in the case of a Leased Aircraft) or Owned Aircraft Indenture (in the case of an Owned Aircraft) and the related Participation Agreement, the lien of the related Indenture continuing as a first priority security interest in the related Aircraft and (in the case of a Leased Aircraft) Lease. Midway is also permitted, subject to certain limitations, to sublease or lease, as the case may be, any Aircraft to any United States certificated air carrier which is not subject to bankruptcy or similar proceedings when the sublease or lease, as the case may be, begins, to certain airframe or engine manufacturers or to certain foreign entities so long as, in the case of any Leased Aircraft, the term of any such sublease does not extend beyond the term of the Lease applicable to such Aircraft, subject to certain exceptions. In addition, subject to certain limitations, Midway is permitted to transfer possession of any Airframe or any Engine other than by sublease or lease, as the case may be, including transfers of possession by Midway or any Sublessee, in the case of a Leased Aircraft or Permitted Lessee, in the case of an Owned Aircraft, in connection with certain interchange and pooling arrangements, transfers to the United States government and any instrumentality or agency thereof, and transfers in connection with maintenance or modifications. There are no general geographical restrictions on Midway's (or any Sublessee's, in the case of a Leased Aircraft, or Permitted Sublessee's in the case of an Owned Aircraft) ability to operate the Aircraft. (Leases,
Section 5(a); Owned Aircraft Indentures, Section 4.01(a)). The extent to which the relevant Loan Trustee's lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. See "Risk Factors -- Factors Relating to the Certificates and the Exchange Offer -- Repossession." In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States and has been registered in a foreign jurisdiction or subleased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting Sublessee or Permitted Lessee, as the case may be, or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply.

     In addition, in the case of a Leased Aircraft at the time of obtaining repossession of the Aircraft under the related Lease or foreclosing on the lien on the Aircraft under the related Indenture, an Airframe subject to such Lease may not be equipped with Engines subject to the same Lease and, in such case, Midway is required to deliver engines attached to such Airframe which shall be of the same or improved model as the Engines (and, in any event, the two engines returned shall be of the same model) and suitable for installation and use on the Airframe, and be in as good an operating condition as, such Engines, assuming such Engines were in the condition and repair required by the terms hereof immediately prior to such termination. Notwithstanding Midway's agreement in each Lease, in the event Midway fails to transfer title to engines not owned by the Owner Trustee that are attached on repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an Airframe and Engines subject to the Lease. See "Risk Factors -- Factors Relating to the Certificates and the Exchange Offer -- Repossession."


     LIENS

     Midway is required to maintain each Aircraft free of any liens, other than
(i) the respective rights of Midway; (ii) the lien of the relevant Indenture, and any other rights existing pursuant to the Operative Agreements related thereto and, in the case of the Leased Aircraft, the rights of the Owner Participant and Owner Trustee under the applicable Lease, Indenture and other Operative Agreements; (iii) the rights of others in possession of the Aircraft in accordance with the terms of the Lease or the Owned Aircraft Indenture (including Sublessees and Permitted Lessees); (iv) certain other customary liens permitted under such documents, including liens for taxes of Midway or any Sublessee or Permitted Lessee, as the case may be, either not yet due or being contested in good faith with due diligence and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of such Airframe or any Engine; (v) materialmen's, mechanics' and other similar liens arising in the ordinary course of Midway's (or any Sublessee's or Permitted Lessee's) business securing obligations that are not overdue, or are being contested in good faith by appropriate proceedings not involving any material danger of the sale, forfeiture or loss of such Airframe or Engines; (vi) judgment liens for which there has been served a stay of execution; (vii) salvage and similar rights of insurers; (viii) certain liens attributable to the Loan Trustee, or in the case of a Leased Aircraft, the Owner Participant or Owner Trustee; and (ix) any other lien with respect to which Midway (or any Sublessee or Permitted Lessee) has provided a bond or other security adequate in the reasonable opinion of, in the case of a Leased Aircraft, the Owner Trustee or, in the case of an Owned Aircraft, the Loan Trustee. (Leases, Section 10; Owned Aircraft Indentures,
Section 4.06)


     INSURANCE

     Subject to certain exceptions, Midway is obligated, at its or any Sublessee's or Permitted Lessee's, as the case may be, expense, to maintain or cause to be maintained on each Aircraft, with insurers of recognized responsibility, public liability and property damage insurance (exclusive of manufacturer's product liability insurance) and all-risk aircraft hull insurance, in such amounts, covering such risks and in such form as Midway customarily maintains with respect to other aircraft owned or operated by Midway, in each case similar to such Aircraft; PROVIDED, HOWEVER, that, except to the extent of any self-insurance, the all-risk hull insurance shall be at least in an amount equal to the Termination Value (as specified in the applicable Lease) of such Aircraft (except with respect to any Owned Aircraft, in which case in an amount equal to the outstanding principal amount of the related Equipment Notes plus six months interest). (Leases, Sections 9(a) and 9(b); Owned Aircraft Indentures, Sections 4.05(a) and 4.05(b))

     Subject to certain exceptions, the policies covering loss of or damage to an Aircraft shall be made payable, up to the Termination Value for such Aircraft (in the case of a Leased Aircraft) or up to the amount of outstanding principal of the Equipment Notes plus accrued interest (in the case of an Owned Aircraft), to the related Loan Trustee for any loss involving proceeds in excess of $2 million and the entire amount of any loss involving proceeds of $2 million or less and not involving an Event of Loss shall be paid to Midway, except that in the event a Lease Event of Default (in the case of a Leased Aircraft) or Indenture Event of Default (in the case of an Owned Aircraft) or a payment default or certain bankruptcy defaults (a "SPECIFIED DEFAULT") occurs and is continuing the relevant Loan Trustee can notify the insurers that all insurance proceeds must be paid to the relevant Loan Trustee. (Leases, Section 9(c))

     With respect to required insurance, Midway may, in addition to maintaining normal deductibles, in the case of public liability and property damage insurance and all-risk hull insurance, maintain self-insurance, by way of deductible or otherwise, per occurrence or on a fleet-wide basis of not more than $15 million. (Leases, Section 9(d); Owned Aircraft Indentures, Section 4.05(d))

     In respect of each Aircraft, Midway is required to cause the relevant Owner Trustee, if applicable, and Loan Trustee and certain other persons to be included as additional insureds as their respective interests may appear under all liability insurance policies required by the terms of the Lease or Owned Aircraft Indenture, as the case may be, with respect to such Aircraft. (Leases, Section 9(c); Owned Aircraft Indentures, Section 4.05(c))

     Subject to certain customary exceptions, Midway may not operate (or permit any Sublessee or Permitted Lessee to operate) any Aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such Aircraft and required by the Lease or owned Aircraft Indenture, as the case may be. (Leases, Section 5(c); Owned Aircraft Indentures, Section 4.01(c))

     Midway's obligation to provide any insurance required by each Lease or Owned Aircraft Indenture, as the case may be, shall be satisfied if indemnification from, or insurance provided by, the United States government against the risks requiring such insurance under such Lease or Owned Aircraft Indenture, when added to the amount of insurance against such risks otherwise maintained by or for the benefit of Midway, has a combined effect substantially the same as the amount of insurance against such risks otherwise required by such Lease or the Owned Aircraft Indenture, as the case may be. (Leases, Sections 9(a) and 9(b); Owned Aircraft Indentures, Sections 4.05(a) and 4.05(b))


     LEASE TERMINATION

     So long as no Event of Default shall be continuing, Midway may terminate any Lease on any Termination Date occurring after the fifth anniversary of the delivery date, if it determines that such Aircraft is obsolete or surplus to Midway's equipment requirements and subject to certain other limitations specified in such Leases. Upon payment of the Termination Value for such Aircraft, which will be in an amount at least equal to the outstanding principal amount of the related Equipment Notes and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts and together with all accrued and unpaid interest thereon, the lien of the relevant Indenture shall be released, the relevant Lease shall terminate, and the obligation of Midway thereafter to make scheduled rent payments under such Lease shall cease. (Leases, Section 14; Leased Aircraft Indentures, Section 6.02)

     RENEWAL AND PURCHASE OPTIONS

     At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, Midway will have certain options to renew such Lease for additional limited periods. In addition, Midway will have the right at the end of the term of each Lease to purchase the Aircraft subject thereto for an amount to be calculated in accordance with the terms of such Lease. (Leases, Section 13)

     Midway will also have the option to purchase the Aircraft subject to a Lease on certain specified dates and upon the occurrence of certain events prior to the end of the term of the Lease. In the event Midway exercises such a purchase option in respect of an Aircraft, the purchase price therefor shall be calculated in accordance with the provisions of the related Lease, but in any event shall be sufficient to pay all principal of, Make-Whole Premium, if any, on and interest on the related Equipment Notes in full and, upon payment thereof, Midway shall acquire such Aircraft free of the lien of the related Indenture, unless upon satisfaction of certain conditions Midway chooses to assume on a full recourse basis all of such Owner Trustee's obligations in respect of the related Equipment Notes and acquires the Aircraft subject to the lien of the related Indenture. (Leases, Section 13(b); Leased Aircraft Indentures, Sections 2.12 and 6.02; Participation Agreements, Section 7.11) See "Description of the Equipment Notes -- Redemption."


     EVENTS OF LOSS

     If an Event of Loss occurs with respect to any Aircraft, Midway is obligated either (i) so long as no Event of Default (in the case of a Leased Aircraft) or Indenture Event of Default (in the case of an Owned Aircraft) is continuing, to replace such Aircraft or (ii) to pay to the related Owner Trustee or the Owned Aircraft Trustee, as the case may be, the applicable Termination Value or the outstanding principal amount of the Equipment Notes plus accrued interest, as the case may be, together with certain additional amounts. If Midway elects to replace such Aircraft, it must do so no later than 180 days after the related Event of Loss, with an airframe or airframe and engines (such airframe to be of the same or a comparable or improved model) free and clear of all liens (other than permitted liens) and having a value and utility at least equal to such airframe or engines, as the case may be, comprising part of the Aircraft immediately prior to the Event of Loss, assuming maintenance, condition and airworthiness thereof in accordance with the relevant Lease or the Owned Aircraft Indenture, as the case may be. If Midway elects to pay the Termination Value or the outstanding amount of principal and interest, as the case may be, for such Aircraft or elects to replace such Aircraft but fails to do so within the time periods specified therefor, Midway must make such payment not later than the 180th day after the Event of Loss. Upon making such payment with respect to a Leased Aircraft together with all other amounts then due under the related Lease with respect to such Aircraft, which in all circumstances will be at least sufficient to pay in full as of the date of payment the principal amount of the related Equipment Notes and all accrued and unpaid interest due thereon (but without any Make-Whole Premium), the Lease for such Aircraft shall terminate and the obligation of Midway to make the scheduled Basic Rent payments with respect thereto shall cease. Upon making such payment with respect to an Owned Aircraft, the Equipment Notes issued with respect to such Owned Aircraft will be redeemed in full. (Leases, Sections 8(a); Owned Aircraft Indenture, Section 4.04(a); Indentures, Sections 5.02, 6.02 and 9.08)

     If an Event of Loss occurs with respect to an Engine, Midway is required to replace such Engine within 90 days from the date of such Event of Loss with another engine, free and clear of all liens (other than permitted liens), of the same or improved make and model and having a value and utility and in as good operating condition as the Engine being replaced (assuming that such Engine had been maintained in accordance with the Lease or the Owned Aircraft Indenture, as the case may be). (Leases, Section 7(e); Owned Aircraft Indenture, Section 4.03(e); Indentures, Section 9.08)

     An "EVENT OF LOSS" with respect to an Aircraft, Airframe or any Engine means any of the following events with respect thereto:

      (i) theft or disappearance for a period in excess of 90 consecutive days;


      (ii) destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

      (iii) any event which results in an insurance settlement with respect to such property on the basis of an actual, constructive or compromised total loss;

      (iv) condemnation, confiscation or seizure of, or requisition of title to or use of such property by any foreign government (or in the case of any requisition of title, by the United States government) or any agency or instrumentality thereof, for a period in excess of 180 consecutive days (or 30 consecutive days for the appropriation of title, or, in any of the cases in this clause (iv) with respect to a Leased Aircraft, such shorter period ending on the expiration of the term of the Lease);

      (v) with respect to a Leased Aircraft, condemnation, confiscation or seizure of, or requisition of use of, such property by the Government for a period extending beyond the term of the Lease (as the same may be extended pursuant to the terms thereof), provided that no Event of Loss shall be deemed to have occurred, and the term of the Lease shall be extended automatically for a period of six months in the event that the Aircraft is requisitioned by the Government pursuant to an activation under the CRAF Program (as described below); and

      (vi) as a result of any law, rule, regulation, order or other action by the FAA or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of passengers shall have been prohibited by virtue of a condition affecting all CRJ's equipped with engines of the same make and model as the Engines for a period of 180 consecutive days (or, in the case of a Leased Aircraft, beyond the end of the Term), unless the Lessee, prior to the expiration of such 180-day period, shall be diligently carrying forward all necessary and desirable steps to permit normal use of the Aircraft and shall within 12 months have conformed at least one CRJ aircraft (but not necessarily the Aircraft) to the requirements of any such law, rule, regulation, order or action, and shall be diligently pursuing conformance of the Aircraft in a non-discriminatory manner.

     An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe which is a part of such Aircraft. (Leases, Section 8; Owned Aircraft Indentures, Section 4.04)


     LEASE EVENTS OF DEFAULT

     Lease Events of Default include: (i) failure by Midway to pay any payment of Basic Rent, Termination Value or Supplemental Rent constituting any Make-Whole Premium under such Lease within 10 days after the same shall have become due; (ii) failure by Midway to pay Supplemental Rent (other than Termination Value or any Make-Whole Premium) when due and such failure continues for 30 days after Midway's receipt of written notice thereof (which default may be declared in certain instances only by the Owner Participant);
(iii) failure by Midway to perform or observe any other covenant or agreement to be performed or observed by it under the applicable Lease or any Operative Agreement and such failure shall have continued unremedied for a period of 30 days after Midway shall have received written notice of such failure; PROVIDED, HOWEVER, that no such failure shall constitute a Lease Event of Default so long as such failure can be remedied, Midway is diligently proceeding to remedy such failure, and such failure is remedied within 180 days of receipt of such notice; (iv) any representation or warranty (other than tax representations and warranties) made by Midway under the Operative Agreements shall have proved to have been incorrect in any material respect when made, remains material when discovered and is not cured within 30 days after notice to Midway of such incorrectness by the Owner Trustee; (v) the occurrence of certain events of bankruptcy, reorganization or insolvency of Midway; and (vi) failure by Midway to carry and maintain (or cause to be carried and maintained) insurance on or in respect of any Aircraft in accordance with the provisions of such Lease, subject to certain exceptions and grace periods. (Leases, Section 16)

     If a Lease Event of Default has occurred and is continuing and the Lease has been declared to be in default, the Owner Trustee may, subject to certain limitations relating to aircraft subject to the CRAF Program, exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. Such remedies include the right to repossess and use or operate such Aircraft, to sell or release such Aircraft free and clear of Midway's rights and retain the proceeds and to require Midway to pay as liquidated damages any accrued and unpaid Basic Rent plus an amount equal to the excess of the Termination Value of such Aircraft over the net sale proceeds thereof plus interest thereon or the excess of the Termination Value of such Aircraft over the Fair Market Value of the Aircraft, plus interest thereon. (Leases, Section
17)

     Indenture Defaults under the Owned Aircraft Indenture are discussed above under " -- Indenture Defaults, Notice and Waiver." Remedies under the Owned Aircraft Indenture are discussed above under " -- Remedies."


     CERTAIN DEFINED TERMS UNDER THE LEASES

     "BASIC RENT" means, for any Aircraft, the aggregate periodic rent payable throughout the Basic Term for such Aircraft pursuant to the related Lease subject to certain adjustments.

     "CRAF PROGRAM" means the Civil Reserve Air Fleet Program administered by the United States government.

     "SUBLESSEE" means any sublessee permitted under a Lease from time to time.

     "SUPPLEMENTAL RENT" means (a) all amounts, liabilities, indemnities and obligations which Midway assumes or agrees to pay under the Lease or under the Participation Agreement or Tax Indemnity Agreement or any other Operative Agreement to the Lessor, the Owner Participant, the Loan Trustee, the Subordination Agent, any Liquidity Provider or others, including without limitation payments of Termination Value, EBO Price and amounts calculated by reference to Termination Value, any amounts of Make-Whole Premium payable under the Indenture, and all amounts required to be paid by Midway under the agreements, covenants, and indemnities contained in the Lease or in the Participation Agreement or the Tax Indemnity Agreement or any other Operative Agreement, but excluding Basic Rent, and (b) all amounts that the Owner Trustee is obligated to pay in accordance with clause (b) of the last paragraph of
Section 2.04 of the Leased Aircraft Indenture.


     CERTAIN DEFINED TERMS UNDER THE OWNED AIRCRAFT INDENTURES

     "PERMITTED LESSEE" means any lessee permitted under an Owned Aircraft Indenture from time to time.


                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title 1 of ERISA ("ERISA PLANS"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

     Section 406 of ERISA and section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those of a plan that is not subject to ERISA but which is subject to section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "PLANS")) and certain persons (referred to as "PARTIES IN INTEREST" or "DISQUALIFIED PERSONS") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "PLAN ASSET REGULATION"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, Plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.

     The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, Midway and its affiliates, the Owner Participants, the Placement Agents, the Trustees, the Escrow Agent, the Depositary, the Owner Trustees and the Liquidity Provider. In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "CLASS EXEMPTIONS") could provide an exemption from the prohibited transaction provision of ERISA and section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

     Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

     In addition to the Class Exemptions referred to above, an individual exemption may apply to the purchase, holding and secondary market sale of Class A Certificates by Plans, provided that certain specified conditions are met. In particular, the Department of Labor has issued individual administrative exemptions to the Placement Agents which are substantially the same as the administrative exemption issued to Morgan Stanley & Co. Incorporated, Prohibited Transaction Exemption 90-24 ET AL. (55 Fed. Reg. 20,548 (1990)), as amended (the "UNDERWRITER EXEMPTION"). The Underwriter Exemption generally exempts from the application of certain, but not all, of the prohibited transaction provisions of Section 406 of ERISA and section 4975 of the Code certain transactions relating to the initial purchase, holding and subsequent secondary market sale of pass through certificates which represent an interest in a trust that holds secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities (including equipment notes secured by leases) and certain other assets, provided that certain conditions set forth in the Underwriter Exemption are satisfied.

     The Underwriter Exemption sets forth a number of general and specific conditions which must be satisfied for a transaction involving the initial purchase, holding or secondary market sale of certificates representing a beneficial ownership interest in a trust to be eligible for exemptive relief thereunder. In particular, the Underwriter Exemption requires that the acquisition of certificates by a Plan be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party; the rights and interests evidenced by the certificates not be subordinated to the rights and interests evidenced by other certificates of the same trust estate; the certificates at the time of acquisition by the Plan be rated in one of the three highest generic rating categories by Moody's, Standard & Poor's, Duff & Phelps Inc. or Fitch Investors Service, Inc.; and the investing Plan be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     In addition, the trust corpus generally must be invested in qualifying receivables, such as the Equipment Notes, but may not in general include a pre-funding account (except for a limited amount of pre-funding which is invested in qualifying receivables within a limited period of time following the closing not to exceed three months).

     With respect to the investment restrictions set forth in the Underwriter Exemption, an investment in a Certificate will evidence both an interest in the respective Original Trust as well as an interest in the Deposits held in escrow by an Escrow Agent for the benefit of the Certificateholder. Under the terms of the Escrow Agreement, the proceeds from the Offering of the Certificates of each Class will be paid over by the Placement Agents to the Depositary on behalf of the Escrow Agent (for the benefit of such Certificateholders as the holders of the Escrow Receipts) and will not constitute property of the Original Trusts. Under the terms of each Escrow Agreement, the Escrow Agent will be irrevocably instructed to enter into the Deposit Agreements with the Depositary and to effect withdrawals upon the receipt of appropriate notice from the relevant Trustee so as to enable such Trustee to purchase the identified Equipment Notes on the terms and conditions set forth in the Note Purchase Agreement. Interest on the Deposits relating to each Trust will be paid to the Certificateholders of such Trust as Receiptholders through a Paying Agent appointed by the Escrow Agent. Pending satisfaction of such conditions and withdrawal of such Deposits, the Escrow Agent's rights with respect to the Deposits will remain plan assets subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and section 4975 of the Code.

     There can be no assurance that the Department of Labor would agree that the Underwriter Exemption will be applicable to Class A Certificates in these circumstances. In particular, the Department of Labor might assert that the escrow arrangement is tantamount to an impermissible pre-funding rendering the Underwriter Exemption inapplicable. In addition, even if all of the conditions of the Underwriter Exemption are satisfied with respect to the Class A Certificates, no assurance can be given that the Underwriter Exemption would apply with respect to all transactions involving the Class A Certificates or the assets of the Class A Trust. In particular, it appears that the Underwriter Exemption would not apply to the purchase by Class B Certificateholders or Class C Certificateholders of Class A Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. Therefore, the fiduciary of a Plan considering the purchase of a Class A Certificate should consider the availability of the exemptive relief provided by the Underwriter Exemption, as well as the availability of any other exemptions that may be applicable.

     The Underwriter Exemption does not apply to the Class B, Class C or Class D Certificates.

     Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no Plan assets have been used to purchase such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.


                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Certificates. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Certificates received in exchange for Old Certificates where such Old Certificates were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     The Company will not receive any proceeds from any sales of the New Certificates by broker-dealers. New Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Certificates. Any broker-dealer that resells the New Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of the New Certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay certain expenses incident to the Exchange Offer, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the New Certificates (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

     By acceptance of this Exchange Offer, each broker-dealer that receives New Certificates for its own account pursuant to the Exchange Offer agrees that, upon receipt of notice from the Company of the happening of any event which makes any statement in this Prospectus untrue in any material respect or which requires the making of any changes in this Prospectus in order to make the statements herein not misleading (which notice the Company agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such broker-dealer. If the Company shall give any such notice to suspend the use of the Prospectus, it shall extend the 90-day period referred to above by the number of days during the period from and including the date of the giving of such notice to and including the date when broker-dealers shall have received copies of the supplemented or amended Prospectus necessary to permit resales of the New Certificates.

                                 LEGAL MATTERS

     The validity of the New Certificates offered hereby will be passed upon for Midway by Ober, Kaler, Grimes & Shriver, A Professional Corporation.


                                    EXPERTS

     The financial statements of the Company at December 31, 1997 and 1996, and for the years then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The financial statements of the Company at December 31, 1994 and 1995, and for the five-month period ended December 31, 1994, and for the year ended December 31, 1995, included in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. Reference is made to said report dated June 16, 1996, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern discussed in Note 1 to the Financial Statements.

     Prior to the Recapitalization, Arthur Andersen LLP served as the Company's independent auditing firm. At the time of the Recapitalization, the Company's new management dismissed Arthur Andersen LLP and appointed Ernst & Young LLP to serve as the Company's independent auditor. Arthur Andersen LLP's reports on the financial statements of the Company for the periods ended December 31, 1994 and 1995 did not contain an adverse opinion or a disclaimer of opinion, nor were said reports qualified or modified as to uncertainty, audit scope or accounting principles, except that their report dated June 16, 1996 on the financial statements as of and for the year ended December 31, 1995 includes an explanatory paragraph relating to the Company's ability to continue as a going concern discussed in Note 1 to the Financial Statements. During 1995, 1996 and the portion of 1997 prior to the Recapitalization, the Company had no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which if not resolved to their satisfaction would have been referred to in their audit report.

     The references to AISI, MBA and SH&E, and to their respective appraisal reports dated as of the following dates: AISI as of June 26, 1998; MBA as of June 26, 1998; and SH&E as of June 29, 1998 are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                          MIDWAY AIRLINES CORPORATION

                              FINANCIAL STATEMENTS


NINE MONTHS ENDED SEPTEMBER 30, 1998 AND 1997 (UNAUDITED)

Balance Sheets (unaudited) ....................................................  F-2
Statements of Operations (unaudited) ..........................................  F-3
Statements of Cash Flows (unaudited) ..........................................  F-4
Notes to Financial Statements (unaudited) .....................................  F-5

YEARS ENDED DECEMBER 31, 1997 AND 1996 (AUDITED)

Report of Independent Auditors ................................................ F-10
Balance Sheets ................................................................ F-11
Statements of Operations ...................................................... F-12
Statements of Stockholders' Equity (Deficit) .................................. F-13
Statements of Cash Flows ...................................................... F-14
Notes to Financial Statements ................................................. F-15

FIVE MONTHS ENDED DECEMBER 31, 1994 AND YEAR ENDED DECEMBER 31, 1995 (AUDITED)

Report of Independent Public Accountants ...................................... F-28
Balance Sheets ................................................................ F-29
Statements of Operations ...................................................... F-30
Statements of Stockholders' Equity (Deficit) .................................. F-31
Statements of Cash Flows ...................................................... F-32
Notes to Financial Statements ................................................. F-33

                          MIDWAY AIRLINES CORPORATION


                                BALANCE SHEETS


                            (DOLLARS IN THOUSANDS)



                                                                                            SEPTEMBER 30   DECEMBER 31
                                                                                           -------------- ------------
                                                                                                1998          1997
                                                                                           -------------- ------------
                                                                                             (UNAUDITED)
ASSETS
Current assets:
 Cash and cash equivalents ...............................................................    $ 28,381      $ 54,509
 Restricted cash .........................................................................      10,770         2,811
 Short-term investments ..................................................................       8,250           751
 Accounts receivable:
  Credit cards ...........................................................................       6,392         1,937
  Travel agencies ........................................................................       7,502         5,443
  Other ..................................................................................       2,208           674
 Inventories .............................................................................       3,078         2,109
 Prepaids and other ......................................................................       9,131         6,723
                                                                                              --------      --------
Total current assets .....................................................................      75,712        74,957
Equipment and property:
 Flight ..................................................................................     105,671        45,214
 Other ...................................................................................       6,523         5,968
 Less accumulated depreciation and amortization ..........................................      (9,025)       (4,608)
                                                                                              --------      --------
Total equipment and property, net ........................................................     103,169        46,574
Other noncurrent assets:
 Equipment and aircraft purchase deposits ................................................      16,786        17,133
 Aircraft lease deposits and other .......................................................       5,038         3,448
                                                                                              --------      --------
Total other noncurrent assets ............................................................      21,824        20,581
                                                                                              --------      --------
Total assets .............................................................................    $200,705      $142,112
                                                                                              ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable ........................................................................    $  7,503      $  6,777
 Accrued expenses ........................................................................       5,543         4,324
 Accrued excise taxes ....................................................................       3,699         1,421
 Accrued income taxes ....................................................................       1,212         3,698
 Advance ticket sales ....................................................................      28,461        21,859
 Other current liabilities ...............................................................       4,216         5,709
 Current maturities of long-term debt and capital lease obligations ......................       5,283         9,016
                                                                                              --------      --------
Total current liabilities ................................................................      55,917        52,804
Noncurrent liabilities:
 Long-term debt & capital lease obligations ..............................................      79,766        39,187
 Other ...................................................................................         180           308
                                                                                              --------      --------
Total noncurrent liabilities .............................................................      79,946        39,495
                                                                                              --------      --------
Total liabilities ........................................................................     135,863        92,299
Stockholders' equity:
 Preferred stock .........................................................................          --            --
 Common stock ............................................................................          86            85
 Additional paid-in-capital ..............................................................      45,520        45,364
 Retained earnings ($49.8 million of accumulated deficit eliminated in the quasi-reorganization as of
  June 30, 1997) .........................................................................      19,236         4,364
                                                                                              --------      --------
Total stockholders' equity ...............................................................      64,842        49,813
                                                                                              --------      --------
Total liabilities and stockholders' equity ...............................................    $200,705      $142,112
                                                                                              ========      ========

                            See accompanying notes.

                          MIDWAY AIRLINES CORPORATION


                           STATEMENTS OF OPERATIONS


                            (DOLLARS IN THOUSANDS)



                                                                  FOR THE NINE MONTHS ENDED
                                                                        SEPTEMBER 30,
                                                                 ---------------------------
                                                                      1998        1997(1)
                                                                 ------------- -------------
                                                                         (UNAUDITED)
Operating revenues:
  Passenger ....................................................  $  151,429    $  132,900
  Cargo ........................................................       1,592         1,493
  Contract and other ...........................................       2,679         3,820
                                                                  ----------    ----------
Total revenues .................................................     155,700       138,213
Operating expenses:
  Wages, salaries and related costs ............................      23,600        18,597
  Aircraft fuel ................................................      14,745        16,145
  Aircraft and engine rentals ..................................      22,088        22,850
  Commissions ..................................................      11,368        10,321
  Maintenance, materials and repairs ...........................      12,003        12,401
  Other rentals and landing fees ...............................       7,200         7,406
  Depreciation and amortization ................................       4,293         1,379
  Other ........................................................      40,435        35,983
  Special recapitalization charges .............................          --         1,225
                                                                  ----------    ----------
Total operating expenses .......................................     135,732       126,307
                                                                  ----------    ----------
Operating income ...............................................      19,968        11,906
Other income (expense):
  Interest income ..............................................       3,022         1,314
  Interest expense .............................................      (4,400)       (1,225)
                                                                  ----------    ----------
Total other income (expense) ...................................      (1,378)           89
                                                                  ----------    ----------
Income before income taxes and extraordinary gain ..............      18,590        11,995
Income tax benefit (expense) ...................................      (3,718)       (5,015)
                                                                  ----------    ----------
Income before extraordinary gain ...............................      14,872         6,980
Extraordinary gain .............................................          --        15,272
                                                                  ----------    ----------
Net income .....................................................  $   14,872        22,252
                                                                  ==========    ==========
Earnings per share ($)
  Basic earnings per share:
  Income before extraordinary gain .............................  $     1.74    $     1.19
  Extraordinary gain ...........................................          --          2.61
                                                                  ----------    ----------
  Net income ...................................................  $     1.74    $     3.80
  Diluted earnings per share:
  Income before extraordinary gain .............................  $     1.52    $     1.12
  Extraordinary gain ...........................................          --          2.44
                                                                  ----------    ----------
  Net income ...................................................  $     1.52    $     3.56
Weighted average shares used in computing earnings per share
  Basic ........................................................   8,566,408     5,859,375
  Diluted ......................................................   9,765,177     6,249,858

-------
(1) Certain September 30, 1997 amounts were reclassified to reflect classifications in the December 31, 1997 audited financial statements and September 30, 1998 unaudited interim financial statements.


                            See accompanying notes.

                          MIDWAY AIRLINES CORPORATION


                            STATEMENTS OF CASH FLOWS


                            (DOLLARS IN THOUSANDS)




                                                                                          NINE MONTHS ENDED      YEAR ENDED
                                                                                            SEPTEMBER 30         DECEMBER 31
                                                                                      ------------------------- ------------
                                                                                          1998         1997         1997
                                                                                      ------------ ------------ ------------
                                                                                             (UNAUDITED)
OPERATING ACTIVITIES
Net income ..........................................................................  $  14,872    $  22,252    $  24,894
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization .....................................................      4,293        1,379        1,999
  Capitalized interest on purchase deposits .........................................       (597)          --           --
  Special recapitalization charge ...................................................         --        1,225          750
  Extraordinary gain ................................................................         --      (15,272)     (15,969)
  Loss on disposition of assets .....................................................         60           --           --
Changes in operating assets and liabilities:
  Restricted cash ...................................................................     (7,959)      (1,037)        (811)
  Accounts receivable ...............................................................     (8,054)      (9,380)      (1,760)
  Inventories .......................................................................       (968)        (337)      (1,714)
  Prepaids and other ................................................................     (2,461)      (2,137)        (226)
  Aircraft lease deposits and other .................................................       (660)        (294)        (462)
  Accounts payable and accrued expenses .............................................      1,947        3,586          897
  Accrued excise and income taxes ...................................................       (206)         120       (1,505)
  Advance ticket sales ..............................................................      6,603        7,464        2,708
  Other current liabilities .........................................................     (1,486)      (2,514)         243
  Other noncurrent liabilities ......................................................       (131)         (94)        (279)
                                                                                       ---------    ---------    ---------
Net cash provided by operating activities ...........................................      5,253        4,961        8,765
                                                                                       =========    =========    =========
INVESTING ACTIVITIES
Purchase of short-term investments ..................................................     (8,250)     (73,758)     (78,278)
Sale of short-term investments ......................................................        751       60,826       77,527
Purchase of equipment and property ..................................................     (6,027)      (7,096)      (7,335)
Aircraft and equipment purchase deposits ............................................       (975)      (1,350)     (17,133)
                                                                                       ---------    ---------    ---------
Net (cash used) in investing activities .............................................    (14,501)     (21,378)     (25,219)
                                                                                       =========    =========    =========
FINANCING ACTIVITIES
Issuance of common and preferred stock ..............................................        156       22,000       60,257
Proceeds from issuance of long-term debt ............................................      1,800           --           --
Repayment of long-term debt .........................................................    (19,025)      (1,570)      (1,481)
Accreted interest on long-term debt .................................................        441        1,114        1,518
Principal payments on capital lease obligations .....................................       (252)        (109)        (136)
                                                                                       ---------    ---------    ---------
Net cash (used in) provided by financing activities .................................    (16,880)      21,435       60,158
                                                                                       =========    =========    =========
Increase (decrease) in cash and cash equivalents ....................................    (26,128)       5,018       43,704
                                                                                       ---------    ---------    ---------
Cash and cash equivalents, beginning of period ......................................     54,509       10,805       10,805
Cash and cash equivalents, end of period ............................................  $  28,381    $  15,823    $  54,509
                                                                                       =========    =========    =========
SUPPLEMENTAL CASH FLOW INFORMATION
  Interest paid .....................................................................  $   2,447    $     117    $     125
                                                                                       =========    =========    =========
  Income taxes paid .................................................................  $   6,204    $   1,500        2,600
                                                                                       =========    =========    =========
SCHEDULE OF NONCASH ACTIVITIES
  Issuance of long-term debt for assets .............................................  $  51,425          300    $  34,531
  Receivable offset against related liabilities .....................................  $      --    $     (59)   $     (59)

                            See accompanying notes.

                          MIDWAY AIRLINES CORPORATION


                         NOTES TO FINANCIAL STATEMENTS

         (INFORMATION AS OF SEPTEMBER 30, 1998 AND FOR THE NINE MONTHS
                    ENDED SEPTEMBER 30, 1998 IS UNAUDITED.)


1. BASIS OF PRESENTATION

     The interim financial statements of Midway Airlines Corporation (the "Company") included herein are unaudited and have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial reporting and, pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished in the interim financial statements includes normal recurring adjustments and reflects all adjustments which, in the opinion of management, are necessary for a fair presentation of such financial statements. The results of operations for any interim period presented are not necessarily indicative of the results to be expected for any other period. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although the Company believes that the disclosures are adequate to make the information presented not misleading. These condensed financial statements should be read in conjunction with the financial statements, and the notes thereto, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.


2. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS

USE OF ESTIMATES AND ASSUMPTIONS

     Preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during that reporting period. Actual results could differ from those estimates.


CASH, CASH EQUIVALENTS AND RESTRICTED CASH

     Cash and cash equivalents include investments with an original maturity of three months or less or which may be redeemed without penalty at any time. These investments are stated at cost, which approximates market value. As of September 30, 1998 and December 31, 1997, approximately $10.8 million and $2.8 million, respectively, of cash and cash equivalents were restricted as to withdrawal; these funds serve as collateral to support letters of credit and a credit card holdback, and are classified as restricted cash in the balance sheets.


SHORT-TERM INVESTMENTS

     Short-term investments consist of government securities and corporate bonds which mature between three months and one year of the original investment date. These investments are carried at cost, which approximates market value.


HEDGED LOAN OBLIGATIONS

     During December 1997, the Company entered into four Treasury Lock transactions with Bombardier, Inc. The amount paid totaled $1.2 million which is recorded as a long-term debt cost and will be amortized over the life of the related loans.


INCOME TAXES

     A change in estimate regarding the realization of deferred tax assets was made during the quarter ending September 30, 1998. The deferred tax asset valuation allowance has been reduced to reflect the benefit realized from the utilization of net operating loss carry forwards. The benefit recognized during the nine month period is $3.7 million, reducing the Company's effective tax rate to 20%.


EARNINGS PER SHARE

     At the time of the Company's initial public offering, a stock split of
682.9108392 for one was adopted and the holders of the Company's outstanding preferred stock converted those shares into an equivalent number of common shares. The

                          MIDWAY AIRLINES CORPORATION
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

2. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS -- CONTINUED

per share amounts for the nine months ended September 30, 1997 have been restated to reflect the stock split and the conversion of the Company's preferred stock. The per share amounts for the three months ended September 30, 1997 have been restated showing the effect of the stock split and conversion of the preferred stock.


IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In February 1998, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin 98 ("SAB 98"), which revised the guidance for certain earnings per share calculations related to an initial public offering. As a result of SAB 98, the Company restated its September 30, 1997 net income per share of $3.19 as presented in its Form S-1 registration statement, by excluding the effect of cheap stock and recalculating the potentially dilutive effect of securities under the provisions of SAB 98.


3. PREPAIDS AND OTHER

     Prepaids and Other consist of the following (in thousands):



                                           SEPTEMBER 30,   DECEMBER 31,
                                                1998           1997
                                          --------------- -------------
Prepaid EETC costs ......................      $2,639         $    0
Prepaid commissions .....................       1,667          1,597
Prepaid passenger booking costs .........       1,991          1,392
Other ...................................       2,834          3,734
                                               ------         ------
                                               $9,131         $6,723
                                               ======         ======

4. OTHER CURRENT LIABILITIES

     Other current liabilities consist of the following (in thousands):



                        SEPTEMBER 30,   DECEMBER 31,
                             1998           1997
                       --------------- -------------
Maintenance ..........      $  554         $1,992
Landing fees .........         370            561
Other ................       3,292          3,156
                            ------         ------
                            $4,216         $5,709
                            ======         ======

5. LONG-TERM DEBT

     In February 1998, the interim loans which financed the purchase of the first two CRJ aircraft in December 1997 were refinanced. The third, fourth, and fifth aircraft were received in March, April, and June 1998, respectively, with permanent financing completed in March, April, and July 1998, respectively. All five aircraft bear an effective interest rate of 7.2% for 16.5 years. The Company's first five CRJ aircraft serve as collateral for its obligations under the terms of each of these notes used to purchase the aircraft as well as the other loans provided by the lender.

     In August 1998, the Company acquired a spare engine for the F-100 fleet. The engine was financed over three years at 8.39%.

                          MIDWAY AIRLINES CORPORATION
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

5. LONG-TERM DEBT -- CONTINUED

     The aggregate principal maturities at September 30, 1998 are as follows (in thousands):



Year Ended September 30:
-----------------------------------------------
          1999 ................................  $ 5,139
          2000 ................................    5,519
          2001 ................................    5,947
          2002 ................................    5,790
          2003 ................................    6,287
          Thereafter ..........................   56,084
                                                 -------
        Principal Balance at September 30, 1998  $84,766
                                                 =======

6. CAPITAL AND OPERATING LEASES

     In August 1998, the Company completed an offering of $109,722,000 of Pass Through Certificates, also known as enhanced equipment trust certificates (the "EETCs"). The EETCs are not direct obligations of, or guaranteed by, the Company and therefore are not included in the Company's financial statements. The cash proceeds from the EETCs are deposited with an escrow agent and enable the Company to finance (through either leveraged leases or secured debt financings) the debt portion of eight CRJ aircraft, the last of which is scheduled to be delivered in June 1999. In connection with the EETCs, the Company intends to seek certain owner participants which will commit lease equity financing to be used in leveraged leases of such aircraft. The Company has arranged for equity participation for the first three CRJ aircraft, two of which were delivered in September 1998 and one in October 1998.

     At September 30, 1998, the future minimum lease payments required under the operating leases entered into since December 31, 1997, that have initial or remaining noncancelable lease terms in excess of one year are as follows (in thousands):



Year ended September 30:                   Operating
----------------------------------------- ----------
  1999 ..................................  $ 3,844
  2000 ..................................    3,064
  2001 ..................................    3,064
  2002 ..................................    3,064
  2003 ..................................    3,064
  Thereafter ............................   29,856
                                           -------
  Total minimum lease payments ..........  $45,956
                                           =======

                          MIDWAY AIRLINES CORPORATION
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

7. EARNINGS PER SHARE OF COMMON STOCK
     The following table sets forth the computation of basic and diluted earnings per share:



                                                                  THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                     SEPTEMBER 30,                    SEPTEMBER 30,
                                                            ------------------------------- ---------------------------------
                                                                  1998          1997(1)           1998            1997(1)
                                                            --------------- --------------- ---------------- ----------------
Numerator:
 Net income ...............................................   $ 5,719,000     $ 1,722,000     $ 14,872,000     $ 22,252,000
 Numerator for basic and diluted earnings per share .......     5,719,000       1,722,000       14,872,000       22,252,000
Denominator:
 Denominator for basic earnings per share -- weighted
   average shares .........................................     8,577,747       5,859,375        8,566,408        5,859,375
Effect of dilutive securities:
 Employee stock options ...................................       758,878               0          808,176                0
 Warrants .................................................       390,590         390,483          390,593          390,483
 Dilutive potential common shares .........................     1,149,468         390,483        1,198,769          390,483
                                                              -----------     -----------     ------------     ------------
 Denominator for diluted earnings per share -- adjusted
   weighted average shares ................................     9,727,215       6,249,858        9,765,177        6,249,858
                                                              ===========     ===========     ============     ============
Basic earnings per share ..................................   $      0.67     $      0.29     $       1.74     $       3.80
Diluted earnings per share ................................          0.59            0.28             1.52             3.56

-------
(1) Options to purchase 1,005,245 shares of common stock at $4.02 per share were outstanding during 1997 but were not included in the computation of diluted earnings per share for the three and nine months ended September 30, 1997 because the exercise price of the options was equal to the average market price of the common shares and, therefore, the effect would be nondilutive.


8. COMMITMENTS AND CONTINGENCIES

     The Company has executed an aircraft purchase agreement with Bombardier, Inc. for the acquisition of up to 30 newly manufactured CRJ-200ER Canadair Regional Jet ("CRJs") aircraft. As of September 30, 1998, the Company has taken delivery of seven CRJ aircraft, with an additional thirteen aircraft scheduled to be delivered through December 1999. The Company has options to acquire up to 10 additional CRJ aircraft over a two year period with delivery dates beginning in the fourth quarter of 1999. In September 1998 the Company affirmed its decision to return four Fokker F100s and its one Airbus to their lessors when the leases were scheduled to expire between October 1998 and June 1999.

     The Company expects to arrange a combination of third party debt and leveraged lease financing for the additional CRJs now on order. In August 1998, the Company completed an offering of $109,722,000 of EETCS financing a portion of the purchase price of eight CRJ aircraft to be owned or leased by the Company. In September 1998, leveraged lease transactions were closed for two of these eight aircraft, and in November 1998 another leveraged lease transaction was colded for the third of the eight aircraft. Lease payments are due semi-annually in January and July.

     For each aircraft that is purchased (as opposed to leased), the Company anticipates an initial cash outlay of approximately $4 million. Standby lease financing, on terms reasonably acceptable to management, has been arranged for the CRJs to be delivered in 1999 and, if the options are exercised, to be delivered in 2000.

     Pursuant to an agreement with GE Aircraft Engines, a division of General Electric International, Inc., the Company has agreed to purchase two CF34-3B1 spare engines to support the operation of the first ten CRJ aircraft. This agreement also provides for the purchase of an additional spare engine for each five CRJ aircraft Midway acquires. The Company expects to arrange financing for the two spare CRJ engines the Company has agreed to acquire to date.

     In September 1997, the Civil Aviation Security Division of the Federal Aviation Administration ("FAA") conducted an investigation of the Company's compliance with certain regulations requiring the Company to verify the accuracy of background information provided by its employees who have access to secure airport areas. The Company revised its background check procedures during the course of the FAA's investigation and then obtained and verified the necessary background

                          MIDWAY AIRLINES CORPORATION
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

8. COMMITMENTS AND CONTINGENCIES -- CONTINUED

information of those employees who had been identified by the FAA as having insufficient background check documentation. This investigation will likely result in the finding of violations of these regulations. While the Company is unable to determine whether the FAA will pursue an assessment as a result of the findings of this investigation, if such an assessment were sought, the Company does not believe that such an assessment would have a material effect on the Company.

     The Company has been named as a defendant in certain pending litigation. The outcome of these matters cannot be predicted, but it is management's belief that whatever the outcome, the results will not, either individually or in the aggregate have a material adverse effect on the Company's financial position, results of operations or cash flows.

     In March 1995, Midway reached an agreement with Airbus for the acquisition of four firm Airbus A320 and four option A319 or A320 aircraft with deliveries beginning in 1998. Pursuant to a renegotiation of the agreement in 1997, the delivery dates of these aircraft have been moved to 2005 and later. The Company is required to make deposits on the four firm aircraft in amounts to be determined beginning in 2003. The Company is considering several alternatives with respect to the A320s, including restructuring its agreement with Airbus or selling its position.

     In November 1998 the Company returned an F-100 aircraft to its lessor and the Company believes such aircraft met or exceeded the various conditions specified in the applicable aircraft lease. The lessor accepted such aircraft without material exceptions. However, the Company and the lessor disagree as to the amount of certain life cycle costs to maintain the aircraft and as to the level of the Company's responsibility to pay for such costs. The Company believes that it has met and exceeded its level of responsibility, and is owed a refund of approximately $300,000 in this regard. The lessor believes that the Company has not met its level of responsibility in this regard and that the Company owes the lessor approximately $1.3 million. The Company expects to negotiate with the lessor concerning this dispute and further believes that, if necessary, it has meritorious legal defenses to the lessor's claim. At this time it is not possible to predict the outcome of this dispute. The Company will be returning three other F-100 aircraft to the same lessor over the next six months and believes similar claims (not necessarily in the amount of $1.3 million) may be asserted by the lessor with respect to each of those aircraft.

     The Company is party to an agreement with Rolls Royce Aero Engine Services ("RRAES") whereby RRAES performed and remains obligated to perform engine maintenance tasks on the engines installed on certain F-100 aircraft. The Company pays RRAES a per flight hour amount to perform such maintenance tasks. The agreement allows RRAES to reasonably revise the hourly rates under the agreement in accordance with its customary standards when an event has occurred which is reasonably likely to materially change the overall operation of the engines such that the basis upon which the charges were calculated no longer remains the same. RRAES attempted to bill the Company approximately $1.9 million claiming that the Company will not utilize these eight engines for the total number of hours anticipated by RRAES. This attempted notice of billing was deficient under the agreement. RRAES subsequently asserted (in December 1998) that with respect to the Company's prospective use of these engines, the Company should pay about $1,015 per hour of operation, per engine. The Company does not believe such charge is representative of RRAES' reasonable and customary standards. The Company has rejected RRAES' proposed rate adjustment from about $53.00 per hour to about $1,015 per hour of engine use. The outcome of this dispute is not ascertainable at this time and the Company believes it has meritorious legal defenses to RRAES' claims.

                        REPORT OF INDEPENDENT AUDITORS


BOARD OF DIRECTORS AND STOCKHOLDERS
MIDWAY AIRLINES CORPORATION

     We have audited the accompanying balance sheets of Midway Airlines Corporation as of December 31, 1997 and 1996, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Midway Airlines Corporation as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the financial statements, in fiscal year 1996 the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121, "ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF."




                                        /s/  ERNST & YOUNG LLP
                                      ----------------------------------------
Raleigh, North Carolina

February 10, 1998

                          MIDWAY AIRLINES CORPORATION


                                BALANCE SHEETS


                            (DOLLARS IN THOUSANDS)



                                                                                             DECEMBER 31
                                                                                      -------------------------
                                                                                          1997         1996
                                                                                      ------------ ------------

   ASSETS
   Current assets:
    Cash and cash equivalents .......................................................   $ 54,509    $  10,805
    Restricted cash .................................................................      2,811        2,000
    Short-term investments ..........................................................        751           --
    Accounts receivable:
      Credit cards ..................................................................      1,937        1,920
      Travel agencies ...............................................................      5,443        3,535
      Other .........................................................................        674          780
    Inventories .....................................................................      2,109          395
    Prepaids and other ..............................................................      6,723        6,230
                                                                                        --------    ---------
   Total current assets .............................................................     74,957       25,665

   Equipment and property:
    Flight ..........................................................................     45,214        4,223
    Other ...........................................................................      5,968        5,150
    Less accumulated depreciation and amortization ..................................     (4,608)      (2,704)
                                                                                        --------    ---------
   Total equipment and property, net ................................................     46,574        6,669

   Other noncurrent assets:
    Equipment and aircraft purchase deposits ........................................     17,133        1,846
    Aircraft lease deposits and other ...............................................      3,448        6,506
                                                                                        --------    ---------
   Total other noncurrent assets ....................................................     20,581        8,352
                                                                                        --------    ---------
   Total assets .....................................................................   $142,112    $  40,686
                                                                                        ========    =========
   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
   Current liabilities:
    Accounts payable ................................................................   $  6,777    $   6,501
    Accrued expenses ................................................................      4,324        6,267
    Accrued excise taxes ............................................................      1,421        6,624
    Accrued income taxes ............................................................      3,698           --
    Advance ticket sales ............................................................     21,859       19,151
    Other current liabilities .......................................................      5,709        9,005
    Current maturities of long-term debt and capital lease obligations ..............      9,016       18,988
                                                                                        --------    ---------
   Total current liabilities ........................................................     52,804       66,536

   Noncurrent liabilities:
    Long-term debt and capital lease obligations ....................................     39,187       11,704
    Other ...........................................................................        308        1,688
                                                                                        --------    ---------
   Total noncurrent liabilities .....................................................     39,495       13,392
                                                                                        --------    ---------
   Total liabilities ................................................................     92,299       79,928

   Stockholders' equity (deficit):
    Preferred stock .................................................................         --           11
    Common stock ....................................................................         85          100
    Additional paid-in-capital ......................................................     45,364       30,989
    Retained earnings (accumulated deficit) ($49.8 million of accumulated deficit
      eliminated in the quasi-reorganization as of June 30, 1997) ...................      4,364      (70,342)
                                                                                        --------    ---------
   Total stockholders' equity (deficit) .............................................     49,813      (39,242)
                                                                                        --------    ---------
   Total liabilities and stockholders' equity (deficit) .............................   $142,112    $  40,686
                                                                                        ========    =========

                            See accompanying notes.

                          MIDWAY AIRLINES CORPORATION


                           STATEMENTS OF OPERATIONS


               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                               YEAR ENDED
                                                                              DECEMBER 31
                                                                      ----------------------------
                                                                           1997          1996
                                                                      ------------- --------------
Operating revenues:
 Passenger ..........................................................  $  179,000     $  173,541
 Cargo ..............................................................       1,936          2,214
 Contract and other .................................................       5,339          4,279
                                                                       ----------     ----------
Total revenues ......................................................     186,275        180,034
Operating expenses:
 Wages, salaries and related costs ..................................      25,757         24,619
 Aircraft fuel ......................................................      21,499         27,300
 Aircraft and engine rentals ........................................      30,495         34,113
 Commissions ........................................................      13,978         13,728
 Maintenance, materials and repairs .................................      15,760         17,930
 Other rentals and landing fees .....................................       9,812         12,711
 Depreciation and amortization ......................................       1,999          1,346
 Other ..............................................................      51,108         54,603
 Impairment of long-lived assets ....................................          --         16,941
 Special recapitalization charges ...................................         750             --
                                                                       ----------     ----------
Total operating expenses ............................................     171,158        203,291
                                                                       ----------     ----------
Operating income (loss) .............................................      15,117        (23,257)
Other (expense) income:
 Interest income ....................................................       1,783            630
 Interest expense ...................................................      (1,669)        (2,471)
 Miscellaneous ......................................................          --            834
                                                                       ----------     ----------
Total other income (expense) ........................................         114         (1,007)
                                                                       ----------     ----------
Income (loss) before income taxes and extraordinary gain ............      15,231        (24,264)
Income tax expense ..................................................       6,306             --
                                                                       ----------     ----------
Income (loss) before extraordinary gain .............................       8,925        (24,264)
Extraordinary gain ..................................................      15,969             --
                                                                       ----------     ----------
Net income (loss) ...................................................  $   24,894     $  (24,264)
                                                                       ==========     ==========
Basic earnings per share:
 Income before extraordinary gain ...................................  $     1.47
 Extraordinary gain .................................................        2.64
                                                                       ----------
 Net income .........................................................  $     4.11
                                                                       ==========
Weighted average shares used in computing basic earnings per share ..   6,059,051
                                                                       ==========
Diluted earnings per share:
 Income before extraordinary gain ...................................  $     1.24
 Extraordinary gain .................................................        2.22
                                                                       ----------
 Net income .........................................................  $     3.46
                                                                       ==========
Weighted average shares used in computing diluted earnings per share    7,193,794
                                                                       ==========

                            See accompanying notes.

                          MIDWAY AIRLINES CORPORATION


                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                             (DOLLARS IN THOUSANDS)



                                                PREFERRED STOCK            COMMON STOCK
                                            ------------------------ -------------------------
                                                 SHARES      AMOUNT       SHARES       AMOUNT
                                            --------------- -------- ---------------- --------
Balance at December 31, 1995 ..............     1,080,000    $  11       10,000,000    $  100
 Issuance of common stock warrants ........            --       --               --        --
 Reversal of preferred stock dividends                 --       --               --        --
 Net loss .................................            --       --               --        --
                                                ---------    -----       ----------    ------
Balance at December 31, 1996 ..............     1,080,000       11       10,000,000       100
 Cancellation of prior stock in
   connection with recapitalization .......    (1,080,000)     (11)     (10,000,000)     (100)
 Issuance of preferred stock ..............     3,728,693       37               --        --
 Issuance of common stock .................            --       --        2,130,682        21
 Issuance of common stock warrants
   in connection with debt
   restructuring ..........................            --       --               --        --
 Contributed capital ......................            --       --               --        --
 Reclassification of accumulated
   deficit pursuant to
   quasi-reorganization ...................            --       --               --        --
 Conversion of preferred stock ............    (3,728,693)     (37)       3,728,693        37
 Issuance of common stock in
   connection with initial public
   offering ...............................            --       --        2,699,320        27
 Net income ...............................            --       --               --        --
                                               ----------    -----      -----------    ------
Balance at December 31, 1997 ..............            --    $  --        8,558,695    $   85
                                               ==========    =====      ===========    ======



                                                           RETAINED
                                             ADDITIONAL    EARNINGS
                                              PAID-IN    (ACCUMULATED
                                              CAPITAL      DEFICIT)        TOTAL
                                            ----------- ------------- --------------
Balance at December 31, 1995 ..............  $  30,949   $  (48,118)    $  (17,058)
 Issuance of common stock warrants ........         40           --             40
 Reversal of preferred stock dividends              --        2,040          2,040
 Net loss .................................         --      (24,264)       (24,264)
                                             ---------   ----------     ----------
Balance at December 31, 1996 ..............     30,989      (70,342)       (39,242)
 Cancellation of prior stock in
   connection with recapitalization .......        111           --             --
 Issuance of preferred stock ..............     14,963           --         15,000
 Issuance of common stock .................      8,551           --          8,572
 Issuance of common stock warrants
   in connection with debt
   restructuring ..........................      1,571           --          1,571
 Contributed capital ......................      1,314           --          1,314
 Reclassification of accumulated
   deficit pursuant to
   quasi-reorganization ...................    (49,812)      49,812             --
 Conversion of preferred stock ............         --           --             --
 Issuance of common stock in
   connection with initial public
   offering ...............................     37,677           --         37,704
 Net income ...............................         --       24,894         24,894
                                             ---------   ----------     ----------
Balance at December 31, 1997 ..............  $  45,364   $    4,364     $   49,813
                                             =========   ==========     ==========

                            See accompanying notes.

                          MIDWAY AIRLINES CORPORATION


                            STATEMENTS OF CASH FLOWS


                            (DOLLARS IN THOUSANDS)




                                                                                                 YEAR ENDED
                                                                                                DECEMBER 31
                                                                                         --------------------------
                                                                                             1997         1996
                                                                                         ----------- --------------
OPERATING ACTIVITIES
Net income (loss) ......................................................................  $  24,894    $  (24,264)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Impairment of long-lived assets ......................................................         --        16,941
  Depreciation and amortization ........................................................      1,999         1,346
  Deferral of expense payments .........................................................         --         8,762
  Special recapitalization charges .....................................................        750            --
  Extraordinary gain ...................................................................    (15,969)           --
Changes in operating assets and liabilities:
  Restricted cash ......................................................................       (811)           --
  Accounts receivable ..................................................................     (1,760)        9,172
  Inventories ..........................................................................     (1,714)          (99)
  Prepaids and other ...................................................................       (226)       (2,331)
  Aircraft lease deposits and other ....................................................       (462)       (1,126)
  Accounts payable and accrued expenses ................................................        897        (1,089)
  Accrued excise and income taxes ......................................................     (1,505)        2,437
  Advance ticket sales .................................................................      2,708         1,131
  Other current liabilities ............................................................        243        (6,795)
  Other noncurrent liabilities .........................................................       (279)        1,699
                                                                                          ---------    ----------
Net cash provided by operating activities ..............................................      8,765         5,784
INVESTING ACTIVITIES
Purchase of short-term investments .....................................................    (78,278)           --
Sale of short-term investments .........................................................     77,527            --
Purchase of equipment and property .....................................................     (7,335)       (1,692)
Aircraft and equipment purchase deposits ...............................................    (17,133)         (922)
                                                                                          ---------    ----------
Net cash used in investing activities ..................................................    (25,219)       (2,614)
FINANCING ACTIVITIES
Issuance of common and preferred stock .................................................     60,257            --
Proceeds from issuance of long-term debt ...............................................         --         8,795
Repayment of long-term debt and capital lease obligations ..............................     (1,617)       (3,959)
Accreted interest on long-term debt ....................................................      1,518            --
                                                                                          ---------    ----------
Net cash provided by financing activities ..............................................     60,158         4,836
                                                                                          ---------    ----------
Increase in cash and cash equivalents ..................................................     43,704         8,006
Cash and cash equivalents at beginning of year .........................................     10,805         2,799
                                                                                          ---------    ----------
Cash and cash equivalents at end of year ...............................................  $  54,509    $   10,805
                                                                                          =========    ==========
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid ..........................................................................  $     125    $      210
                                                                                          ---------    ----------
Income taxes paid ......................................................................      2,600            --
                                                                                          =========    ==========
SCHEDULE OF NONCASH ACTIVITIES
Issuance of debt in settlement of expenses .............................................  $      --    $   14,934
                                                                                          =========    ==========

                            See accompanying notes.

                          MIDWAY AIRLINES CORPORATION


                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1997


1. BUSINESS AND BASIS OF PRESENTATION

     Midway Airlines Corporation ("Midway" or the "Company"), a Delaware corporation, is an air carrier providing primarily passenger service and to a lesser extent, cargo and mail services. The Company began operations in November 1993 and flies primarily to East Coast locations from its hub at the Raleigh-Durham International Airport ("Raleigh-Durham"), with additional service to Cancun, Mexico, currently utilizing twelve Fokker F-100 aircraft, one Airbus A320 aircraft, and two Canadair Regional Jets ("CRJs"). The CRJs were added to the fleet in December 1997 with initial operations scheduled to begin in January 1998. The Company has firm orders for eight additional CRJs to be delivered during 1998, with options to acquire up to twenty additional CRJs over a two-year period with delivery dates beginning in 1999.

     On February 11, 1997, the Company was recapitalized. Through the recapitalization, debt was either extinguished or restructured, all of the existing stock was canceled and new stock was issued, new terms for aircraft leases and rent reductions for facilities were negotiated, and agreements reflecting revised maintenance arrangements were implemented (NOTE 13).

     On December 4, 1997, the Company completed an initial public offering of its common stock at a price of $15.50 per common share. Proceeds to the Company, net of underwriters discount and offering expenses, were $38.9 million (NOTE 5).


QUASI-REORGANIZATION

     As a result of the February 11, 1997 recapitalization, debt restructurings and retention of a new chief executive officer, the Company's Board of Directors approved a corporate readjustment of the Company's accounts in the form of a quasi-reorganization which was effected on June 30, 1997.

     A quasi-reorganization is an accounting procedure which results in eliminating the accumulated deficit in retained earnings. This accounting procedure is limited to a reclassification of accumulated deficit as a reduction of paid-in capital. The Company believes the quasi-reorganization was appropriate because on completion of the recapitalization, the debt restructurings, and the installation of a new chief executive officer, the Company had substantially reduced its outstanding indebtedness, had formulated revised operating plans and as a result thereof would be able to devote its resources to its continuing operations. Because assets had been stated at approximate fair values, the quasi-reorganization had no effect on recorded assets.


2. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS


USE OF ESTIMATES AND ASSUMPTIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during that reporting period. Actual results could differ from those estimates.


IMPAIRMENT OF LONG-LIVED ASSETS

     During 1996, as a result of ongoing operating losses, the Company evaluated the carrying value of its long-lived assets in accordance with SFAS No. 121. SFAS No. 121 requires the evaluation of recoverability based on the relationship of undiscounted cash flows to the carrying value of the long-lived assets. As a result of this analysis, the Company determined that certain long-lived assets were impaired. During 1996, the Company recorded an impairment loss of $11.1 million to write down the goodwill from a 1994 acquisition and $5.8 million related to rotable aircraft parts and certain purchase deposits. The impairment loss was determined by comparing the carrying value of the Company's long-lived assets to the Company's estimates of fair values of the assets.

                          MIDWAY AIRLINES CORPORATION
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

2. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS -- CONTINUED

CASH, CASH EQUIVALENTS AND RESTRICTED CASH

     Cash and cash equivalents include investments with an original maturity of three months or less or which may be redeemed without penalty at any time. These investments are stated at cost, which approximates market value. As of December 31, 1997 and 1996, approximately $2.8 million and $2 million, respectively, of cash and cash equivalents were restricted as to withdrawal; these funds serve as collateral to support letters of credit; and are classified as restricted cash in the balance sheets.


SHORT-TERM INVESTMENTS

     Short-term investments consist of government securities which mature between three months and one year of the original investment date. These investments are carried at cost, which approximates market value.


CONCENTRATIONS

     Midway's accounts receivable are primarily receivables from major credit card companies, travel agencies, and other air carriers related to ticket sales for passenger transportation. The Company does not believe it is subject to any significant concentration of credit risk. The Company establishes an allowance for doubtful accounts based upon factors surrounding credit risk. At December 31, 1997 and 1996, the allowance for doubtful accounts was approximately $1,673,000 and $58,000, respectively.

     Amounts charged by a related party vendor accounted for approximately 15.6% and 15% of operating expenses for the years ended December 31, 1997 and 1996, respectively. This vendor provided services related primarily to maintenance, provision of passenger services and subleasing of airport facilities. The Company does not believe, however, that there is a significant risk associated with this vendor for the services provided, as alternative sources are generally available at commercially reasonable prices. Facilities are subleased from this vendor pursuant to lease agreements covering various time periods (NOTE 4).

     The Company maintains certain cash balances and investments with banks which are in excess of insured limits. The Company does not believe that the risk of loss is significant.


INVENTORIES

     The Company's inventories are carried at the lower of cost or market using the first-in, first-out method. Inventories, which consist primarily of fuel, consumable spare parts, materials and supplies relating to flight equipment, are expensed as used.


EQUIPMENT AND PROPERTY

     Equipment and property consist primarily of CRJ aircraft, rotable spare parts for aircraft, leasehold improvements, and miscellaneous equipment used in aircraft operations. Equipment and property are depreciated to estimated residual values using the straight-line method over estimated useful lives of
16.5 years for CRJ aircraft, 5 to 25 years for flight equipment and 3 to 5 years for other equipment. Depreciation expense charged to operations was approximately $1.8 million and $1.1 million for the years ended December 31, 1997 and 1996, respectively. Equipment and property also includes office equipment under capital leases (NOTE 4).


FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximate fair values at December 31, 1997. At December 31, 1996, debt, other liabilities and warrants were reflected at historical value. In connection with the February 11, 1997 recapitalization (NOTE 13), debt, other liabilities and warrants with an aggregate carrying value of $16.5 million were settled for approximately $1.5 million.

                          MIDWAY AIRLINES CORPORATION
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

2. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS -- CONTINUED

HEDGED LOAN OBLIGATIONS

     During December 1997, the Company entered into four Treasury Lock transactions ("Treasury Locks") with Bombardier, Inc., based on a 10 year US Treasury Benchmark (the "Treasury rate"), to substantially eliminate the Company's exposure to interest rate fluctuations on long-term financing for the purchase of five CRJ aircraft to be financed during the first six months of 1998. The Treasury Lock arrangements contemplate that the Company will receive or pay upon dates certain (the intended financing date for each CRJ aircraft) an amount which is equal to the present value of the difference between the interest cost of a financing entered into at the time of entry into the Treasury Lock arrangements and the interest cost of the same financing entered into at a later date. The effect of such arrangements is that the Company essentially agreed to borrow at fixed rates over periods extending to 16.5 years. If the Treasury rate should decline, the Company will be obligated to make a payment to the counterparty at the expiring of the Treasury Lock arrangement and vice versa if rates should rise. The Company is not a party to leveraged derivatives and does not hold or issue financial instruments for speculative purposes. The Company does not anticipate nonperformance by the other party to the Treasury Lock, and no material loss would be expected should nonperformance occur.

     The net cash amounts paid or received on the agreements are recorded and recognized as an adjustment of interest expense over the life of the related loans.


AIRCRAFT AND ENGINE MAINTENANCE AND REPAIRS

     Routine maintenance and repair costs for aircraft are charged to expense when incurred, except for major airframe and engine maintenance. Depending on the particular maintenance contract, these latter costs are either (i) expensed on the basis of the number of hours flown or cycles incurred at contractual rates or (ii) capitalized when incurred and amortized on a straight-line basis over the period of time between overhauls.


MEDICAL SELF-INSURANCE

     The Company provides certain health and medical benefits to eligible employees, their spouses and dependents pursuant to a benefit plan funded by the Company. Each participating employee contributes to the Company's costs associated with such benefit plan. The Company's obligation to fund this benefit plan and pay for these benefits is capped through the Company's purchase of an insurance policy from a third party insurer. The amount established as a reserve is intended to recognize the Company's estimated obligations with respect to its payment of claims and claims incurred but not yet reported under the benefit plan. Management believes that the recorded liability for medical self-insurance at December 31, 1997 is adequate to cover the losses and claims incurred, but these reserves are necessarily based on estimates and the amount ultimately paid may be more or less than such estimates. These estimates are based upon historical information along with certain assumptions about future events, including increases in projected medical costs.


REVENUE RECOGNITION AND ADVANCE TICKET SALES

     Passenger revenues are recognized when transportation services are provided, rather than when a ticket is sold. The amount of ticket sales not yet recognized as revenue is reflected as a liability in the accompanying balance sheets as "advance ticket sales". Travel agency commissions are recognized as expense when transportation is provided and the related revenue is recognized. The amount of commissions related to advance ticket sales is included in "Prepaids and other" in the accompanying balance sheets.


FREQUENT FLYER PROGRAM

     The Company participates in the American Airlines AAdvantage(R) frequent flyer program, which allows members to earn mileage credits and redeem awards at participating AAdvantage companies. Midway is billed monthly for AAdvantage miles earned by its passengers participating in the program who fly on Midway. The Company does not accrue any liability for award travel it may be required to provide because the incremental cost of redemptions have not been, and are not expected to be, material.

                          MIDWAY AIRLINES CORPORATION
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

2. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS -- CONTINUED

ADVERTISING EXPENSE

     The Company expenses advertising costs as incurred. The Company recognized advertising expense of $5.1 million and $5.7 million for the years ended December 31, 1997 and 1996, respectively.


INCOME TAXES

     The Company accounts for income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities.


EARNINGS PER SHARE

     In 1997, the Financial Accounting Standards Board issued Statement No. 128, "Earnings per Share" ("SFAS 128"). SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share.

     In accordance with SFAS 128, basic earnings per share is computed using the weighted average number of shares of common stock outstanding and diluted earnings per share is computed using the weighted average number of shares of common stock and the dilutive effect of options and warrants outstanding, using the "treasury stock" method. Since the Company was recapitalized in February 1997 and all prior capital stock was canceled at that time, per share amounts prior to 1997 are not meaningful and thus are not presented.


STOCK-BASED COMPENSATION

     The Company accounts for stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under the provisions of APB 25, no compensation expense is recognized for stock or stock options issued at fair value.

     In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standard No. 123, "Accounting for Stock Based Compensation" ("SFAS 123"), which provides an alternative to APB 25 in accounting for stock-based compensation issued to employees. SFAS 123 provides for a fair value based method of accounting for employee stock options and similar equity instruments. However, for companies that continue to account for stock-based compensation arrangements using APB 25, SFAS 123 requires disclosure of the proforma effect on net income (loss) and earnings (loss) per share as if the fair value based method provided by SFAS 123 had been applied. The Company accounts for stock-based compensation arrangements using APB 25 and has adopted the proforma disclosure requirements of SFAS 123 (NOTE 6).


IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In 1997, the FASB issued Statements No. 130, "Reporting Comprehensive Income" ("SFAS 130") and No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS 131"), which are both effective for fiscal years beginning after December 15, 1997. SFAS 130 addresses reporting amounts of other comprehensive income and SFAS 131 addresses reporting segment information. The Company does not believe that the adoption of these new standards will have a material impact on its financial statements.


RECLASSIFICATIONS

     Certain 1996 amounts in the accompanying financial statements have been reclassified to conform to the 1997 presentation. These reclassifications had no effect on previously reported net loss or stockholders' deficit.

                          MIDWAY AIRLINES CORPORATION
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

2. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS -- CONTINUED

OTHER CURRENT LIABILITIES

     Other current liabilities consist of the following (in thousands):



                                   DECEMBER 31
                              ---------------------
                                 1997       1996
                              ---------- ----------
      Maintenance ...........  $ 1,992    $   289
      Restructuring .........       --      3,855
      Landing fees ..........      561        321
      Other .................    3,156      4,540
                               -------    -------
                               $ 5,709    $ 9,005
                               =======    =======

3. LONG-TERM DEBT

     The Company's long-term debt consists of the following (in thousands):



                                                                                                DECEMBER 31
                                                                                           ----------------------
                                                                                              1997        1996
                                                                                           ---------- -----------
Variable rate notes payable, interest only at 30 day LIBOR plus 3%, due June 1998; 80%
  refinanced in February 1998 as 6.932% secured notes payable, principal and interest
  payments commencing August 1998, due August 2014 (a) ...................................  $ 34,531         --
8% secured notes payable, principal and interest payments commencing February 1998, due
  January 2004 (net of debt discount of $1,483) (b) ......................................     8,796         --
8% unsecured note payable, principal and interest payments commencing February 1998, due
  January 2004 (net of debt discount of $1,483) (c) ......................................     4,499         --
Miscellaneous notes payable due by December 2001 with interest rates varying from 5 to
  15%.....................................................................................         6      1,120
7.5% secured note payable, principal and interest payments commencing November 1995, due
  October 2003 (d) .......................................................................        --      1,173
12% unsecured subordinated notes payable, due April 2002 (net of debt discount of $100)
  (e).....................................................................................        --      9,900
Unsecured note payable, noninterest bearing, due upon conversion or redemption of Junior
  preferred stock, as defined (f) ........................................................        --        245
10% secured note payable, due December 31, 1996 (g) ......................................        --      9,000
Other notes payable at various interest rates, due December 31, 1996 (h) .................        --      8,746
                                                                                            --------      -----
                                                                                              47,832     30,184
Less -- amounts due within one year ......................................................     8,883     18,860
                                                                                            --------     ------
                                                                                            $ 38,949   $ 11,324
                                                                                            ========   ========

-------
     a) In conjunction with the purchase of the first two CRJ aircraft in December 1997, the Company entered into interim short-term financing arrangements for $34.5 million ("interim notes"). On February 5, 1998, these interim notes were 80% refinanced with permanent financing (the "new notes") for 16.5 years. Therefore, the noncurrent portion of the new notes is included in long-term debt on the balance sheet. The remaining 20% was paid on February 5, 1998 and is reflected in current maturities along with the current maturities of the new notes. The new notes carry a stated interest rate of 6.932%, with an effective interest rate of 7.188% due to the Treasury Lock agreement, and are collateralized by the Company's owned aircraft. (NOTE 2).

     b) As a part of the recapitalization on February 11, 1997, the note payable of $9 million, plus accrued interest of $450,000 was converted into a note payable, collateralized by first and second security interests in most of the Company's assets. The note accrues interest until February 1998, when principal plus interest payments begin.

                          MIDWAY AIRLINES CORPORATION
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

3. LONG-TERM DEBT -- CONTINUED

     c) As a part of the recapitalization on February 11, 1997, the notes payable were restructured into long-term notes payable, accruing interest until February 1998 when principal and interest payments begin. Certain lease deposits were applied against the prior balances to reduce the principal amount from that shown at December 31, 1996.

     AS A RESULT OF THE FEBRUARY 11, 1997 RECAPITALIZATION (NOTE 13), THE FOLLOWING DEBT WAS EITHER EXTINGUISHED OR RESTRUCTURED:

     d) Pursuant to Midway's agreement to lease certain aircraft, the aircraft manufacturer agreed to provide financing for certain support equipment. The note payable was settled in connection with the recapitalization.

     e) In May 1995, in return for $6 million cash, the Company issued subordinated notes with a face value of $6 million due in April 2002. In January and February 1996, in return for $4 million cash, the Company issued additional subordinated notes with a face value of $4 million due in March 2003. The subordinated debt was forgiven in connection with the recapitalization.

     f) The Company issued a noninterest-bearing note payable to a vendor with a face amount of $500,000, which had been discounted using a rate of 11%. The note payable was settled in connection with the recapitalization.

     g) Throughout 1996, a vendor advanced working capital to the Company and accepted delayed payments on certain trade payables. Those obligations were converted into short-term debt which was due on December 31, 1996. The outstanding debt was restructured in connection with the recapitalization.

     h) Throughout 1996, certain aircraft lessors allowed the Company to delay payment on certain aircraft leases. These obligations were converted into short-term debt which was due on December 31, 1996. As part of the recapitalization, aircraft lease deposits of $3.4 million were offset against the outstanding debt and the remaining debt was restructured.

     Certain of the Company's debt instruments prohibit the payment of dividends until such debt has been repaid.

     The aggregate principal maturities at December 31, 1997, less interest to be accreted through February 1998, are as follows (in thousands):


          Year ended:
          1998 ...........................................  $  8,883
          1999 ...........................................     2,875
          2000 ...........................................     3,139
          2001 ...........................................     3,424
          2002 ...........................................     3,731
                                                            --------
          Thereafter .....................................    47,938
          Less: interest to be accepted through February 28,     106
           1998                                             --------
          Principal balance ..............................  $ 47,832
                                                            ========

     Interest charged to expense was $1.7 million and $2.5 million for the years ended December 31, 1997 and 1996, respectively. Of these amounts, $1.1 million in 1997 and $19,000 in 1996 were accreted to the principal balance of the related long-term debt.


4. LEASES

     As of December 31, 1997 and 1996, the Company leased twelve Fokker F-100 aircraft and one Airbus Industries ("Airbus") A320 aircraft under operating leases with original terms ranging from 4 to 18 years.

     The Company's leases or subleases of gates at various airports, including subleases for 12 gates at Raleigh-Durham Airport ("RDU"), expire at various dates throughout 2013. The Company also leases 70% of its slots at New York's LaGuardia Airport and 75% of its slots at Washington, D.C.'s National Airport from certain airlines with terms ranging from six months to two years.

                          MIDWAY AIRLINES CORPORATION
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

4. LEASES -- CONTINUED

     The Company leases certain furniture, machinery and equipment under capital lease agreements that expire through 2000. Amortization expense of $149,000 and $109,000 is included in depreciation and amortization expense in the statements of operations for the years ended December 31, 1997 and 1996, respectively.

     Equipment and property includes the following amounts for capital leases (in thousands):



                                                   DECEMBER 31
                                               -------------------
                                                  1997      1996
                                               --------- ---------
       Office equipment ......................  $  669    $  669
       Less accumulated amortization .........    (310)     (161)
                                                ------    ------
                                                $  359    $  508
                                                ======    ======

     At December 31, 1997, the future minimum lease payments required under capital leases and operating leases that have initial or remaining noncancelable lease terms in excess of one year are as follows (in thousands):



                                                        OPERATING
                                                  ---------------------
                                         CAPITAL   AIRCRAFT     OTHER      TOTAL
                                        --------- ---------- ---------- -----------
Year ended:
1998 ..................................   $ 165    $ 28,315   $  3,587   $  32,067
1999 ..................................     165      19,675      3,163      23,003
2000 ..................................     105      16,800      2,154      19,059
2001 ..................................      --      16,800      1,818      18,618
2002 ..................................      --      16,625      1,818      18,443
Thereafter ............................      --      97,826     18,481     116,307
                                          -----    --------   --------   ---------
Total minimum lease payments ..........     435    $196,041   $ 31,021   $ 227,497
                                                   ========   ========   =========
Amounts representing interest .........     (64)
                                          -----
                                          $ 371
                                          =====

     Rent expense is recorded on a straight-line basis over the term of the leases. Lease and rent expense charged to operations was approximately $36.7 million and $41.1 million for the years ended December 31, 1997 and 1996, respectively.

     Under the terms of the aircraft leases, the Company made a security deposit on each aircraft, which totaled approximately $3.1 million and $6.3 million at December 31, 1997 and 1996, respectively. At February 11, 1997, as a result of the restructuring of debt, certain of the aircraft lease deposits were applied against principal amounts due to aircraft lessors. The aircraft leases also require the Company to make payments for maintenance based on block hours and/or cycles. The Company incurred expenses of $4.2 million and $4.3 million related to these payments for the years ended December 31, 1997 and 1996, respectively.

     The Company currently leases 12 Fokker F-100 aircraft. Pursuant to the terms of the leases, the lessor has the right to terminate its lease on six months prior notice beginning September 15, 1998, provided that no lease can be terminated if it would result in a fourth lease termination in any 12 month period, including scheduled terminations.


5. STOCKHOLDERS' EQUITY (DEFICIT)


STOCK SPLIT

     Prior to the issuance of common stock in connection with a public offering, the Company's Board of Directors authorized a division of common shares at the rate of 682.9108392 to one. All earnings per share, option prices, share values, and other share information have been restated to reflect the stock split.

                          MIDWAY AIRLINES CORPORATION
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

5. STOCKHOLDERS' EQUITY (DEFICIT) -- CONTINUED

INITIAL PUBLIC OFFERING

     On December 4, 1997, the Company completed an initial public offering of 4,830,000 shares of common stock (the "Offering"). Of the 4,830,000 shares, 2,699,320 shares were sold by the Company and 2,130,680 shares were sold by certain selling shareholders. The Offering price was $15.50 per common share resulting in gross offering proceeds of $74.9 million. Proceeds to the Company, net of underwriting discounts, offering expenses and amounts to selling shareholders, were $38.9 million. Two shareholders holding all the Company's outstanding preferred stock exercised their right to convert those shares into an equivalent number of common shares.


RECAPITALIZATION

     Effective with the recapitalization on February 11, 1997, the following equity structure was established:

     Up to 12 million shares of $.01 par value senior convertible preferred stock with a $4.02 stated liquidation value per share were authorized, of which 3,728,693 shares were issued. Senior convertible preferred stockholders ("preferred stockholders") are entitled to dividends if any dividends are declared or paid upon the common stock. Preferred stockholders are entitled to 70% of all votes in the aggregate. Senior convertible preferred stock may be converted at any time at the election of the stockholder, on a basis of one share of senior convertible preferred stock for one share of common stock. All issued preferred shares were converted into an equal number of common shares during 1997.

     Up to 25 million shares of $.01 par value common stock were authorized, of which 8,558,695 shares are issued and outstanding. Common stockholders are entitled to one vote per share of stock held. Common stockholders' rights are subordinate to those of preferred stockholders.

     Warrants were issued for the purchase of 390,625 shares of $.01 par value common stock for $0.0015 per share. The warrants were valued at $4.02 per share, or $1.57 million, and expire on February 11, 2002. The warrants may be exercised in whole or in part at any time prior to expiration.

     IN CONNECTION WITH THE FEBRUARY 11, 1997 RECAPITALIZATION, ALL OF THE FOLLOWING SERIES OF STOCKHOLDERS' EQUITY INSTRUMENTS WERE CANCELED AND REPLACED WITH THE NEW EQUITY STRUCTURE (NOTE 13):

     In connection with the 1994 acquisition by Zell/Chilmark, the previous shareholders were granted junior preferred stock and approximately 10% of the Company's outstanding common stock in return for their prior ownership interests. Zell/Chilmark received 480,000 shares of $.01 par value prior preferred stock, with $50 stated liquidation value and 1 million shares authorized, and approximately 90% of the Company's outstanding common stock for an investment of $25 million. At December 31, 1996, there were 1 million shares of prior preferred stock, $.01 par value, authorized and 480,000 shares issued and outstanding. The Company's common stock consisted of Class A, Class B, and Class C series, $.01 par value, common stock with 9 million, 2 million, and 25 million shares authorized, respectively. At December 31, 1996, there were 8,872,200, 0, and 1,127,800 shares of Class A, Class B, and Class C issued and outstanding, respectively.

     Prior preferred stockholders were entitled to cumulative dividends, which accrued at $3 per share per year. At December 31, 1995, the Company had accrued $2,040,000 of cumulative dividends. At December 31, 1996, the Company reduced this accrual to $0 because the dividends were forgiven in connection with the recapitalization.

     Junior preferred stockholders were entitled to cumulative dividends, only after the redemption of significantly all of the prior preferred stock, at a rate of $.60 per share per year. At December 31, 1996, 600,000 shares of junior preferred stock were authorized, issued and outstanding with $.01 par value and $10 stated liquidation value. The junior preferred stock was canceled in connection with the recapitalization.

     Common stockholders rights were subordinate to those of preferred stockholders. The Class A, Class B and Class C common stock was canceled in connection with the recapitalization.

     In conjunction with the subordinated debt offerings (NOTE 3), the Company issued warrants to purchase 7.5 million shares of the Company's Class C common stock at an initial exercise price of $.01 per share. These warrants were canceled in connection with the recapitalization.

                          MIDWAY AIRLINES CORPORATION
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

5. STOCKHOLDERS' EQUITY (DEFICIT) -- CONTINUED

     The following table presents each class of the Company's issued and outstanding capital stock for the period prior to the February 1997 recapitalization:



                                                                                         DECEMBER 31, 1996
                                                                                       ----------------------
                                                                                          SHARES      AMOUNT
                                                                                       ------------ ---------
Prior preferred stock, $.01 par value, $50 stated liquidation value, 1,000,000 shares
  authorized.........................................................................     480,000    $ 4,800
Junior preferred stock, $.01 par value, $10 stated liquidation value, 600,000 shares
  authorized.........................................................................     600,000      6,000
Class A common stock, $.01 par value, 9,000,000 shares authorized ....................  8,872,200     88,722
Class C common stock, $.01 par value, 25,000,000 shares authorized ...................  1,127,800     11,278

     The following table presents each class of the Company's issued and outstanding capital stock as of December 31, 1997 which reflects the 1997 recapitalization and Initial Public Offering:



                                                                                          DECEMBER 31, 1997
                                                                                        ----------------------
                                                                                           SHARES     AMOUNT
                                                                                        ----------- ----------
Common stock, $.01 par value, 25,000,000 shares authorized, 8,558,695 shares issued and
 outstanding. .........................................................................  8,558,695   $85,587
Warrants, $.01 par value, 390,625 shares authorized, issued and outstanding ...........    390,625     3,906

6. STOCK OPTIONS

     During 1997, the Company granted stock options to acquire 1,340,590 shares of common stock to employees of the Company at prices not less than the fair value at the date of grant. The options granted have seven to ten year terms with some options vesting fifty percent immediately and twenty-five percent per year over the two years subsequent to the grant date and others vesting twenty percent per year over five years.

     The following table summarizes common stock options granted at $4.02 and $15.50 per share in connection with the Company's 1997 option plan:



                                                                                    WEIGHTED
                                                                                     AVERAGE
                                            SHARES                                  EXERCISE
                                          AVAILABLE       OPTIONS                     PRICE
                                          FOR GRANT     OUTSTANDING   EXERCISABLE   PER SHARE
                                       --------------- ------------- ------------- ----------
Shares reserved for grant ............     1,562,500            --           --      $  --
 Granted during 1997 .................    (1,340,590)    1,340,590           --       6.89
 Became exercisable ..................            --            --      390,625       4.02
 Exercised ...........................            --            --           --         --
                                          ----------     ---------      -------      -----
Balance at December 31, 1997 .........       221,910     1,340,590      390,625     $ 6.89
                                          ==========     =========      =======     ======

     The following summarizes information about the exercise prices of the Company's stock options outstanding at December 31, 1997:


OPTIONS OUTSTANDING



                                NUMBER
                            OUTSTANDING AT
EXERCISE PRICE             DECEMBER 31, 1997
------------------------- ------------------
  $4.02 .................      1,005,245
  $15.50 ................        335,345
                               ---------
                               1,340,590
                               =========

     Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options using the fair value method provided by that Statement.

                          MIDWAY AIRLINES CORPORATION
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

6. STOCK OPTIONS -- CONTINUED

The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for 1997: risk-free interest rate of 6%; dividend yield of 0%; volatility factor of the expected market price of the Company's common stock of 55.1%; and expected lives of the options ranging from two to six years. The weighted average grant date fair value of options outstanding at December 31, 1997 is $5.0 million and the weighted average contractual lives of the options is 7.75 years. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period.

     The Company's pro forma information follows:



                                  FOR THE YEAR ENDED
                                  DECEMBER 31, 1997
                                 -------------------
Net income as reported .........    $ 24,894,000
Pro forma net income ...........      23,701,000
Basic earnings per share:
  As reported ..................    $       4.11
  Pro forma ....................            3.91
  Diluted earnings per share:
   As reported .................    $       3.46
   Pro forma ...................            3.29

7. EARNINGS PER SHARE OF COMMON STOCK

     The following table sets forth the computation of basic and diluted earnings per share:



                                                                                            FOR THE YEAR ENDED
                                                                                            DECEMBER 31, 1997
                                                                                           -------------------
Numerator:
 Net income ..............................................................................    $ 24,894,000
 Numerator for basic and diluted earnings per share ......................................      24,894,000
 Denominator:
 Denominator for basic earnings per share -- weighted average shares .....................       6,059,051
 Effect of dilutive securities:
   Employee stock options ................................................................         744,155
   Warrants ..............................................................................         390,588
                                                                                              ------------
   Dilutive potential common shares ......................................................       1,134,743
   Denominator for diluted earnings per share -- adjusted weighted average shares and
    assumed conversions ..................................................................       7,193,794
                                                                                              ------------
 Basic earnings per share ................................................................    $       4.11
 Diluted earnings per share ..............................................................            3.46

                          MIDWAY AIRLINES CORPORATION
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

8. INCOME TAXES
     Differences between reported tax expense computed by applying the statutory federal income tax rate to income (loss) before income taxes and reported tax expense are as follows (in thousands):




                                                                      DECEMBER 31
                                                      -------------------------------------------
                                                             1997                  1996
                                                      ------------------- -----------------------
                                                          $         %           $           %
                                                      --------- --------- ------------ ----------
Computed tax expense ................................  $5,331       35.0    $ (7,899)     (34.0)
State taxes, net of federal benefit .................     184        1.2          --         --
Goodwill ............................................      64         .4
Valuation allowance for deferred tax assets .........     727        4.8       7,899        34.0
                                                       ------       ----    --------      ------
Reported tax expense ................................  $6,306       41.4    $     --         --
                                                       ======       ====    ========      ======

     Income taxes are calculated in accordance with SFAS No. 109, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Deferred income taxes arise from temporary differences between the income tax basis and financial reporting basis of assets and liabilities. The components of the Company's deferred tax assets at December 31, are as follows (in thousands):




                                            1997         1996
                                        ------------ ------------
Deferred tax assets -- noncurrent
 Operating loss carryforwards .........  $  17,281    $  17,449
 Restructuring reserve ................      2,016        5,701
 Other miscellaneous ..................      1,939          903
 Valuation allowance ..................    (21,236)     (24,053)
                                         ---------    ---------
 Net deferred tax asset ...............  $      --    $      --
                                         =========    =========

     As of December 31, 1997 and 1996, the Company had approximately $51.0 million and $65.8 million, respectively, of available net operating loss carryforwards (NOLs) to offset future taxable income of the Company. The NOLs expire by 2012 if not used. Under Section 382 of the Internal Revenue Code, as amended, the Company's ability to utilize such loss carryforwards in any one year, which were generated prior to a change in ownership may be limited or eliminated as a result of the February 11, 1997 recapitalization.

     The valuation allowance of $21.2 million and $24.1 million at December 31, 1997 and 1996, respectively, was provided because, in the Company's assessment, it is uncertain whether the net deferred tax assets will be realized due to the history of operating losses of the Company and the recent ownership changes.


9. COMMITMENTS AND CONTINGENCIES

     In 1997, the Company executed an aircraft purchase agreement with Bombardier, Inc. for the acquisition of ten newly manufactured CRJ-200ER Canadair Regional Jet ("CRJs") aircraft. Two new aircraft were delivered in December 1997 and an additional eight aircraft are scheduled to be delivered through December 1998. The purchase agreement provides Midway with options to acquire up to 20 additional CRJ aircraft over a two year period with delivery dates beginning in 1999. Pursuant to an agreement with GE Aircraft Engines, a division of General Electric International, Inc., the Company has agreed to purchase two CF34-3B1 spare engines to support the operation of the ten CRJ aircraft. This agreement also provides for the purchase of an additional spare engine for each five CRJ aircraft Midway acquires. The Company expects to arrange a combination of third party debt and leveraged lease financing for the ten CRJs. For each aircraft that is purchased (as opposed to leased), the Company anticipates an initial cash outlay of approximately $4 million. The Company also expects to arrange financing for the two spare CRJ engines the Company has agreed to acquire. Standby lease financing on terms reasonably acceptable to management have also been arranged for the CRJs to be delivered in 1998. The first two CRJs were purchased in December 1997, with permanent financing completed in February 1998 (NOTE 3).

                          MIDWAY AIRLINES CORPORATION
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

9. COMMITMENTS AND CONTINGENCIES -- CONTINUED

     The Company has agreed to acquire a $3.0 million spare engine for its F-100 fleet, which will be purchase-financed over seven years. The engine is scheduled to be delivered in early 1998.

     In September 1997, the Civil Aviation Security Division of the Federal Aviation Administration ("FAA") conducted an investigation of the Company's compliance with certain regulations requiring the Company to verify the accuracy of background information provided by its employees who have access to secure airport areas. The Company revised its background check procedures during the course of the FAA's investigation and then obtained and verified the necessary background information of those employees who had been identified by the FAA as having insufficient background check documentation. This investigation will likely result in the finding of violations of these regulations. While the Company is unable to determine whether the FAA will pursue an assessment as a result of the findings of this investigation, or what the amount of any such assessment might be, an assessment could have a material adverse effect on the Company's results of operations.

     The Company has been named as a defendant in certain pending litigation. The outcome of these matters cannot be predicted, but it is management's belief that whatever the outcome, the results will not, either individually or in the aggregate have a material adverse effect on the Company's financial position, results of operations or cash flows.

     As a part of the recapitalization on February 11, 1997, management elected to effectuate the early termination of an unfavorable contract. A liability of $500,000 was recorded to cover costs associated with exiting the contract. The contract was settled for $250,000 and accordingly, the special recapitalization charges were reduced in December 1997.

     In March 1995, Midway reached an agreement with Airbus for the acquisition of four firm Airbus A320 and four option A319 or A320 aircraft with deliveries beginning in 1998. Pursuant to the recapitalization, the delivery dates of these aircraft have been moved to 2005 and later. The Company is required to make deposits on the four firm aircraft in amounts to be determined beginning in 2003. The Company is considering several alternatives with respect to the A320s, including restructuring its agreement with Airbus or selling its position.


10. BENEFIT PLANS

     Effective August 1995, the Company established a savings plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code. All employees are eligible for enrollment in the Plan after six months of employment. The Company, at its discretion, may match up to 50% of employee contributions up to a maximum of $1,000 in any given calendar year. The Company made no contributions to the Plan for the years ended December 31, 1997 and 1996.

     Effective January 1, 1998, the Company established a profit sharing plan (the "Plan"). All employees are eligible for enrollment in the Plan after six months of employment. The Company, at its discretion, may distribute up to 12.5% of profits above 10.1% of gross revenues in any given quarter or calendar year.


11. RESTRUCTURING CHARGES

     In December 1994, the Company reached a decision to relocate its main base of operations from Chicago to Raleigh-Durham. The Company began operations at Raleigh-Durham in March 1995. In conjunction with the decision to move, the Company recorded a restructuring charge of $4.9 million for estimated exit costs related to its Chicago Midway Airport headquarters. The remaining liability of $0 and $3.9 million is included in other current liabilities in the accompanying balance sheets at December 31, 1997 and 1996, respectively. This liability was settled for $1.2 million in the February 11, 1997 recapitalization, which resulted in an extraordinary gain of $2.7 million.


12. TRANSACTIONS WITH RELATED PARTIES

     In August of 1996, the then majority shareholder, Zell/Chilmark executed a guaranty and pledge agreement in favor of a credit card intermediary (the "Intermediary"). The execution of this guaranty and pledge agreement, and Zell/Chilmark's deposit of $7 million with the Intermediary, allowed the Intermediary to release $7 million of cash to Midway out of the credit card holdback account maintained by the Intermediary in connection with its processing of Midway's credit card sales. Midway executed a Subordinated Demand Note to Zell/Chilmark in the event the Intermediary exercised its rights under the guaranty and pledge agreement with respect to Zell/Chilmark's $7.0 million cash collateral. Zell/Chilmark's guaranty and

                          MIDWAY AIRLINES CORPORATION
                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

12. TRANSACTIONS WITH RELATED PARTIES -- CONTINUED

pledge agreement was terminated, and Midway's note to Zell/Chilmark was canceled in connection with the recapitalization on February 11, 1997 (NOTE
13). The Zell/Chilmark guaranty was replaced by a letter of credit from the new majority owner.

     Until the contact was canceled effective May 15, 1997, the Company purchased certain reservation services from a related party. The expenses incurred were approximately $850,000 and $2.1 million for the years ended December 31, 1997 and 1996, respectively.


13. RECAPITALIZATION

     On February 11, 1997, the Company was recapitalized. Through the recapitalization, debt was either extinguished or restructured; all of the existing stock was canceled and new stock was issued; new terms for aircraft leases and rent reductions for facilities were negotiated; and agreements reflecting revised maintenance arrangements were implemented. As a result of the foregoing items and other related transactions, the Company recorded an extraordinary gain of $16.0 million and recapitalization charges of $750,000 during 1997.

     The following transactions were recorded as a result of the recapitalization:

      1 All existing shares of capital stock were canceled. New shares of capital stock were issued (a) to James H. Goodnight, Ph.D, for consideration of $10.1 million in cash, (b) to John P. Sall for consideration of $4.9 million in cash and (c) to Zell/Chilmark for consideration of $7.0 million in cash. Additional shares of common stock and a warrant to purchase common stock with an aggregate value of $3.1 million were issued to certain key vendors. Additionally, current assets were reduced to settle various liabilities for amounts substantially less than the carrying value at February 11, 1997.

      (b) Agreements were negotiated to allow for approximately $3.4 million in aircraft lease deposits to be offset against amounts owed to the holders of those deposits. Equipment purchase deposits of $1.8 million were offset against related current liabilities.

      (c) Current debt, accrued lease expense, accrued prior restructuring costs (NOTE 11) and related accrued interest totaling approximately $6.7 million were settled for amounts substantially less than the carrying value at December 31, 1996. Additionally, $750,000 of expenses were incurred in connection with the recapitalization.

      (d) Long-term debt and related interest of approximately $10.9 million were forgiven and current maturities of approximately $14.9 million were restructured to long-term debt.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO MIDWAY AIRLINES CORPORATION:

     We have audited the accompanying balance sheets of Midway Airlines Corporation (a Delaware corporation) as of December 31, 1994 and 1995, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from August 1, 1994 to December 31, 1994 and for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Midway Airlines Corporation as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the period from August 1, 1994 to December 31, 1994 and for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

     The accompanying financial statements as of December 31, 1995 and for the year then ended have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net working capital and total stockholders' equity deficit. In addition, the Company has significant obligations which mature primarily in September and October 1996. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ARTHUR ANDERSEN LLP
Raleigh, North Carolina
June 16, 1996

                          MIDWAY AIRLINES CORPORATION


                                BALANCE SHEETS


                                (IN THOUSANDS)



                                                                                                 DECEMBER 31,
                                                                                           -------------------------
                                                                                               1994         1995
                                                                                           ------------ ------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents ................................................................  $   6,909    $   2,799
Accounts receivable, net .................................................................      4,689       14,878
Other receivables ........................................................................      1,148          529
Prepayments and other ....................................................................      1,484        3,897
                                                                                            ---------    ---------
    Total current assets .................................................................     14,230       22,103
                                                                                            ---------    ---------
EQUIPMENT AND PROPERTY:
Flight ...................................................................................      1,830        7,140
Other ....................................................................................         95        3,518
Less -- Accumulated depreciation .........................................................         64        1,400
                                                                                            ---------    ---------
                                                                                                1,861        9,258
                                                                                            ---------    ---------
AIRCRAFT DEPOSITS ........................................................................      1,721        7,749
                                                                                            ---------    ---------
INTANGIBLE AND OTHER ASSETS, NET .........................................................     18,170       19,202
                                                                                            ---------    ---------
                                                                                            $  35,982    $  58,312
                                                                                            =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current maturities of long-term debt .....................................................  $     949    $   1,062
Accounts payable .........................................................................        778       10,956
Accrued liabilities (Note 4) .............................................................     10,025       31,855
Advance ticket sales .....................................................................      5,223       18,020
                                                                                            ---------    ---------
    Total current liabilities ............................................................     16,975       61,893
                                                                                            ---------    ---------
LONG-TERM DEBT ...........................................................................      2,018        7,307
                                                                                            ---------    ---------
OTHER NONCURRENT LIABILITIES (Note 7) ....................................................        403          387
                                                                                            ---------    ---------
DEFERRED INCOME (Note 8) .................................................................          0        5,783
                                                                                            ---------    ---------
COMMITMENTS AND CONTINGENCIES (Notes 1, 6, 9, 11 and 15)
STOCKHOLDERS' EQUITY (DEFICIT):
Prior preferred stock, $.01 par value, $50 stated liquidation value, 1,000,000 shares authorized,
 480,000 shares issued and outstanding ...................................................          5            5
Junior preferred stock, $.01 par value, $10 stated liquidation value, 600,000 shares authorized,
 issued and outstanding ..................................................................          6            6
Class A common stock, $.01 par value, 9,000,000 shares authorized, 8,872,200 shares issued and
 outstanding .............................................................................         89           89
Class C common stock, $.01 par value, 25,000,000 shares authorized, 1,127,800 shares issued and
 outstanding .............................................................................         11           11
Additional paid-in capital ...............................................................     30,889       30,949
Accumulated deficit ......................................................................    (14,414)     (48,118)
                                                                                            ---------    ---------
    Total stockholders' equity (deficit) .................................................     16,586      (17,058)
                                                                                            ---------    ---------
                                                                                            $  35,982    $  58,312
                                                                                            =========    =========

The accompanying notes to financial statements are an integral part of these balance sheets.

                          MIDWAY AIRLINES CORPORATION


                           STATEMENTS OF OPERATIONS


                            (DOLLARS IN THOUSANDS)




                                                        FIVE MONTHS
                                                           ENDED       YEAR ENDED
                                                       DECEMBER 31,   DECEMBER 31,
                                                           1994           1995
                                                      -------------- -------------
OPERATING REVENUES:
 Passenger .......................................... $ 14,662       $118,568
 Cargo ..............................................       33          1,168
 Contract and other .................................    1,180          2,866
                                                      --------       --------
   Total revenues ...................................   15,875        122,602
                                                      --------       --------
OPERATING EXPENSES:
 Wages, salaries and related costs ..................    3,659         19,874
 Aircraft fuel ......................................    3,514         16,782
 Aircraft and engine rentals ........................    5,328         30,889
 Commissions ........................................    1,205          9,382
 Maintenance, materials and repairs .................    1,383         13,551
 Other rentals and landing fees .....................    1,760         11,924
 Depreciation and amortization ......................      334          2,056
 Other ..............................................    7,548         43,769
 Restructuring ......................................    4,900          6,004
                                                      --------       --------
   Total operating expenses .........................   29,631        154,231
                                                      --------       --------
OPERATING LOSS ......................................  (13,756)       (31,629)
Interest income .....................................      101            348
INTEREST EXPENSE ....................................     (130)          (761)
OTHER ...............................................      (29)          (222)
                                                      --------       --------
NET LOSS ............................................  (13,814)       (32,264)
PREFERRED STOCK DIVIDENDS ...........................     (600)        (1,440)
                                                      --------       --------
NET LOSS AVAILABLE FOR COMMON STOCKHOLDERS .......... $(14,414)      $(33,704)
                                                      --------       --------
Net loss per share .................................. $  (1.44)      $  (3.37)
                                                      --------       --------
Shares used in computing net loss per share ......... 10 million     10 million
                                                      ------------   -----------

The accompanying notes to financial statements are an integral part of these statements.

                          MIDWAY AIRLINES CORPORATION


                 STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                            (DOLLARS IN THOUSANDS)




                             PRIOR PREFERRED    JUNIOR PREFERRED     CLASS A COMMON
                                  STOCK              STOCK               STOCK
                            ------------------ ------------------ --------------------
                              SHARES   AMOUNT    SHARES   AMOUNT     SHARES    AMOUNT
                            --------- -------- --------- -------- ----------- --------
BALANCE,
August 1, 1994 ............  480,000     $ 5    600,000     $ 6    8,872,200     $89
 Net loss available for
  common
  stockholders ............       --      --         --      --           --      --
                             -------     ---    -------     ---    ---------     ---
BALANCE,
December 31, 1994 .........  480,000     $ 5    600,000     $ 6    8,872,200     $89
 Common stock
  warrants ................       --      --         --      --           --      --
 Net loss available for
  common
  stockholders ............       --      --         --      --           --      --
                             -------     ---    -------     ---    ---------     ---
BALANCE,
December 31, 1995 .........  480,000     $ 5    600,000     $ 6    8,872,200     $89
                             =======     ===    =======     ===    =========     ===



                               CLASS C COMMON
                                    STOCK         ADDITIONAL
                            --------------------   PAID-IN    ACCUMULATED
                               SHARES    AMOUNT    CAPITAL      DEFICIT       TOTAL
                            ----------- -------- ----------- ------------ ------------
BALANCE,
August 1, 1994 ............  1,127,800     $11     $30,889    $      --    $  31,000
 Net loss available for
  common
  stockholders ............         --      --          --      (14,414)     (14,414)
                             ---------     ---     -------    ---------    ---------
BALANCE,
December 31, 1994 .........  1,127,800     $11     $30,889    $ (14,414)   $  16,586
 Common stock
  warrants ................         --      --          60           --           60
 Net loss available for
  common
  stockholders ............         --      --          --      (33,704)     (33,704)
                             ---------     ---     -------    ---------    ---------
BALANCE,
December 31, 1995 .........  1,127,800     $11     $30,949    $ (48,118)   $ (17,058)
                             =========     ===     =======    =========    =========

The accompanying notes to financial statements are an integral part of these statements.

                          MIDWAY AIRLINES CORPORATION


                           STATEMENTS OF CASH FLOWS


                                (IN THOUSANDS)




                                                                                  FIVE MONTHS ENDED      YEAR ENDED
                                                                                  DECEMBER 31, 1994   DECEMBER 31, 1995
                                                                                 ------------------- ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss .......................................................................      $ (13,814)         $ (32,264)
Adjustments to reconcile net loss to net cash used in operating activities-
  Depreciation and amortization ................................................            334              2,056
  Restructuring charge .........................................................          4,900                 --
  Deferred income ..............................................................             --              6,000
  Amortization of deferred income ..............................................             --               (217)
  Deferred rent expense ........................................................            349                 --
  Accretion of debt discount ...................................................             --                 42
  Change in other operating assets and liabilities:
   Increase in receivables .....................................................           (974)            (9,569)
   Increase in prepayments and other ...........................................           (543)            (2,413)
   Increase in aircraft deposits ...............................................         (1,321)            (5,105)
   Increase in other assets ....................................................           (700)            (1,752)
   Increase (decrease) in accounts payable .....................................         (1,362)            10,178
   Increase (decrease) in accrued liabilities ..................................         (1,476)            19,658
   Increase in advance ticket sales ............................................            660             12,796
   Other, net ..................................................................           (376)              (215)
                                                                                      ---------          ---------
    Net cash used in operating activities ......................................        (14,323)              (805)
                                                                                      ---------          ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment and property ...........................................           (354)            (6,876)
                                                                                      ---------          ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Collection of subscription receivable ........................................         12,500                 --
  Proceeds from issuance of debt ...............................................             --              6,012
  Repayment of debt ............................................................            (73)            (2,441)
                                                                                      ---------          ---------
   Net cash provided by financing activities ...................................         12,427              3,571
                                                                                      ---------          ---------
DECREASE IN CASH AND CASH EQUIVALENTS ..........................................         (2,250)            (4,110)
CASH AND CASH EQUIVALENTS, beginning of period .................................          9,159              6,909
                                                                                      ---------          ---------
CASH AND CASH EQUIVALENTS, end of period .......................................      $   6,909          $   2,799
                                                                                      =========          =========

The accompanying notes to financial statements are an integral part of these statements.

                          MIDWAY AIRLINES CORPORATION


                         NOTES TO FINANCIAL STATEMENTS


1. ORGANIZATION AND BASIS OF PRESENTATION:

     Midway Airlines Corporation (Midway or the Company), a Delaware corporation, is an air carrier providing passenger, cargo and mail services. The Company began jet operations in November 1993. The Company services primarily East Coast locations from its hub at Raleigh-Durham International Airport (Raleigh-Durham), with additional service to Cancun, Mexico, and Las Vegas, Nevada, utilizing Fokker F-100 and Airbus A320 aircraft.

     On July 22, 1994 Zell/Chilmark Fund LP (Zell/Chilmark) acquired prior preferred stock and approximately 90% of the common stock of the Company for approximately $25 million (the Acquisition). The Acquisition was accounted for using the purchase method of accounting. This method requires that all of the assets acquired and liabilities assumed be adjusted from their historical cost basis to their fair market value as of the effective date of the acquisition, August 1, 1994. The historical cost basis of the assets acquired and liabilities assumed approximated their fair value at August 1, 1994. In connection with the acquisition, Fokker Aircraft, B.V. (Fokker) agreed to restructure the Company's outstanding debt balances in return for a cash payment of approximately $800,000 and the issuance of new debt (see Note 5). The excess of the purchase price over the fair values of the net assets acquired was approximately $11,740,000.

     The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, the Company incurred a net loss before preferred stock dividends for the year ended December 31, 1995 and for the five months ended December 31, 1994, of $32,264,000 and $13,814,000, respectively, and as of December 31, 1995 and 1994, had an accumulated deficit of $48,118,000 and $14,414,000, respectively. In addition, the Company has deferred certain vendor payables from 1995 and incurred additional short-term financing in 1996, totaling approximately $8 million. The Company's cash and cash equivalents at December 31, 1995, and its projected 1996 operating cash flows will not be sufficient to allow the Company to satisfy these obligations which mature primarily in September and October 1996.


     Management recognizes that the Company must obtain additional funds to enable it to meet its obligations. Management's plans include the sale of additional equity securities under appropriate market conditions or other business transactions or vendor concessions which would generate sufficient funds to enable the Company to repay its obligations.

     The Company has retained investment banking counsel to advise it on the possible sale of equity securities. Management expects that this effort will result in obtaining additional capital. However, no assurance can be given that the Company will be successful in these efforts.


2. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS:

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during that reporting period. Actual results could differ from those estimates.


     NEW ACCOUNTING PRONOUNCEMENT

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement establishes accounting standards for the impairment of long-lived assets and intangible assets to be held and used and for long-lived assets and intangible assets to be disposed of. The Company will adopt the provisions of this statement in fiscal 1996. Management has not yet determined the impact of SFAS No. 121.


     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents consist of highly liquid investments with an original maturity of three months or less. At December 31, 1995 and 1994, approximately $2 million and $700,000, respectively, of cash and cash equivalents is restricted as to withdrawal for operating purposes to support letters of credit and claims remaining from the Jet Express, Inc. bankruptcy (Note 7) and is included in intangibles and other assets in the accompanying balance sheets.

                          MIDWAY AIRLINES CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS: -- (Continued)

     ACCOUNTS RECEIVABLE AND CREDIT RISK

     Midway's accounts receivable are primarily receivables from major credit card companies and other airline carriers generated primarily from ticket sales for passenger transportation. The Company does not believe it is subject to any significant concentration of credit risk. The Company establishes an allowance for doubtful accounts based upon factors surrounding credit risk. At December 31, 1995 and 1994, the allowance for doubtful accounts was approximately $75,000.

     One vendor accounted for approximately 12% and 10% of operating expenses for the year ended December 31, 1995 and five months ended December 31, 1994, respectively, primarily related to maintenance, passenger services and airport facilities rentals. However, the Company does not believe there is a significant risk associated with this vendor or these services, as alternative sources are available.


     INVENTORIES

     Consumable spare parts, materials and supplies relating to flight equipment are carried at the lower of cost or market and are expensed as used. Inventories are included in prepayments and other in the accompanying balance sheets.


     EQUIPMENT AND PROPERTY

     Equipment and property consist primarily of rotable spare parts for aircraft, leasehold improvements and miscellaneous equipment used in aircraft operations. Equipment and property are depreciated to estimated residual values using the straight-line method over estimated useful lives ranging from 5 to 25 years for flight equipment and 3 to 5 years for other equipment. Depreciation expense charged to operations was approximately $1.3 million and $64,000 for the year ended December 31, 1995 and five months ended December 31, 1994, respectively.


     AIRCRAFT AND ENGINE MAINTENANCE AND REPAIRS

     The cost of routine maintenance of aircraft and engines is charged to operating expense on a per hour or per landing basis as incurred.


     INTANGIBLE AND OTHER ASSETS

     Intangible and other assets consist primarily of cost in excess of net assets acquired related to the Zell/Chilmark acquisition (Note 1), landing slot rights and restricted cash. The cost in excess of net assets acquired and the landing slot rights are amortized over 25 years. Amortization expense recognized for the year ended December 31, 1995 and the five months ended December 31, 1994, was approximately $709,000 and $270,000, respectively. The Company periodically reviews the values assigned to its intangible assets to determine whether current events and circumstances warrant adjustment to the carrying values or amortization periods.

     Intangible and other assets consist of the following at December 31 (in thousands):



                                                            1994       1995
                                                         ---------- ----------
   Cost in excess of net assets acquired, net ..........  $11,570    $11,101
   Landing slot rights, net ............................    5,900      5,660
   Restricted cash .....................................      700      2,000
   Other ...............................................        0        441
                                                          -------    -------
                                                          $18,170    $19,202
                                                          =======    =======

     INSURANCE

     The Company is self-insured for losses arising from medical claims arising from certain of its group medical plans. Such losses, however, are limited to a maximum amount through insurance coverage in excess of the self-insured retention. Reserves are established to recognize the estimated liability for reported claims and claims incurred but not yet reported. Management believes that the reserve for losses at December 31, 1995 and 1994, is adequate to cover the ultimate cost of losses and claims to date, but the reserve is necessarily based on estimates and the amount ultimately paid may be more or

                          MIDWAY AIRLINES CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS: -- (Continued)

less than such estimates. These estimates are based upon historical information along with certain assumptions about future events, including increases in projected medical costs.


     REVENUE RECOGNITION AND ADVANCE TICKET SALES

     Passenger revenues are recognized when transportation services are provided, rather than when a ticket is sold. The amount of passenger sales not yet recognized as revenue is reflected in the accompanying balance sheets as advance ticket sales. Commissions are recognized as expense when transportation is provided and the related revenue is recognized. The amount of commissions paid but not yet recognized as expense is reflected in prepayments and other in the accompanying balance sheets.


     FREQUENT FLYER PROGRAM

     Effective March 1995, the Company began participation in the American Airlines (American) AAdvantage frequent flyer program. Under this program, members can earn mileage credits and redeem awards at participating AAdvantage companies. Midway is billed monthly for AAdvantage miles earned by its passengers participating in the program that fly on Midway and bills American for award travel flown on Midway.

     In connection with the decision to participate in the AAdvantage program, the Company decided to discontinue awarding mileage credits under its company-sponsored program. All travel under the company-sponsored program must be completed by September 1996. The Company's liability related to its program, which is included in accrued liabilities in the accompanying balance sheets, was not significant at December 31, 1995 and 1994.


     RESTRUCTURING CHARGES

     Restructuring charges are established based upon management's estimate of the incremental costs required to exit activities which will provide no future economic benefit to the Company. These estimates are based upon current information available to management and the amount ultimately paid may be more or less than such estimates. See Note 13.


     CASH FLOW INFORMATION

     Cash paid for interest for the year ended December 31, 1995, was approximately $550,000 and $129,000 for the five months ended December 31, 1994. In 1995, the Company acquired equipment and property of approximately $1,858,000 in exchange for notes payable.


     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

      Cash and cash equivalents: The carrying amount reported approximates fair value.

      Debt: The fair value of the Company's fixed rate debt was estimated using discounted cash flow analyses based on current rates for similar types of borrowing arrangements. The fair value of the Company's variable rate debt approximates its carrying value.

      Warrants: The fair value of the warrants was estimated by the value assigned to similar warrants issued in January 1996 (Note 15).

                          MIDWAY AIRLINES CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS: -- (Continued)

     The carrying amounts and fair values of the Company's financial instruments at December 31, were as follows (in thousands):



                                            1994                 1995
                                    -------------------- --------------------
                                     CARRYING     FAIR    CARRYING     FAIR
                                      AMOUNT     VALUE     AMOUNT     VALUE
                                    ---------- --------- ---------- ---------
Cash and cash equivalents .........   $6,909    $6,909     $2,799    $2,799
Debt ..............................    2,967     2,967      8,369     8,263
Warrants ..........................        0         0         60        60
                                      ------    ------     ------    ------

EARNINGS (LOSS) PER SHARE OF COMMON STOCK

     Earnings (loss) per share of common stock are computed based on the weighted average number of shares of common stock outstanding of 10,000,000 for the year ended December 31, 1995 and for the five months ended December 31, 1994. Common stock equivalents were antidilutive for each period.


3. OTHER RECEIVABLES:

     At December 31, 1995, other receivables consist primarily of amounts due for cargo and mail services, expenses incurred by the Company to be reimbursed by Midway Connection and other miscellaneous receivables.

     In July 1995, the Company entered into a code-sharing agreement with an unrelated commuter airline operating under the name Midway Connection. Under the provisions of this agreement, Midway provides certain services, including reservation, scheduling and revenue accounting services to Midway Connection. Passenger fares are settled in accordance with the operating agreement.

     At December 31, 1994, the Company had recorded a receivable of approximately $702,000 due from an airport authority related to a service agreement for scheduled air transportation provided in 1994 and federal excise taxes refunded in 1995 of approximately $391,000. These amounts were collected in 1995. Revenues of $820,000 related to the airport authority service agreement have been included in contract and other revenues in the accompanying statement of operations for the five months ended December 31, 1994.

     At August 1, 1994, the Company had recorded a subscription receivable from Zell/Chilmark of $12,500,000 related to the purchase of prior preferred stock and Class A common stock. This amount was collected in October and November 1994.


4. ACCRUED LIABILITIES:

     Accrued liabilities at December 31, consist of the following (in thousands):



                                              1994      1995
                                           --------- ---------
Compensation and benefits ................  $ 1,000   $ 1,734
Taxes ....................................      793     6,494
Airport and passenger services ...........      333     3,397
Maintenance ..............................      268     3,748
Prior preferred dividends ................      600     2,040
Aircraft and facilities rentals ..........      435     1,621
Restructuring (Note 13) ..................    4,900     7,412
Other ....................................    1,696     5,409
                                            -------   -------
                                            $10,025   $31,855
                                            =======   =======

                          MIDWAY AIRLINES CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

5. LONG-TERM DEBT:
     The Company's long-term debt as of December 31, consists of the following (in thousands):



                                                                                              1994      1995
                                                                                           --------- ---------
7.5% secured note payable, principal payments commencing November 1995, due October
  2003(a).................................................................................  $1,284    $1,264
12% unsecured subordinated notes payable to stockholders, due April 2002(b) ..............       0     5,940
Secured note payable to aircraft parts vendor, noninterest bearing, payable in monthly
installments of approximately $47,000, due December 1996 .................................       0       510
10% secured note payable to aircraft parts vendor, due February 1996 .....................       0       417
Unsecured note payable, noninterest bearing, due upon conversion or redemption of junior
preferred stock, as defined, or 2003(c) ..................................................     184       226
Variable rate secured notes payable to bank repaid in 1995(d) ............................   1,499         0
Other ....................................................................................       0        12
                                                                                            ------    ------
                                                                                             2,967     8,369
Less: Amounts due within one year ........................................................     949     1,062
                                                                                            ------    ------
Amount due after one year ................................................................  $2,018    $7,307
                                                                                            ======    ======

-------
(a) Pursuant to Midway's agreement to acquire Fokker aircraft, Fokker agreed to provide financing for certain new support equipment for the aircraft. Such equipment serves as collateral for this financing. Principal and interest payments began in November 1995 and are scheduled to continue in equal monthly installments of approximately $17,800 through October 2003.

(b) In May 1995, the Company issued subordinated debt to certain of its stockholders with a face value of $6 million due in April 2002. The debt may be prepaid at any time without penalty. Each holder of $1,000 of subordinated debt received warrants for the purchase of 750 shares of Class C common stock at a defined exercise price (Note 9). In connection with the issuance of these warrants, the Company recorded a debt discount of $60,000 and a corresponding increase to additional paid-in capital.

(c) The Company issued a noninterest-bearing note payable to Fokker with a face amount of $500,000, which has been discounted using a rate of 11%.
    Interest accrued related to this discounting was approximately $42,000 and $8,000 for the year ended December 31, 1995 and the five months ended December 31, 1994, respectively. This note is redeemable upon the conversion of the junior preferred stock to Class C common stock, the redemption of the junior preferred stock or 2003, whichever is earliest. Interest is payable semiannually at 6% per year on the face amount of the note payable commencing on the date on which the Company accrues dividends with respect to the junior preferred stock. As of December 31, 1995 and 1994, no dividends were paid or accrued related to the junior preferred stock.

(d) In June 1995, the notes payable to bank were repaid from proceeds of a long-term license agreement (Note 8).

     The aggregate principal maturities of debt at December 31, 1995, are as follows (in thousands):


  Year ending December 31:
  1996 ...................  $1,062
  1997 ...................     133
  1998 ...................     143
  1999 ...................     154
  2000 ...................     166
  Thereafter .............   6,711
                            ------
                            $8,369
                            ======

                          MIDWAY AIRLINES CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6. LEASES:
     As of December 31, 1995, the Company operated 12 Fokker F-100 aircraft and 5 Airbus A320 aircraft under operating leases with original terms ranging from 4 to 18 years. As of December 31, 1995, management determined that it would return 4 of the Airbus A320 aircraft in early 1996 and evaluate the future utilization of A320 aircraft in its operations (Note 13).

     At December 31, 1995, the future minimum lease payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1995, are (in thousands):


  Year ending December 31:
  1996 ...................  $ 30,900
  1997 ...................    35,100
  1998 ...................    33,800
  1999 ...................    24,100
  2000 ...................    20,500
  Thereafter .............   164,200
                            --------
                            $308,600
                            ========

     The amounts above include aircraft, airport, office and other rentals, but exclude amounts due for the Company's previous headquarters facilities at Midway Airport which have been included in the restructuring liability (Note
13), lease payments related to the Airbus A320 aircraft to be returned (Note
13) and landing fees. Rent expense is recorded on a straight-line basis over the term of the lease. Lease and rent expense charged to operations for the year ended December 31, 1995 and five months ended December 31, 1994, was approximately $38,488,000 and $6,402,000, respectively.

     The Company is also required to make a lease deposit on each aircraft, generally equal to approximately three months' rent. Deposits related to leased aircraft totaled approximately $5,058,000 and $1,721,000 at December 31, 1995 and 1994, respectively.

     In December 1995, the Company entered into negotiations with the lessors of its Fokker F-100 aircraft and received deferrals on certain aircraft lease payments over a four-month period. These deferrals will be repaid over the shorter of 48 months or the remaining lease term beginning in April and May 1996.


7. OTHER NONCURRENT LIABILITIES:

     Other noncurrent liabilities consist of bankruptcy obligations of Jet Express, Inc. (Jet Express) which operated as a commuter airline under Chapter 11 of the Federal Bankruptcy Code.

     Upon emergence from bankruptcy in November 1993, Jet Express merged with Midway Air Transportation Company to form Midway. As a result, Midway assumed certain liabilities and acquired certain operating assets of Jet Express. The bankruptcy obligations are being repaid over five years as defined by the reorganization plan. In July 1995, the bankruptcy court issued a final decree and closed the case.


8. DEFERRED INCOME:

     Deferred income consists of income from a long-term license of certain intangible assets. The licensing agreement, for which the Company received a one-time payment of $6 million in 1995, is for a fifteen-year period. Revenue is recognized ratably over the term of the license on a straight-line basis. For the year ended December 31, 1995, the Company recognized approximately $217,000 of income. A portion of the proceeds were used to repay notes payable to a bank (Note 5).

                          MIDWAY AIRLINES CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

9. STOCKHOLDERS' EQUITY:
     In connection with the acquisition by Zell/Chilmark, the previous ownership was granted junior preferred stock and approximately 10% of the Company's outstanding common stock in return for their previous ownership interests. Zell/ Chilmark received prior preferred stock and approximately 90% of the Company's outstanding common stock for approximately $25 million.

     Prior preferred stockholders are entitled to cumulative dividends, which accrue at $3 per share per year. At December 31, 1995 and 1994, the Company had accrued $2,040,000 and $600,000, respectively, of cumulative dividends. No dividends may be paid on any class of stock if any dividends are in arrears on the prior preferred stock. These shares of stock do not have any voting rights and are redeemable at any time by the Company. The liquidation rights of the prior preferred stockholders are senior to any other stockholder. The liquidation value of the prior preferred stock is approximately $24 million plus any unpaid cumulative dividends.

     Junior preferred stockholders are entitled to cumulative dividends, only after the redemption of significantly all of the prior preferred stock, at a rate of $.60 per share per year. No dividends may be paid on shares of common stock if any dividends are in arrears, as defined. At December 31, 1995 and 1994, no dividends were required to be accrued. These shares of stock do not have any voting rights. The junior preferred shares may only be redeemed if the prior preferred shares have been redeemed. The junior preferred stock is mandatorily redeemable three years after the first date upon which dividends begin to accumulate. The liquidation rights of the junior preferred stockholders are second to the prior preferred stockholders. The liquidation value of the junior preferred stock is approximately $6 million plus accrued and unpaid dividends. The Company has the option to convert the junior preferred shares to Class C common shares based upon certain factors, as defined.

     Class A common stockholders are entitled to 10 votes per share of stock held. Each share of Class A common stock may be converted, at the option of the holder, to a share of Class C common stock. Holders of the Class C common stock are entitled to one vote per share of stock held. Common stockholders rights are subordinate to those of preferred stockholders.

     One million shares of $.01 par value preference stock other than the prior preferred and junior preferred have been authorized. No shares have been issued. The Company may establish voting rights, participation rights and other rights, as defined, to these shares. Additionally, 2,000,000 shares of $.01 par value Class B common stock have been authorized. No shares have been issued.

     In conjunction with the subordinated debt offering (Note 5), the Company issued warrants to purchase 4.5 million shares of the Company's Class C common stock at an initial exercise price of $.01 per share. These warrants expire April 2002. As of December 31, 1995, no warrants had been exercised.


10. INCOME TAXES:

     Income taxes are calculated in accordance with SFAS No. 109, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements or tax returns. Deferred income taxes arise from temporary differences between the income tax basis and financial reporting basis of assets and liabilities.

                          MIDWAY AIRLINES CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

10. INCOME TAXES: -- (Continued)

     The components of the Company's deferred tax assets at December 31, are as follows (in thousands):



                                                              1994        1995
                                                          ----------- ------------
Deferred tax assets:
 Current:
   Operating loss carryforwards .........................  $  6,871    $  12,020
   Restructuring reserve ................................     1,698        3,192
   Liabilities not currently deductible for tax purposes        296        1,542
 Noncurrent:
   Deferred income ......................................         0        1,966
   Other ................................................         0          243
 Valuation allowance ....................................    (8,865)     (18,963)
                                                           --------    ---------
 Net deferred tax asset .................................  $      0    $       0
                                                           ========    =========

     The valuation allowance of $18,963,000 and $8,865,000 at December 31, 1995 and 1994, respectively, was provided because, in the Company's assessment, it is uncertain whether the net deferred tax assets will be realized due to the limited operating history of the Company.

     As of December 31, 1995, the Company had approximately $35.4 million of available net operating loss carryforwards (NOLs) to offset future taxable income of the Company. The NOLs expire by 2011 if not used. Under Section 382 of the Internal Revenue Code, as amended, the Company's ability to utilize certain loss carryforwards in any one year, which were generated prior to a change in ownership, is limited. To the extent that the Company is unable to utilize any of the net operating loss, that year's annual limitation may be carried forward to increase the subsequent year's limitation. As discussed in
Note 1, the Company had an ownership change during 1994. The available NOLs have been adjusted to reflect restrictions resulting from the change in ownership.


11. COMMITMENTS:

     At December 31, 1994, Midway had commitments for the delivery of two Fokker F100s during 1995. These aircraft were delivered in April and June 1995.


     In February 1995, Midway reached an agreement with Airbus Industries (Airbus), for the acquisition of four firm and four option Airbus A320 aircraft with deliveries beginning in late 1998. The total cost of the firm aircraft order is approximately $200 million. Financing will be through either a lease, bank financing or internally generated funds. The final financing decision will be made closer to the delivery date of the aircraft, based upon the Company's financial position. The option aircraft may be converted to firm orders no later than 24 months prior to delivery and may be converted to Airbus 319 aircraft at the time of conversion to firm orders.

     As of December 31, 1995, the Company had made deposits of $2,691,000 and is required to make additional deposits on the firm aircraft as follows (in thousands):


  Year ending December 31:
  1996 ...................  $   737
  1997 ...................   19,196
  1998 ...................   17,265
  1999 ...................    1,117
                            -------
                            $38,315
                            =======

     In March 1996, the Company converted a past due deposit from December 1995 of approximately $848,000 to a short-term note payable due October 1996.

     The Company is involved in legal proceedings arising in the normal course of business. It is the opinion of management that these matters will have no significant impact on the financial position or results of operations of the Company.

                          MIDWAY AIRLINES CORPORATION
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

12. RETIREMENT PLAN:
     Effective August 1995, the Company established a retirement plan (the
Plan) organized under Section 401(k) of the Internal Revenue Code. All employees are eligible for enrollment in the Plan after six months of employment. The Company, at its discretion, may match up to 50% of employee contributions up to a maximum of $1,000. The Company made no contributions to the Plan for the year ended December 31, 1995.


13. RESTRUCTURING CHARGES:

     In December 1995, the Company recorded a restructuring charge of $5.6 million, primarily related to the Company's decision to exit certain leisure markets, resulting in the termination of four of its Airbus A320 aircraft operating leases. In connection with this decision, management is evaluating whether to continue its Airbus A320 program. This $5.6 million charge is comprised of $2 million related to lease commitment fees, $1.7 million related to additional major overhaul costs due to the early return of aircraft and $1.9 million related to the write-off of certain related fixed asset and capitalized preoperating costs. The remaining liability of $3,537,000 is included in accrued liabilities in the accompanying balance sheet at December 31, 1995 (Note 4).

     In December 1994, the Company reached a decision to relocate its main base of operations from Chicago's Midway Airport to Raleigh-Durham. The Company began operations at Raleigh-Durham in March 1995. In conjunction with the decision, the Company recorded a restructuring charge of $4.9 million for estimated exit costs related to its Chicago Midway Airport headquarters. As of December 31, 1995, the Company has charged approximately $1,025,000 against the restructuring accrual. The remaining liability of $3,875,000 is included in accrued liabilities in the accompanying balance sheet at December 31, 1995 (Note 4).


14. TRANSACTIONS WITH RELATED PARTIES:

     The Company purchases certain reservation services at market rates from a related party. Expense charged for the year ended December 31, 1995, was approximately $1.2 million and is included in other operating expenses in the accompanying statement of operations. Subsequent to year-end, the Company was granted extended terms on certain amounts due at December 31, 1995.


15. SUBSEQUENT EVENTS:

     In January and February 1996, the majority stockholder made a $4 million loan to the Company in the form of subordinated debt due March 2003, with interest payable semi-annually at 12%. Interest payments are subordinate to the deferrals on the Fokker aircraft lease payments (Note 6). Warrants to purchase 3 million shares of the Company's Class C common stock were issued in connection with this subordinated debt issuance. These warrants have similar features as described in Note 9.

     In March 1996, Fokker Aircraft B.V. (Fokker) entered into the Netherlands equivalent of bankruptcy proceedings. Midway has received a proposal from Fokker Services Inc., an entity that ultimately may or may not be related to Fokker, to provide parts and engineering for a fee for Fokker aircraft operated by Midway. The Company's operating leases are not with any of the bankrupt entities as lessor. Management does not believe that Fokker's bankruptcy proceedings will adversely affect its operations or that any impairment has occurred related to its aircraft deposits related to its Fokker operating leases (Note 6).

     In April 1996, the Company converted approximately $3 million of outstanding payables due for certain maintenance and other services as of December 31, 1995, to a short-term note payable due September 1996 and received an additional line of credit for up to $3 million, maturing in September 1996. These notes are collateralized by substantially all of the Company's assets. Interest accrues at 10% on the note payable and the line of credit.

     In April 1996, the Company entered into short-term sublease agreements with another air carrier to provide certain flight personnel and flight management for two aircraft. The Company will receive payment based upon block hours flown.

                                                                     APPENDIX I


                        INDEX OF CERTAIN DEFINED TERMS


 Adjusted Expected Distributions ..........  65
 Administration Expenses ..................  84
 Agent's Message ..........................  27
 Aggregate LTV Collateral Amount ..........  65
 Aircraft .................................   9
 AISI .....................................  86
 American .................................   1
 Applied Downgrade Drawing ................  82
 Applied Non-Extension Drawing ............  82
 Appraisals ...............................  18
 Appraised Current Market Value ...........  65
 Appraisers ...............................  86
 Assumed Aggregate Aircraft Value .........  87
 Assumed Aircraft Value ...................  93
 Assumed Amortization Schedule ............  68
 ATOP .....................................  25
 Available seat miles ("ASM") .............  36
 Average Life Date ........................  92
 Average stage length .....................  36
 Bankruptcy Code ..........................  66
 Base Rate ................................  82
 Basic Rent ............................... 103
 Break-even load factor ...................  36
 Book-Entry Transfer Facility .............  26
 Certain Taxes and Fees ...................  85
 Certificate Account ......................  67
 Certificateholders .......................  11
 Certificates .............................   1
 Class A Certificates .....................   9
 Class A Trust ............................   9
 Class B Certificates .....................   9
 Class B Trust ............................   9
 Class C Certificates .....................   9
 Class C Trust ............................   9
 Class D Certificates .....................   9
 Class D Trust ............................   9
 Class Exemptions ......................... 104
 Code .....................................  30
 Commission ...............................  ii
 Company ..................................   1
 Controlling Party ........................  83
 Cost per available seat mile .............  36
 CRAF Program ............................. 103
 CRJ ......................................   1
 Current Distribution Date ................  65
 Definitive Certificates ..................  77
 Delivery Period ..........................  86
 Delivery Period Termination Date .........  78
 Deposit ..................................  78
 Deposit Agreement ........................  78
 Deposit Make-Whole Premium ...............  78

 Depositary ...............................  78
 Depositor ................................  28
 Distribution Date ........................  64
 DOT ......................................  16
 Downgrade Drawing ........................  81
 DTC ......................................  71
 DTC Participants .........................  71
 Eligible Institution .....................  26
 Equipment Notes ..........................  88
 ERISA .................................... 104
 ERISA Plans .............................. 104
 Escrow Agent .............................  79
 Escrow Agreement .........................  79
 Escrow Receipts ..........................   9
 Event of Loss ............................ 102
 Exchange Act .............................  ii
 Exchange Agent ...........................  29
 Expected Distributions ...................  65
 Expiration Date ..........................   7
 FAA ......................................  16
 Final Distributions ......................  83
 Final Drawing ............................  82
 Final Expected Distribution Date .........  67
 Final Legal Distribution Date ............  67
 Fokker ...................................  17
 Global Certificate .......................  76
 H.15 (519) ...............................  92
 Holder ...................................  23
 Indenture Default ........................  72
 Indentures ...............................  10
 Indirect participants ....................  76
 Initial Purchasers .......................  23
 Intercreditor Agreement ..................  83
 Interest Drawings ........................  80
 IRS ......................................  30
 Issuance Date ............................  68
 Lease ....................................  88
 Lease Event of Default ................... 103
 Leased Aircraft ..........................  63
 Leased Aircraft Indenture ................  10
 Leased Aircraft Trustee ..................  10
 LIBOR ....................................  82
 Liquidity Event of Default ...............  82
 Liquidity Expenses .......................  84
 Liquidity Facility .......................  80
 Liquidity Obligations ....................  66
 Liquidity Provider .......................  80
 Load factor ..............................  36
 Loan Trustees ............................  10
 LTVs .....................................  86
 LTV Appraisal ............................  66
 LTV Collateral Amount ....................  66
 LTV Ratio ................................  66
 Make-Whole Premium .......................  91

 Mandatory Document Terms ................  70
 Mandatory Economic Terms ................  70
 MBA .....................................  86
 Midway ..................................   1
 Minimum Sale Price ......................  84
 Moody's .................................  21
 Named Executive Officers ................  58
 New Certificates ........................   1
 New Trustee .............................  63
 Non-Extension Drawing ...................  81
 Note Purchase Agreement .................  10
 Old Certificates ........................   1
 Original Trustee ........................  63
 Original Trusts .........................  63
 Owned Aircraft ..........................  63
 Owned Aircraft Indenture ................  10
 Owned Aircraft Trustee ..................  10
 Owner Participant .......................  89
 Owner Trustee ...........................  63
 Participants ............................  76
 Pass Through Trust Agreements ...........  63
 Paying Agent ............................  76
 Paying Agent Account ....................  68
 Performing Equipment Notes ..............  66
 Performing Note Deficiency ..............  66
 Permitted Lessee ........................ 104
 Pool Balance ............................  68
 Pool Factor .............................  68
 PTC Event of Default ....................  73
 PTCE .................................... 104
 Rating Agencies .........................  21
 RDU .....................................   1
 Recapitalization ........................   2
 Receiptholder ...........................  79
 Regular Distribution Dates ..............  67
 Remaining Weighted Average Life .........  92
 Replacement Facility ....................  81
 Required Amount .........................  84
 Revenue passenger miles .................  36
 Rolls-Royce .............................   2
 Scheduled Payments ......................  67
 Section 1110 ............................   4
 Section 1110 Period .....................  67
 Securities Act ..........................  ii
 Series A Equipment Notes ................  88
 Series B Equipment Notes ................  88
 Series C Equipment Notes ................  88
 Series D Equipment Notes ................  88
 SH&E ....................................  86
 Special Distribution Date ...............  67
 Special Payment .........................  67
 Special Payments Account ................  67
 Standard & Poor's .......................  21
 Stated Interest Rates ...................  80

 Sublessee ...................... 103
 Subordination Agent ............  76
 Successor Trust ................  63
 Supplemental Rent .............. 104
 Threshold Rating ...............  81
 Transfer Date ..................  63
 Transportation Code ............  74
 Treasury Yield .................  91
 Triggering Event ...............  66
 Trust Indenture Act ............  63
 Trust Indenture Estate .........  90
 Trust Property .................   9
 Trustee ........................   9
 Trusts .........................   9
 Underwriter Exemption .......... 105
 Yield ..........................  36

                                                                    APPENDIX II
                               APPRAISAL REPORTS



(AIRCRAFT
INFORMATION
SERVICES, INC. logo)


26 June 1998


Mr. Steven Westberg
SVP and CFO
Midway Airlines
300 West Morgan Street, Suite 1200
Durham, NC 27701


Subject: AISI Sight Unseen Future Delivery Base Value Appraisal Eight New 1998 and 1999 Canadair RJ-200ER Aircraft


Reference:    (a) AISI File No. A8S043BCR.
              (b) Facsimile Letter, Paone, Morgan Stanley to AISI, 18 June 1997



Dear Mr. Westberg:


As requested in reference (b) letter, Aircraft Information Services, Inc. (AISI) is pleased to offer Midway Airlines our opinion of the sight unseen base value of new Canadair RJ-200ER aircraft with maximum takeoff gross weight of 51,000 pounds, equipped with GE CF34-3B1 engines in a 50 passenger configuration with dual flight management, communication and navigation systems, typically equipped for short to medium range domestic overland commercial operations, to be delivered in 1998 and 1999.

1.  METHODOLOGY AND DEFINITIONS


The historical standard term of reference for commercial aircraft value has been 'half-life fair market value' of an 'average' aircraft. However, 'fair market value' could mean a fair value in the given market or a value in a hypothetical 'fair' or balanced market, and the two definitions are not equivalent. Recently, the term 'base value' has been created to describe the theoretical balanced market condition and to avoid the potentially misleading term 'fair market value' which has now become synonymous with the term 'current market value' or a 'fair' value in the actual current market. AISI value definitions are consistent with those of the International Society of Transport Aircraft Trading (ISTAT) of 01 January 1994; AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.



      HEADQUARTERS, 26072 MERIT CIRCLE, SUITE 123, LAGUNA HILLS, CA 92653
           TEL:714-582-8888 FAX:714-582-8887 E-MAIL:AISINews@aol.com

                                                                 (logo)

26 June 1998
AISI File: A8S043BCR
Page - 2 -

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or internal between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value' or 'fair market value' as that which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

                                                                  (logo)

26 June 1998
AISI File No. A8S043BCR
Page - 3 -

2.    BASE VALUE


The AISI new Base Values are presented below subject to the assumptions, definitions and disclaimers herein.

        NEW CANADAIR RJ-200ER, DOMESTIC COMMERCIAL 50 PASSENGER AIRCRAFT

-------------------------------------------------------------------------------
Delivery Date          Number of Aircraft     New Base Value Current US Dollars
-------------------------------------------------------------------------------

Sep 1998                       2                     $21,100,000
-------------------------------------------------------------------------------
Nov 1998                       2                     $21,200,000
-------------------------------------------------------------------------------
Dec 1998                       1                     $21,250,000
-------------------------------------------------------------------------------
Jan 1999                       1                     $21,300,000
-------------------------------------------------------------------------------
Apr 1999                       1                     $21,450,000
-------------------------------------------------------------------------------
Jul 1999                       1                     $21,600,000
-------------------------------------------------------------------------------

Unless ortherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft or equipment. AISI has no past, present, or anticipated future interest in the subject aircraft or equipment. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.


Sincerely,
AIRCRAFT INFORMATION SERVICES, INC.


/s/ John D. McNicol
---------------------
John D. McNicol
VICE PRESIDENT
APPRAISALS & FORECASTS

                              MORTEN BEYER & AGNEW
-------------------------------------------------------------------------------
                            AVIATION CONSULTING FIRM


                          APPRAISAL OF EIGHT CRJ-200ER

                                    AIRCRAFT

                                 JUNE 26, 1998


                                 PREPARED FOR:


                                MIDWAY AIRLINES


WASHINGTON, D.C.                                LONDON

8180 GREENSBORO DRIVE                    LAHINCH 62, LASHMERE

SUITE 1000                                   COPTHORNE

MCLEAN, VIRGINIA 22102                     WEST SUSSEX






PHONE + 703 847 6598                    PHONE + 44 1342 716248
FAX + 703 734 1474                      FAX + 44 1342 718967

--------------------------------------------------------------------------------
I.     INTRODUCTION AND EXECUTIVE SUMMARY
--------------------------------------------------------------------------------


Morten Beyer and Agnew, Inc. (MBA), has been retained by Midway Airlines to determine the Current Base Value (CBV) of 8 Canadair RJ-200 aircraft in their present configuration as passenger aircraft. The aircraft are further identified in Section II of this report.

In performing this valuation we did not inspect the aircraft or their historical maintenance documentation, and we relied solely on information provided to us by Morgan Stanley. Based on the information set forth further in this report, it is our opinion that the CBV of the total value of aircraft in this portfolio is $157,910,000 with their respective individual values noted in Section IV.

MBA uses the definition of certain terms, such as CMV and Base Value (BV), as promulgated by the International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, appraisers, brokers, and others who have a vested interest in the commercial aviation industry.

ISTAT defines CMV as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Market Value (MV) assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

The ISTAT definition of Base Value (BV) has, essentially, the same elements of MV except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, BV pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual CMV of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.

MBA

--------------------------------------------------------------------------------
II.    AIRCRAFT
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
   CRJ-200ER                DATE OF MFR.               ENGINE TYPE
--------------------------------------------------------------------------------
    1                          9/98                    CF34-3B1
--------------------------------------------------------------------------------
    2                          9/98
--------------------------------------------------------------------------------
    3                         11/98
--------------------------------------------------------------------------------
    4                         11/98
--------------------------------------------------------------------------------
    5                         12/98
--------------------------------------------------------------------------------
    6                          1/99
--------------------------------------------------------------------------------
    7                          4/99
--------------------------------------------------------------------------------
    8                          7/99
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
III.   CURRENT MARKET CONDITIONS
--------------------------------------------------------------------------------


The RJ is an outgrowth of the CL-601 Challenger biz-jet design, which has been grown to 50 seats and reengined to make the first small sized regional jetliner (discounting the failed VFW-614 design of 20 years ago). The RJ directly challenges the primacy of the 50-70 seat turboprops in the longer haul feed markets into major hubs and primary cities as well. The RJ has been one of the unqualified success stories of jet aircraft design in decades. It has a significant lead over its rival Brazilian counterpart and its operators have reported record improvement in traffic and profits with its operations. Lead-orderer COMAIR plans a 100% RJ-100 fleet as soon as sufficient units can be delivered. It is MBA's opinion that the RJ will be economically competitive on flights of 200 miles and over, and will enjoy a very significant competitive advantage over turboprops, particularly in business markets.

Results at COMAIR and Sky West support this hypothesis, as load factors have soared and new markets penetrated with surprising success over the last 3 years.

MBA                                                                            2

The RJ makes it technically possible to bypass the hubs of the major carriers while serving thin routes. The added bonus is the range; the aircraft can reach 1,000 miles, which no doubt will be extended as more powerful engines are developed.

Canadair has launched the RJ-700, a 70 seat derivative of its highly successful RJ-100/200 50-seater. The 70 seat market is a much more bloody arena, with competition from the ATR-72, DHC-8-400 (turboprops) and the AI (R) 70/80, F.28/.70/.100 and the Boeing/Douglas MD-95 (now the B-717). The basic economic opportunity offered by the RJ-100 and the Embraer 145 exists in the 50 seat market ie: major hub bypass. However, the major airlines are closer to being able to offer their own hub bypass options. Delta, United and now USAirways have discount operations which bypass their own hubs. We therefore are less enthusiastic about the 70-seat 'RJs'. Used 737s, DC-9s, and F.100s can offer far lower fares and greater comfort in potential 70-seat markets.

ECONOMICS

The Canadair RJ is a relatively expensive aircraft operated under the standard assumptions of the MBA Model. Thus, it must be confined to smaller, thinner markets serving secondary cities where loads are smaller but yields are high. In view of its potential for bypassing hubs, it should attract those passengers to whom time is important, and who are willing to pay to avoid hub-hassle.


MBA                                                                           3

--------------------------------------------------------------------------------
IV.    VALUATION
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
   CRJ-200ER                DATE OF MFR.               CURRENT BASE VALUE
                                                          $(000s)
--------------------------------------------------------------------------------
    1                          9/98                       19.60
--------------------------------------------------------------------------------
    2                          9/98                       19.60
--------------------------------------------------------------------------------
    3                         11/98                       19.68
--------------------------------------------------------------------------------
    4                         11/98                       19.68
--------------------------------------------------------------------------------
    5                         12/98                       19.72
--------------------------------------------------------------------------------
    6                          1/99                       19.76
--------------------------------------------------------------------------------
    7                          4/99                       19.86
--------------------------------------------------------------------------------
    8                          7/99                       20.01
--------------------------------------------------------------------------------
                       Total                       $157,910,000
--------------------------------------------------------------------------------


In developing the CBV of these aircraft, MBA did not inspect the aircraft or its historical maintenance documentation. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of an aircraft when more detailed information is not available. The principal assumptions are as follows (for each aircraft):



       1.   The aircraft is in new condition.

       2. The overhaul status of the airframe, engines, landing gear and other major components are of new delivery.

       3. The historical maintenance documentation will be maintained to acceptable international standards.

       4. The specifications of the aircraft are those most common for an aircraft of its type and vintage.

       5.   The aircraft will be in a standard airline configuration.

       6. The aircraft is current as to all Airworthiness Directives and Service Bulletins.

       7. Its modification status will be comparable to that most common for an aircraft of its type and vintage.

       8.   Its utilization will be comparable to industry averages.

       9.   No accounting was made for lease obligations or terms of ownership.


MBA                                                                            4

--------------------------------------------------------------------------------
V.    COVENANTS
--------------------------------------------------------------------------------





This report has been prepared for the exclusive use of Midway Airlines/Morgan Stanley and shall not be provided to other parties by MBA without the express consent of Midway Airlines/Morgan Stanley.


MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by Midway Airlines/Morgan Stanley or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.


PREPARED BY:

/s/ Bryson P. Monteleone
-------------------------
    Bryson P. Monteleone
    Manager of Operations

REVIEWED BY:

/s/ Morten S. Beyer
------------------------
    Morten S. Beyer
    Chairman and CEO
    ISTAT Certified Senior Appraiser

MBA                                                                            5

Simat, Helliesen & Eichner, Inc.        Tel:      +1-212-682-8455
90 Park Avenue                          Fax:      +1-212-986-1825
New York, New York 10016                Email:    newyork@sh-e.com
United States of America

(SH&E logo)



June 29, 1998

Mr. Steven Westberg
Senior Vice President & Chief Financial Officer
Midway Airlines
300 West Morgan Street, Suite 1200
Durham, NC 27701

RE: VALUE OPINION OF EIGHT CANADAIR RJ-200ER AIRCRAFT

Dear Mr. Westberg:

Simat, Helliesen & Eichner, Inc., ("SH&E") was retained by Midway Airlines (the "Client") to determine the Base Value ("BV") for eight Canadair RJ-200ER aircraft (the "Subject Aircraft"). The Subject Aircraft specifications can be found in Appendix 1.

SH&E has determined the following values for the Subject Aircraft:

                    Subject Aircraft Base Values ($Mil)

               AIRCRAFT       EXPECTED DELIVERY        BASE
                 TYPE              DATE(1)             VALUE

          CRJ-200ER           September 1998           $19.7
          CRJ-200ER           September 1998           $19.7
          CRJ-200ER           November 1998            $19.8
          CRJ-200ER           November 1998            $19.8
          CRJ-200ER           December 1998            $19.9
          CRJ-200ER           January 1999             $19.9
          CRJ-200ER           April 1999               $20.1
          CRJ-200ER           June 1999                $20.2


                       SH&E VALUATION METHODOLOGY

Since SH&E was formed in 1963, the firm has appraised virtually every major commercial jet and turboprop aircraft models and has also appraised many general aviation and corporate aircraft models. SH&E's appraisals are performed according to the International Society of Transport Aircraft Trading (ISTAT) principles of appraisal practice and code of ethics. SH&E's staff includes two appraisers certified by ISTAT.

------------------------
1 The Subject Aircraft have not yet been manufactured or delivered to Midway Airlines.





NEW YORK BOSTON LONDON AMSTERDAM BRUSSELS

(SH&E logo)

                                                            Mr. Steven Westberg
                                                                  June 29, 1998
                                                                         Page 2

The SH&E valuation approach starts by determining a half-life value. The term "half-life" represents an aircraft whose major components (e.g. airframe, engines, landing gear and APU) have used 50 percent of the time between scheduled or expected overhauls. This initial appraisal can then be adjusted, positively or negatively, for each individual unit to reflect the aircraft's maintenance status relative to the next overhaul. In most cases, the Base Value of an aircraft assumes its physical condition is average for an aircraft of its type and age and its maintenance time status is at half-life or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be. SH&E half-life values are determined on a semi-annual basis by reviewing recent past sales, aircraft availability trends, technological aspects, environmental constraints and maintenance requirements.

In the case of new aircraft, the above half-life values are automatically adjusted upwards to reflect the fact that the aircraft has the full span of maintenance overhaul intervals available. Consequently, SH&E's initial depreciation of new aircraft is considerably greater than for a used aircraft, thereby accounting for both the change in its maintenance status and its intrinsic depreciation.

                              BASE VALUE DEFINITION

The Base Value (BV) is the appraiser's opinion of the price at which an aircraft would change hands between a willing buyer and a willing seller, neither being under compulsion to buy or sell, and both having knowledge of all relevant facts. An aircraft's BV is founded in the historical trend of values and in the protection of value trends, and presumes and arm's-length, cash transaction.

Since BV pertains to a somewhat idealized aircraft and market combination, it may not necessarily reflect the actual value of the aircraft in question, but is a nominal starting value to which adjustments may be applied to determine an actual value.

The BV of each aircraft is derived from SH&E's aircraft valuation models. The SH&E BV models provide trend lines derived from known transactions, econometric factors affecting aircraft values and aircraft economic life estimates. Because it is related to long-term market trends, the BV definition is normally applied to analyses of historical values and projections of residual values.

                              DESCRIPTION OF THE AIRCRAFT

The Canadair Regional Jet (RJ) is a twin turbine regional aircraft that Bombardier developed from the fuselage of the Challenger 601 corporate aircraft. The Canadair RJ-100 series was formally launched in March 1989 and was first delivered to Lufthansa CityLine in October 1992. Bombardier also developed an extended range variant, the RJ-100ER, which was first delivered in March 1993. The RJ-100 series is powered by General Electric CF34-3A1 engines and carries a maximum of 50 passengers. The RJ-100 has a maximum takeoff weight (MTOW) of 47,750

(SH&E logo)

                                                            Mr. Steven Westberg
                                                                  June 29, 1998
                                                                         Page 3

pounds and range of 980 nautical miles (nm). The RJ-100ER has a MTOW of 51,000 pounds and a range of 1,620 nm.

Production of the RJ-200 series was announced in 1995 and the first aircraft of the series was delivered to Tyrolean Airways in January 1996. The RJ-200 fuselage is identical to the earlier -100 series, although with more powerful CF34-3B1 engines that improve performance. Subsequent variations of the RJ-200 series are the -200ER (Extended Range) and the -200LR (Long Range). The RJ-200 series specifications are similar to the RJ-100 series with the exception of the RJ-200LR, which has a MTOW of 53,000 pounds and a range of 2,005 nm.

As of April 1998 a total of 239 Canadair Regional Jets were operated worldwide

                              ASSUMPTIONS

SH&E used information supplied by Midway Airlines, Morgan Stanley and Bombardier, together with in-house data accumulated through other recent studies of aircraft transactions. Specific assumptions included the following:

o SH&E assumed that the Subject Aircraft wil meet all of the specifications and performance standards for Canadair RJ-200ER aircraft.

o SH&E assumed that all normally required maintenance will be performed, including compliance with all Airworthiness Directives and Service Bulletins.

o SH&E assumed that all applicable manufacturer's warranties will be fully transferable to a potential purchaser.

o SH&E assumed that a minimum of 60 Canadair RJ-200ER aircraft will be produced to maintain aircraft values. As of April 1998, Bombardier had delivered 15 of the Subject Aircraft and has 32 orders and 47 options outstanding.

o SH&E assumed that the Subject Aircraft will be certified for operations under the U.S. Federal Aviation Administration, a successor agency or a comparable authority.

(SH&E logo)




                                                            Mr. Steven Westberg
                                                                  June 29, 1998
                                                                         Page 4


                                  LIMITATIONS


SH&E's opinions are based upon historical relationships and expectations that it believes are reasonable. Some of the underlying assumptions, including those described above are detailed explicitly or implicitly elsewhere in this report, and may not materialize because of unanticipated events and circumstances. SH&E's opinion could, and would, vary materially, should any of the above assumptions prove to be inaccurate.

The opinions expressed herein are not given as an inducement or endorsement for any financial transaction. They are prepared for the exclusive use of the addressee and the addressee may not provide this report to other parties, including third parties, without SH&E's written consent.


SH&E accepts no responsibility for damages, if any, that may result from decisions made or actions taken by third parties that may be based upon this report. In accepting this report the Client agrees to indemnify and hold SH&E harmless against all losses, claims and costs arising as a result of this report except when attributable to SH&E's gross negligence or willful misconduct.

This report reflects SH&E's expert opinion and best judgment based upon the information available to it at the time of its preparation. SH&E does not have, and does not expect to have, any financial interest in the appraised property.


Yours Sincerely,

/s/ Clive G. Medland
---------------------
    Clive G. Medland
    Vice President
    ISTAT Senior Appraiser



cc:  Bruce Paone, Morgan Stanley

[SH&E] Logo


                                                                     APPENDIX 1



                        SUBJECT AIRCRAFT SPECIFICATIONS

=====================================================================
       AIRCRAFT TYPE                        CRJ-200ER
---------------------------------------------------------------------
Passenger Capacity                           50
Maximum Range (nm)                           1,645
Normal Cruise Speed (kts)                    424
Engine Type                                  CF34-3B1
Fuel Burn per Hour (lbs)                     2,180
Length Overall                               87ft 10in
Wing Span                                    69ft 7in
Maximum Cabin Height                         6ft 2in
Centerline Cabin Width                       8ft 5in
Maximum Takeoff Gross Weight (lbs)           51,000
Maximum Landing Weight (lbs)                 47,000
Operating Empty Weight (lbs)                 30,292
Maximum Zero Fuel Weight (lbs)               44,000
Maximum Payload (lbs)                        13,708
Operating Ceiling (ft)                       41,000
FAR Part 36 Noise Compliance                 Stage III
Takeoff Noise Level (EPNdB)                  78.6
Approach Noise Level (EPNdB)                 82.2
------------------------------------------------------------------------------

                                   [Midway (R)
                                 AIRLINES LOGO]

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to Section 145 of the Delaware General Corporation Law ("DGCL"), the Company generally has the power to indemnify its current and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, they had not reasonable cause to believe their conduct was lawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to the Company unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has purchased and maintains insurance for such persons.

     The above discussion of Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such statute.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) List of Exhibits.



 EXHIBIT NO.                                                 DESCRIPTION
-------------   ----------------------------------------------------------------------------------------------------
  3.1           Amended and Restated Certificate of Incorporation+
  3.2           Amended and Restated By-laws+
  4.1           Pass Through Trust Agreement, (1A-S), dated as of August 13, 1998, between Midway Airlines
                Corporation and The First National Bank of Maryland, as Trustee, made with respect to the formation of Midway Airlines Pass Through Trust, Series 1998-1 (1A-S) and the issuance of 7.14% Midway
                Airlines Corporation Pass Through Trust, Series 1998-1 (1A-S) Pass Through Certificate representing fractional undivided interests in the Trust (including form of Class A Certificate).+++
  4.2           Pass Through Trust Agreement, (1A-O), dated as of August 13, 1998, between Midway Airlines
                Corporation and The First National Bank of Maryland, as Trustee, made with respect to the formation of Midway Airlines Pass Through Trust, Series 1998-1 (1A-O) and the issuance of 7.14% Midway
                Airlines Corporation Pass Through Trust, Series 1998-1 (1A-O) Pass Through Certificate representing fractional undivided interests in the Trust (including form of Class A Certificate).+++
  4.3           Pass Through Trust Agreement, (1B-S), dated as of August 13, 1998, between Midway Airlines
                Corporation and The First National Bank of Maryland, as Trustee, made with respect to the formation of Midway Airlines Pass Through Trust, Series 1998-1 (1B-S) and the issuance of 8.14% Midway
                Airlines Corporation Pass Through Trust, Series 1998-1 (1B-S) Pass Through Certificate representing fractional undivided interests in the Trust (including form of Class B Certificate).+++
  4.4           Pass Through Trust Agreement, (1B-O), dated as of August 13, 1998, between Midway Airlines
                Corporation and The First National Bank of Maryland, as Trustee, made with respect to the formation of Midway Airlines Pass Through Trust, Series 1998-1 (1B-O) and the issuance of 8.14% Midway
                Airlines Corporation Pass Through Trust, Series 1998-1 (1B-O) Pass Through Certificate representing fractional undivided interests in the Trust (including form of Class B Certificate).+++
  4.5           Pass Through Trust Agreement, (1C-S), dated as of August 13, 1998, between Midway Airlines
                Corporation and The First National Bank of Maryland, as Trustee, made with respect to the formation of Midway Airlines Pass Through Trust, Series 1998-1 (1C-S) and the issuance of 8.92% Midway
                Airlines Corporation Pass Through Trust, Series 1998-1 (1C-S) Pass Through Certificate representing fractional undivided interests in the Trust (including form of Class C Certificate).+++
  4.6           [Intentionally Omitted.]
  4.7           Pass Through Trust Agreement, (1C-O), dated as of August 13, 1998, between Midway Airlines
                Corporation and The First National Bank of Maryland, as Trustee, made with respect to the formation of Midway Airlines Pass Through Trust, Series 1998-1 (1C-O) and the issuance of 8.92% Midway
                Airlines Corporation Pass Through Trust, Series 1998-1 (1C-O) Pass Through Certificate representing fractional undivided interests in the Trust (including form of Class C Certificate).+++

 EXHIBIT NO.                                                  DESCRIPTION
-------------   ------------------------------------------------------------------------------------------------------
  4.8           Pass Through Trust Agreement, (1D-S), dated as of August 13, 1998, between Midway Airlines
                Corporation and The First National Bank of Maryland, as Trustee, made with respect to the formation of Midway Airlines Pass Through Trust, Series 1998-1 (1D-S) and the issuance of 8.86% Midway
                Airlines Corporation Pass Through Trust, Series 1998-1 (1D-S) Pass Through Certificate representing fractional undivided interests in the Trust (including form of Class D Certificate).+++
  4.9           Pass Through Trust Agreement, (1D-O), dated as of August 13, 1998, between Midway Airlines
                Corporation and The First National Bank of Maryland, as Trustee, made with respect to the formation of Midway Airlines Pass Through Trust, Series 1998-1 (1D-O) and the issuance of 8.86% Midway
                Airlines Corporation Pass Through Trust, Series 1998-1 (1D-O) Pass Through Certificate representing fractional undivided interests in the Trust (including form of Class D Certificate).+++
  4.10          Note Purchase Agreement, dated as of August 13, 1998, between Midway Airlines Corporation and
                The First Bank of Maryland, as Trustee, The First National Bank of Maryland, as Pass Through
                Trustee under each of the Pass Through Trust Agreements, The First National Bank of Maryland, as
                Subordination Agent, First Union Trust Company, National Association, as Escrow Agent and The
                First National Bank of Maryland, as Paying Agent.+++
  4.11          Deposit Agreement, (Class A), dated as of August 13, 1998, between First Union Trust Company,
                National Association as Escrow Agent and First Union National Bank as Depositary.+++
  4.12          Deposit Agreement, (Class B), dated as of August 13, 1998, between First Union Trust Company,
                National Association as Escrow Agent and First Union National Bank as Depositary.+++
  4.13          Deposit Agreement, (Class C), dated as of August 13, 1998, between First Union Trust Company,
                National Association as Escrow Agent and First Union National Bank as Depositary.+++
  4.14          Deposit Agreement, (Class D), dated as of August 13, 1998, between First Union Trust Company,
                National Association as Escrow Agent and First Union National Bank as Depositary.+++
  4.15          Irrevocable Revolving Credit Agreement, (Class-A Certificates), dated as of August 13, 1998, between The First National Bank of Maryland, not in its individual capacity but solely as
                Subordination Agent, as agent and trustee for the Midway Airlines 1998-1A Pass Through Trust, as
                Borrower and ABN AMRO Bank N.V., Chicago Branch as Liquidity Provider.+++
  4.16          Irrevocable Revolving Credit Agreement, (Class-B Certificates), dated as of August 13, 1998, between The First National Bank of Maryland, not in its individual capacity but solely as
                Subordination Agent, as agent and trustee for the Midway Airlines 1998-1B Pass Through Trust, as
                Borrower and ABN AMRO Bank N.V., Chicago Branch as Liquidity Provider.+++
  4.17          Irrevocable Revolving Credit Agreement, (Class-C Certificates), dated as of August 13, 1998, between The First National Bank of Maryland, not in its individual capacity but solely as
                Subordination Agent, as agent and trustee for the Midway Airlines 1998-1C Pass Through Trust, as
                Borrower and ABN AMRO Bank N.V., Chicago Branch as Liquidity Provider.+++
  4.18          Intercreditor Agreement, dated as of August 13, 1998 among The First National Bank of Maryland, not in its individual capacity but solely as Trustee under the Midway Airlines Pass Through Trust
                1998-1A, Midway Airlines Pass Through Trust 1998-1B, Midway Airlines Pass Through 1998-1C and
                Midway Airlines Pass Through Trust 1998-1D, ABN AMRO Bank, N.V. Chicago Branch as Class A
                Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider and The First National
                Bank of Maryland not in its individual capacity except as expressly set forth herein but solely as
                Subordination Agent and trustee thereunder.+++
  4.19          Escrow and Paying Agent Agreement, (Class A), dated as of August 13, 1998 among First Union
                Trust Company, National Association as Escrow Agent, Morgan Stanley & Co. Incorporated and
                Credit Suisse First Boston Corporation as Initial Purchasers, The First National Bank of Maryland not
                in its individual capacity, but solely as Pass Through Trustee for and on behalf of Midway Airlines
                Pass Through Trust 1998-1A-O as Pass Through Trustee and The First National Bank of Maryland as
                Paying Agent.+++
  4.20          Escrow and Paying Agent Agreement, (Class B), dated as of August 13, 1998 among First Union
                Trust Company, National Association as Escrow Agent, Morgan Stanley & Co. Incorporated and
                Credit Suisse First Boston Corporation as Initial Purchasers, The First National Bank of Maryland not
                in its individual capacity, but solely as Pass Through Trustee for and on behalf of Midway Airlines
                Pass Through Trust 1998-1B-O as Pass Through Trustee and The First National Bank of Maryland as
                Paying Agent.+++
  4.21          Escrow and Paying Agent Agreement, (Class C), dated as of August 13, 1998 among First Union
                Trust Company, National Association as Escrow Agent, Morgan Stanley & Co. Incorporated and
                Credit Suisse First Boston Corporation as Initial Purchasers, The First National Bank of Maryland not
                in its individual capacity, but solely as Pass Through Trustee for and on behalf of Midway Airlines
                Pass Through Trust 1998-1C-O as Pass Through Trustee and The First National Bank of Maryland as
                Paying Agent.+++

 EXHIBIT NO.                                                  DESCRIPTION
-------------   ------------------------------------------------------------------------------------------------------
 4.22           Escrow and Paying Agent Agreement, (Class D), dated as of August 13, 1998 among First Union
                Trust Company, National Association as Escrow Agent, Morgan Stanley & Co. Incorporated and
                Credit Suisse First Boston Corporation as Initial Purchasers, The First National Bank of Maryland not
                in its individual capacity, but solely as Pass Through Trustee for and on behalf of Midway Airlines
                Pass Through Trust 1998-1D-O as Pass Through Trustee and The First National Bank of Maryland as
                Paying Agent.+++
 4.23           Registration Rights Agreement, dated as of August 13, 1998, among Midway Airlines Corporation, a
                Delaware corporation, The First National Bank of Maryland, as Trustee under each of the Trust
                Agreements, Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation.+++
  5.1           Opinion of Ober, Kaler, Grimes & Shriver, A Professional Corporation.**
 10.1           [Intentionally Omitted.]
 10.2           Midway Airlines Corporation 1997 Stock Option Plan and Form of Stock Option Agreement related thereto.++
 10.3           Aircraft Operating Lease Agreement No. AOLAF-111 dated as of November 11, 1993 between First
                Security Bank of Utah, N.A. ("FSBU") and Midway, with amendments attached thereto.*+
 10.4           Aircraft Operating Lease Agreement No. AOLAF-112 dated as of November 11, 1993 between FSBU and Midway, with amendments attached thereto.*+
 10.5           Aircraft Operating Lease Agreement No. AOLAF-113 dated as of November 11, 1993 between FSBU and Midway, with amendments attached thereto.*+
 10.6           Aircraft Operating Lease Agreement No. AOLAF-114 dated as of November 11, 1993 between FSBU and Midway, with amendments attached thereto.*+
 10.7           Aircraft Operating Lease Agreement No. AOLAF-115-A dated as of July 10, 1995 between Wings
                Aircraft Finance, Inc. ("Wings") and Midway, with amendments attached thereto.*+
 10.8           Aircraft Operating Lease Agreement No. AOLAF-116-A dated as of July 10, 1995 between Wings and Midway, with amendments attached thereto.*+
 10.9           Aircraft Operating Lease Agreement No. AOLAF-117-A dated as of July 10, 1995 between Wings and Midway, with amendments attached thereto.*+
10.10           Aircraft Operating Lease Agreement No. AOLAF-118-A dated as of July 10, 1995 between Wings and Midway, with amendments attached thereto.*+
10.11           Aircraft Operating Lease Agreement No. AOLAF-135 dated as of July 20, 1995 between FSBU and
                Midway, with amendments attached thereto.*+
10.12           Aircraft Operating Lease Agreement No. AOLAF-524 dated as of August 1, 1995 between FSBU and
                Midway, with amendments attached thereto.*+
10.13           Aircraft Operating Lease Agreement No. AOLAF-525 dated as of October 15, 1995 between FSBU and Midway, with amendments attached thereto.*+
10.14           Aircraft Operating Lease Agreement No. AOLAF-136 dated as of December 15, 1995 between FSBU and Midway, with amendments attached thereto.*+
10.15           Aircraft Lease Agreement dated as of May 24, 1995 between Wilmington Trust Company and
                Midway.*+
10.16           Airbus A-320-200 Purchase Agreement dated as of March 17, 1995 between AVSA. S.A.R.L.
                ("AVSA") and Midway with Amendment Nos. 1 through 6 attached thereto.*+
                 Letter Agreement No. 2 Re: Purchase Incentives and Miscellaneous Matters, as amended.
                Letter Agreement No. 3 Re: Option Aircraft, as amended.
                Letter Agreement Re: Financial Matters with Amendment No. 4 attached thereto.
10.17           Agreement of Sublease dated as of January 18, 1995 between American Airlines, Inc. ("AA") and
                Midway, with amendments attached thereto.*+
10.18           AAdvantage(R) Participating Carrier Agreement dated as of January 18, 1995 between AA and
                Midway, with amendments attached thereto.*+
10.19           Secured Promissory Note dated February 7, 1997 from Midway to AA.*+
10.20           Letter Agreement dated February 10, 1997 between AA and Midway with Exhibits A and C through I attached thereto.*+
10.21           Agreement Relating to Repair and Overhaul of Rolls Royce Engines dated as of May 10, 1996 between Rolls Royce Aero Engine Services Limited and Midway.*+
10.22           Purchase Agreement between Bombardier Inc. and Midway dated September 17, 1997 with Letter
                Agreements 001 through 011.*+
10.23           Services and Licenses Agreement between Midway and Airline Management Services, Inc. dated as of December 7, 1995 with Annex A attached thereto.*+

 EXHIBIT NO.                                                    DESCRIPTION
-------------   ----------------------------------------------------------------------------------------------------------
  10.24         Letter Agreement dated as of July 1, 1996 between Fokker Services, Inc. and Midway.*+
  10.25         Aircraft Maintenance Services Agreement dated August 27, 1997 between Time Air Inc. doing business as Canadian Regional Airlines and Midway.*+
  10.26         Warrant to Purchase Shares of Common Stock of Midway Airlines Corporation dated February 11,
                1997 issued by Midway in favor of AMR Corporation.+
  10.27         Stockholders Agreement dated as of February 11, 1997.+
  10.28         General Terms of Sale between IAE International Aero Engines AG and Midway dated May 17, 1995 with Side Letter Number 1 and Side Letter Number 2 attached thereto.*+
  10.29         Promissory Note dated February 11, 1997 made by Midway to debis Air Finance B.V.*+
  10.30         Promissory Note dated February 11, 1997 made by Midway to Daimler Benz Aerospace A.G.*+
  10.31         Severance Agreement and Other Matters made as of February 11, 1997 between Robert Ferguson III and Midway.+
  10.32         Employment Agreement dated as of July 15, 1996 between Steven Westberg and Midway, with amendment attached thereto.+
  10.33         Employment Agreement dated July 15, 1996 between Jonathan S. Waller and Midway, with amendment attached thereto.+
  10.34         [Intentionally Omitted.]
  10.35         [Intentionally Omitted.]
  10.36         Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated as of
                February 11, 1997 issued by Midway in favor of Robert R. Ferguson III.+
  10.37         Agreement and Plan of Merger dated as of January 17, 1997 by and among Midway, GoodAero, Inc.,
                James H. Goodnight, Ph.D., John P. Sall and the Zell/Chilmark Fund, L.P., with amendments attached thereto.+
  10.38         Letter Agreement dated September 12, 1997 between GE AircraftEngines and Midway.+
  10.39         Sublease dated June 30, 1995 between Peoples Security Life Insurance Company and Midway.+
  10.40         Sublease Agreement dated May 1, 1995 between Page Avjet Corporation and Midway.*+
  10.41         AAirpass Agreement dated as of March 2, 1995 between AA and Midway.*+
  10.42         Engine Lease Agreement dated September 11, 1997 between RRPF Engine Leasing Limited and
                Midway.*+
  10.43         Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated as of
                February 11, 1997 issued by Midway in favor of Steven Westberg.+
  10.44         Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated as of
                February 11, 1997 issued by Midway in favor of Jonathan S. Waller.+
  10.45         Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated as of
                February 11, 1997 issued by Midway in favor of Joanne Smith.+
  10.46         Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated as of
                February 11, 1997 issued by Midway in favor of Thomas Duffy, Jr.+
  10.47         Option to Purchase Shares of Common Stock of Midway Airlines Corporation dated as of
                February 11, 1997 issued by Midway in favor of David Vance.+
  10.48         Agreement, executed September and November 1997, between Rolls-Royce Canada Limited and
                Midway.*+
  10.49         Purchase Agreement, dated as of August 6,1998, by and among Midway Airlines Corporation,
                Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation.+++
  10.50         Participation Agreement dated as of September 10, 1998 among Midway Airlines Corporation as
                Lessee, NCC Charlie Company as Owner Participant, First Union Trust Company, National
                Association not in its individual capacity (except as otherwise expressly set forth herein) but solely as
                Owner Trustee, The First National Bank of Maryland as Indenture Trustee, The First National Bank
                of Maryland as Pass-Through Trustee and The First National Bank of Maryland as Subordination
                Agent. Midway Airlines Corporation is a party to three additional Participation Agreements which are substantially identical in all material respects except as indicated on the exhibit.+++(plus sign)
  10.51         Trust Agreement dated as of September 10, 1998 between NCC Charlie Company as Owner
                Participant and First Union Trust Company, National Association as Owner Trustee. There are three additional Trust Agreements which are substantially identical in all material respects except as indicated on the exhibit.+++(plus sign)

 EXHIBIT NO.                                                 DESCRIPTION
-------------   -----------------------------------------------------------------------------------------------------
  10.52         Trust Indenture and Security Agreement dated as of September 10, 1998 between First Union Trust
                Company, National Association not in its individual capacity except as expressly provided herein but solely as Owner Trustee and The First National Bank of Maryland as Indenture Trustee. There are
                three additional Trust Indenture and Security Agreements which are substantially identical in all material respects except as indicated on the exhibit.+++(plus sign)
  10.53         Indenture Supplement No. 1 dated as of September 30, 1998 of First Union Trust Company, National
                Association, a national banking association, not in its individual capacity but solely as Owner
                Trustee. There are three additional Indenture Supplements No. 1 which are substantially identical in all material respects except as indicated on the exhibit.+++(plus sign)
  10.54         Lease Agreement dated as of September 10, 1998 between First Union Trust Company, National
                Association as Owner Trustee and Lessor and Midway Airlines Corporation as Lessee. Midway
                Airlines Corporation is a party to three additional Leases which are substantially identical in all material respects except as indicated on the exhibit.+++(plus sign)*
  10.55         Lease Supplement No. 1 dated as of September 10, 1998 between First Union Trust Company,
                National Association not in its individual capacity but solely as Owner Trustee except as otherwise provided therein, the Lessor and Midway Airlines Corporation, as Lessee. Midway Airlines
                Corporation is a party to three additional Lease Supplements No. 1 which are substantially identical in all material respects except as indicated on the exhibit.+++(plus sign)
  10.56         Purchase Agreement Assignment and Aircraft Manufacturer's Consent dated as of September 10,
                1998 between Midway Airlines Corporation as Assignor and First Union Trust Company, National
                Association as Assignee. Midway Airlines Corporation is a party to three additional Purchase
                Agreement Assignment and Aircraft Manufacturer's Consents which are substantially identical in all material respects except as indicated on the exhibit.+++(plus sign)
  10.57         Engine Warranty Assignment and Engine Manufacturer's Consent dated as of September 10, 1998 between Midway Airlines Corporation, First Union Trust Company, National Association not in its
                individual capacity but solely as Owner Trustee and General Electric Company. Midway Airlines
                Corporation is a party to three additional Engine Warranty Assignment and Engine Manufacturer's
                Consents which are substantially identical in all material respects except as indicated on the exhibit.+++(plus sign)
  10.58         General Terms Agreement between General Electric Company and Midway Airlines Corporation.+++
  10.59         Concourse Lakeside Lease Agreement by and between Concourse Lakeside I, LLC, as Landlord, and
                Midway Airlines Corporation, as Tenant.+++
  23.1          Consent of Ernst & Young LLP.
  23.2          Consent of Arthur Andersen LLP.
  23.3          Consent of Aircraft Information Services, Inc.
  23.4          Consent of Morten Beyer & Agnew Inc.
  23.5          Consent of Simat, Helliesen & Eichner, Inc.
  23.6          Consent of Ober, Kaler, Grimes & Shriver, A Professional Corporation (included in Exhibit 5.1).**
  24.1          Powers of Attorney of Certain Officers and Directors of Midway Airlines Corporation (included on signature page).
  25.1          Form T-1, Statement of Eligibility under the Trust Indenture Act of First National Bank of Maryland.
  99.1          Form of Letter of Transmittal.**
  99.2          Form of Notice of Guaranteed Delivery.**
  99.3          Form of Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from
                Beneficial Owner.**

-------

+ Incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-37375), as amended, effective December 4, 1997.

++ Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

+++ Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

(plus sign)  Exhibit containing differences filed herewith.

*            Confidential treatment requested for omitted portions of exhibit.
             Omitted portion has been filed separately with the Commission.

**           To be filed by amendment.

ITEM 22. UNDERTAKINGS.

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Durham, State of North Carolina, on December 10, 1998.

                                        MIDWAY AIRLINES CORPORATION

                                        By: /s/ Jonathan S. Waller
                                           ------------------------------------
                                               JONATHAN S. WALLER
                                              SENIOR VICE PRESIDENT


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert R. Ferguson III, Jonathan S. Waller and Steven Westberg, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



             SIGNATURE                                  TITLE                            DATE
-----------------------------------  -------------------------------------------   ------------------

    /s/ Robert R. Ferguson III
----------------------------------   Chairman of the Board, President and           December 10, 1998
        ROBERT R. FERGUSON III       Chief Executive Officer (Principal
                                     Executive Officer)

       /s/ Steven Westberg
----------------------------------   Senior Vice President and Chief Financial      December 10, 1998
           STEVEN WESTBERG           Officer (Principal Financial and
                                     Accounting Officer)

      /s/ W. Greyson Quarles
----------------------------------   Director                                       December 10, 1998
          W. GREYSON QUARLES

    /s/ Gregory J. Robitaille
----------------------------------   Director                                       December 10, 1998
        GREGORY J. ROBITAILLE

         /s/ Howard Wolfe
----------------------------------   Director                                       December 10, 1998
             HOWARD WOLF

    /s/ Gregory Harding-Brown
----------------------------------   Director                                       December 10, 1998
        GREGORY HARDING-BROWN